As filed with the Securities and Exchange Commission on April 10, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DCT INDUSTRIAL OPERATING PARTNERSHIP LP

(Exact Name of Registrant as specified in its charter)

See Table of Registrant Guarantors for information regarding additional Registrants

Delaware	6798	82-0538522
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

518 17th Street, Suite 800

Denver, Colorado 80202

(303) 597-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Philip L. Hawkins

Chief Executive Officer

518 17th Street, Suite 800

Denver, Colorado 80202

(303) 597-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ettore A. Santucci, Esq.

Daniel P. Adams, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Registrants and Co-Registrants (other than DCT Industrial Trust Inc.):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if smaller reporting company)	Smaller reporting company ☐

DCT Industrial Trust Inc. (a Co-Registrant):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee
4.500% Senior Notes due 2023(2)	$275,000,000	100%	$275,000,000	$35,420
Guarantees of 4.500% Senior Notes due 2023	(3)	(3)	(3)	(3)

(1)	Estimated solely for purposes of determining the registration fee pursuant to Section 457(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	The 4.500% Senior Notes due 2023 will be the obligations of DCT Industrial Operating Partnership LP.
(3)	Each of the Co-Registrants listed on the “Table of Co-Registrants” on the following page will guarantee on a full and unconditional basis the obligations of DCT Industrial Operating Partnership LP under the 4.500% Senior Notes due 2023. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is payable with respect to the note guarantees.

The Registrants hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industry Classification Code Number	I.R.S. Employer Identification Number
DCT Industrial Trust Inc.	Maryland	6798	82-0538520
DCT MISSION STREET, LLC	Delaware	6798	26-3227968
DCT—AZ 2004 RN PORTFOLIO L LLC	Delaware	6798	20-1644748
DCT—AZ 2004 RN PORTFOLIO U LLC	Delaware	6798	20-1644668
DCT—GA 2004 RN PORTFOLIO L LLC	Delaware	6798	20-1650153
DCT—GA 2004 RN PORTFOLIO U LLC	Delaware	6798	20-1650220
DCT 30TH TERRACE LLC	Delaware	6798	27-4286977
DCT 101 RRNJ LLC	Delaware	6798	27-4633259
DCT 1045 Greens Parkway LLC	Delaware	6798	45-3812365
DCT 11180 RANCH LLC	Delaware	6798	26-3810815
DCT 11400 NW LLC	Delaware	6798	45-5530225
DCT 1201 PERRY LLC	Delaware	6798	26-1114666
DCT 5800 Coliseum LLC	Delaware	6798	46-1425501
DCT 700 Milwaukee LLC	Delaware	6798	46-0833670
DCT 230 JOHNSON ROAD LLC	Delaware	6798	46-2380898
DCT 309 JOHNSON ROAD LLC	Delaware	6798	46-2374500
DCT 4800 Central LLC	Delaware	6798	46-2615632
DCT AIR CENTER LLC	Delaware	6798	27-3835403
DCT AIRPORT DRIVE LLC	Delaware	6798	27-4286921
DCT Airtex LLC	Delaware	6798	45-3931595
DCT Airtex II LLC	Delaware	6798	46-2460413
DCT Alpine Way LLC	Delaware	6798	46-2959146
DCT Antoine Beltway LLC	Delaware	6798	45-2936049
DCT Arthur Avenue LLC	Delaware	6798	45-4060321
DCT BLACKHAWK CENTER LLC	Delaware	6798	20-2727819
DCT BECKLEY LLC	Delaware	6798	27-3360504
DCT BOBALI DRIVE LLC	Delaware	6798	20-5714120
DCT Boldt Park LLC	Delaware	6798	45-4771151
DCT BOLLMAN MD LLC	Delaware	6798	20-5000149
DCT BYRON ROAD LLC	Delaware	6798	45-1602154
DCT Center Avenue LLC	Delaware	6798	45-4696538
DCT CHINO LLC	Delaware	6798	27-4630933
DCT Claymoore LLC	Delaware	6798	45-5202218
DCT CREEK ROAD OH LLC	Delaware	6798	20-4998580
DCT CREEKSIDE I LLC	Delaware	6798	20-4885013
DCT CREEKSIDE II LLC	Delaware	6798	20-4885056
DCT CREEKSIDE IV LLC	Delaware	6798	20-4885377
DCT Della Court LLC	Delaware	6798	46-1512637
DCT DIRECTORS ROW LLC	Delaware	6798	27-5138757
DCT Dulles Phase I LLC	Delaware	6798	45-2972168
DCT Dulles Phase II LLC	Delaware	6798	46-1554989
DCT ECKHOFF STREET LLC	Delaware	6798	27-4134309
DCT FONTANA LLC	Delaware	6798	20-5069220
DCT FRANKLIN ROAD LLC	Delaware	6798	20-4345063
DCT FREEPORT DRIVE LLC	Delaware	6798	80-0726749
DCT Greenleaf LLC	Delaware	6798	45-4413308
DCT GUION ROAD LLC	Delaware	6798	20-3881169
DCT HANOVER LLC	Delaware	6798	20-4025619
DCT HARLAN ROAD LLC	Delaware	6798	20-4694215

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industry Classification Code Number	I.R.S. Employer Identification Number
DCT HIGH STREET LLC	Delaware	6798	20-3636210
DCT—IL S GARY LLC	Delaware	6798	20-1737761
DCT INDEPENDENCE LLC	Delaware	6798	20-8068290
DCT JAMIKE KY LLC	Delaware	6798	20-4998728
DCT KENNEDY LLC	Delaware	6798	27-2140383
DCT La Reunion LLC	Delaware	6798	46-2426806
DCT LOMBARD ROAD LLC	Delaware	6798	45-1454473
DCT Louisville Logistics LLC	Delaware	6798	26-0757964
DCT LUNT AVENUE LLC	Delaware	6798	20-4353218
DCT MALLARD LLC	Delaware	6798	46-5232793
DCT MARKET STREET LLC	Delaware	6798	20-4863350
DCT NEWPOINT LLC	Delaware	6798	75-3152727
DCT NORTHMONT LLC	Delaware	6798	11-3733161
DCT NORTH 45TH AVENUE, LLC	Delaware	6798	45-2440640
DCT Northwest Crossroads LLC	Delaware	6798	46-2904146
DCT NORTHWEST OH LLC	Delaware	6798	75-3152724
DCT OAKLEY LLC	Delaware	6798	26-4082006
DCT Okanella LLC	Delaware	6798	45-3262484
DCT Ota Farms LLC	Delaware	6798	46-1031843
DCT PAINTER LLC	Delaware	6798	46-2282985
DCT PAN AMERICAN LLC	Delaware	6798	45-2734177
DCT PARK WEST LLC	Delaware	6798	20-0456451
DCT PARK WEST II, LLC	Delaware	6798	52-2444439
DCT Pecos LLC	Delaware	6798	45-2843463
DCT PEORIA STREET LLC	Delaware	6798	27-4134371
DCT PERRY ROAD LLC	Delaware	6798	20-4581146
DCT Phoenix LLC	Delaware	6798	45-4077776
DCT Pleasantdale Road LLC	Delaware	6798	45-2683299
DCT PLAINFIELD LLC	Delaware	6798	46-5241162
DCT PORT UNION LLC	Delaware	6798	26-1347519
DCT Presidents Drive LLC	Delaware	6798	45-3116419
DCT PSA Pomona LLC	Delaware	6798	45-4241028
DCT REGENTVIEW AVENUE LLC	Delaware	6798	27-4134497
DCT Renaissance Rialto LLC	Delaware	6798	46-1298886
DCT Renton LLC	Delaware	6798	45-3558529
DCT RICKENBACKER V LLC	Delaware	6798	20-4890291
DCT River West LLC	Delaware	6798	46-1094634
DCT RIVERPORT LLC	Delaware	6798	75-3152731
DCT ROCKAWAY LLC	Delaware	6798	20-3283599
DCT Roosevelt LLC	Delaware	6798	20-4275224
DCT SAMPSON LLC	Delaware	6798	46-2294421
DCT SKYHARBOR LLC	Delaware	6798	20-1812734
DCT Slover II LLC	Delaware	6798	46-0874595
DCT SLOVERLAND LLC	Delaware	6798	45-2737173
DCT SOUTHCREEK-EAGLES LANDING, LLC	Delaware	6798	42-1631519
DCT SOUTHPARK FLEX A LLC	Delaware	6798	20-4890338
DCT SOUTHPARK FLEX F LLC	Delaware	6798	20-4890412
DCT SOUTHPARK XII LLC	Delaware	6798	20-4890928
DCT STONEFIELD LLC	Delaware	6798	26-2397351
DCT SUMNER LLC	Delaware	6798	27-4036071
DCT Sumner II LLC	Delaware	6798	46-1154804

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industry Classification Code Number	I.R.S. Employer Identification Number
DCT SUMMIT RIDGE GA LLC	Delaware	6798	20-5000203
DCT SYCAMORE CANYON LLC	Delaware	6798	20-4618346
DCT Valley Distribution Center LLC	Delaware	6798	46-1607883
DCT WHITE BIRCH LLC	Delaware	6798	45-5539022
DCT White Oak Circle LLC	Delaware	6798	46-1429578
DCT WHITESTOWN LLC	Delaware	6798	26-1330982
DCT WOLF ROAD LLC	Delaware	6798	27-3941109
DCT ZANE TRACE LLC	Delaware	6798	20-4263106
CIVF I—CA1M04, LLC,	Delaware	6798	20-0561640
CIVF I—CA1M01 & CA1W01, LLC	Delaware	6798	77-0602409
CIVF I—CA1M05, LLC	Delaware	6798	20-1095196
CIVF I—GA1M04 & GA1M05, LLC	Delaware	6798	45-4126330
CIVF I—GA1M01, LLC	Delaware	6798	06-1705717
CIVF I—GA1W01, LLC	Delaware	6798	06-1706345
CIVF I – GA1W02-GA1W07, LLC	Delaware	6798	45-0522373
CIVF I—GA1W13, GA1W12, & GA1W11, LLC	Delaware	6798	45-4129028
CIVF I—GA1W24, LLC	Delaware	6798	45-4129224
CIVF I—GA1W14, LLC	Delaware	6798	20-1782076
CIVF I—IL1B01 & IL1M01, LLC	Delaware	6798	45-4129512
CIVF I—IL1W02, LLC	Delaware	6798	45-4147892
CIVF I-KY1M01-KY1M06 & KY1W01, LLC	Delaware	6798	43-2036843
CIVF I—NJ1B02, LLC	Delaware	6798	45-4148967
CIVF I—NJ1W01, LLC	Delaware	6798	45-4149082
CIVF I—OH1B01, LLC	Delaware	6798	45-4282913
CIVF I—OH1B02, LLC	Delaware	6798	20-2434943
CIVF I—OH2B01 & OH2M01, LLC	Delaware	6798	77-0607131
CIVF I—TX1M01, L.P.	Delaware	6798	45-4150100
CIVF I—TX1W02, L.P.	Delaware	6798	45-4150817
CIVF I—WA1M05 & M06, LLC	Delaware	6798	45-4151412
CIVF I—WA1M07, LLC	Delaware	6798	20-5398511
DCT—CA 2004 RN PORTFOLIO L LP	Delaware	6798	20-1650094
DCT—EASTPARK II LP	Delaware	6798	20-2295196
DCT—TX 2004 RN PORTFOLIO L LP	Delaware	6798	20-1653551
DCT AMERICAN WAY LP	Delaware	6798	26-0621397
DCT BELTWAY 8 II LP	Delaware	6798	20-2993383
DCT BOGGY CREEK FL LP	Delaware	6798	20-4996556
DCT BONDESEN NORTH LP	Delaware	6798	26-0188586
DCT BONDESEN—BELTWAY 8—RITTIMAN LP	Delaware	6798	37-1490540
DCT CENTRAL GREEN LP	Delaware	6798	20-3340749
DCT CHERRY STREET CA LP	Delaware	6798	20-4996683
DCT CHICKASAW H LP	Delaware	6798	20-0072562
DCT CHICKASAW A LP	Delaware	6798	42-1594365
DCT FAIRBANKS LP	Delaware	6798	20-4262951
DCT FITE COURT LP	Delaware	6798	20-8098039
DCT FOOTHILL LP	Delaware	6798	20-1864698
DCT GRAND RIVER LP	Delaware	6798	11-3733167
DCT MIAMI SERVICE LP	Delaware	6798	20-2421514
DCT NW PLACE TX LP	Delaware	6798	26-0188675
DCT RANCHO I LP	Delaware	6798	20-0312615
DCT ROCKDALE LP	Delaware	6798	20-4028848
DCT VALLEY DRIVE CA LP	Delaware	6798	20-4996775

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industry Classification Code Number	I.R.S. Employer Identification Number
DCT WEST BY NORTHWEST LP	Delaware	6798	46-5258294
DCT EASTGATE LP	Delaware	6798	20-0829171
DCT 1615 DIPLOMAT LP	Delaware	6798	20-2619189
VETERANS CORPORATE CENTER LLC	Delaware	6798	20-3636331
LOGISTICS WAY DCT/LWI LLC	Delaware	6798	20-5280988
SOUTHCREEK IV—ATLANTA LLC	Delaware	6798	20-2847342
DCT HOLMESCREST LANE LP	Delaware	6798	45-4175416
ADC NORTH-DCT/SIP, LLC	Delaware	6798	26-2712773
DCT DFW LP	Delaware	6798	20-0456580
DCT PINNACLE LP	Delaware	6798	45-3354382
DCT GSW GATEWAY 3 LP	Delaware	6798	20-4004255
CIVF I—TX1B01 & B02, M02-M05, W04, W07-W10, L.P.	Delaware	6798	45-4149869
DCT Orlando ADC LP	Delaware	6798	20-5782721
Run Deep, L.L.C.	Maryland	6798	45-4182266
Delta-Greenwood, LLC	Delaware	6798	45-4218040
Delta-Junction Drive, LLC	Delaware	6798	45-4217961
Riverside Investors, L.L.C.	Delaware	6798	45-4175626
Western Avenue Associates, L.L.C.	Maryland	6798	45-4183276
ROUTE ONE HUNDRED LIMITED PARTNERSHIP	Maryland	6798	45-4175677
DCT Greens Crossing LP	Delaware	6798	20-2768501
DCT Mid South Logistics V LP	Delaware	6798	52-2444433
DCT Fredericksburg LLC	Delaware	6798	20-2993058
FR Franklin, LLC	Delaware	6798	20-0253755
DCT McCook Industrial LLC	Delaware	6798	20-3612468
DCT Snowdrift PA LLC	Delaware	6798	20-2280468
DCT Northlake LP	Delaware	6798	46-1668912
DCT Marine Drive SC LLC	Delaware	6798	20-4998673
DCT Silver Springs LLC	Delaware	6798	20-4735402
DCT Southfield LLC	Delaware	6798	20-5632641
TRT-DCT Commerce Circle LLC	Delaware	6798	20-8862908
TRT-DCT Pencader LLC	Delaware	6798	45-4306102
TRT-DCT Veterans Corporate Center LLC	Delaware	6798	20-8862974
DCT Bethlehem Crossing LLC	Delaware	6798	46-3011918
DCT LAKE PARK DRIVE LLC	Delaware	6798	20-4822873
DCT TANNER BELTWAY 8 LLC	Delaware	6798	46-1521329
DCT 12250 4th Street LLC	Delaware	6798	46-3731534
DCT 16218 ARTHUR LLC	Delaware	6798	46-4156526
DCT 200-220 CORPORATE DRIVE LLC	Delaware	6798	46-3760403
DCT 300-330 CORPORATE DRIVE LLC	Delaware	6798	46-3772585
DCT 305-325 CORPORATE DRIVE LLC	Delaware	6798	46-3786248
DCT 350-370 RIVER RIDGE ROAD LLC	Delaware	6798	46-3794223
DCT 4200 DIPLOMACY LLC	Delaware	6798	46-4299949
DCT AEROPARK LLC	Delaware	6798	46-3512486
DCT BATTLE DRIVE LLC	Delaware	6798	46-3706654
DCT EISENHOWER LLC	Delaware	6798	46-4320839
DCT NW 159 MIAMI GARDENS LLC	Delaware	6798	46-3851842
DCT MORSE AVENUE LLC	Delaware	6798	46-3697139
DCT SEAVIEW LLC	Delaware	6798	46-4308651
DCT – EASTPARK I LP	Delaware	6798	20-2295294

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industry Classification Code Number	I.R.S. Employer Identification Number
DCT—SHELBY 5 LP	Delaware	6798	68-0601664
DCT 195 CORPORATE DRIVE LLC	Delaware	6798	46-3740348
DCT 1575-1595 HIGH POINT DRIVE LLC	Delaware	6798	46-3751560
DCT Auburn 44 LLC	Delaware	6798	46-2506942
DCT East Park 5 LLC	Delaware	6798	46-3094131
DCT Jurupa Ranch LLC	Delaware	6798	46-3328631
DCT South Hardy LLC	Delaware	6798	46-3370183
DCT South Roosevelt LLC	Delaware	6798	46-3391670
DCT Statesman LLC	Delaware	6798	46-3366546
DCT West Alameda LLC	Delaware	6798	46-3379905
DCT Industrial TRS Inc.	Delaware	6798	20-0404394

(1)	The address and phone number of each Registrant Guarantor is as follows:

c/o DCT Industrial Trust Inc.

518 17th Street, Suite 800

Denver, Colorado 80202

(303) 597-2400

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                     , 2014

PROSPECTUS

DCT Industrial Operating Partnership LP

OFFER TO EXCHANGE

$275,000,000 aggregate principal amount of its

4.500% Senior Notes due 2023

which have been registered under the Securities Act of 1933, as amended,

for any and all of its outstanding 4.500% Senior Notes due 2023

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2014, unless extended.

•	We will exchange all outstanding private notes that are validly tendered and not validly withdrawn for an equal principal amount of new notes which are registered under the Securities Act of 1933, as amended, or the Securities Act.

•	You may withdraw tenders of outstanding private notes at any time before the exchange offer expires.

•	The exchange of notes will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	The terms of the new notes are substantially identical to the outstanding private notes, except the new notes will not be subject to transfer restrictions or any increase in annual rate.

•	The outstanding private notes are, and the new notes will be, fully and unconditionally guaranteed by DCT Industrial Trust Inc., a Maryland real estate investment trust, our sole general partner, and each of our wholly owned subsidiaries that guarantees borrowings under our revolving credit facility.

•	You may tender outstanding private notes only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

•	Our affiliates may not participate in the exchange offer.

•	No public market exists for the outstanding private notes. We do not intend to list the exchange notes on any securities exchange and, therefore, no active public market is anticipated for the exchange notes.

•	Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal delivered with this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding private notes where such outstanding private notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.

Investing in our securities involves various risks. See “Risk Factors” beginning on Page 7 as well as the risk factors contained in documents DCT Industrial Trust Inc. files with the Securities and Exchange Commission and which are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014.

i

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus, as well as information that DCT has previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer will acknowledge by participating in this exchange offer, as a condition to participating in this exchange offer, that it will deliver a prospectus in connection with any resale of such exchange notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding private notes where such outstanding private notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business one year after such expiration date, subject to extension in limited circumstances, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before participating in the exchange offer. You should read this prospectus, as well as the documents incorporated herein by reference. Unless otherwise indicated, property and financial information in this prospectus is presented as of, or for the year ended, December 31, 2013.

Except as otherwise indicated herein, the terms “Company,” “we,” “our” and “us” refer to DCT Industrial Trust Inc. and its subsidiaries, including its operating partnership, DCT Industrial Operating Partnership LP, which is referred to as “DCTOP.” When we use the term “DCT,” we are referring to DCT Industrial Trust Inc. by itself, and not including any of its subsidiaries, and when we use the term “DCTOP,” we are referring to DCT Industrial Operating Partnership LP, by itself and not including any of its subsidiaries. The term “you” refers to a prospective investor.

OUR COMPANY

We are a leading industrial real estate company specializing in the acquisition, development, leasing and management of bulk distribution and light industrial properties located in high-volume distribution markets in the United States. DCT was formed as a Maryland corporation in April 2002 and has elected to be treated as a real estate investment trust, or REIT, for U.S. federal income tax purposes. We are structured as an umbrella partnership REIT under which substantially all of our current and future business is, and will be, conducted through a majority owned and controlled subsidiary, DCT Industrial Operating Partnership LP, a Delaware limited partnership, for which DCT is the sole general partner. We own our properties through DCTOP and its subsidiaries. Each subsidiary guarantor was formed under the laws of Delaware, with the exception of Run Deep, L.L.C., Western Avenue Associates, L.L.C. and Route One Hundred Limited Partnership, which are Maryland entities. As of December 31, 2013, we owned approximately 94.8% of the outstanding equity interests in DCTOP.

As of December 31, 2013, the Company owned interests in approximately 75.5 million square feet of properties leased to approximately 900 customers, including:

•	62.1 million square feet comprising 396 consolidated operating properties, which were 93.3% occupied, including 0.2 million square feet comprising one building classified as held for sale;

•	12.3 million square feet comprising 38 unconsolidated properties which were 94.1% occupied and operated on behalf of four institutional capital management partners;

•	0.2 million square feet comprising two consolidated properties under redevelopment; and

•	0.9 million square feet comprising two consolidated buildings which are shell-complete and in lease-up and eight land sites under construction.

As of December 31, 2013, our total consolidated portfolio consisted of 400 properties with an average size of 158,000 square feet and an average age of 21 years.

The principal executive offices of DCT Industrial Operating Partnership LP, DCT Industrial Trust Inc., and the subsidiary guarantors are located at 518 Seventeenth Street, Suite 800, Denver, Colorado 80202; our telephone number is (303) 597-2400. We also maintain regional offices in Atlanta, Georgia; Baltimore, Maryland; Chicago, Illinois; Cincinnati, Ohio; Dallas, Texas; Houston, Texas; Paramus, New Jersey; Newport Beach, California; Emeryville, California; Orlando, Florida; and Seattle, Washington. Our website address is www.dctindustrial.com.

THE EXCHANGE OFFER

The Exchange Offer	We are offering to exchange the 4.500% Senior Notes due 2023 offered by this prospectus, referred to as the exchange notes, for the outstanding 4.500% Senior Notes due 2023, referred to as the private notes, that are properly tendered and accepted. You may tender outstanding private notes only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will issue the exchange notes on or promptly after the exchange offer expires. As of the date of this prospectus, $275,000,000 aggregate principal amount of private notes is outstanding.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2014 (the 21st business day following commencement of the exchange offer), unless extended, in which case the expiration date will mean the latest date and time to which we extend the exchange offer.

Conditions to the Exchange Offer

The exchange offer is not subject to any condition other than that it not violate applicable law or any applicable interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimum principal amount of private notes being tendered for exchange.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement with respect to the private notes and the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations of the SEC.

Procedures for Tendering Private Notes

If you wish to tender your private notes for the exchange notes pursuant to the exchange offer, you must complete and sign a letter of transmittal in accordance with the instructions contained in the letter and forward it by mail, facsimile or hand delivery, together with any other documents required by the letter of transmittal, to the exchange agent (as defined below), either with the private notes to be tendered or in compliance with the specified procedures for guaranteed delivery of notes. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of private notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender private notes pursuant to the exchange offer. See “The Exchange Offer—Procedures for Tendering.”

Letters of transmittal and certificates representing private notes should not be sent to us. Such documents should only be sent to the exchange agent. Questions regarding how to tender private notes and requests for information should be directed to the exchange agent. See “The Exchange Offer—Exchange Agent.” You do not have any appraisal or dissenters’ rights under the indenture in connection with the exchange offer.

Acceptance of the Private Notes and Delivery of the Exchange Notes	Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and all private notes which are validly tendered in the exchange offer and not withdrawn before 5:00 p.m., New York City time, on the expiration date.

Withdrawal Rights	You may withdraw the tender of your private notes at any time before 5:00 p.m., New York City time, on the expiration date, by complying with the procedures for withdrawal described in this prospectus under the heading “The Exchange Offer—Withdrawal of Tenders.”

U.S. Federal Tax Consequences	The exchange of notes will not be a taxable event for U.S. federal income tax purposes. For a discussion of material federal tax considerations relating to the exchange of notes, see “U.S. Federal Income Tax Consequences.”

Exchange Agent	U.S. Bank National Association, the registrar and paying agent for the notes under the indenture governing the notes, is serving as the exchange agent for the notes.

Consequences of Failure to Exchange	If you do not exchange your private notes for the exchange notes, you will continue to be subject to the restrictions on transfer provided in the private notes and in the indenture governing the private notes. In general, the private notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently plan to register the resale of the private notes under the Securities Act.

Registration Rights Agreement	You are entitled to exchange your private notes for the exchange notes with substantially identical terms. This exchange offer satisfies this right. After the exchange offer is completed, you will no longer be entitled to any exchange or registration rights with respect to your private notes.

We explain the exchange offer in greater detail beginning on page 24.

THE EXCHANGE NOTES

The following summary contains basic information about the exchange notes and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the exchange notes, please refer to the section entitled “Description of Notes.”

The form and terms of the exchange notes are the same as the form and terms of the private notes, except that the exchange notes will be registered under the Securities Act and, therefore, the exchange notes will not be subject to the transfer restrictions, registration rights and provisions providing for an increase in the interest rate applicable to the private notes. The exchange notes will evidence the same debt as the private notes, and both the private notes and the exchange notes are governed by the same indenture.

The following summary of the offering is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the notes, see “Description of Notes.” As used in this section and “Description of Notes” references to “we,” “us,” “our” and similar terms refer to DCT Industrial Operating Partnership LP and not to DCT Industrial Trust Inc. or any of its subsidiaries.

Issuer of Notes	DCT Industrial Operating Partnership LP

Notes Offered	$275,000,000 aggregate principal amount of 4.500% senior notes due 2023.

Interest	The notes will bear interest at a rate of 4.500% per year. Interest will be payable semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2014.

Maturity	The notes will mature on October 15, 2023 unless previously redeemed by DCTOP at its option prior to such date.

Guarantees

The notes will be initially guaranteed by DCT Industrial Trust Inc. and each of our wholly owned subsidiaries that guarantees borrowings under our revolving credit facility. In addition, we will cause any consolidated subsidiary (including any future subsidiary) that guarantees our indebtedness for money borrowed in an amount greater than $5.0 million at any time after the issuance of the notes to also guarantee the notes. The guarantors will jointly and severally guarantee our obligations under the notes, on a senior unsecured basis.

A subsidiary guarantor will be automatically released from its guarantee if, among other things, it ceases to guarantee our indebtedness for money borrowed in an amount greater than $5.0 million. We currently intend to pursue an amendment to our revolving credit facility and term loan facilities to remove all of the subsidiary guarantors as guarantors thereunder and the requirement for our future subsidiaries to guarantee these facilities in order to enable our subsidiary guarantors to be released from their guarantees under our outstanding senior unsecured notes and the notes offered hereby.

Ranking of Notes	The notes and the guarantees will be our and the guarantors’ senior unsecured obligations and will rank equally in right of payment with all of such entities’ existing and future senior indebtedness. The notes and guarantees, however, will be effectively subordinated to all of our and the guarantors’ existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness). The notes and the guarantees will also be structurally subordinated to all existing and future indebtedness and other obligations, including preferred stock, of our subsidiaries that do not guarantee the notes. As of December 31, 2013, we and the guarantors had $1.5 billion of indebtedness ($291.0 million of which was secured indebtedness), and our consolidated subsidiaries that will not guarantee the notes had $256.5 million of indebtedness and $25.0 million of other liabilities, all of which would have been structurally senior to the notes, and $528.2 million of assets, representing 16.2% of DCT’s and its consolidated subsidiaries’ consolidated total assets.

Optional Redemption	We may redeem the notes at our option and in our sole discretion, at any time in whole or from time to time in part, at the applicable redemption price specified herein. If the notes are redeemed on or after 90 days prior to the maturity date, the redemption price will be equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date. See “Description of Notes—Redemption of the Notes at the Option of the Partnership.”

Certain Covenants

The indenture governing the notes contains certain covenants that, among other things, limit our and our subsidiaries’ ability to:

•    consummate a merger, consolidate or sell all or substantially all of our consolidated assets; and

•    incur secured and unsecured indebtedness.

In addition, we and our subsidiaries are required to maintain at all times total unencumbered assets of not less than 150% of the aggregate outstanding principal amount of our unsecured debt. These covenants are subject to a number of important exceptions and qualifications. See “Description of Notes.”

Use of Proceeds	The exchange offer satisfies an obligation under the registration rights agreement. We will not receive any cash proceeds from the exchange offer. The net proceeds from the sale of the private notes after deducting discounts and offering expenses were approximately $269.6 million. We used the net proceeds from the sale of the private notes to repay borrowing under a $175.0 million senior unsecured term loan, $50.0 million of senior unsecured notes, borrowings under our revolving credit facility and for general corporate purposes.

Trading	The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.

Book-Entry Form	The notes will be issued in the form of one or more fully-registered global notes in book-entry form, which will be deposited with, or on behalf of, The Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interests in the global certificate representing the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances.

Additional Notes	We may from time to time, without notice to or consent of existing noteholders, create and issue additional notes having the same terms and conditions as the notes offered by this prospectus in all respects, except for the issue date and, under certain circumstances, the issue price, interest accrued prior to the issue date and first payment of interest thereon. Additional notes issued in this manner will be consolidated with and will form a single series with the previously outstanding notes, provided, however, that such additional notes may not be fungible with the previously outstanding notes for U.S. federal income tax purposes, in which case the additional notes would have a different CUSIP number than the notes offered hereby.

Risk Factors	See “Risk Factors” included in this prospectus and in DCT’s most recent Annual Report on Form 10-K, as updated by its subsequent filings under the Exchange Act, as well as other information included in this prospectus, for a discussion of factors you should carefully consider before deciding to invest in the notes.

Trustee and Paying Agent	U.S. Bank National Association is the trustee and paying agent under the indenture relating to the notes.

Governing Law	The indenture, the notes and the guarantees endorsed on the notes will be governed by the laws of the State of New York.

RISK FACTORS

You should carefully consider the risks described below as well as other information and data included in this prospectus before making a decision to exchange your private notes for the exchange notes in the exchange offer. If any of the events described in the risk factors below occur, our business, financial condition, operating results and prospects could be materially adversely affected, which in turn could adversely affect our ability to repay the notes. The risk factors set forth below are generally applicable to the private notes as well as the exchange notes.

RISKS RELATED TO RECENT ECONOMIC CONDITIONS

Adverse economic conditions will negatively affect our returns and profitability.

Our operating results may be affected by weakness in the national and/or international economy as well as in the local economies where our properties are located. Specific impacts, among others, may include:

•	increased levels of tenant defaults under leases;

•	re-leasing which may require concessions, tenant improvement expenditures or reduced rental rates due to reduced demand for industrial space;

•	overbuilding which may increase vacancies;

•	adverse capital and credit market conditions may restrict our development and redevelopment activities; and

•	reduced access to credit may result in tenant defaults, non-renewals under leases or inability of potential buyers to acquire our properties held for sale, including properties held through joint ventures.

The value of our investments may not appreciate or may decline in value significantly below the amount we pay for these investments. The length and severity of any economic slowdown or downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic slowdown or downturn is prolonged or becomes more severe.

RISKS RELATED TO OUR BUSINESS AND OPERATIONS

Our investments are concentrated in the industrial real estate sector, and our business would be adversely affected by an economic downturn in that sector.

Our investments in real estate assets are primarily concentrated in the industrial real estate sector. This concentration may expose us to the risk of economic downturns in this sector to a greater extent than if our business activities included a more significant portion of other sectors of the real estate industry.

We depend on key personnel.

Our success depends to a significant degree upon the continued contributions of certain key personnel including, but not limited to, our management group, each of whom would be difficult to replace. If any of our key personnel were to cease employment with us, our operating results, financial condition and cash flows could suffer. Our ability to retain our management group, attract suitable replacements, or to attract new hires as needed, is dependent on the competitive nature of the employment market. Further, the loss of key personnel, or our inability to replace them, could be negatively perceived in the capital markets. We do not carry key man life insurance on any of our personnel.

Our operating results and financial condition could be adversely affected if we do not continue to have access to capital on favorable terms.

DCT, as a REIT, must meet certain annual distribution requirements. Consequently, we are largely dependent on asset sales or external capital to fund our development and acquisition activities. Further, in order to maintain DCT’s REIT status and avoid the payment of income and excise taxes, we may need to borrow funds on a short-term basis to meet the REIT distribution requirements even if the then-prevailing market conditions are not favorable for these borrowings. These short-term borrowing needs could result from differences in timing between the actual receipt of cash and inclusion of income for U.S. federal income tax purposes or the effect of non-deductible capital expenditures, the creation of reserves or required debt or amortization payments. Additionally, our ability to sell assets or access capital is dependent upon a number of factors, including general market conditions and competition from other real estate companies. To the extent that capital is not available to acquire or develop properties, profits may not be realized or their realization may be delayed, which could result in an earnings stream that is less predictable than some of our competitors and result in us not meeting our projected earnings and distributable cash flow levels in a particular reporting period. Failure to meet our projected earnings and distributable cash flow levels in a particular reporting period could have an adverse effect on our financial condition.

Our long-term growth will partially depend upon future acquisitions of properties, and we may be unable to consummate acquisitions on advantageous terms or acquisitions may not perform as we expect.

We acquire and intend to continue to acquire primarily high-quality generic bulk distribution warehouses and light industrial properties. The acquisition of properties entails various risks, including the risks that our investments may not perform as we expect, that we may be unable to integrate our new acquisitions into our existing operations quickly and efficiently and that our cost estimates for bringing an acquired property up to market standards may prove inaccurate. Further, we face significant competition for attractive investment opportunities from other well-capitalized real estate investors, including both publicly-traded REITs and private institutional investment funds, and these competitors may have greater financial resources than us and a greater ability to borrow funds to acquire properties. This competition increases as investments in real estate become increasingly attractive relative to other forms of investment. As a result of competition, we may be unable to acquire additional properties as we desire or the purchase price may be significantly elevated. Similarly, we seek to acquire new properties in off-market transactions, because such properties are typically more attractively priced, but we may be unable to obtain off-market deal flow in the future. In addition, we expect to finance future acquisitions through a combination of borrowings under our senior unsecured credit facility, proceeds from equity or debt offerings and proceeds from property contributions and sales which may not be available and which could adversely affect our cash flows. Any of the above risks could adversely affect our financial condition, results of operations and cash flows.

Our real estate development strategies may not be successful.

We are involved in the construction and expansion of distribution facilities and we intend to continue to pursue development and renovation activities as opportunities arise either on our own or in joint ventures. We will be subject to risks associated with our development and renovation activities that could adversely affect our financial condition, results of operations and/or cash flows.

Actions of our joint venture partners could negatively impact our performance.

Our organizational documents do not limit the amount of available funds that we may invest in partnerships, limited liability companies or joint ventures, and we intend to selectively continue to develop and acquire properties through joint ventures, limited liability companies and partnerships with other persons or entities when warranted by the circumstances. Such partners may share certain approval rights over major decisions. Such investments may involve risks not otherwise present with other methods of investment in real estate, including, but not limited to:

•	that our partner in an investment might become bankrupt, which would mean that we could generally remain liable for the joint venture’s liabilities;

•	that such partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals;

•	that such partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our current policy with respect to maintaining DCT’s qualification as a REIT;

•	that, if our partners fail to fund their share of any required capital contributions, we may be required to contribute such capital;

•	that joint venture agreements often restrict the transfer of a partner’s interest or may otherwise restrict our ability to sell the interest when we desire or on advantageous terms;

•	that our relationships with our partners are contractual in nature and may be terminated or dissolved under the terms of the agreements and, in such event, we may not continue to own or operate the interests or assets underlying such relationship or may need to purchase such interests or assets at an above-market price to continue ownership;

•	that disputes between us and our partners may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business and result in subjecting the properties owned by the applicable partnership, limited liability company or joint venture to additional risk;

•	that we may in certain circumstances be liable for the actions of our partners; and

•	that we may, as a general partner investing in a limited partnership, have liability for all of the liabilities of such partnership, even if we do not have full management rights or control, and our liability may far exceed the amount or value of the investment we initially made or then had in the partnership.

We generally seek to maintain sufficient control of our partnerships, limited liability companies and joint ventures to permit us to achieve our business objectives; however, we may not be able to do so, and the occurrence of one or more of the events described above could adversely affect our financial condition, results of operations and/or cash flows.

Declining real estate valuations and impairment charges could adversely affect our earnings and financial condition. We may decide to dispose of select real estate assets, thereby changing the holding period assumption in our valuation analyses for those assets, which could result in material impairment losses and adversely affect our financial results.

Economic conditions have required or could require us to recognize real estate impairment charges on some of our assets and equity investments. We conduct a comprehensive review of all our real estate assets in accordance with our policy of accounting for impairments (see further discussion of our accounting policies in “Notes to the Consolidated Financial Statements, Note 2—Summary of Significant Accounting Policies” and “Item 7—Critical Accounting Polices and Estimates”). The principal factor which has led to impairment charges in the recent past was the severe economic deterioration in many markets resulting in a decrease in leasing demand, rental rates, rising vacancies and an increase in capitalization rates.

There can be no assurance that the estimates and assumptions we use to assess impairments are accurate and will reflect actual results, or that we will not change our intended holding period for real estate assets. A worsening real estate market or the failure for that market to continue to improve may cause us to reevaluate the assumptions used in our impairment analysis and our intent to hold, sell, develop or contribute properties. Changes in these assumptions, or changes in our anticipated holding period, may result in impairment charges or losses that could adversely affect our financial condition and/or results of operations. An impairment loss could be material to our results of operations in the period that it is recognized.

Events or occurrences that affect areas in which our properties are geographically concentrated may impact financial results.

In addition to general, regional, national and international economic conditions, our operating performance is impacted by the economic conditions of the specific markets in which we have concentrations of properties. We have significant holdings in the following markets of our consolidated portfolio: Atlanta, Baltimore/Washington D.C., Chicago, Cincinnati, Columbus, Dallas, Houston, Miami, Memphis, Nashville, Northern California, Pennsylvania, Seattle and Southern California. Our operating performance could be adversely affected if conditions become less favorable in any of the markets in which we have a concentration of properties.

Our business could be adversely impacted if we have deficiencies in our disclosure controls and procedures or internal control over financial reporting.

Although continuously reviewed, the design and effectiveness of our disclosure controls and procedures and internal control over financial reporting may not prevent all errors, misstatements or misrepresentations and could materially adversely affect our business, reputation, results of operations, financial condition or liquidity.

RISKS RELATED TO CONFLICTS OF INTEREST

Our UPREIT structure may result in potential conflicts of interest.

As of December 31, 2013, DCT owned 94.8% of the units of limited partnership interest in DCTOP, or OP Units, certain unaffiliated limited partners owned 4.7% of the OP Units and certain of our officers and directors, owned the remaining 0.5% of the OP Units. Persons holding OP Units in DCTOP have the right to vote on certain amendments to the limited partnership agreement of DCTOP, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our holders of the notes. Furthermore, circumstances may arise in the future when the interest of limited partners in DCTOP may conflict with the interests of holders of our notes. For example, the timing and terms of dispositions of properties held by DCTOP may result in tax consequences to certain limited partners and not to holders of our notes.

GENERAL REAL ESTATE RISKS

Our performance and value are subject to general economic conditions and risks associated with our real estate assets.

The investment returns from equity investments in real estate depend in part on the amount of income earned and capital appreciation generated by the properties, as well as the expenses incurred in connection with the properties. If our properties do not generate income sufficient to meet operating expenses, including debt service and capital expenditures. In addition, there are significant expenditures associated with an investment in real estate (such as mortgage payments, real estate taxes and maintenance costs) that generally do not decline when circumstances reduce the income from the property. Income from, and the value of, our properties may, in addition to risks discussed elsewhere in this section, be adversely affected by:

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive or otherwise reduce returns;

•	changes in or increased costs of compliance with governmental rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws, and our potential liability thereunder;

•	our ability to provide adequate maintenance and insurance;

•	customer turnover;

•	general overbuilding or excess supply in the market areas; and

•	disruptions in the global supply chain caused by political, regulatory or other factors including terrorism.

In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or public perception that any of these events may occur, would result in a general decrease in rents or an increased occurrence of defaults under existing leases, which would adversely affect our financial condition and results of operations. Future terrorist attacks may result in declining economic activity, which could reduce the demand for, and the value of, our properties. To the extent that future attacks impact our customers, their businesses similarly could be adversely affected, including their ability to continue to honor their existing leases.

For these and other reasons, we cannot assure holders of our notes that we will be profitable or that we will realize growth in the value of our real estate properties.

Actions by our competitors may decrease or prevent increases in the occupancy and rental rates of our properties.

We compete with other developers, owners and operators of real estate. If our competitors offer space at rental rates or terms more attractive than we currently offer to our customers, we may lose customers or we may be pressured to reduce our rental rates or provide more favorable lease terms. As a result, our financial condition, cash flows, cash available for distribution, and ability to satisfy our debt service obligations could be materially adversely affected.

We are dependent on customers for our revenues.

Lease payment or performance defaults by customers could adversely affect our financial condition. A default by a customer on its lease payments could force us to find an alternative source of revenues to pay any mortgage loan on the property. In the event of a customer default, we may experience delays in enforcing our rights as landlord and may incur substantial costs, including litigation and related expenses, in protecting our investment and re-leasing our property. If a lease is terminated, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss.

Our ability to renew leases or re-lease space on favorable terms as leases expire significantly affects our business.

Our results of operations and distributable cash flows would be adversely affected if we are unable to lease, on economically favorable terms, a significant amount of space in our operating properties.

We may be unable to sell or re-lease a property if or when we decide to do so, including as a result of uncertain market conditions or vacancy.

We expect to hold the various real properties in which we invest until such time as we decide that a sale or other disposition is appropriate given our investment objectives. Our ability to dispose of properties on advantageous terms depends on factors beyond our control, including competition from other sellers, the availability of attractive financing for potential buyers of our properties and the rate of occupancy of the property. We cannot predict the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of our properties, we cannot assure holders of our notes that we will be able to sell our properties at a profit in the future. Accordingly, our financial condition will be dependent upon fluctuating market conditions.

Furthermore, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure holders of our notes that we will have funds available to correct such defects or to make such improvements.

In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

A property may incur a vacancy either by the continued default of a customer under its lease or the expiration of one of our leases. We have significant lease expirations in 2014, as outlined in “Business and Properties—Lease Expirations.” In addition, certain of the properties we acquire may have some level of vacancy at the time of closing. We may have difficulty obtaining a new customer for any vacant space we have in our properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in reduced cash flows. In addition, the resale value of a property could be diminished because of vacancy.

The fact that real estate investments are not as liquid as other types of assets may reduce economic returns to investors.

Real estate investments are not as liquid as other types of investments, and this lack of liquidity may limit our ability to react promptly to changes in economic or other conditions. In addition, our ability at any time to sell assets or contribute assets to property funds or other entities in which we have an ownership interest may be restricted by the potential for the imposition of the 100% “prohibited transactions” tax on gains from certain dispositions of property by REITs unless a safe harbor exception applies. This lack of liquidity may limit our ability to change our portfolio composition promptly in response to changes in economic or other conditions and, as a result, could adversely affect our financial condition, results of operations and cash flows.

Delays in acquisition and development of properties may have adverse effects.

Delays we encounter in the selection, acquisition and development of properties could adversely affect our returns. Where land is acquired for purposes of developing a new property prior to the start of construction, it will typically take 12 to 18 months to complete construction and lease up the newly completed building. Therefore, there could be delays in the payment of cash distributions attributable to those particular properties.

Acquired properties may be located in new markets where we may face risks associated with investing in an unfamiliar market.

We have acquired, and may continue to acquire, properties in markets that are new to us. When we acquire properties located in these markets, we may face risks associated with a lack of market knowledge or understanding. We work to mitigate such risks through extensive diligence and research; however, there can be no guarantee that all such risks will be eliminated.

Uninsured losses relating to real property may adversely affect our returns.

We attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, there are certain losses, including losses from floods, earthquakes, acts of war, acts of terrorism or riots, that are not generally insured against or that are not generally fully insured against because it is not deemed economically feasible or prudent to do so. In addition, changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced, and we could experience a significant loss of capital invested and potential revenues in these properties and could potentially remain obligated under any recourse debt associated with the property. Any such losses could adversely affect our financial condition, results of operations and cash flows. In addition, we may have no source of funding to repair or reconstruct the damaged property, and we cannot assure that any such sources of funding will be available to us for such purposes in the future.

A number of our consolidated operating properties are located in areas that are known to be subject to earthquake activity. Properties located in active seismic areas include properties in Northern California, Southern California, Memphis and Seattle. We carry reasonable and customary earthquake insurance on all of our properties located in areas historically subject to seismic activity with coverage limitations and deductibles that we believe are commercially reasonable. We evaluate our earthquake insurance coverage annually in light of current industry practice through an analysis prepared by outside consultants.

A number of our properties are located in Houston, Miami and Orlando, which are areas that are known to be subject to hurricane and/or flood risk. We carry replacement-cost hurricane and flood hazard insurance on all of our properties located in areas historically subject to such activity with coverage limitations and deductibles that we believe are commercially reasonable. We evaluate our hurricane and flood damage insurance coverage annually in light of current industry practice through an analysis prepared by outside consultants.

Contingent or unknown liabilities could adversely affect our financial condition.

We have acquired and may in the future acquire properties without any recourse, or with only limited recourse, with respect to unknown or contingent liabilities, including, without limitation, environmental liabilities. As a result, if a claim was asserted against us based upon current or previous ownership of any of these properties or related entities, we might have to pay substantial sums to settle it which could adversely affect our cash flows.

Environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Even if more than one person may have been responsible for the contamination, a single person may be held responsible for all of the clean-up costs incurred. In addition, third-parties may sue the owner or operator of a site for damages based on personal injury, natural resources, property damage or other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of hazardous or toxic substances on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of a government entity for costs it may incur to address the contamination, or otherwise could adversely affect our ability to sell or lease the property or borrow using the property as collateral. Environmental laws also may impose restrictions on the manner in which a property may be used or businesses may be operated. A property owner who violates environmental laws may be subject to sanctions enforceable by governmental agencies or, in certain circumstances, private parties. In connection with the acquisition and ownership of our properties, we may be exposed to such costs. The cost of defending environmental claims, of complying with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect our business, assets or results of operations.

Environmental laws in the U.S. also require that owners or operators of buildings containing asbestos properly manage and maintain the asbestos, adequately inform or train those who may come into contact with asbestos and undertake special precautions, including removal or other abatement, in the event that asbestos is disturbed during building renovation or demolition. These laws may impose fines and penalties on building owners or operators who fail to comply with these requirements and may allow third-parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos. Some of our properties may contain asbestos-containing building materials.

We invest in properties historically used for industrial, manufacturing and commercial purposes. Some of these properties contain, or may have contained, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of our properties are adjacent to or near other properties that may have contained or currently contain underground storage tanks used to store petroleum products, or other hazardous or toxic substances. In addition, previous or current occupants of our properties and adjacent properties may have engaged, or may in the future engage, in activities that may release petroleum products or other hazardous or toxic substances.

We maintain a portfolio environmental insurance policy that provides coverage for potential environmental liabilities, subject to the policy’s coverage conditions and limitations, for most of our properties. From time to time, we may acquire properties or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we underwrite the costs of environmental investigation, clean-up and monitoring into the cost. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

All of our properties were subject to a Phase I or similar environmental assessment by independent environmental consultants at the time of acquisition. Phase I assessments are intended to discover and evaluate information regarding the environmental condition of the surveyed property and surrounding properties. Phase I assessments generally include a historical review, a public records review, an investigation of the surveyed site and surrounding properties, and preparation and issuance of a written report, but do not include soil sampling or subsurface investigations and typically do not include an asbestos survey. While some of these assessments have led to further investigation and sampling, none of our environmental assessments of our properties have revealed an environmental liability that we believe would have a material adverse effect on our business, financial condition or results of operations taken as a whole. However, we cannot give any assurance that such conditions do not exist or may not arise in the future. Material environmental conditions, liabilities or compliance concerns may arise after the environmental assessment has been completed. Moreover, there can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of our properties will not be affected by customers, by the condition of land or operations in the vicinity of our properties (such as releases from underground storage tanks), or by third-parties unrelated to us.

Costs of complying with governmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Customers’ ability to operate and to generate income to pay their lease obligations may be affected by permitting and compliance obligations arising under such laws and regulations. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. Leasing properties to customers that engage in industrial, manufacturing, and commercial activities will cause us to be subject to the risk of liabilities under environmental laws and regulations. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our customers’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third-parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply and which may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines or damages we must pay will adversely affect our cash flows and results of operations.

In addition, changes in these laws and governmental regulations, or their interpretation by agencies or the courts, could occur.

Compliance or failure to comply with the Americans with Disabilities Act and other similar regulations could result in substantial costs.

Under the Americans with Disabilities Act, places of public accommodation must meet certain federal requirements related to access and use by disabled persons. Noncompliance could result in the imposition of fines by the federal government or the award of damages to private litigants. If we are required to make unanticipated expenditures to comply with the Americans with Disabilities Act, including removing access barriers, then our cash flows may be adversely affected. While we believe that our properties are currently in material compliance with these regulatory requirements, the requirements may change or new requirements may be imposed that could require significant unanticipated expenditures by us that will affect our cash flows and results of operations.

We may acquire properties with “lock-out” provisions which may affect our ability to dispose of the properties.

We may acquire properties through contracts that could restrict our ability to dispose of the property for a period of time. These “lock-out” provisions could affect our ability to turn our investments into cash and could affect cash flows. Lock-out provisions could also impair our ability to take actions during the lock-out period that would otherwise be in the best interest of our financial condition and, therefore, may have an adverse impact on the results of our operations relative to such results if the lock-out provisions did not exist.

RISKS RELATED TO OUR DEBT FINANCINGS

Our operating results and financial condition could be adversely affected if we are unable to make required payments on our debt.

Our organizational documents do not limit the amount or percentage of indebtedness that we may incur, and we are subject to risks normally associated with debt financing, including the risk that our cash flows will be insufficient to meet required payments of principal and interest. There can be no assurance that we will be able to refinance any maturing indebtedness, that such refinancing would be on terms as favorable as the terms of the maturing indebtedness or that we will be able to otherwise obtain funds by selling assets or raising equity to make required payments on maturing indebtedness.

In particular, loans obtained to fund property acquisitions may be secured by first mortgages on such properties. If we are unable to make our debt service payments as required, a lender could foreclose on the property or properties securing its debt. This could cause us to lose part or all of our investment, which in turn could cause an adverse effect on our financial condition, results of operations or cash flows. Certain of our existing and future indebtedness is and may be cross-collateralized and, consequently, a default on this indebtedness could cause us to lose part or all of our investment in multiple properties.

Increases in interest rates could increase the amount of our debt payments or make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire.

We have incurred and may continue to incur variable rate debt whereby increases in interest rates raise our interest costs, which reduces our cash flows. If we are unable to refinance our indebtedness at maturity or meet our payment obligations, the amount of our distributable cash flows and our financial condition would be adversely affected, and the property securing such indebtedness may be sold on terms that are not advantageous to us or lost through foreclosure. Similarly, if debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Covenants in our credit agreements could limit our flexibility and adversely affect our financial condition.

The terms of our senior credit facility and other indebtedness require us to comply with a number of customary financial and other covenants, such as covenants with respect to consolidated leverage, net worth and unencumbered assets. These covenants may limit our flexibility in our operations, and breaches of these covenants could result in defaults under the instruments governing the applicable indebtedness even if we have satisfied our payment obligations. As of December 31, 2013, we had certain non-recourse, secured loans which are cross-collateralized by multiple properties. If we default on any of these loans we may then be required to repay such indebtedness, together with applicable prepayment charges, to avoid foreclosure on all cross-collateralized properties within the applicable pool. In addition, our senior credit facility contains certain cross-default provisions which are triggered in the event that our other material indebtedness is in default. These cross-default provisions may require us to repay or restructure the senior credit facility in addition to any mortgage or other debt that is in default. If our properties were foreclosed upon, or if we are unable to refinance our indebtedness at maturity or meet our payment obligations, the amount of our distributable cash flows and our financial condition would be adversely affected.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the existing financing on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the results of our operations and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.

FEDERAL INCOME TAX RISKS

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

DCT operates in a manner so as to qualify as a REIT for U.S. federal income tax purposes. DCT’s qualification as a REIT will depend on its satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Code for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. The fact that we hold substantially all of our assets through DCTOP and its subsidiaries further complicates the application of the REIT requirements for us. No assurance can be given that DCT will qualify as a REIT for any particular year. If DCT were to fail to qualify as a REIT in any taxable year for which a REIT election has been made, we would not be allowed a deduction for dividends paid to DCT’s stockholders in computing our taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at corporate rates unless certain relief provision apply. As a consequence, we would not be compelled to make distributions under the Code. Moreover, unless we were to obtain relief under certain statutory provisions, DCT would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce our net earnings available for investment and cash flows because of the additional tax liability to us for the years involved. As a result of the additional tax liability, we might need to borrow funds or liquidate certain investments on terms that may be disadvantageous to us in order to pay the applicable tax. If DCT fails to qualify as a REIT but we are eligible for certain relief provisions, then DCT may retain its status as a REIT but we may be required to pay a penalty tax, which could be substantial.

To qualify as a REIT, DCT must meet annual distribution requirements.

To obtain the favorable tax treatment accorded to REITs, among other requirements, we normally will be required each year to distribute to DCT’s stockholders at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain. In addition, if we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for such year, (b) 95% of our capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (i) the amounts actually distributed by us, plus (ii) retained amounts on which we pay income tax at the corporate level. We intend to make distributions to DCT’s stockholders to comply with the requirements of the Code for REITs and to minimize or eliminate our corporate income tax obligation. However, differences between the recognition of taxable income and the actual receipt of cash could require us to sell assets or borrow funds on a short-term or long-term basis or partially pay dividends in shares of DCT’s common stock to meet the distribution requirements of the Code. Certain types of assets generate substantial mismatches between taxable income and available cash. Such assets include rental real estate that has been financed through financing structures which require some or all of available cash flows to be used to service borrowings. As a result, the requirement to distribute a substantial portion of our taxable income could cause us to: (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms or (3) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt, in order to comply with REIT requirements. Further, amounts distributed will not be available to fund our operations.

Recharacterization of transactions under DCTOP’s private placement may result in a 100% tax on income from prohibited transactions, which would diminish our cash flows.

The IRS could recharacterize transactions under DCTOP’s private placement such that DCTOP is treated as the bona fide owner, for tax purposes, of properties acquired and resold by the entity established to facilitate the transaction. Such recharacterization could result in the income realized on these transactions by DCTOP being treated as gain on the sale of property that is held as inventory or otherwise held primarily for the sale to customers in the ordinary course of business. In such event, such gain would constitute income from a prohibited transaction and would be subject to a 100% tax. If this occurs, our cash flows and results of operations will be adversely affected.

In certain circumstances, we may be subject to federal and state income taxes, which would reduce our cash flows.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes in various circumstances. For example, net income from a “prohibited transaction” will be subject to a 100% tax. In addition, we may not be able to distribute all of our income in any given year, which would result in corporate level taxes, and we may not make sufficient distributions to avoid excise taxes. We may also decide to retain certain gains from the sale or other disposition of our property and pay income tax directly on such gains. In that event, our stockholders would be required to include such gains in income and would receive a corresponding credit for their share of taxes paid by us. We may also be subject to U.S. state and local and non-U.S. taxes on our income or property, either directly or at the level of DCTOP or at the level of the other entities through which we indirectly own our assets. In addition, any net taxable income earned directly by any of our taxable REIT subsidiaries, which we refer to as TRSs, will be subject to federal and state corporate income tax. In addition, we may be subject to federal or state taxes in other various circumstances. Any taxes we pay will reduce our cash flows.

Certain property transfers may generate prohibited transaction income, resulting in a penalty tax on gain attributable to the transaction.

From time to time, we may transfer or otherwise dispose of some of our properties, including the contribution of properties to our joint venture funds or other commingled investment vehicles. Under the Code, any gain resulting from transfers of properties that we hold as inventory or primarily for sale to customers in the ordinary course of business would be treated as income from a prohibited transaction subject to a 100% penalty tax, unless a safe harbor exception applies. Since we acquire properties for investment purposes, we do not believe that our occasional transfers or disposals of property or our contributions of properties into our joint venture funds, or commingled investment vehicles, are properly treated as prohibited transactions. However, whether property is held for investment purposes is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. The IRS may contend that certain transfers or disposals of properties by us or contributions of properties into our joint venture funds are prohibited transactions if they do not meet the safe harbor requirements. While we believe that the IRS would not prevail in any such dispute, if the IRS were to argue successfully that a transfer or disposition or contribution of property constituted a prohibited transaction, we would be required to pay a 100% penalty tax on any gain allocable to us from the prohibited transaction. In addition, income from a prohibited transaction might adversely affect our ability to satisfy the income tests for qualification as a real estate investment trust for federal income tax purposes.

Congress has introduced legislation that, if enacted, could cause DCTOP to be taxable as a corporation for U.S. federal income tax purposes under the publicly traded partnership rules.

Congress has considered and the Obama administration has indicated its support for legislative proposals to treat all or part of certain income allocated to a partner by a partnership in respect of certain services provided to or for the benefit of the partnership (“carried interest revenue”) as ordinary income for U.S. federal income tax purposes. While more recent proposals would not adversely affect the character of the income for purposes of the REIT qualification tests, it is not clear what form any such final legislation would take. Additionally, while the more recent proposals purport to treat carried interest revenue as qualifying income of certain operating partnerships of publicly-traded REITs for purposes of the “qualifying income” exception to the publicly-traded partnership rules, DCTOP may not qualify under this exception in the proposed legislation. As a result, the proposed legislation, if enacted, could cause DCTOP to be taxable as a corporation for U.S. federal income tax purposes if it is a publicly-traded partnership and the amount of any such carried interest revenue plus any other non-qualifying income earned by DCTOP exceeds 10% of its gross income in any taxable year.

RISKS RELATED TO THE NOTES AND THIS EXCHANGE OFFERING

Our substantial indebtedness could adversely affect our financial condition and ability to fulfill our obligations under the notes and otherwise adversely impact our business and growth prospects.

We have a substantial amount of debt. At December 31, 2013, our total consolidated indebtedness was approximately $1.5 billion, consisting of approximately $1.1 billion of senior unsecured notes, which includes $225.0 million of term loans; $291.0 million of mortgage notes; and $39.0 million outstanding under our revolving credit facility. In addition, at December 31, 2013, our revolving credit facility had total undrawn availability of $261.0 million. Our total consolidated indebtedness also does not include our proportionate share of the indebtedness of our unconsolidated joint ventures, which was $44.4 million at December 31, 2013.

Our substantial indebtedness could have significant adverse consequences to holders of the notes, including the following:

•	our cash flow may be insufficient to meet our required principal and interest payments with respect to the notes and our other indebtedness;

•	we could be more vulnerable to adverse economic and industry conditions and limited in our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	we may be unable to borrow additional funds as needed or on favorable terms;

•	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

•	because a portion of our debt bears interest at variable rates, increases in interest rates could increase our interest expense;

•	we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms, in order to meet our debt obligations;

•	in the event of a decline in the value of our assets, our ability to fully satisfy our obligations under the notes may be reduced;

•	if we violate restrictive covenants in the agreements governing our indebtedness, the lenders may be entitled to accelerate our debt obligations; and

•	as a result of cross default provisions contained in the terms of our senior unsecured notes and revolving credit facility, our default under indebtedness representing a small percentage of our total consolidated indebtedness would result in defaults under all of our senior unsecured notes and our revolving credit facility.

In addition, our senior unsecured notes and our revolving credit facility require us to maintain specified financial ratios and comply with several restrictive covenants. All of these restrictions may limit our ability to execute our business strategy. Moreover, if operating results fall below current levels, we may be unable to maintain these ratios or comply with the covenants. If that occurs, our lenders could accelerate our indebtedness, in which case we may not be able to repay all of our indebtedness, and your notes may not be repaid fully, or at all.

The notes are effectively subordinated to our existing secured debt and any secured debt we may incur in the future.

The notes are not secured by any of our assets. As a result, the notes are effectively subordinated to our existing secured debt and any secured debt we may incur in the future to the extent of the value of the collateral securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, holders of our secured debt may assert rights against any assets securing such debt in order to receive full payment of their debt before those assets may be used to pay the holders of the notes. As of December 31, 2013, we had approximately $291.0 million of secured consolidated debt outstanding and we will be permitted to incur significant additional secured debt under the terms of the indenture governing the notes.

The notes are structurally subordinated in right of payment to all liabilities of our existing and future subsidiaries that do not guarantee the notes and, if the guarantees are deemed unenforceable, to those of our subsidiary guarantors, and the remaining assets of such subsidiaries may not be sufficient to make any payments on the notes. In addition, the guarantors’ guarantees may be released in the future if certain events occur.

The notes are structurally subordinated to all liabilities of our current subsidiaries that are not subsidiary guarantors and will be structurally subordinated to all liabilities of any future subsidiaries that do not guarantee the notes. In addition, although the guarantees provide the holders of the notes with a direct claim as a creditor against the assets of the subsidiary guarantors, the guarantees may not be enforceable as described in more detail below. See “—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of notes to return payments received from guarantors.” If the guarantees by the subsidiary guarantors are not enforceable, the notes would be effectively subordinated to all liabilities of the subsidiary guarantors, including trade payables. As a result of being effectively subordinated to the liabilities of a subsidiary, if there was a dissolution, bankruptcy, liquidation or reorganization of such subsidiary, the holders of the notes would not receive any amounts with respect to the notes until after the payment in full of the claims of creditors of such subsidiary.

A subsidiary guarantor will be automatically released from its guarantee if, among other things, it ceases to guarantee DCTOP’s indebtedness for money borrowed in an amount greater than $5.0 million. We currently intend to pursue an amendment to our revolving credit facility and term loan facilities to remove all of the subsidiary guarantors as guarantors thereunder and the requirement for our future subsidiaries to guarantee these facilities in order to enable our subsidiary guarantors to be released from their guarantees under our outstanding senior unsecured notes and the notes offered hereby.

As of December 31, 2013, DCTOP and the guarantors had $1.5 billion of indebtedness ($291.0 million of which was secured indebtedness), and our consolidated subsidiaries that will not guarantee the notes had $256.5 million of indebtedness and $25.0 million of other liabilities, all of which would have been structurally senior to the notes, and had $528.2 million of assets, representing 16.2% of our consolidated total assets.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase.

We may need or otherwise seek to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition and market conditions at the time; and

•	restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity, delaying development or acquisition activities or capital expenditures or disposing of properties or other assets, any of which could have a material adverse effect on our operations. We cannot assure you that we will be able to effect any of these actions on commercially reasonable terms, or at all.

Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including our ability to pay the principal of or interest on the notes.

Although the agreements governing our existing indebtedness limit, and the indenture governing the notes limits, our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. In addition, the indenture governing the notes will not prevent us from incurring obligations that do not constitute indebtedness. To the extent that we incur additional indebtedness or other such obligations, the risks associated with our substantial indebtedness described above, including our possible inability to service our debt obligations, would increase.

A downgrade in our credit ratings could materially adversely affect the trading price of the notes and our business and financial condition.

In September 2013, we received investment grade corporate credit ratings from Moody’s and S&P. Any downgrades in terms of ratings or outlook by any rating agency could have a material adverse impact on the trading price of the notes and on our cost and availability of capital, which could in turn have a material adverse impact on our financial condition, results of operations and liquidity.

The indenture governing the notes contains and our revolving credit facility and senior unsecured notes contain restrictive covenants that limit our operating flexibility and could adversely affect our financial condition.

The indenture governing the notes contains financial and operating covenants that, among other things, restrict our ability to take specific actions, even if we believe them to be in our best interest, including restrictions on our ability to:

•	consummate a merger, consolidation or sale of all or substantially all of our assets; and

•	incur additional secured and unsecured indebtedness.

In addition, our senior unsecured notes and our revolving credit facility require us to maintain specified financial ratios and comply with several restrictive covenants. All of these restrictions may limit our ability to execute our business strategy. Moreover, if operating results fall below current levels, we may be unable to maintain these ratios or comply with the covenants. If that occurs, our lenders could accelerate our indebtedness, in which case we may not be able to repay all of our indebtedness, and your notes may not be repaid fully, or at all.

There is currently no trading market for the notes, and an active public trading market for the notes may not develop or, if it develops, may not be maintained or be public. The failure of an active liquid trading market for the notes to develop or be maintained is likely to adversely affect the market price and liquidity of the notes.

The notes are a new issue of securities, and there is currently no existing trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. An active trading market may not develop for the notes and, even if one develops, may not be maintained. If an active trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected, and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates and our financial condition, results of operations, business, prospects and credit quality and those of other comparable companies, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control. In addition, market volatility or events or developments in the credit markets could materially and adversely affect the market value of the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of notes to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee, such as the guarantees provided by DCT and the subsidiary guarantors, could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and

either:

•	was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they become due.

The court might also void such guarantee, without regard to the above factors, if it found that a guarantor entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

We cannot be certain as to the standards a court would use to determine whether reasonably equivalent value or fair consideration was received by a guarantor for its guarantee of the notes, but, as a result of the fact that the subsidiary guarantors generally will not directly benefit from the issuance of the notes, a court could find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee. If a court voided such guarantee, holders of the notes would no longer have a claim against such guarantor or the benefit of the assets of such guarantor constituting collateral that purportedly secured such guarantee and would be creditors solely of us. In addition, the court might direct holders of the notes to repay any amounts already received from a guarantor. If the court were to void the guarantee of DCT or any subsidiary guarantor we cannot assure you that funds would be available to pay the notes from any of our subsidiaries or from any other source.

Holders of the notes will not be entitled to require us to redeem or repurchase the notes upon the occurrence of change of control or highly levered transactions or other designated events.

Other than as provided in “Description of notes—Merger, consolidation or sale,” the indenture will not afford holders of the notes protection in the event of (1) a recapitalization transaction or other highly leveraged or similar transaction involving DCTOP or DCT, (2) a change of control of DCTOP or DCT or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of all or substantially all of DCTOP’s or DCT’s assets or similar transactions that may adversely affect the holders of the notes. DCTOP or DCT may, in the future, enter into certain transactions, such as the sale of all or substantially all of DCTOP’s or DCT’s assets or a merger or consolidation that may increase the amount of DCTOP’s or DCT’s indebtedness or substantially change DCTOP’s or DCT’s assets, which may have a material adverse effect on DCTOP’s ability to service its indebtedness, including the notes, or on DCT’s ability to pay amounts due under its guarantees of the notes. Furthermore, the notes and the indenture will not include any provisions that would allow holders of the notes to require DCTOP or DCT to repurchase or redeem the notes in the event of a transaction of the nature described above.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain “forward-looking” statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation:

•	national, international, regional and local economic conditions, including, in particular, the strength of the United States economic recovery and global economic recovery;

•	the general level of interest rates and the availability of capital;

•	the competitive environment in which we operate;

•	real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;

•	decreased rental rates or increasing vacancy rates;

•	defaults on or non-renewal of leases by tenants;

•	acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections;

•	the timing of acquisitions, dispositions and development;

•	natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes;

•	energy costs;

•	the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates;

•	financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments;

•	lack of or insufficient amounts of insurance;

•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;

•	the consequences of future terrorist attacks or civil unrest;

•	environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and

•	other risks and uncertainties detailed in the section entitled “Risk Factors.”

In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

On October 9, 2013, DCTOP issued $275.0 million of the private notes to J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Comerica Securities, Inc., Mitsubishi UFJ Securities (USA), Inc., PNC Capital Markets LLC, Regions Securities LLC and U.S. Bancorp Investments, Inc., the initial purchasers, pursuant to a purchase agreement. The initial purchasers subsequently sold the private notes to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, in reliance on Rule 144A, and to certain non-U.S. persons located outside the United States, in reliance on Regulation S under the Securities Act. As a condition to the sale of the private notes, we entered into a registration rights agreement with the initial purchasers on October 9, 2013. The registration rights agreement provides that:

(1) DCTOP and DCT must use commercially reasonable efforts to cause an exchange offer registration statement to be declared effective by the SEC and to complete the exchange offer not later than 60 days after such registration statement becomes effective and not more than 270 days after the issuance of the private notes; and

(2) unless the exchange offer would not be permitted by applicable law or SEC policy or applicable interpretation of the staff of the SEC, DCTOP and DCT will commence the exchange offer promptly after the exchange offer registration statement is declared effective by the SEC and keep the exchange offer open for at least 20 business days (or longer, if required by applicable securities laws) after the date notice is sent to holders of entitled securities (as defined below); and

(3) if obligated to file a shelf registration statement, as discussed below, DCTOP and DCT will use all commercially reasonable efforts to file a shelf registration statement with the SEC as soon as reasonably practicable after such filing obligation arises, cause the shelf registration statement to be declared effective by the SEC and keep the shelf registration statement continuously effective until the securities cease to be registrable securities.

Upon the effectiveness of the exchange offer registration statement, we will offer the exchange notes in exchange for the private notes. The registration rights agreement is listed as an exhibit to the registration statement of which this prospectus is part.

Resale of the Exchange Notes

Under existing interpretations by the staff of the SEC contained in no-action letters to third parties, the exchange notes will generally be freely transferable by holders (other than by any holder that is an affiliate (as defined in Rule 405 of the Securities Act) of DCTOP or DCT) after the exchange offer without further registration under the Securities Act, except that participating broker-dealers (as defined below) will be required to deliver a prospectus in connection with any resale or other transfer of the exchange notes as described below.

If you wish to exchange your private notes for exchange notes in the exchange offer, you will be required to make certain representations. If you are not able to make these representations, you will not be entitled to participate in the exchange offer or to exchange your private notes for exchange notes.

Any broker-dealer who holds private notes acquired for its own account as a result of market-making activities or other trading activities (a participating broker-dealer) who exchanges those private notes for exchange notes in the exchange offer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes. We understand that the staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to exchange notes, other than a resale of an unsold allotment from the initial offering of the private notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, for a period of 180 days following the expiration date of the exchange offer, participating broker-dealers will be entitled to use the prospectus contained in the exchange offer registration statement in connection with the resale of the exchange notes (and we will agree to keep the exchange offer registration statement continuously effective and the related prospectus current during such period).

Terms of the Exchange Offer

Upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept any and all private notes validly tendered and not withdrawn before the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding private notes surrendered pursuant to the exchange offer. You may tender private notes only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The form and terms of the exchange notes are the same as the form and terms of the private notes except that:

•	the exchange notes will be registered with the SEC and thus will not be subject to restrictions on transfer or bear legends restricting their transfer; and

•	the exchange notes will not provide for the payment of additional interest as described below or be entitled to registration rights under the registration rights agreement.

The exchange notes will evidence the same debt as the private notes and will be issued under the same indenture, so the exchange notes and the private notes will be treated as a single class of debt securities under the indenture.

As of the date of this prospectus, $275.0 million in aggregate principal amount of the private notes are outstanding and registered in the name of DTC or its nominee. Only registered holders of the private notes, or their legal representative or attorney-in-fact, as reflected on the records of the trustee under the indenture, may participate in the exchange offer. We will not set a fixed record date for determining registered holders of the private notes entitled to participate in the exchange offer.

You do not have any appraisal or dissenters’ rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC.

We will be deemed to have accepted validly tendered private notes when, as and if we have given written notice of acceptance to the exchange agent. The exchange agent will act as your agent for the purposes of receiving the exchange notes from us.

If you tender private notes in the exchange offer you will not be required to pay brokerage commissions or fees with respect to the exchange of private notes pursuant to the exchange offer. We will pay all charges and expenses, other than the applicable taxes described below, in connection with the exchange offer.

Expiration Date; Extensions; Amendments

The term “expiration date” will mean 5:00 p.m., New York City time on                    , 2014 (the 21st business day following commencement of the exchange offer), unless we extend the exchange offer, in which case the term expiration date will mean the latest date and time to which we extend the exchange offer.

To extend the exchange offer, we will notify the exchange agent and each registered holder of any extension in writing by a press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The notice of extension will disclose the aggregate principal amount of the private notes that have been tendered as of the date of such notice.

We reserve the right, in our reasonable discretion:

•	to delay accepting any private notes due to an extension of the exchange offer; or

•	if any conditions listed below under “—Conditions” are not satisfied, to terminate the exchange offer,

in each case by written notice of the delay, extension or termination to the exchange agent and by press release or other public announcement.

We will follow any delay in acceptance, extension or termination as promptly as practicable by written notice to the registered holders by a press release or other public announcement. If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a prospectus supplement that we will distribute to the registered holders. We will also extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure, if the exchange offer would otherwise expire during the five to ten business day period.

Interest on the Exchange notes

The exchange notes will bear interest at the same rate and on the same terms as the private notes. Consequently, the exchange notes will bear interest at a rate equal to 4.500% per year (calculated using a 360-day year). Interest will be payable on the exchange notes semi-annually on each April 15 and October 15.

Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the private notes or, if no interest has been paid on the private notes, from the date of initial issuance of the private notes. We will deem the right to receive any interest accrued but unpaid on the private notes waived by you if we accept your private notes for exchange.

Procedures for Tendering

Valid Tender

Except as described below, a tendering holder must, prior to the expiration date, transmit to the exchange agent, at the address listed under the heading “—Exchange Agent”:

•	a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal; or

•	if the private notes are tendered in accordance with the book-entry procedures listed below, an agent’s message.

In addition, a tendering holder must:

•	deliver certificates, if any, for the private notes to the exchange agent at or before the expiration date; or

•	deliver a timely confirmation of book-entry transfer of the private notes into the exchange agent’s account at DTC, the book-entry transfer facility, along with the letter of transmittal or an agent’s message; or

•	comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.

If the letter of transmittal is signed by a person other than the registered holder of private notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The private notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the private notes must be signed exactly as the name of any registered holder appears on the private notes.

If the letter of transmittal or any private notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By tendering private notes pursuant to the exchange offer, each holder will represent to us that the holder (1) owns the private notes tendered and is entitled to tender such notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer the private notes and to acquire exchange notes issuable upon the exchange of such tendered private notes, and that, when the same are accepted for exchange, DCTOP will acquire good, marketable and unencumbered title to the tendered private notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction or proxy of any kind. Each holder will warrant that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or DCTOP to be necessary or desirable to complete the sale, exchange, assignment and transfer of tendered private notes or to transfer ownership of such notes on the account books maintained by DTC.

In addition, unless a box under the heading “Special Issuance Instructions” in the letter of transmittal is checked by a holder, by tendering private notes and executing the letter of transmittal, each holder will represent and warrant that:

(1) the holder or any beneficial owner of the private notes is acquiring the exchange notes in the ordinary course of business of the holder (or such other beneficial owner);

(2) neither the holder nor any beneficial owner is engaging in or intends to engage in a distribution of the private notes within the meaning of the federal securities laws;

(3) neither the holder nor any beneficial owner has an arrangement or understanding with any person or entity to participate in a distribution of the private notes;

(4) neither the holder nor any beneficial owner is an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of DCTOP or of DCT. Upon request by DCTOP, the holder or such beneficial owner will deliver to DCTOP a legal opinion confirming it is not such an affiliate;

(5) the holder and each beneficial owner acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act, or is participating in the exchange offer for the purpose of distributing the exchange notes, must comply with the registration and delivery requirements of the Securities Act in connection with a secondary resale transaction of the exchange notes or interests therein acquired by such person and cannot rely on the position of the staff of the SEC set forth in certain no-action letters;

(6) a secondary resale transaction described in clause (5) above and any resales of exchange notes or interests therein obtained by such holder in exchange for private notes or interests therein originally acquired by such holder directly from DCTOP should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K or the SEC; and

(7) the holder is not acting on behalf of any person or entity who could not truthfully make the foregoing representations.

If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for private notes, it will represent that the private notes to be exchanged for the exchange notes were acquired by it for its own account as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes; however, by so acknowledging and delivering a prospectus, the holder will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. If the holder is a broker-dealer and private notes held for its own account were not acquired as a result of market-making or other trading activities, such private notes cannot be exchanged pursuant to the exchange offer.

The method of delivery of private notes, letters of transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or private notes to us.

If you are a beneficial owner whose private notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the private notes by causing DTC to transfer the private notes into the exchange agent’s account, including by means of DTC’s Automated Tender Offer Program.

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the private notes surrendered for exchange are tendered:

•	by a registered holder of the private notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is an “eligible guarantor institution” meeting the requirements of the registrar for the notes, which requirements include membership or participation in the Security Transfer Agent Medallion Program, or STAMP, or such other “signature guarantee program” as may be determined by the registrar for the notes in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

Book-Entry Transfer

The exchange agent will make a request to establish an account for the private notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems must make book-entry delivery of private notes by causing DTC to transfer those private notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer. The participant should transmit its acceptance to DTC at or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify this acceptance, execute a book-entry transfer of the tendered private notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.

Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent’s message, with any required signature guarantees and any other required documents, must:

•	be transmitted to and received by the exchange agent at the address listed under “—Exchange Agent” at or prior to the expiration date; or

•	comply with the guaranteed delivery procedures described below.

Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.

Guaranteed Delivery

If a registered holder of private notes desires to tender the private notes, and the private notes are not immediately available, or time will not permit the holder’s private notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

•	the tender is made through an eligible institution;

•	prior to the expiration date, the exchange agent received from an eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery:

1.	stating the name and address of the holder of private notes and the amount of private notes tendered;

2.	stating that the tender is being made; and

3.	guaranteeing that within three New York Stock Exchange trading days after the expiration date, the certificates for all physically tendered private notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent’s message, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•	the certificates for all physically tendered private notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or any agent’s message, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Determination of Validity

We will determine in our sole discretion all questions as to the validity, form and eligibility of private notes tendered for exchange. This discretion extends to the determination of all questions concerning the time of receipt, acceptance and withdrawal of tendered private notes. These determinations will be final and binding. We reserve the absolute right to reject any and all private notes not properly tendered or any private notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular private note either before or after the expiration date, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular private note either before or after the expiration date, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, you must cure any defects or irregularities with respect to tenders of private notes within the time we determine. Although we intend to notify you of defects or irregularities with respect to tenders of private notes, neither we, the exchange agent nor any other person will incur any liability for failure to give you that notification. Unless waived, we will not deem tenders of private notes to have been made until you cure the defects or irregularities.

Other Rights

While we have no present plan to acquire any private notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any private notes that are not tendered in the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any private notes that remain outstanding after the expiration date.

Acceptance of Private Notes for Exchange; Issuance of Exchange Notes

Upon the terms and subject to the conditions of the exchange offer, we will accept, promptly after the expiration date, all private notes properly tendered. We will issue the exchange notes promptly after acceptance of the private notes. For purposes of the exchange offer, we will be deemed to have accepted properly tendered private notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

In all cases, issuance of exchange notes for private notes will be made only after timely receipt by the exchange agent of:

•	certificates for the private notes, or a timely book-entry confirmation of the private notes, into the exchange agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal or an agent’s message; and

•	all other required documents.

For each private note accepted for exchange, the holder of the private note will receive an exchange note having a principal amount equal to that of the surrendered private note.

Return of Notes

Unaccepted or non-exchanged private notes will be returned without expense to the tendering holder of the private notes. In the case of private notes tendered by book-entry transfer in accordance with the book-entry procedures described above, the non-exchanged private notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw tenders of private notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated under “—Exchange Agent” before the expiration date. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the private notes to be withdrawn;

•	identify the private notes to be withdrawn, including the certificate number or numbers and principal amount of the private notes;

•	contain a statement that the holder is withdrawing its election to have the private notes exchanged;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the private notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the private notes register the transfer of the private notes in the name of the person withdrawing the tender; and

•	specify the name in which the private notes are registered, if different from that of the depositor.

If certificates for private notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution, unless this holder is an eligible institution. If private notes have been tendered in accordance with the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn private notes.

We will determine in our sole discretion all questions as to the validity, form and eligibility of the notices, and our determination will be final and binding on all parties. We will not deem any properly withdrawn private notes to have been validly tendered for purposes of the exchange offer, and we will not issue exchange notes with respect to those private notes, unless you validly retender the withdrawn private notes. You may retender properly withdrawn private notes by following the procedures described above under “—Procedures for Tendering” at any time before 5:00 p.m., New York City time, on the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange notes for, any private notes, and may terminate the exchange offer as provided in this prospectus before the expiration of the exchange offer, if the exchange offer violates applicable law or an applicable interpretation of the staff of the SEC.

Termination of Rights

All of your rights under the registration rights agreement will terminate upon consummation of the exchange offer, except with respect to our continuing obligations:

•	to indemnify you and parties related to you against liabilities, including liabilities under the Securities Act; and

•	to provide, upon your request, the information required by Rule 144A(d)(4) under the Securities Act to permit resales of the notes pursuant to Rule 144A.

Shelf Registration

If:

(1) DCTOP and DCT:

(a) do not cause the exchange offer registration statement to become effective on or prior to 270 days after the closing of the offering of private notes; or

(b) determine that the consummation of the exchange offer is not permitted because the exchange offer is not permitted by applicable law or SEC policy or applicable interpretations of the staff of the SEC; or

(c) receive a written request from any initial purchasers representing that it holds registrable securities that are or were ineligible to be exchange in the exchange offer;

then DCTOP and DCT will use commercially reasonable efforts to cause to be filed with the SEC as soon as reasonably practicable after such determination, date, or request, a shelf registration statement, and will use commercially reasonable efforts to have the shelf registration statement declared effective by the SEC after such determination, date, or request.

If:

(1) any registration statement as required by the registration rights agreement is not declared effective by the SEC on or prior to the date specified for such effectiveness; or

(2) the exchange offer is not completed within 270 days of the closing of the offering of private notes; or

(3) the shelf registration statement is declared effective but thereafter ceases to be effective (other than under circumstances described below) during the periods specified in the registration rights agreement, or if DCTOP and DCT through their omission fail to name as a selling security holder any holder that had complied timely with its obligations under the registration rights agreement in a manner to entitle such holder to be named in the shelf registration statement or any prospectus (each such event referred to in clauses (1) through (3) above, a registration default), then DCTOP will pay additional interest to each holder of registrable securities from and including the date on which any such registration default shall occur to but excluding the date on which all registration defaults have been cured or cease to exist.

With respect to the first 90-day period during which a registration default is continuing, additional interest will be paid at a rate equal to 0.25% per annum of the principal amount of entitled securities outstanding. If all registration defaults are not cured or cease to exist prior to the end of such 90-day period, then, from and including the first day after such 90-day period, the rate at which additional interest is payable will increase by an additional 0.25% per annum. However, the maximum rate of additional interest will in no event exceed 0.50% per annum. Additional interest will accrue and be payable to but excluding the date on which all registration defaults have been cured or cease to exist.

Additional interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will be paid to the holders of the registrable securities in the same manner and times as interest is otherwise payable on the registrable securities. From and including the date on which all registration defaults have been cured or otherwise ceased to exist, additional interest will cease to accrue unless and until a subsequent registration default occurs. Additional interest will not be payable on any private notes or exchange notes other than registrable securities.

Holders of the notes will be required to make certain representations to DCTOP (as described in the registration rights agreement) in order to participate in the exchange offer. In order to include registrable securities in the shelf registration statement, if filed, and receive additional interest relating to a registration default with respect to the shelf registration statement, a holder will be required to provide certain information to DCTOP and to be named as a selling security holder in the shelf registration statement and the related prospectus, and will be subject to certain civil liability provisions under the Securities Act in connection with sales under the shelf registration statement. By including registrable securities in the shelf registration statement, if any, a holder will be deemed to have agreed to indemnify us against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement.

If a shelf registration statement becomes effective under the Securities Act then, during any 365-day period thereafter DCTOP may, by notice to holders of entitled securities registered pursuant to the shelf registration statement, suspend the availability of the shelf registration statement and the use of the related prospectus for up to two periods not to exceed a total of 60 days during any such 365-day period if:

•	such action is required by applicable law; or

•	the happening of any event or the discovery of any fact makes any statement made in the shelf registration statement or the related prospectus untrue in any material respect or constitutes an omission to state a material fact in the shelf registration statement or related prospectus.

Each holder of registrable securities will be required to discontinue disposition of those registrable securities pursuant to the shelf registration statement upon receipt from us of notice of any events described in the preceding sentence but will not be entitled to receive additional interest unless such suspension exceeds the number of days or periods specified above. If we effect the exchange offer, we will also be permitted to require any broker-dealers to discontinue disposition of exchange notes pursuant to this prospectus on the same terms and conditions described in this paragraph. If we suspend the use of the shelf registration statement or this prospectus during the period we are otherwise required to keep such registration statement effective, then the period that DCTOP and DCT are required to keep the shelf registration statement effective or during which the exchange offer registration statement must remain effective and participating broker-dealers are entitled to use such prospectus, as the case may be, will be extended by a number of days equal to the period of any such suspension.

Exchange Agent

We have appointed U.S. Bank National Association as exchange agent for the exchange offer of notes. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address or facsimile number set forth below. You should direct questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

U.S. Bank National Association

Global Corporate Trust Services

950 17th Street, 12th Floor

Denver, CO 80202

Attention: Sandra Richelmy, Corporate Trust Department

Reference: DCT Industrial Trust Inc.

4.500% Senior Notes due 2023

Fees and Expenses

We will bear the expenses of soliciting tenders. We have not retained any dealer manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

We will pay the cash expenses incurred in connection with the exchange offer. These expenses include registration fees, fees and expenses of the exchange agent and the trustee, accounting and legal fees and printing costs, among others.

We will pay all transfer taxes, if any, applicable to the exchange of notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the private notes pursuant to the exchange offer, then you must pay the amount of the transfer taxes. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to you.

Consequence of Failures to Exchange

Participation in the exchange offer is voluntary. We urge you to consult your financial and tax advisors in making your decisions on what action to take. Private notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, those private notes may be resold only:

•	to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

•	in a transaction meeting the requirements of Rule 144 under the Securities Act;

•	outside the United States to a foreign person in a transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act;

•	in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel if we so request;

•	to us; or

•	pursuant to an effective registration statement.

In each case, the private notes may be resold only in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the original notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized.

USE OF PROCEEDS

The exchange offer satisfies an obligation under the registration rights agreement. We will not receive any cash proceeds from the exchange offer.

The net proceeds from the sale of the private notes after deducting discounts and offering expenses, were approximately $269.6 million. We used the net proceeds from the sale of the private notes to repay borrowing under a $175.0 million senior unsecured term loan, $50.0 million of senior unsecured notes, borrowings under our revolving credit facility and for general corporate purposes.

SELECTED CONSOLIDATED FINANCIAL DATA

The following tables set forth summary historical consolidated financial and operating data for DCT Industrial Operating Partnership LP and DCT Industrial Trust Inc. and their respective subsidiaries. You should read the following summary historical financial data in conjunction with the consolidated historical financial statements and notes thereto of DCT Industrial Operating Partnership LP and its subsidiaries, included elsewhere in this prospectus, and DCT Industrial Trust Inc. and its subsidiaries, incorporated by reference into this prospectus, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this prospectus.

DCT Industrial Operating Partnership LP

The consolidated balance sheet data as of December 31, 2013 and 2012 and the consolidated statement of operations data for the years ended December 31, 2013, 2012 and 2011 have been derived from the historical consolidated financial statements of DCT Industrial Operating Partnership LP and subsidiaries audited by Ernst & Young LLP, an independent registered public accounting firm, whose report with respect thereto is included elsewhere in this prospectus. The consolidated balance sheet data as of December 31, 2011, 2010 and 2009 and the consolidated statement of operations data for each of the years ended December 31, 2010 and 2009 have been derived from the unaudited historical consolidated financial statements of DCT Industrial Operating Partnership LP and subsidiaries, not included in this prospectus.

	For the Years Ended December 31,
	2013	2012	2011	2010	2009
	(amounts in thousands, except per share data and building count)
Operating Data:
Rental revenues	$286,218	$236,839	$211,536	$190,404	$192,669
Total revenues	$289,005	$240,898	$215,827	$194,537	$195,370
Rental expenses and real estate taxes	$80,025	$66,390	$61,367	$58,437	$55,826
Property net operating income(5)	$206,193	$170,449	$150,169	$131,967	$136,843
Total operating expenses	$237,741	$200,972	$189,951	$178,400	$170,204
Loss from continuing operations	$(9,251)	$(28,540)	$(42,503)	$(44,618)	$(34,624)
Income from discontinued operations	$26,723	$11,800	$13,660	$1,551	$12,911
Gain on dispositions of real estate interests	$31	$—	$—	$13	$5
Net income (loss) attributable to OP Unitholders	$16,883	$(16,468)	$(27,885)	$(42,524)	$(21,539)
Earnings per OP Unit—Basic and Diluted:
Loss from continuing operations	$(0.03)	$(0.10)	$(0.16)	$(0.19)	$(0.16)
Income from discontinued operations	0.08	0.04	0.05	0.01	0.06

Net income (loss) attributable to OP Unitholders	$0.05	$(0.06)	$(0.11)	$(0.18)	$(0.10)

Weighted average OP Units outstanding, basic and diluted	317,848	278,189	267,901	238,763	223,560
Amounts Attributable to OP Unitholders:
Loss from continuing operations	$(9,840)	$(28,268)	$(41,545)	$(44,075)	$(34,450)
Income from discontinued operations (1)	26,723	11,800	13,660	1,551	12,911

Net income (loss) attributable to OP Unitholders	16,883	(16,468)	(27,885)	(42,524)	(21,539)

Distributed and undistributed earnings allocated to participating securities	(692)	(524)	(443)	(480)	(436)

Adjusted net income (loss) attributable to OP Unitholders	$16,191	$(16,992)	$(28,328)	$(43,004)	$(21,975)

OP Unit Distributions:
OP Unit cash distributions, declared	$90,352	$79,459	$75,849	$67,380	$68,428
OP Unit cash distributions, declared per unit	$0.28	$0.28	$0.28	$0.28	$0.30
Other Data:
Consolidated operating square feet	61,896	58,132	58,099	56,652	52,910
Consolidated operating buildings	395	399	408	390	375
Total consolidated buildings square feet	63,172	61,410	58,255	57,777	56,847
Total consolidated buildings	400	409	409	398	394

	For the Years Ended December 31,
	2013	2012	2011	2010	2009
	(amounts in thousands, except per share data and building count)
Balance Sheet Data:
Net investment in real estate	$3,141,877	$2,910,613	$2,711,027	$2,647,186	$2,576,410
Total assets	$3,265,963	$3,057,199	$2,793,298	$2,719,889	$2,644,292
Senior unsecured notes	$1,122,407	$1,025,000	$935,000	$786,000	$625,000
Mortgage notes	$290,960	$317,314	$317,783	$425,359	$511,715
Total liabilities	$1,598,771	$1,583,640	$1,389,183	$1,319,051	$1,220,659
Cash Flow Data:
Net cash provided by operating activities	$152,893	$118,956	$106,482	$91,002	$109,749
Net cash used in investing activities	$(301,058)	$(299,138)	$(177,,823)	$(138,334)	$(17,673)
Net cash provided by (used in) financing activities	$167,695	$180,044	$66,845	$45,542	$(92,637)
Funds From Operations:(2)
Net income (loss) attributable to OP Unitholders	$16,883	$(16,468)	$(27,885)	$(42,524)	$(21,539)
Adjustments:
Real estate related depreciation and amortization	137,120	126,687	128,989	115,904	111,250
Equity in (earnings) loss of unconsolidated joint ventures, net	(2,405)	(1,087)	2,556	2,986	(2,698)
Equity in FFO of unconsolidated joint ventures	10,152	10,312	4,732	4,001	11,807
Loss on business combinations	—	—	—	395	10,325
Impairment losses on depreciable real estate (4)	13,279	11,422	10,160	8,012	681
Gain on dispositions of real estate interests	(33,650)	(13,383)	(12,030)	(2,091)	(1,354)
Gain on dispositions of non-depreciable real estate	31	—	—	13	783
Noncontrolling interest in above adjustments	(787)	(1,397)	(1,716)	(54)	(72)

FFO attributable to OP Unitholders—basic and diluted	140,623	116,086	104,806	86,642	109,183

Adjustments:
Impairment losses on non-depreciable real estate(3)	—	—	—	3,992	300
Debt modification costs	—	—	—	1,136	—
Acquisition costs(3)	3,578	1,975	1,902	1,228	—

FFO, as adjusted, attributable to OP Unitholders, basic and diluted(2)(4):	$144,201	$118,061	$106,708	$92,998	$109,483

FFO per OP Unit—basic and diluted	$0.44	$0.41	$0.39	$0.36	$0.48

FFO as adjusted, per OP Unit—basic and diluted(2)(4):	$0.45	$0.42	$0.40	$0.39	$0.49

FFO weighted average OP Units outstanding:
OP Units	317,848	278,189	267,901	238,763	223,560
Participating securities	2,462	1,896	1,601	1,689	1,535

FFO weighted average OP Units and participating securities outstanding—basic:	320,310	280,085	269,502	240,452	225,095
Dilutive unit equivalents	893	623	449	357	189

FFO weighted average OP Units outstanding—diluted:	321,203	280,708	269,951	240,809	225,284

DCT Industrial Trust Inc.

The consolidated balance sheet data as of December 31, 2013 and 2012 and the consolidated statement of operations data for the years ended December 31, 2013, 2012 and 2011 have been derived from the historical consolidated financial statements of DCT Industrial Trust Inc. audited by Ernst & Young LLP, an independent registered public accounting firm, whose report with respect thereto is incorporated by reference in this prospectus. The consolidated balance sheet data as of December 31, 2011, 2010 and 2009 and the consolidated statement of operations data for each of the years ended December 31, 2010 and 2009 have been derived from the historical consolidated financial statements of DCT Industrial Trust Inc., not included in or incorporated by reference in this prospectus.

	For the Years Ended December 31,
	2013	2012	2011	2010	2009
	(amounts in thousands, except per share data and building count)
Operating Data:
Rental revenues	$286,218	$236,839	$211,536	$190,404	$192,669
Total revenues	$289,005	$240,898	$215,827	$194,537	$195,370
Rental expenses and real estate taxes	$80,025	$66,390	$61,367	$58,437	$55,826
Property net operating income(5)	$206,193	$170,449	$150,169	$131,967	$136,843
Total operating expenses	$237,741	$200,972	$189,951	$178,400	$170,204
Loss from continuing operations	$(9,251)	$(28,540)	$(42,503)	$(44,618)	$(34,624)
Income from discontinued operations	$26,723	$11,800	$13,660	$1,551	$12,911
Gain on dispositions of real estate interests	$31	$—	$—	$13	$5
Net income (loss) attributable to common stockholders	$15,870	$(15,086)	$(25,250)	$(37,830)	$(18,585)
Earnings per Common Share—Basic and Diluted:
Loss from continuing operations	$(0.03)	$(0.10)	$(0.16)	$(0.18)	$(0.16)
Income from discontinued operations	0.08	0.04	0.05	0.00	0.06

Net income (loss) attributable to common stockholders	$0.05	$(0.06)	$(0.11)	$(0.18)	$(0.10)

Weighted average common shares outstanding, basic and diluted	298,769	254,831	242,591	212,412	192,900
Amounts Attributable to Common Stockholders:
Loss from continuing operations	$(9,250)	$(25,896)	$(37,621)	$(39,212)	$(29,725)
Income from discontinued operations (1)	25,120	10,810	12,371	1,382	11,140

Net income (loss) attributable to common stockholders	15,870	(15,086)	(25,250)	(37,830)	(18,585)

Distributed and undistributed earnings allocated to participating securities	(692)	(524)	(443)	(480)	(436)

Adjusted net income (loss) attributable to common stockholders	$15,178	$(15,610)	$(25,693)	$(38,310)	$(19,021)

Common Share Distributions:
Common share cash distributions, declared	$85,079	$73,200	$68,789	$60,110	$59,364
Common share cash distributions, declared per share	$0.28	$0.28	$0.28	$0.28	$0.30
Other Data:
Consolidated operating square feet	61,896	58,132	58,099	56,652	52,910
Consolidated operating buildings	395	399	408	390	375
Total consolidated buildings square feet	63,172	61,410	58,255	57,777	56,847
Total consolidated buildings	400	409	409	398	394

	For the Years Ended December 31,
	2013	2012	2011	2010	2009
	(amounts in thousands, except per share data and building count)
Balance Sheet Data:
Net investment in real estate	$3,141,877	$2,910,613	$2,711,027	$2,647,186	$2,576,410
Total assets	$3,265,963	$3,057,199	$2,793,298	$2,719,889	$2,644,292
Senior unsecured notes	$1,122,407	$1,025,000	$935,000	$786,000	$625,000
Mortgage notes	$290,960	$317,314	$317,783	$425,359	$511,715
Total liabilities	$1,598,771	$1,583,640	$1,389,183	$1,319,051	$1,220,659
Cash Flow Data:
Net cash provided by operating activities	$152,893	$118,956	$106,482	$91,002	$109,749
Net cash used in investing activities	$(301,058)	$(299,138)	$(177,823)	$(138,334)	$(17,673)
Net cash provided by (used in) financing activities	$167,695	$180,044	$66,845	$45,542	$(92,637)
Funds From Operations:(2)
Net income (loss) attributable to common stockholders	$15,870	$(15,086)	$(25,250)	$(37,830)	$(18,585)
Adjustments:
Real estate related depreciation and amortization	137,120	126,687	128,989	115,904	111,250
Equity in (earnings) loss of unconsolidated joint ventures, net	(2,405)	(1,087)	2,556	2,986	(2,698)
Equity in FFO of unconsolidated joint ventures	10,152	10,312	4,732	4,001	11,807
Loss on business combinations	—	—	—	395	10,325
Impairment losses on depreciable real estate(4)	13,279	11,422	10,160	8,012	681
Gain on dispositions of real estate interests	(33,650)	(13,383)	(12,030)	(2,091)	(1,354)
Gain on dispositions of non-depreciable real estate	31	—	—	13	783
Noncontrolling interest in the operating partnership’s share of the above adjustments	(8,211)	(12,522)	(14,252)	(13,426)	(17,907)
FFO attributable to OP Unitholders	8,437	9,743	9,901	8,678	14,881

FFO attributable to OP Unitholders—basic and diluted	140,623	116,086	104,806	86,642	109,183

Adjustments:
Impairment losses on non-depreciable real estate(3)	—	—	—	3,992	300
Debt modification costs	—	—	—	1,136	—
Acquisition costs(3)	3,578	1,975	1,902	1,228	—

FFO, as adjusted, attributable to OP Unitholders, basic and diluted(2):	$144,201	$118,061	$106,708	$92,998	$109,483

FFO per common share and unit—basic and diluted	$0.44	$0.41	$0.39	$0.36	$0.48

FFO as adjusted, per common share and unit—basic and diluted(2)(4):	$0.45	$0.42	$0.40	$0.39	$0.49

FFO weighted average common shares and units outstanding:
Common shares	298,769	254,831	242,591	212,412	192,900
Participating securities	2,462	1,896	1,601	1,689	1,535
Units	19,079	23,358	25,310	26,351	30,660

FFO weighted average common shares, participating securities and units outstanding—basic:	320,310	280,085	269,502	240,452	225,095
Dilutive common stock equivalents	893	623	449	357	189

FFO weighted average common shares and units outstanding—diluted:	321,203	280,708	269,951	240,809	225,284

(1)	Includes gain on dispositions of real estate interests.
(2)	We believe that net income attributable to unitholders, as defined by GAAP, is the most appropriate earnings measure. However, we consider funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental non-GAAP measure of DCT Industrial’s operating performance. NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income attributable to unitholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains from dispositions of operating real estate held for investment purposes, plus impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measureable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures and adjustments to derive our pro rata share of FFO of unconsolidated joint ventures. We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO. Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure. We also present FFO excluding acquisition costs, debt modification costs and impairment losses on properties which are not depreciable. We believe that FFO excluding acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results. Readers should note that FFO captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, our FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income as a measure of our performance.
(3)	Excluding amounts attributable to noncontrolling interests.
(4)	Under NAREIT’s definition of FFO, impairment write-downs of depreciable real estate should be excluded in calculating NAREIT FFO. In addition, impairments of in substance real estate investments in investees that are driven by measureable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures should be excluded in determining NAREIT FFO.
(5)	Property net operating income, or property NOI, is defined as rental revenues, including reimbursements, less rental expenses and real estate taxes, which excludes depreciation, amortization, impairment, casualty gains, general and administrative expenses, loss on business combinations and interest expense. We consider property NOI to be an appropriate supplemental performance measure because property NOI reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, amortization, impairment, general and administrative expenses, interest income and interest expense. However, property NOI should not be viewed as an alternative measure of our financial performance since it excludes expenses which could materially impact our results of operations. Further, our property NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating property NOI. Therefore, we believe net income, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

Overview

DCTOP is an entity through which DCT, a fully-integrated and self-managed REIT, and our sole general partner, conducts all of its operations and owns all of its assets. We are engaged in the business of owning, operating, acquiring and developing high-quality bulk distribution and light industrial properties in high volume distribution markets in the United States (“U.S.”). As of December 31, 2013 DCT owned an approximate 94.8% ownership interest in DCTOP.

Our primary business objectives are to maximize long-term growth in Funds From Operations, or FFO, as defined in “Selected Consolidated Financial Data,” net asset value of our portfolio and total shareholder returns. In our pursuit of these long-term objectives, we seek to:

•	maximize cash flows from existing properties;

•	deploy capital into high quality acquisitions and development opportunities which meet our asset, location and financial criteria; and

•	recycle capital by selling assets that no longer fit our investment criteria and reinvesting the proceeds into higher growth opportunities.

Outlook

We seek to maximize long-term earnings growth and value within the context of overall economic conditions, primarily through increasing occupancy, rents and operating income at existing properties and acquiring and developing high-quality properties with attractive operating income and value growth prospects. Fundamentals for industrial real estate continue to improve in response to general improvement in the economy as well as trends that particularly favor industrial assets, including the growth of e-commerce and United States based manufacturing. We expect moderate economic growth to continue throughout 2014, which should result in continued positive demand for warehouse space as companies expand and upgrade their distribution and production platforms.

In response to positive net absorption and lower market vacancy levels, rental rates are increasing in most of our markets, although they generally remain below peak levels. Rental concessions, such as free rent, have also declined in all markets. Consistent with recent experience and based on current market conditions, we expect average net effective rental rates on new leases signed in 2014 to be higher than the rates on expiring leases. As positive net absorption of warehouse space continues, we expect the rental rate environment to continue to improve.

New development has begun to increase in certain markets where fundamentals have improved, however construction is below current levels of net absorption in most markets and well below peak levels. We expect that the operating environment will continue to be favorable for landlords with meaningful improvement of rental and occupancy rates.

We expect same store net operating income to be higher in 2014 than it was in 2013, primarily as a result of higher occupancy in 2014 and the impact of increasing rental rates on leases signed in 2014 compared to expiring leases.

In terms of capital investment, we will continue to pursue the acquisition of well-located distribution facilities at prices where we can apply our leasing experience and market knowledge to generate attractive returns. Going forward, we will pursue the acquisition of buildings and land and consider selective development of new buildings in markets where we perceive demand and market rental rates will provide attractive financial returns.

We anticipate having sufficient liquidity to fund our operating expenses, including costs to maintain our properties and distributions, though we may finance investments, including acquisitions and developments, with the issuance of new common shares, proceeds from asset sales or through additional borrowings. Please see “Liquidity and Capital Resources” for additional discussion.

Inflation

Although the U.S. economy has recently experienced a slight decrease in inflation rates, and a wide variety of industries and sectors are affected differently by changing commodity prices, inflation has not had a significant impact on us in our markets. Most of our leases require the customers to pay their share of operating expenses, including common area maintenance, real estate taxes and insurance, thereby reducing our exposure to increases in costs and operating expenses resulting from inflation. In addition, most of our leases expire within five years which enables us to replace existing leases with new leases at then-existing market rates.

Summary of Significant Transactions During 2013

Significant transactions for the year ended December 31, 2013

•	Acquisitions

•	During the year ended December 31, 2013, we acquired 38 buildings totaling approximately 7.1 million square feet. These properties were acquired for a total purchase price of $359.5 million, excluding our existing ownership of 3.6% in the seven properties previously held by TRT-DCT Venture I (see “Notes to the Consolidated Financial Statements, Note 4—Investment in and Advances to Unconsolidated Joint Ventures” for further detail).

•	During the year ended December 31, 2013, we acquired five land parcels for future development which total approximately 128.6 acres located in the Southern California, Seattle, Miami, and Houston markets for a total purchase price of $40.5 million.

•	Development Activities

During 2013, we continued to expand our development activities. The table below represents a summary of our consolidated development activity as of December 31, 2013:

Project	Market	Acres	Number of Buildings	Square Feet	Percent Owned	Cumulative Costs at 12/31/2013	Projected Investment	Completion Date(1)	Percent Leased
				(in thousands)		(in thousands)	(in thousands)
Development Activities
Projects in Lease Up
DCT Airtex Industrial Center	Houston	13	1	267	100%	$12,161	$14,983	Q4-2013	100%
DCT 55	Chicago	33	1	604	100%	26,218	28,318	Q4-2012	66%

Total		46	2	871	100%	$38,379	$43,301		77%

Under Construction
DCT Beltway Tanner Business Center	Houston	11	1	133	100%	$10,201	$15,153	Q1-2014	0%
8th & Vineyard B	So. California	4	1	99	91%	5,243	6,197	Q1-2014	0%
DCT Summer South Distribution Center	Seattle	9	1	188	100%	9,194	13,060	Q1-2014	0%
DCT White River Corporate Center Phase I	Seattle	30	1	649	100%	23,051	42,433	Q2-2014	0%
Slover Logistics Center II	So. California	28	1	610	100%	24,241	37,496	Q1-2014	100%
DCT Auburn 44	Seattle	3	1	49	100%	3,341	4,547	Q1-2014	100%
DCT Rialto Logistics Center	So. California	42	1	928	100%	21,480	59,523	Q3-2014	0%

Total		127	7	2,656	100%	$96,751	$178,409		25%

Build-to-Suit for Sale
8th & Vineyard A	So. California	6	1	130	91%	$7,773	$8,703	Q1-2014	N/A

Total		6	1	130	91%	$7,773	$8,703

Total Development Activities		179	10	3,657	99%	$142,903	$230,413		38%

(1)	The completion date represents the date of building shell completion or estimated date of shell completion.

Construction was completed during the second quarter of 2013 on the Dulles Summit build-to-suit project. We recognized development profits, net of tax of approximately $0.3 million for the year ended December 31, 2013 related to the development of the Dulles Summit build-to-suit project. As of December 31, 2013, we had one build-to-suit for sale project, 8th and Vineyard A, under contract. Due to the terms of the contract, timing of payments and the sale recognition criteria of GAAP, no profit was recognized in 2013. The construction and sale were completed in January 2014, at which time the development profit was recognized.

•	Dispositions

•	During the year ended December 31, 2013, we sold 51 operating properties, totaling approximately 6.8 million square feet, to third-parties for combined gross proceeds of approximately $265.8 million. This included the disposition of our entire portfolio of Mexico assets consisting of 15 buildings totaling 1.7 million square feet, for gross proceeds of approximately $82.7 million.

•	We recognized gains of approximately $33.6 million on the disposition of 36 operating properties and recognized an impairment loss of approximately $13.3 million on the disposition of a portfolio in Dallas.

•	Significant Activity with Joint Ventures

•	During May 2013, we purchased the remaining 96.4% interest in seven properties from TRT-DCT JV I for additional consideration of $82.8 million. Additionally, we sold one of the properties during 2013 and the remaining six properties were consolidated as of December 31, 2013.

•	Debt Activity

•	During February 2013, we entered into an amendment with our syndicated bank group whereby we extended and increased our existing $175.0 million senior unsecured term loan to $225.0 million for a period of five years, extended our existing $300.0 million senior unsecured line of credit for a period of four years and received a commitment for an additional $175.0 million senior unsecured term loan with a term of two years. We closed on the additional $175.0 million in March 2013, which was used to refinance a scheduled June 2013 maturity of $175.0 million of other senior unsecured debt.

•	During October 2013, we issued $275.0 million aggregate principal amount of 4.50% senior notes due 2023 at 99.038% of face value in a private placement for net proceeds of approximately $269.6 million after offering costs. We primarily used the net proceeds to repay a $15.9 million mortgage note that was scheduled to mature in October 2013, a $50.0 million senior unsecured note that was scheduled to mature in January of 2014 and our $175.0 million senior unsecured term loan that was scheduled to mature in February 2015, which were pre-payable without prepayment penalties.

•	Equity activity

•	On May 29, 2013, DCT registered a third continuous equity offering program, to replace its continuous equity offering program previously registered on November 20, 2012. Pursuant to this offering, DCT may sell up to 20 million shares of common stock from time-to-time through May 29, 2016 in “at-the-market” offerings or certain other transactions. During the year ended December 31, 2013, approximately 13.8 million were issued shares through the second and third continuous equity offering programs at an average price of $7.37 per share for proceeds of $100.4 million, net of offering expenses. The proceeds from the sale of shares were contributed to DCTOP in exchange for an equal number of OP Units in the DCTOP and were used for general corporate purposes, including funding acquisitions and repaying debt. As of December 31, 2013, 16.6 million shares remain available to be issued under the current offering.

•	On August 13, 2013, DCT issued 23.0 million shares of common stock in a public offering at a price of $7.20 per share for proceeds of $158.2 million, net of offering expenses, used for acquisitions, development activities, repayment of amounts under our senior unsecured revolving credit facility and other general purposes. The proceeds from the sale of shares were contributed to DCTOP in exchange for an equal number of OP Units in DCTOP.

Critical Accounting Policies and Estimates

General

Our discussion and analysis of financial condition and results of operations is based on our Consolidated Financial Statements which have been prepared in accordance with United States generally accepted accounting principles (“GAAP”). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and contingencies as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. We evaluate our assumptions and estimates on an on-going basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The following discussion pertains to accounting policies management believes are most critical to the portrayal of our financial condition and results of operations that require management’s most difficult, subjective or complex estimates.

Revenue Recognition

We record rental revenues on a straight-line basis under which contractual rent increases are recognized evenly over the lease term. Certain properties have leases that provide for customer occupancy during periods where no rent is due or where minimum rent payments change during the term of the lease. Accordingly, we record receivables from customers that we expect to collect over the remaining lease term, which are recorded as a straight-line rent receivable. When we acquire a property, the terms of existing leases are considered to commence as of the acquisition date for the purposes of this calculation.

Tenant recovery income includes payments and amounts due from customers pursuant to their leases for real estate taxes, insurance and other recoverable property operating expenses and is recognized as “Rental revenues” during the same period the related expenses are incurred.

We maintain an allowance for estimated losses that may result from the inability of our customers to make required payments. This estimate requires significant judgment related to the lessees ability to fulfill their obligations under the leases. If a customer is insolvent or files for bankruptcy protection and fails to make contractual payments beyond any allowance, we may recognize additional bad debt expense in future periods equal to the net outstanding balances, which include amounts recognized as straight-line revenue not realizable until future periods.

In connection with property acquisitions qualifying as business combinations, we may acquire leases with rental rates above or below the market rental rates. Such differences are recorded as an intangible lease asset or liability and amortized to “Rental revenues” over the reasonably assured term of the related leases. The unamortized balances of these assets and liabilities associated with the early termination of leases are fully amortized to their respective revenue line items in our Consolidated Statements of Operations over the shorter of the expected life of such assets and liabilities or the remaining lease term.

Capitalization of Costs

We capitalize costs directly related to the development, pre-development, redevelopment or improvement of our investment in real estate, referred to as capital projects and other activities included within this paragraph. Costs associated with our capital projects are capitalized as incurred. If the project is abandoned, these costs are expensed during the period in which the project is abandoned. Costs considered for capitalization include, but are not limited to, construction costs, interest, real estate taxes and insurance, if appropriate. We capitalize indirect costs such as personnel, office, and administrative expenses that are directly related to our development projects based on an estimate of the time spent on the construction and development activities. These costs are capitalized only during the period in which activities necessary to ready an asset for its intended use are in progress and such costs are incremental and identifiable to a specific activity to get the asset ready for its intended use. We determine when the capitalization period begins and ends through communication with project and other managers responsible for the tracking and oversight of individual projects. In the event that the activities to ready the asset for its intended use are suspended, the capitalization period will cease until such activities are resumed. In addition, we capitalize initial direct costs incurred for successful origination of new leases. Costs incurred for maintaining and repairing our properties, which do not extend their useful lives, are expensed as incurred.

Interest is capitalized based on actual capital expenditures from the period when development or redevelopment commences until the asset is ready for its intended use, at the weighted average borrowing rates in effect during the period. We also capitalize interest on our qualifying investments in unconsolidated joint ventures based on the average capital invested in a venture during the period when the venture has activities in progress necessary to commence its planned principal operations, at our weighted average borrowing rate during the period. A “qualifying investment” is an investment in an unconsolidated joint venture provided that our investee’s activities include the use of funds to acquire qualifying assets, such as development or predevelopment activities, and planned principal operations have not commenced.

Investment in Properties

We record the assets, liabilities and noncontrolling interests associated with property acquisitions which qualify as business combinations at their respective acquisition date fair values which are derived using a market, income or replacement cost approach, or a combination thereof. Acquisition related costs associated with business combinations are expensed as incurred. As defined by GAAP, a business is an integrated set of activities and assets that is capable of being conducted and managed for the purpose of providing a return in the form of dividends, lower costs or other economic benefits directly to investors or other owners, members or participants. We generally do not consider acquisitions of land or unoccupied buildings to be business combinations. Rather, these transactions are treated as asset acquisitions and recorded at cost.

The fair value of identifiable tangible assets such as land, building, building and land improvements and tenant improvements is determined on an “as-if-vacant” basis which requires significant judgment by management. Management considers estimates such as the replacement cost of such assets, appraisals, property condition reports, comparable market rental data and other related information in determining the fair value of the tangible assets. The recorded fair value of intangible lease assets or liabilities includes the value associated with leasing commissions, legal and other costs, as well as the estimated period necessary to lease such property and lease commencement. An intangible asset or liability resulting from in-place leases that are above or below the market rental rates are valued based upon management’s estimates of prevailing market rates for similar leases. Intangible lease assets or liabilities are amortized over the reasonably assured lease term of the remaining in-place leases as an adjustment to “Rental revenues” or “Real estate related depreciation and amortization” depending on the nature of the intangible. The difference between the fair value and the face value of debt assumed in connection with an acquisition is recorded as a premium or discount and amortized to “Interest expense” over the life of the debt assumed. The valuation of assumed liabilities is based on our estimate of the current market rates for similar liabilities in effect at the acquisition date.

We have certain properties which we have acquired or removed from service with the intention to redevelop the property. Buildings under redevelopment require significant construction activities prior to being placed back into service. We generally do not depreciate properties classified as redevelopment until the date that the redevelopment properties are ready for their intended use.

Real estate, including land, building, building and land improvements, and tenant improvements, leasing costs and intangible lease assets and liabilities are stated at historical cost less accumulated depreciation and amortization, unless circumstances indicate that the cost cannot be recovered, in which case, the carrying value of the property is reduced to estimated fair value. Our estimate of the useful life of our assets is evaluated upon acquisition and when circumstances indicate a change in the useful life, which requires significant judgment regarding the economic obsolescence of tangible and intangible assets.

Impairment of Properties

Investments in properties classified as held for use are carried at cost and evaluated for impairment at least annually and whenever events or changes in circumstances indicate that the carrying amounts of these assets may not be recoverable. As we selectively dispose of non-strategic assets and redeploy the proceeds into higher growth assets, our intended hold period may change due to our intention to sell or otherwise dispose of an asset. As a result, we would assess whether that asset is impaired. Depending on the carrying value of the property at that time and the amount that we estimate we would receive on disposal, we may record an impairment loss. Other indicators include the point at which we deem a building to be held for sale or when a building remains vacant significantly longer than expected.

For investments in properties that we intend to hold long-term, the recoverability is based on estimated future undiscounted cash flows. If the asset carrying value is not recoverable on an undiscounted cash flow basis, the amount of impairment is measured as the difference between the carrying value and the fair value of the asset and is reflected in “Impairment losses” on the Consolidated Statements of Operations. The determination of fair value of real estate assets to be held for use is derived using the discounted cash flow method and involves a number of management assumptions relating to future economic events that could materially affect the determination of the ultimate value, and therefore, the carrying amounts of our real estate. Such assumptions are management’s estimates and include, but are not limited to, projected vacancy rates, rental rates, property operating expenses and capital expenditures. The capitalization rate is also a significant driving factor in determining the property valuation and requires management’s judgment of factors such as market knowledge, market supply and demand factors, historical experience, lease terms, customer’s financial strength, economy, demographics, environment, property location, visibility, age, physical condition and expected return requirements, among other things. The aforementioned factors are taken as a whole by management in determining the valuation of investment property. The valuation is sensitive to the actual results of many of these uncertain factors, either individually or taken as a whole. Should the actual results differ from management’s estimates, the valuation could be negatively affected and may result in additional impairments recorded in the Consolidated Financial Statements.

Investments in properties classified as held for sale are recorded at the lower of their carrying amount or fair value (typically estimated based on the contracted sales price) less costs to sell. Impairment of assets held for sale is a component of “Income from discontinued operations” in the Consolidated Statements of Operations and is further detailed in “Notes to Consolidated Financial Statements Note 15 – Discontinued Operations and Assets Held for Sale.”

Impairment of Investments in and Advances to Unconsolidated Joint Ventures

We evaluate investments in and advances to unconsolidated joint ventures for impairment whenever events or changes in circumstances indicate that there may be an other-than-temporary decline in value. To do so, we calculate the estimated fair value of the investment using a market, income or replacement cost approach, or combination thereof. The amount of impairment recognized, if any, would be the excess of the investment’s carrying amount over its estimated fair value. We consider various factors to determine if a decline in the value of the investment is other-than-temporary, which include but are not limited to, the age of the venture, our intent and ability to retain our investment in the entity, the financial condition and long-term prospects of the entity, expected term of the investment and the relationships with the other joint venture partners and its lenders. If we believe that the decline in the fair value is temporary, no impairment is recorded. The aforementioned factors are taken as a whole by management in determining the valuation of our investment. Should the actual results differ from management’s estimates, the valuation could be negatively affected and may result in additional impairments in the Consolidated Financial Statements.

Results of Operations

Summary of the year ended December 31, 2013 compared to the year ended December 31, 2012

As of December 31, 2013, we owned interests in, managed or had under development approximately 75.5 million square feet of properties leased to approximately 900 customers, including 12.3 million square feet of unconsolidated properties on behalf of four institutional capital management joint venture partners and we consolidated 395 operating properties, two redevelopment properties, two development properties and one property which was held for sale. As of December 31, 2012, we consolidated 399 operating properties, four redevelopment properties, three development properties and three properties which were held for sale.

Comparison of the year ended December 31, 2013 to the year ended December 31, 2012

The following table illustrates the changes in rental revenues, rental expenses and real estate taxes, property net operating income, other revenue and other income (loss) and other expenses for the year ended December 31, 2013 compared to the year ended December 31, 2012. Our same store portfolio includes all operating properties that we owned for the entirety of both the current and prior year reporting periods for which the operations had been stabilized. We generally consider buildings stabilized when occupancy reaches 90%. Non-same store operating properties include properties not meeting the same-store criteria and exclude development and redevelopment properties. The same store portfolio for the periods presented totaled 321 operating properties and was comprised of 48.6 million square feet. A discussion of these changes follows the table (in thousands):

	Year Ended December 31,			Percent Change
	2013	2012	$ Change
Rental Revenues
Same store, excluding revenues related to early lease terminations	$233,191	$226,927	$6,264	2.8%
Non-same store operating properties	51,073	9,175	41,898	456.7%
Development and redevelopment	652	185	467	252.4%
Revenues related to early lease terminations	1,302	552	750	135.9%

Total rental revenues	286,218	236,839	49,379	20.8%

Rental Expenses and Real Estate Taxes
Same store	67,010	63,908	3,102	4.9%
Non-same store operating properties	12,784	2,249	10,535	468.4%
Development and redevelopment	231	233	(2)	-0.9%

Total rental expenses and real estate taxes	80,025	66,390	13,635	20.5%

Property Net Operating Income(1)
Same store, excluding revenues related to early lease terminations	166,181	163,019	3,162	1.9%
Non-same store operating properties	38,289	6,926	31,363	452.8%
Development and redevelopment	421	(48)	469	977.1%
Revenues related to early lease terminations	1,302	552	750	135.9%

Total property net operating income	206,193	170,449	35,744	21.0%

Other Revenue and Other Income (Loss)
Development profit	268	307	(39)	-12.7%
Institutional capital management and other fees	2,787	4,059	(1,272)	-31.3%
Equity in earnings of unconsolidated joint ventures, net	2,405	1,087	1,318	121.3%
Interest and other income	274	85	189	222.4%
Casualty and involuntary conversion gain	296	1,174	(878)	-74.8%

Total other revenue and other income	6,030	6,712	(682)	-10.2%

Other Expenses
Real estate related depreciation and amortization	130,002	109,993	20,009	18.2%
Interest expense	63,394	69,274	(5,880)	-8.5%
General and administrative	28,010	25,763	2,247	8.7%
Income tax expense and other taxes	68	671	(603)	-89.9%

Total other expenses	221,474	205,701	15,773	7.7%

Income from discontinued operations	26,723	11,800	14,923	126.5%
Net (income) loss attributable to noncontrolling interests	(589)	272	(861)	-316.5%

Net income (loss) attributable to OP Unitholders	$16,883	$(16,468)	$33,351	202.5%

(1)	For a discussion as to why we view property net operating income to be an appropriate supplemental performance measure and a reconciliation of our property net operating income to our reported “Loss from Continuing Operations,” see “Selected Consolidated Financial Data.”

Rental Revenues and Leasing Activity

Rental revenues, which are comprised of base rent, straight-line rent, amortization of above and below market rent intangibles, tenant recovery income, other rental revenues and early lease termination fees, increased $49.4 million for the year ended December 31, 2013 compared to the same period in 2012, primarily due to the following changes:

•	$43.1 million increase in our non-same store rental revenues including development and redevelopment properties, primarily as a result of an increase in the number of properties and an increase in average occupancy year over year. Since December 31, 2012, we acquired 38 operating properties, six properties for development and completed development of five properties.

•	$6.3 million increase in total revenue in our same store portfolio due primarily to the following:

•	$6.7 million increase in base rent primarily resulting from increased rental rates and a 100 basis point increase in average occupancy year over year;

•	$3.2 million increase in operating expense recoveries related to a higher average occupancy; and

•	$1.3 million increase in other rental revenues primarily related to increases in amortization of below market rent and other rents; which was partially offset by

•	$5.0 million decrease in straight-line rental revenue as a result of fewer rent concessions.

The following table illustrates the components of our consolidated rental revenues for the years ended December 31, 2013 and 2012 (in thousands):

	Year Ended December 31,
	2013	2012	$ Change
Base rent	$212,045	$176,798	$35,247
Straight-line rent	5,335	6,254	(919)
Amortization of above and below market rent intangibles	1,581	826	755
Tenant recovery income	63,829	51,695	12,134
Other rental income	2,126	714	1,412
Revenues related to early lease terminations	1,302	552	750

Total rental revenues	$286,218	$236,839	$49,379

The following table provides a summary of our leasing activity for the year ended December 31, 2013:

	Number of Leases Signed	Square Feet Signed(1)	Net Effective Rent Per Square Foot(2)	GAAP Basis Rent Growth(3)	Weighted Average Lease Term(4)	Turnover Costs Per Square Foot(5)	Weighted Average Retention(6)
		(in thousands)			(in months)
Year to date 2013	299	13,836	$4.37	6.60%	53	$1.77	72.0%

(1)	Excludes month to month leases.
(2)	Net effective rent is the average base rent calculated in accordance with GAAP, over the term of the lease.
(3)	GAAP basis rent growth is an annual ratio of the change in net effective rent (including straight-line rent adjustments as required by GAAP) compared to the net effective rent of the comparable lease. Leases where there were no prior comparable leases, due to extended downtime, or materially different lease structures and short-term lease of less than 12 months, are excluded.
(4)	The lease term is in months. Assumes no exercise of lease renewal options, if any.

(5)	Turnover costs are comprised of the costs incurred or capitalized for improvements of vacant and renewal spaces, as well as the commissions paid and costs capitalized for leasing transactions. Turnover costs per square foot represent the total turnover costs expected to be incurred on the leases signed during the period and does not reflect actual expenditures for the period.
(6)	Represents the percentage of customers renewing their respective leases weighted by average square feet.

During the year ended December 31, 2013, we signed 102 leases with free rent, which were for 5.8 million square feet of property with total concessions of $6.6 million.

Rental Expenses and Real Estate Taxes

Rental expenses and real estate taxes increased $13.6 million for the year ended December 31, 2013 compared to the same period in 2012, primarily due to:

•	$10.5 million increase in rental expenses and real estate taxes related to the properties acquired and development and redevelopment properties placed into operation during the period ended December 31, 2013; and

•	$3.1 million increase in rental expenses and real estate taxes year over year in our same store portfolio, which was primarily due to increases in property taxes, snow removal, management fees and bad debt expense.

Other Revenue and Other Income (Loss)

Total other revenue and other income (loss) decreased $0.7 million for the year ended December 31, 2013 as compared to the same period in 2012, primarily due to:

•	$1.3 million decrease in institutional capital management fees as a result of a decrease in assets under management due to the sale of properties from our unconsolidated joint ventures; and

•	$0.9 million decrease in casualty gains related to amounts received from insurance companies during 2012 for casualty events at certain properties; partially offset by

•	$1.3 million increase in equity in earnings of unconsolidated joint ventures primarily as a result of an increase in occupancy in three of our joint ventures.

Other Expenses

Other expenses increased $15.8 million for the year ended December 31, 2013 as compared to the same period in 2012, primarily as a result of:

•	$20.0 million increase in depreciation and amortization expense, resulting from real estate acquisitions and capital additions; and

•	$2.2 million increase in general and administrative expenses primarily related to higher acquisition costs and personnel costs, partially offset by an increase in capitalized overhead as a result of increased development, leasing and other capital activities; partially offset by

•	$5.9 million decrease in interest expense as a result of the $175.0 million term loan paid down in March 2013, lower borrowings on our revolving line of credit, hedging ineffectiveness of $0.7 million during 2012 and an increase in capitalized interest in 2013 related to increased development activities.

Income from Discontinued Operations

Income from discontinued operations increased $14.9 million for the year ended December 31, 2013 as compared to the same period in 2012. This increase is primarily related to the gain on dispositions totaling $33.6 million partially offset by impairment charges of $13.3 million recorded on sales of properties during 2013, as compared to gain on dispositions totaling $13.4 million partially offset by impairment charges of $11.4 million recorded on sales of properties during 2012. Additionally, the increase was offset by lower operating and other income from properties sold or held for sale in 2013 compared to 2012.

Summary of the year ended December 31, 2012 compared to the year ended December 31, 2011

As of December 31, 2012, we consolidated 399 operating properties, four redevelopment properties, three development properties and three properties which were held for sale. As of December 31, 2011, we consolidated 408 operating properties and one redevelopment property.

Comparison of the year ended December 31, 2012 to the year ended December 31, 2011

The following table illustrates the changes in rental revenues, rental expenses and real estate taxes, property net operating income, other revenue and other income (loss) and other expenses for the year ended December 31, 2012 compared to the year ended December 31, 2011. Our same store portfolio includes all operating properties that we owned for the entirety of both the current and prior year reporting periods for which the operations had been stabilized. We generally consider buildings stabilized when occupancy reaches 90%. The same store portfolio for the periods presented totaled 288 buildings comprised of approximately 44.6 million square feet. A discussion of these changes follows the table (in thousands):

	Year Ended December 31,		$ Change	Percent Change
	2012	2011
Rental Revenues
Same store, excluding revenues related to early lease terminations	$203,850	$199,023	$4,827	2.4%
Non-same store operating properties	32,252	11,899	20,353	171.0%
Development and redevelopment	185	—	185	100.0%
Revenues related to early lease terminations	552	614	(62)	-10.1%

Total rental revenues	236,839	211,536	25,303	12.0%

Rental Expenses and Real Estate Taxes
Same store	57,486	57,344	142	0.2%
Non-same store operating properties	8,672	3,882	4,790	123.4%
Development and redevelopment	232	141	91	64.5%

Total rental expenses and real estate taxes	66,390	61,367	5,023	8.2%

Property Net Operating Income(1)
Same store, excluding revenues related to early lease terminations	146,364	141,679	4,685	3.3%
Non-same store operating properties	23,580	8,017	15,563	194.1%
Development and redevelopment	(47)	(141)	94	66.7%
Revenues related to early lease terminations	552	614	(62)	-10.1%

Total property net operating income	170,449	150,169	20,280	13.5%

Other Revenue and Other Income (Loss)
Development profit	307	—	307	100.0%
Institutional capital management and other fees	4,059	4,291	(232)	-5.4%
Equity in earnings (loss) of unconsolidated joint ventures, net	1,087	(2,556)	3,643	142.5%
Interest and other income (expense)	85	(93)	178	191.4%
Casualty and involuntary conversion gain	1,174	—	1,174	100.0%

Total other revenue and other income	6,712	1,642	5,070	308.8%

Other Expenses
Real estate related depreciation and amortization	109,993	103,333	6,660	6.4%
Interest expense	69,274	63,645	5,629	8.8%
General and administrative	25,763	25,251	512	2.0%
Impairment losses on investments in unconsolidated joint ventures	—	1,953	(1,953)	-100.0%
Income tax expense and other taxes	671	132	539	408.3%

Total other expenses	205,701	194,314	11,387	5.9%

Income from discontinued operations	11,800	13,660	(1,860)	-13.6%
Net loss attributable to noncontrolling interests	272	958	(686)	-71.6%

Net loss attributable to OP Unitholders	$(16,468)	$(27,885)	$11,417	40.9%

(1)	For a discussion as to why we view property net operating income to be an appropriate supplemental performance measure and a reconciliation of our property net operating income to our reported “Loss from Continuing Operations,” see “Selected Consolidated Financial Data”

Rental Revenues

Rental revenues, which are comprised of base rent, straight-line rent, amortization of above and below market rent intangibles, tenant recovery income, early lease termination fees and other rental revenues, increased $25.3 million for the year ended December 31, 2012 compared to the same period in 2011, primarily due to the following changes:

•	$20.5 million increase in our non-same store rental revenues including development and redevelopment properties, primarily as a result of an increase in the number of properties and an increase in average occupancy year over year. Since December 31, 2011, we acquired 29 operating properties, four redevelopment properties and completed development or redevelopment of three properties.

•	$4.8 million increase in total revenue in our same store portfolio due primarily to the following:

•	$4.8 million increase in base rent primarily resulting from increased rental rates and a 140 basis point increase in average occupancy year over year; and

•	$3.5 million increase in operating expense recoveries related to a higher average occupancy; which was partially offset by

•	$3.2 million decrease in straight-line rental revenue as a result of fewer rent concessions; and

•	$0.2 million decrease in early lease termination fees.

The following table illustrates the components of our consolidated rental revenues for the years ended December 31, 2012 and 2011 (in thousands):

	Year Ended December 31,
	2012	2011	$ Change
Base rent	$176,798	$157,885	$18,913
Straight-line rent	6,254	8,301	(2,047)
Amortization of above and below market rent intangibles	826	387	439
Tenant recovery income	51,695	43,579	8,116
Other rental income	714	770	(56)
Revenues related to early lease terminations	552	614	(62)

Total rental revenues	$236,839	$211,536	$25,303

The following table provides a summary of our leasing activity for the year ended December 31, 2012:

	Number of Leases Signed	Square Feet Signed(1)	Net Effective Rent Per Square Foot(2)	GAAP Basis Rent Growth(3)	Weighted Average Lease Term(4)	Turnover Costs Per Square Foot(5)	Weighted Average Retention(6)
		(in thousands)			(in months)
Year to date 2012	305	15,492	$3.81	4.60%	56	$1.83	73.4%

(1)	Excludes month to month leases.
(2)	Net effective rent is the average base rent calculated in accordance with GAAP, over the term of the lease.
(3)	GAAP basis rent growth is an annual ratio of the change in net effective rent (including straight-line rent adjustments as required by GAAP) compared to the net effective rent of the comparable lease. Leases where there were no prior comparable leases, due to extended downtime, or materially different lease structures and short-term lease of less than 12 months, are excluded.
(4)	The lease term is in months. Assumes no exercise of lease renewal options, if any.

(5)	Turnover costs are comprised of the costs incurred or capitalized for improvements of vacant and renewal spaces, as well as the commissions paid and costs capitalized for leasing transactions. Turnover costs per square foot represent the total turnover costs expected to be incurred on the leases signed during the period and does not reflect actual expenditures for the period.
(6)	Represents the percentage of customers renewing their respective leases weighted by average square feet.

Rental Expenses and Real Estate Taxes

Rental expenses and real estate taxes increased $5.0 million for the year ended December 31, 2012 compared to the same period in 2011, primarily due to a $4.9 million increase in rental expenses and real estate taxes related to the properties acquired and development and redevelopment properties placed into operation during the period.

Other Revenue and Other Income (Loss)

Total other revenue and other income (loss) increased $5.1 million for the year ended December 31, 2012 as compared to the same period in 2011, primarily due to:

•	$3.6 million increase in equity in earnings (loss) of unconsolidated joint ventures primarily as a result of an increase in occupancy in two of our joint ventures, as well as gains recognized on the sale of two properties in our joint ventures; and

•	$1.2 million increase in casualty gains related to amounts received from insurance companies subsequent to December 31, 2012 for casualty events at certain properties.

Other Expenses

Other expenses increased $11.4 million for the year ended December 31, 2012 as compared to the same period in 2011, primarily as a result of:

•	$6.7 million increase in real estate depreciation and amortization expense resulting from real estate acquisitions and capital additions;

•	$5.6 million increase in interest expense primarily related to higher average borrowings and $0.7 million related to hedge ineffectiveness recognized during the year ended December 31, 2012 related to our settled hedge liability (see “Notes to the Consolidated Financial Statements Note 6—Financial Instruments and Hedging Activities” for further detail related to the hedge activity); and

•	$0.5 million increase in general and administrative expenses, primarily related to an increase in acquisition costs for the increased number of properties acquired during 2012; which were partially offset by

•	$2.0 million decrease in impairment losses on unconsolidated joint ventures related to an impairment recorded in 2011 on a property sold in an unconsolidated joint venture.

Income from Discontinued Operations

Income from discontinued operations decreased $1.9 million for the year ended December 31, 2012 as compared the same period in 2011. This change is primarily the result of a casualty gain recorded in 2011 on a property subsequently sold as well as higher net gains on properties sold in 2011.

Segment Summary for the years ended December 31, 2013, 2012 and 2011

Our segments are based on our internal reporting of operating results used to assess performance based on our properties’ geographical markets. Our markets are aggregated into three reportable regions or segments, East, Central and West, which are based on the geographical locations of our properties (see “—Business and Properties” for a listing of our properties by market broken into our reportable segments). We consider rental revenues and property net operating income aggregated by segment to be the appropriate way to analyze performance. Certain reclassifications have been made to prior year results to conform to the current presentation related to discontinued operations. The following segment disclosures exclude the results from discontinued operations (see “Notes to the Consolidated Financial Statements, Note 15 – Discontinued Operations and Assets Held for Sale” for additional information):

					Year Ended December 31,
	As of December 31,
	Number of buildings	Square feet	Occupancy at period end	Segment assets(1)	Rental revenues(2)	Property net operating income (3)
EAST:
2013	132	23,163	90.3%	$1,026,416	$95,682	$69,853
2012	117	19,651	86.0%	$875,845	$82,909	$60,666
2011	110	18,970	89.0%	$936,305	$79,920	$58,212
CENTRAL:
2013	166	26,699	92.2%	$1,034,814	$111,017	$76,327
2012	151	23,663	90.8%	$1,107,561	$90,037	$61,800
2011	137	20,367	90.7%	$1,021,956	$76,376	$50,660
WEST:
2013	101	13,088	93.6%	$1,018,246	$79,519	$60,013
2012	90	11,456	97.2%	$863,003	$63,893	$47,983
2011	78	10,042	91.3%	$669,591	$55,240	$41,297

(1)	Segment assets include all assets comprising operating properties included in a segment, less non-segment cash and cash equivalents, other non-segment assets, and assets held for sale. The prior year segment assets are not restated for current year discontinued operations.
(2)	Segment rental revenues include operating properties and development properties. Revenues from properties which were held for sale or sold are included in discontinued operations and are not included in these results.
(3)	For a discussion as to why we view property net operating income to be an appropriate supplemental performance measure and a reconciliation of our property net operating income to our reported “Loss from Continuing Operations,” see “Selected Consolidated Financial Data.”

The following table reflects our total assets, net of accumulated depreciation and amortization, by segment (in thousands):

	December 31,	December 31,	December 31,
	2013	2012	2011
Segments:
East assets	$1,026,416	$875,845	$936,305
Central assets	1,034,814	1,107,561	1,021,956
West assets	1,018,246	863,003	669,591

Total segment net assets	3,079,476	2,846,409	2,627,852
Non-segment assets:
Non-segment cash and cash equivalents	25,671	8,653	11,624
Other non-segment assets(1)	152,620	149,285	153,822
Assets held for sale	8,196	52,852	—

Total assets	$3,265,963	$3,057,199	$2,793,298

(1)	Other non-segment assets primarily consists of investments in and advances to unconsolidated joint ventures, deferred loan costs, other receivables and other assets.

East Segment

•	East Segment assets increased by approximately $150.6 million in 2013 due to the acquisition of 13 properties and completion of development of two operating properties since December 31, 2012.

•	East Segment assets decreased by approximately $60.5 million in 2012 due to the disposition of 20 properties, partially offset by the acquisition of seven properties and the completion of the development of two properties since December 31, 2011.

•	East Segment property NOI, after reclassification for discontinued operations, increased approximately $9.2 million, for the year ended December 31, 2013 as compared to the same period in 2012 primarily as a result of:

•	$12.8 million increase in rental revenues, of which $6.7 million is attributed to property acquisitions and $6.1 million is attributed to increased occupancy and higher rental revenues at existing properties; which was partially offset by

•	$3.6 million increase in operating expenses primarily comprised of increased property taxes, property insurance and maintenance.

•	East Segment property NOI, after reclassification for discontinued operations, increased approximately $2.5 million, for the year ended December 31, 2012 as compared to the same period in 2011 primarily as a result of:

•	$3.0 million increase in rental revenues, of which $0.9 million is attributed to property acquisitions and $2.1 million is attributed to increased occupancy and higher rental revenues at existing properties; which was partially offset by

•	$0.5 million increase in operating expenses primarily comprised of increased property taxes, property insurance and maintenance primarily due to property acquisitions.

Central Segment

•	Central Segment assets decreased by approximately $72.7 million in 2013 due to the disposition of 47 properties, including the disposition of our entire portfolio in Mexico consisting of 15 properties, partially offset by the acquisition of 14 properties and completion of development of one property since December 31, 2012.

•	Central Segment assets increased by approximately $85.6 million in 2012 due to the acquisition of 12 properties and completion of development of one property, partially offset by the disposition of 16 properties since December 31, 2011.

•	Central Segment property NOI, after reclassification for discontinued operations, increased approximately $14.5 million, for the year ended December 31, 2013 as compared to the same period in 2012 primarily as a result of:

•	$21.0 million increase in rental revenues, of which $3.7 million is attributed to property acquisitions and $17.3 million is attributed to an increase in occupancy and higher rental revenues at existing properties; which was partially offset by

•	$6.5 million increase in operating expenses primarily comprised of increased property taxes, property insurance primarily due to property acquisitions and an increase in bad debt related to a tenant default.

•	Central Segment property NOI, after reclassification for discontinued operations, increased approximately $11.1 million, for the year ended December 31, 2012 as compared to the same period in 2011 primarily as a result of:

•	$13.7 million increase in rental revenues, of which $3.7 million is attributed to property acquisitions and $10.0 million is attributed to an increase in occupancy and higher rental revenues at existing properties; which was partially offset by

•	$2.6 million increase in operating expenses primarily comprised of increased property taxes and property insurance primarily due to property acquisitions.

West Segment

•	West Segment assets increased by approximately $155.2 million in 2013 due to the acquisition of 11 properties and completion of development of one property, partially offset by the disposition of one property since December 31, 2012.

•	West Segment assets increased by approximately $193.4 million in 2012 due to the acquisition of 12 properties since December 31, 2011.

•	West Segment property NOI, after reclassification for discontinued operations, increased approximately $12.0 million, for the year ended December 31, 2013 as compared to the same period in 2012 primarily as a result of:

•	$15.6 million increase in rental revenues, of which $2.9 million is attributed to property acquisitions and $12.7 million which is attributed to an increase in occupancy and higher rental revenues at existing properties; which was partially offset by

•	$3.6 million increase in operating expenses primarily comprised of increased property taxes and property insurance.

•	West Segment property NOI, after reclassification for discontinued operations, increased approximately $6.7 million, for the year ended December 31, 2012 as compared to the same period in 2011 primarily as a result of:

•	$8.7 million increase in rental revenues, of which $2.2 million is attributed to property acquisitions and $6.5 million is attributed to an increase in occupancy and higher rental revenues at existing properties; which was partially offset by

•	$2.0 million increase in operating expenses primarily comprised of increased property taxes and property insurance.

Liquidity and Capital Resources

Overview

We currently expect that our principal sources of working capital and funding for potential capital requirements for expansions and renovation of properties, developments, acquisitions, and debt service and distributions to shareholders will include:

•	Cash flows from operations;

•	Proceeds from dispositions;

•	Borrowings under our senior unsecured revolving credit facility;

•	Other forms of secured or unsecured financings;

•	Offerings of common stock or other securities;

•	Current cash balances; and

•	Distributions from institutional capital management and other joint ventures.

Our sources of capital will be used to meet our liquidity requirements and capital commitments, including operating activities, debt service obligations, equityholder distributions, capital expenditures at our properties, development funding requirements and future acquisitions. We expect to utilize the same sources of capital to meet our short-term and long-term liquidity requirements.

Cash Flows

Year ended December 31, 2013 compared to year ended December 31, 2012

“Cash and cash equivalents” were $32.2 million and $12.7 million as of December 31, 2013 and December 31, 2012, respectively.

The table below summarizes our cash flow activity for the years ended December 31, 2013 and 2012 (in thousands):

	Year Ended December 31,
	2013	2012	Change
Net cash provided by operating activities	$152,893	$118,956	$33,937
Net cash used in investing activities	$(301,058)	$(299,138)	$(1,920)
Net cash provided by financing activities	$167,695	$180,044	$(12,349)

Net cash provided by operating activities increased $33.9 million primarily due to an increase in property net operating income, as a result of an increase in occupancy and rental rates (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Rental Revenues and Leasing Activity” for further details), and an increase in accounts payable, accrued expenses and other liabilities, and a decrease in straight-line rent due to fewer rent concessions.

Net cash used in investing activities increased $1.9 million primarily due to an increase in real estate acquisitions of $42.7 million, a $20.7 million decrease in distributions of investments in unconsolidated joint ventures resulting from the sale of three properties in our unconsolidated joint ventures in 2012 and an increase of cash outflows related to capital expenditures of $56.8 million as reflected in the table below. These activities were partially offset by an increase in dispositions of $104.5 million and a decrease in investments in unconsolidated joint ventures of $16.7 million.

Going forward, we will pursue the acquisition of buildings and land and consider selective development of new buildings in markets where we perceive that demand and market rental rates will provide attractive financial returns. The amount of cash used related to acquisitions and development and redevelopment investments will vary from period to period based on a number of factors, including, among others, current and anticipated future market conditions impacting the desirability of investments, leasing results with respect to our existing development and redevelopment projects and our ability to locate attractive opportunities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Summary of Significant Transactions During 2013—Development Activities” for further details regarding projected investment of our current development activities as well as cumulative costs incurred during the year ended December 31, 2013. Our total capital expenditures for the years ended December 31, 2013 and 2012 were comprised of the following (in thousands):

	Year Ended December 31,
	2013	2012	$ Change
Development	$107,950	$46,701	$61,249
Redevelopment	5,948	3,319	2,629
Due diligence and other	9,209	4,782	4,427
Other capital improvements	4,024	5,710	(1,686)
Building and land improvements	12,394	12,619	(225)
Tenant improvements and leasing costs	26,219	31,388	(5,169)

Total capital expenditures and development activities	165,744	104,519	61,225
Accruals and other adjustments	(12,822)	(8,424)	(4,398)

Total cash paid for capital expenditures and development activities	$152,922	$96,095	$56,827

We capitalize costs directly related to the development, predevelopment, redevelopment or improvement of our investments in real estate. Building and land improvements comprise capital expenditures related to maintaining our consolidated operating activities. Due diligence capital improvements relate to acquired operating properties and are generally incurred within 12 months of the acquisition date.

We capitalize indirect costs such as personnel, office and administrative expenses that are directly related to our development, redevelopment projects and successful origination of new leases based on an estimate of the time spent on the development and leasing activities. These capitalized costs for the years ended December 31, 2013, 2012 and 2011 were $7.8 million, $6.3 million and $5.0 million, respectively. During the year ended December 31, 2013, 2012 and 2011 total interest expense capitalized was $8.3 million, $4.3 million and $2.7 million, respectively.

Net cash provided by financing activities decreased $12.3 million primarily due to a decrease of $125.2 million in net proceeds from debt activity. During 2013, our senior unsecured revolving credit facility’s repayments exceeded our proceeds from borrowings by $71.0 million while in 2012 our proceeds from borrowings exceeded our repayments by $110.0 million. Proceeds from senior unsecured notes exceeded repayments of senior unsecured notes by $97.4 million and $90.0 million, respectively, during 2013 and 2012. Principal payments on mortgage notes exceeded proceeds from mortgage notes by $24.2 million and $72.7 million, respectively, during 2013 and 2012.

Additionally, net cash provided by financing activities decreased due to an increase of $11.4 million in our distributions paid to OP Unitholders and noncontrolling interests. These changes were partially offset by an increase of $87.3 million for the issuance of OP Units in exchange for contributions from the REIT, a $33.6 million payment made to settle our cash flow hedge in 2012 and a $1.8 million decrease in cash outflow relating to redemptions of OP Units.

Year ended December 31, 2012 compared to year ended December 31, 2011

“Cash and cash equivalents” were $12.7 million and $12.8 million as of December 31, 2012 and December 31, 2011, respectively.

The table below summarizes our cash flow activity for the years ended December 31, 2012 and 2011 (in thousands):

	Year Ended December 31,
	2012	2011	Change
Net cash provided by operating activities	$118,956	$106,482	$12,474
Net cash used in investing activities	$(299,138)	$(177,823)	$(121,315)
Net cash provided by financing activities	$180,044	$66,845	$113,199

Net cash provided by operating activities increased $12.5 million primarily due to an increase in property net operating income, partially offset by an increase in net cash payments related to changes in operating assets and liabilities compared to the year ended December 31, 2011.

Net cash used in investing activities increased $121.3 million due to an increase in cash flows related to acquisitions of $159.1 million and an increase of cash outflows related to capital expenditures, as reflected in the table below, of $20.5 million, partially offset by a $47.3 million increase in proceeds from dispositions and a $9.9 million increase in distributions of our investments in unconsolidated joint ventures.

Our total capital expenditures for the years ended December 31, 2012 and 2011 were comprised of the following (in thousands):

	Year Ended December 31,
	2012	2011	$ Change
Development	$46,701	$11,676	$35,025
Redevelopment	3,319	6,430	(3,111)
Due diligence and other	4,782	1,264	3,518
Other capital improvements	5,710	—	5,710
Building and land improvements	12,619	11,601	1,018
Tenant improvements and leasing costs	31,388	39,256	(7,868)

Total capital expenditures and development activities	104,519	70,227	34,292
Accruals and other adjustments	(8,424)	5,324	(13,748)

Total cash paid for capital expenditures and development activities	$96,095	$75,551	$20,544

Net cash provided by financing activities increased $113.2 million primarily due to an increase of $92.2 million in net proceeds from debt activity. During 2012, our senior unsecured revolving credit facility’s proceeds from borrowings exceeded our repayments by $110.0 million while in 2011 our repayments exceeded our proceeds from borrowings by $51.0 million. Proceeds from senior unsecured notes exceeded repayments of senior unsecured notes by $90.0 million and $200.0 million, respectively, during 2012 and 2011. Principal payments on mortgage notes exceeded proceeds from mortgage notes by $72.7 million and $113.9 million, respectively, during 2012 and 2011.

Additionally, net cash provided by financing activities increased due to an increase of $59.7 million for the issuance of OP Units in exchange for contributions from the REIT, partially offset by a $33.6 million payment made to settle our cash flow hedge in 2012, an increase of $3.3 million in our distributions paid to OP Unitholders and noncontrolling interests, and a $2.9 million increase in cash outflow relating to redemptions of OP Units.

OP Units

Limited partners have the right to require DCTOP to redeem all or a portion of the OP Units held by the limited partner at a redemption price equal to and in the form of the Cash Amount (as defined in DCTOP’s partnership agreement), provided that such OP Units have been outstanding for at least one year. DCT may, in its sole discretion, purchase the OP Units by paying to the limited partner either the Cash Amount or the REIT Shares Amount (generally one share of DCT’s common stock for each OP Unit), as defined in DCTOP’s partnership agreement.

During the year ended December 31, 2013 and 2012, 3.1 million and 6.2 million OP Units were redeemed for approximately $1.5 million and $3.3 million in cash and approximately 2.9 million and 5.7 million shares of DCT common stock, respectively. As of December 31, 2013 and 2012 the aggregate redemption value of the then-outstanding OP Units held by limited partners was approximately $125.9 million and $129.6 million, respectively, based on the $7.13 and $6.49 per share closing price of DCT’s common stock on December 31, 2013 and 2012, respectively.

On May 29, 2013, DCT registered a third continuous equity offering program, to replace its continuous equity offering program previously registered on November 20, 2012. Pursuant to this offering, DCT may sell up to 20 million shares of common stock from time-to-time through May 29, 2016 in “at-the-market” offerings or certain other transactions. During the year ended December 31, 2013, approximately 13.8 million shares were issued through the second and third continuous equity offering programs at an average price of $7.37 per share for proceeds of $100.4 million, net of offering expenses. As of December 31, 2013, 16.6 million shares remain available to be issued under the current offering.

On August 13, 2013, DCT issued 23.0 million shares of common stock in a public offering at a price of $7.20 per share for proceeds of $158.2 million, net of offering expenses, used for acquisitions, development activities, repayment of amounts under our senior unsecured revolving credit facility and other general purposes. The proceeds from the sale of shares were contributed to DCTOP in exchange for an equal number of OP Units in DCTOP.

Distributions

During the years ended December 31, 2013 and 2012, the general partner declared distributions to OP Unit holders totaling approximately $92.1 million and $80.2 million, respectively, including distributions to noncontrolling interest holders. Existing cash balances, cash provided from operations and borrowings under our credit facility were used for distributions paid during 2013 and 2012.

The payment of quarterly distributions is determined by DCT’s board of directors and may be adjusted at its discretion at any time. During February 2014, DCT’s board of directors declared a quarterly cash distribution of $0.07 per OP Unit, payable on April 16, 2014 to OP Unitholders of record as of April 4, 2014.

Outstanding Indebtedness

As of December 31, 2013, our outstanding indebtedness of approximately $1.5 billion consisted of mortgage notes, senior unsecured notes and a senior unsecured revolving credit facility, excluding $44.4 million representing our proportionate share of debt associated with unconsolidated joint ventures. As of December 31, 2012, our outstanding indebtedness consisted of mortgage notes and senior unsecured notes and totaled approximately $1.5 billion, excluding $45.0 million representing our proportionate share of debt associated with unconsolidated joint ventures.

As of December 31, 2013, the gross book value of our consolidated properties was approximately $3.7 billion and the gross book value of all properties securing our mortgage debt was approximately $0.7 billion. As of December 31, 2012, the total gross book value of our consolidated properties was approximately $3.4 billion and the gross book value of all properties securing our mortgage debt was approximately $0.7 billion. Our debt has various covenants with which we were in compliance as of December 31, 2013 and 2012.

Our debt instruments require monthly, quarterly or semiannual payments of interest and many require monthly or quarterly repayments of principal. Currently, cash flows from our operations are sufficient to satisfy these debt service requirements and we anticipate that cash flows from operations will continue to be sufficient to satisfy our debt service excluding principal maturities, which we plan to fund from refinancing and/or new debt.

All of our senior unsecured notes contain certain cross-default provisions which may be triggered in the event that any material indebtedness is in default. These cross-default provisions may require us to repay such senior unsecured debt. We are not in default and do not have any unsecured debt maturities through December 31, 2014.

We have certain non-recourse, secured loans which are cross-collateralized by multiple properties. In the event of a default, we may then be required to repay such indebtedness, together with applicable prepayment charges, to avoid foreclosure on all cross-collateralized properties within the applicable pool. We generally have broad substitution rights that afford an operating property the opportunity to replace encumbered properties with replacement properties. We are not in default and do not have any cross-collateralized debt maturing through December 31, 2014.

In the event of default or foreclosure, or if we are unable to refinance our indebtedness at maturity or meet our payment obligations, the amount of our distributable cash flows and our financial condition would be adversely affected.

Financing Strategy

Our charter and our bylaws do not limit the amount of debt we incur, however, we intend to operate so that our financial metrics are generally consistent with our publicly held investment grade REIT peers. The metrics we consider most significant include leverage, fixed charge coverage and net debt to earnings before interest, taxes, depreciation and amortization. We are also subject to certain covenants which may limit our outstanding indebtedness.

Debt Issuances

During June of 2013, we issued two secured mortgage notes with principal balances of $1.0 million and $6.2 million which mature in June 2023. The notes bear interest at a variable rate, however we have fixed the rate at 4.72% using two variable for floating rate swaps (See Note 6 – Financial Instruments and Hedging Activities for further detail). The notes require monthly payments of principal and interest.

During October 2013, we issued $275.0 million aggregate principal amount of 4.50% senior notes due 2023 at 99.038% of face value in a private placement for net proceeds of approximately $269.6 million after offering costs.

Debt Retirement

During March and April 2013, we retired mortgage notes totaling $11.0 million previously scheduled to mature in April and June of 2013, using proceeds from the Company’s senior unsecured revolving credit facility and proceeds from our equity offerings.

During October 2013, in connection with the issuance of $275.0 million in aggregate principal amount of 10-year senior unsecured notes at 99.038% of face value, we primarily used the net proceeds to repay a $15.9 million mortgage note that was scheduled to mature in October 2013, a $50.0 million senior unsecured note that was scheduled to mature in January of 2014 and our $175.0 million senior unsecured term note that was scheduled to mature in February 2015.

Line of Credit

As of December 31, 2013, we had $39.0 million outstanding and $261.0 million available under our senior unsecured revolving credit facility. As of December 31, 2012 we had $110.0 million outstanding and $190.0 million available under the senior unsecured revolving credit facility.

2013 Debt Refinancing

During February 2013, we entered into an amendment with our syndicated bank group whereby we extended and increased our existing $175.0 million senior unsecured term loan to $225.0 million for a period of five years, extended our existing $300.0 million senior unsecured line of credit for a period of four years and received a commitment for an additional $175.0 million senior unsecured term loan with a term of two years. We closed on the additional $175.0 million in March 2013, which was used to refinance a scheduled June 2013 maturity of $175.0 million of other senior unsecured debt.

Interest rate swap

During June 2013 certain of our consolidated investments entered into two pay-fixed, receive-floating interest rate swaps to hedge the variability of future cash flows attributable to changes in the 1 month LIBOR rates. The first pay-fixed, receive-floating swap has a notional amount of $6.2 million, an effective date of June 2013 and a maturity date of June 2023. The second pay-fixed, receive-floating swap has a notional amount of $1.0 million, an effective date of June 2013 and a maturity date of June 2023. These interest rates swaps effectively fix the interest rate on the related debt instruments at 4.72%. As of December 31, 2012, we did not have any hedges in place.

Debt Maturities

The following table sets forth the scheduled maturities of our debt and regularly scheduled principal amortization, excluding unamortized premiums, as of December 31, 2013 (in thousands):

Year	Senior Unsecured Notes	Mortgage Notes	Senior Unsecured Revolving Credit Facility	Total
2014	$—	$10,927	$—	$10,927
2015	40,000	49,982	—	89,982
2016	99,000	61,184	—	160,184
2017	51,000	11,768	39,000	101,768
2018	306,500	6,412	—	312,912
Thereafter	628,500	145,448	—	773,948

Total	$1,125,000	$285,721	$39,000	$1,449,721

Contractual Obligations

The following table reflects our contractual obligations as of December 31, 2013, specifically our obligations under long-term debt agreements and operating and ground lease agreements (in thousands):

	Payments due by Period
Contractual Obligations (1)	Total	2014	2015-2016	2017-2018	Thereafter
Scheduled long-term debt maturities, including interest(2)	$1,850,893	$77,355	$638,252	$240,373	$894,913
Operating lease commitments	2,713	941	1,608	164	—
Ground lease commitments(3)	12,968	509	1,123	1,102	10,234

Total	$1,866,574	$78,805	$640,983	$241,639	$905,147

(1)	From time-to-time in the normal course of our business, we enter into various contracts with third-parties that may obligate us to make payments, such as maintenance agreements at our properties. Such contracts, in the aggregate, do not represent material obligations, are typically short-term and cancellable within 90 days and are not included in the table above. Excluded from the total are our estimated construction costs to complete development projects of approximately $87.5 million, none of which is legally committed until work is completed
(2)	Variable interest rate payments are estimated based on the LIBOR rate at December 31, 2013.
(3)	Three of our buildings comprising 0.7 million square feet reside on 38 acres of land which is leased from an airport authority.

Off-Balance Sheet Arrangements

As of December 31, 2013 and 2012, we had no off-balance sheet arrangements, other than those disclosed under contractual obligations, that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors, other than items discussed herein.

As of December 31, 2013, there are no lines of credit or side agreements related to, or between, our unconsolidated joint ventures and us, and there are no other derivative financial instruments between our unconsolidated joint ventures and us. In addition, we believe we have no material exposure to financial guarantees.

As of December 31, 2013, our proportionate share of the total construction loans of our unconsolidated development joint ventures, including undrawn amounts, was $36.8 million all of which is scheduled to mature by the end of 2017. Our proportionate share of the total construction loans of our unconsolidated development joint ventures includes 50% of the construction loans associated with the SCLA joint venture which are non-recourse to the venture partners. We may elect to fund additional capital to a joint venture through equity contributions (generally on a basis proportionate to our ownership interests), advances or partner loans, although such fundings are not required contractually or otherwise. As of December 31, 2013, our proportionate share of non-recourse debt associated with unconsolidated joint ventures is $44.4 million. The maturities of our proportionate share of the non-recourse debt are summarized in the table below (in thousands):

Year	DCT’s Proportionate Share of Secured Non-Recourse Debt in Unconsolidated Joint Ventures
2014	$4,513
2015	2,223
2016	830
2017	36,805
2018	—
Thereafter	—

Total	$44,371

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk is the exposure to losses resulting from changes in market prices such as interest rates, foreign currency exchange rates and rental rates. Our future earnings and cash flows are dependent upon prevailing market rates. Accordingly, we manage our market risk by matching projected cash inflows from operating, investing and financing activities with projected cash outflows for debt service, acquisitions, capital expenditures, distributions to stockholders and OP unitholders, and other cash requirements. The majority of our outstanding debt has fixed interest rates, which minimizes the risk of fluctuating interest rates.

Interest Rate Risk

Our exposure to market risk includes interest rate fluctuations in connection with our senior unsecured revolving credit facility and other variable rate borrowings and forecasted fixed rate debt issuances, including refinancing of existing fixed rate debt. Interest rate risk may result from many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors that are beyond our control. To manage interest rate risk for variable rate debt and issuances of fixed rate debt, in the past we have primarily used treasury locks and forward-starting swaps as part of our cash flow hedging strategy. These derivatives are designed to mitigate the risk of future interest rate increases by providing a fixed interest rate for a limited, pre-determined period of time. We do not use derivatives for trading or speculative purposes and only enter into contracts with major financial institutions based on their credit rating and other factors.

During June 2013 certain of our consolidated investments entered into two pay-fixed, receive-floating interest rate swaps to hedge the variability of future cash flows attributable to changes in the 1 month LIBOR rates. The first pay-fixed, receive-floating swap has a notional amount of $6.2 million, an effective date of June 2013 and a maturity date of June 2023. The second pay-fixed, receive-floating swap has a notional amount of $1.0 million, an effective date of June 2013 and a maturity date of June 2023. These interest rates swaps effectively fix the interest rate on the related debt instruments at 4.72%. As of December 31, 2012, we did not have any hedges in place.

Our variable rate debt is subject to risk based upon prevailing market interest rates. As of December 31, 2013, we had approximately $264.0 million of variable rate debt outstanding indexed to LIBOR rates. If the LIBOR rates relevant to our variable rate debt were to increase 10%, we estimate that our interest expense during the year ended December 31, 2013 would increase by approximately $0.1 million based on our average outstanding floating-rate debt during the year ended December 31, 2013. Additionally, if weighted average interest rates on our fixed rate debt were to have increased by 100 basis points due to refinancing, interest expense would have increased by approximately $11.1 million during the year ended December 31, 2013.

As of December 31, 2013, the estimated fair value of our debt was approximately $1.5 billion based on our estimate of the then-current market interest rates.

BUSINESS AND PROPERTIES

Business Overview

Our portfolio primarily consists of high-quality, bulk distribution warehouses and light industrial properties. The properties we target for acquisition or development are generally characterized by convenient access to major transportation arteries, proximity to densely populated markets and quality design standards that allow our customers’ efficient and flexible use of the buildings. In the future, we intend to continue focusing on properties that exhibit these characteristics in select U.S. markets where we believe we can achieve favorable returns and leverage our local expertise. We seek to maximize growth in earnings and shareholder value within the context of overall economic conditions, primarily through increasing rents and operating income at existing properties and acquiring and developing high-quality properties in major distribution markets. In addition, we will recycle our capital by disposing of non-strategic, lower growth assets and reinvesting the proceeds into newly acquired or developed assets where we believe the returns will be more favorable over time.

As of December 31, 2013, we owned interests in approximately 75.5 million square feet of properties leased to approximately 900 customers, including:

•	62.1 million square feet comprising 396 consolidated operating properties, including 0.2 million square feet comprising one consolidated building classified as held for sale, which were 93.3% occupied;

•	12.3 million square feet comprising 38 unconsolidated properties which were 94.1% occupied and operated on behalf of four institutional capital management partners;

•	0.2 million square feet comprising two consolidated properties under redevelopment; and

•	0.9 million square feet comprising two consolidated buildings which are shell-complete and in lease-up and eight land sites under construction.

As of December 31, 2013, our total consolidated portfolio consisted of 400 properties with an average size of 158,000 square feet and an average age of 21 years.

During the year ended December 31, 2013, we acquired 38 buildings. These properties were acquired for a total purchase price of $359.5 million.

During the year ended December 31, 2013, we sold 51 operating properties to third-parties for gross proceeds of approximately $265.8 million. We recognized gains of approximately $33.6 million on the disposition of 36 operating properties and recognized an impairment loss of approximately $13.3 million on the disposition of a portfolio of 15 properties in Dallas.

We have a broadly diversified customer base. As of December 31, 2013, our consolidated properties had leases with approximately 900 customers with no single customer accounting for more than 2.3% of the total annualized base rent of our properties. Our ten largest customers occupy approximately 10.0% of our consolidated properties based on square footage and account for approximately 12.1% of the annualized base rent of these properties. We believe that our broad national presence in the top U.S. distribution markets provides geographic diversity and is attractive to users of distribution space which allows us to build strong relationships with our customers. Furthermore, we are actively engaged in meeting our customers’ expansion and relocation requirements.

The principal executive offices of DCT Industrial Operating Partnership LP, DCT Industrial Trust Inc., and the subsidiary guarantors are located at 518 Seventeenth Street, Suite 800, Denver, Colorado 80202; our telephone number is (303) 597-2400. We also maintain regional offices in Atlanta, Georgia; Baltimore, Maryland; Chicago, Illinois; Cincinnati, Ohio; Dallas, Texas; Houston, Texas; Paramus, New Jersey; Newport Beach, California; Emeryville, California; Orlando, Florida; and Seattle, Washington. Our website address is www.dctindustrial.com.

Business Strategy

Our primary business objectives are to maximize long-term growth in Funds From Operations, or FFO per unit (see definition in “Selected Consolidated Financial Data”), the net asset value of our portfolio and total unitholder return. The strategies we intend to execute to achieve these objectives include:

•	Maximizing Cash Flows From Existing Properties. We intend to maximize the cash flows from our existing properties by active leasing and management, maintaining strong customer relationships, controlling operating expenses and physically maintaining the quality of our properties. Renewing tenants, leasing space and effectively managing expenses are critical to achieving our objectives and are a primary focus of our local real estate teams.

•	Profitably Acquiring Properties. We seek to acquire properties that meet our asset, location and financial criteria at prices and potential returns which we believe are attractive. We have selected certain markets and sub-markets where we focus our efforts on identifying buildings to acquire.

•	Selectively Pursuing New Development. To meet current tenant demand, we continue to develop new assets in select markets where rents and vacancy levels demonstrate the need for new construction. During 2013, we acquired five land parcels for future development totaling approximately 128.6 acres. Also during 2013, we stabilized six development buildings totaling 1.6 million square feet and have seven buildings under construction, which are partially leased, totaling approximately 2.7 million square feet. As of December 31, 2013, we also had one build-to-suit for sale building under contract. The buildings under construction, as well as the build-to-suit for sale building, are all projected to be completed in 2014.

•	Recycling Capital. We intend to selectively dispose of non-strategic assets and redeploy the proceeds into higher growth acquisition and development opportunities. In 2013, we sold $265.8 million of non-strategic assets for deployment into higher growth assets. This includes the divestiture of the entire portfolio located in Mexico.

•	Conservatively Managing Our Balance Sheet. We plan to maintain financial metrics, including leverage and coverage ratios on a basis consistent with our investment grade ratings. In addition, we believe that a conservatively managed balance sheet provides for a competitive long-term cost of capital.

Our Competitive Strengths

We believe that we distinguish ourselves from other owners, operators, acquirers and developers of industrial properties through the following competitive strengths:

•	High-Quality Industrial Property Portfolio. Our portfolio of industrial properties primarily consists of high-quality bulk distribution facilities in high volume leasing markets specifically designed to meet the warehousing needs of local, regional and national companies. The majority of our properties are specifically designed for use by major distribution users and are readily divisible to take advantage of re-tenanting opportunities. We believe that our concentration of high-quality bulk distribution properties provides us with a competitive advantage in attracting and retaining distribution users across the markets in which we operate.

•	Experienced and Committed Management Team. Our executive management team collectively has an average of nearly 28 years commercial real estate experience and 17 years of industrial real estate experience. Additionally, our executive management team has extensive public company operating experience.

•	Strong Operating Platform. We have a team of 86 experienced transaction and property management professionals working in 12 regional offices to maximize market opportunities through local expertise, presence and relationships. We believe successfully meeting the needs of our customers and anticipating and responding to market opportunities will result in achieving superior returns from our properties as well as through the sourcing of new acquisitions and development opportunities.

•	Proven Acquisition and Disposition Capabilities. We have extensive experience in acquiring industrial real estate, including both smaller transactions as well as larger portfolio acquisitions. Our local market teams are an important advantage in sourcing potential marketed as well as off-market transactions. The average size of our acquisitions since 2010 was $14.0 million, demonstrating our ability to access a significant pipeline of smaller acquisitions. Further, consistent with our capital recycling strategy, we have disposed of a cumulative $1.4 billion of real estate investments since inception.

•	Extensive Development and Redevelopment Expertise. Our local market teams have significant experience in all facets of value-add activities including development and redevelopment capabilities. We believe our local teams’ knowledge of our focus markets and their relationships with key market participants, including land owners, users and brokers, combined with the technical expertise required to successfully execute on complex transactions, provides us with an excellent platform to create value while appropriately managing risk.

•	Strong Industry Relationships. We believe that our extensive network of industry relationships with the brokerage and investor communities will allow us to execute successfully our acquisition, development and capital recycling strategies. These relationships augment our ability to source acquisitions in off-market transactions outside of competitive marketing processes, capitalize on development opportunities and capture repeat business and transaction activity. Our strong relationships with local and nationally focused brokers aids in attracting and retaining customers.

•	Capital Structure. Our capital structure provides us with sufficient financial flexibility and capacity to fund future growth. In addition to successfully raising $258.6 million in net proceeds from equity offerings in 2013, the Company received investment grade ratings from Moody’s Investors Service and Standard & Poor’s Rating Services and issued $275.0 million (aggregate principal amount) of 10-year senior unsecured notes at 99.038% of face value for net proceeds of approximately $269.6 million after expenses. The notes have a fixed interest rate of 4.5%. As of December 31, 2013 we had $261.0 million available under our senior unsecured revolving credit facility and 334 of our consolidated operating properties with a gross book value of $2.8 billion were unencumbered.

Operating Segments

Our operating results used to assess performance are aggregated into three reportable segments, East, Central and West, which are based on the geographical locations organized into markets by where our management and operating teams conduct and monitor business. We consider rental revenues and property net operating income aggregated by segment to be the appropriate way to analyze performance. See additional information in “—Properties” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Notes to Consolidated Financial Statements, Note 14—Segment Information.”

Competition

The market for the leasing of industrial real estate is highly competitive. We experience competition for customers from other existing assets in proximity to our buildings as well as from proposed new developments. Institutional investors, other REITs and local real estate operators generally own such properties; however no single competitor or small group of competitors is dominant in our current markets. However, as a result of competition, we may have to provide free rental periods, incur charges for tenant improvements or offer other inducements, all of which may have an adverse impact on our results of operations.

The market for the acquisition of industrial real estate is also very competitive. We compete for real property investments with other REITs and institutional investors such as pension funds and their advisors, private real estate investment funds, insurance company investment accounts, private investment companies, individuals and other entities engaged in real estate investment activities, some of which have greater financial resources than we do.

Environmental Matters

We are exposed to various environmental risks that may result in unanticipated losses and affect our operating results and financial condition. Either the previous owners or we subjected a majority of the properties we have acquired, including land, to environmental reviews. While some of these assessments have led to further investigation and sampling, none of the environmental assessments has revealed an environmental liability that we believe would have a material adverse effect on our business, financial condition or results of operations. See further additional information in “Risk Factors.”

Employees

As of December 31, 2013, we had 136 full-time employees.

Properties

Geographic Distribution

The following table describes the geographic diversification of our consolidated properties as of December 31, 2013:

Markets	Number of Buildings	Percent Owned(1)	Square Feet	Occupancy Percentage(2)	Annualized Base Rent(3)(6)	Percent of Total Annualized Base Rent
			(in thousands)		(in thousands)
CONSOLIDATED OPERATING:
Atlanta	41	100.0%	6,592	92.0%	$19,496	8.4%
Baltimore/Washington D.C.	19	100.0%	2,236	88.9%	11,607	5.0%
Charlotte	1	100.0%	472	100.0%	1,604	0.7%
Memphis	8	100.0%	3,712	83.4%	8,006	3.5%
Miami	10	100.0%	1,362	99.0%	9,393	4.1%
Nashville	4	100.0%	2,064	96.5%	5,304	2.3%
New Jersey	14	100.0%	1,926	94.4%	9,718	4.2%
Orlando	20	100.0%	1,864	83.1%	6,169	2.7%
Pennsylvania	14	100.0%	2,828	91.0%	8,929	3.9%

East Segment Subtotal	131	100.0%	23,056	90.7%	80,226	34.8%

Chicago	34	100.0%	6,742	95.4%	22,005	9.5%
Cincinnati	31	100.0%	3,782	93.8%	12,040	5.2%
Columbus	12	100.0%	3,480	87.0%	7,590	3.3%
Dallas	34	100.0%	5,160	97.9%	16,670	7.2%
Houston	43	100.0%	3,256	99.1%	18,969	8.2%
Indianapolis	7	100.0%	2,299	96.4%	7,499	3.2%
Louisville	3	100.0%	1,109	100.0%	3,595	1.6%

Central Segment Subtotal	164	100.0%	25,828	95.3%	88,368	38.2%

Denver	2	100.0%	278	96.5%	1,259	0.5%
Northern California	27	100.0%	3,171	93.1%	16,502	7.1%
Phoenix	17	100.0%	2,025	93.1%	7,727	3.3%
Seattle	12	100.0%	1,599	94.4%	7,827	3.4%
Southern California	42	92.9%	5,939	94.8%	28,352	12.2%

West Segment Subtotal	100	96.8%	13,012	94.1%	61,667	26.5%

Total/weighted average – operating properties	395	99.3%	61,896	93.3%	230,261	99.5%

Markets	Number of Buildings	Percent Owned(1)	Square Feet	Occupancy Percentage(2)	Annualized Base Rent(3)(6)		Percent of Total Annualized Base Rent
			(in thousands)		(in thousands)
REDEVELOPMENT PROPERTIES:
New Jersey	1	100.0%	107	0.0%	—		0.0%
Phoenix	1	100.0%	76	0.0%	—		0.0%

Total/weighted average – redevelopment properties	2	100.0%	183	0.0%	—		0.0%

DEVELOPMENT PROPERTIES:
Chicago	1	100.0%	604	0.0%	—		0.0%
Houston	1	100.0%	267	0.0%	—		0.0%

Total/weighted average – development properties	2	100.0%	871	0.0%	—		0.0%

HELD FOR SALE PROPERTIES:
Chicago	1	100.0%	222	100.0%	1,102		0.5%

Total/weighted average – held for sale	1	100.0%	222	100.0%	1,102		0.5%

Total/weighted average – consolidated properties	400	99.3%	63,172	91.8%	$231,363	(4)	100.0%

(See footnote definitions on next page)

The following table describes the geographic diversification of our investments in unconsolidated properties as of December 31, 2013:

Markets	Number of Buildings	Percent Owned(1)	Square Feet	Occupancy Percentage(2)	Annualized Base Rent(3)	Percent of Total Annualized Base Rent
			(in thousands)		(in thousands)
UNCONSOLIDATED OPERATING PROPERTIES:
IDI (Chicago, Nashville, Savannah)	3	50.0%	1,423	53.0%	$1,631	4.1%
Southern California Logistics Airport(5)	6	50.0%	2,160	99.6%	7,871	20.0%

Total/weighted average – unconsolidated operating properties	9	50.0%	3,583	81.1%	9,502	24.1%

OPERATING PROPERTIES IN CO-INVESTMENT VENTURES:
Atlanta	1	3.6%	491	100.0%	1,753	4.4%
Chicago	2	20.0%	1,033	100.0%	3,238	8.2%
Cincinnati	3	13.6%	892	100.0%	2,977	7.5%
Columbus	2	5.7%	451	100.0%	1,356	3.4%
Dallas	3	15.3%	1,186	100.0%	3,622	9.1%
Denver	5	20.0%	772	95.9%	3,654	9.2%
Indianapolis	1	11.4%	475	96.2%	1,915	4.8%
Louisville	4	10.0%	736	100.0%	1,411	3.6%
Minneapolis	3	3.6%	472	100.0%	2,187	5.5%
Nashville	2	20.0%	1,020	100.0%	2,750	7.0%
Orlando	2	20.0%	696	100.0%	3,265	8.2%
Pennsylvania	1	11.4%	502	100.0%	1,990	5.0%

Total/weighted average—co-investment operating properties	29	14.3%	8,726	99.4%	30,118	75.9%

Total/weighted average— unconsolidated properties	38	24.7%	12,309	94.1%	$39,620	100.0%

(1)	Percent owned is based on ownership weighted by square footage, if applicable.
(2)	Based on leases commenced as of December 31, 2013.
(3)	Annualized base rent is calculated as monthly contractual base rent (cash basis) per the terms of the lease in effect, as of December 31, 2013, multiplied by 12.
(4)	Excludes total annualized base rent associated with tenants currently in free rent periods of $9.2 million based on the first month’s cash base rent.
(5)	Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50.
(6)	Excludes total annualized base rent of $1.7 million from one non-industrial property acquired for future development.

Lease Expirations

Our industrial properties are typically leased to customers for terms ranging from 3 to 10 years with a weighted average remaining term of approximately 3.3 years as of December 31, 2013. Following is a schedule of expiring leases for our consolidated properties by square feet and by annualized minimum base rent as of December 31, 2013, assuming no exercise of lease renewal:

Year	Number of Leases Expiring	Square Feet Related to Expiring Leases	Percentage of Total Square Feet	Annualized Base Rent of Expiring Leases(1)	Percentage of Total Annualized Base Rent
		(in thousands)		(in thousands)
2014(2)	178	8,440	14.6%	$35,217	13.4%
2015	162	10,199	17.6%	42,062	16.0%
2016	200	10,110	17.4%	44,166	16.9%
2017	143	8,223	14.2%	34,223	13.1%
2018	107	6,621	11.4%	30,394	11.6%
Thereafter	157	14,392	24.8%	75,932	29.0%

Total occupied	947	57,985	100.0%	$261,994	100.0%

Available or leased but not occupied		5,187

Total consolidated properties		63,172

(1)	Includes contractual rent changes.
(2)	Includes leases that are on month-to-month terms.

Customer Diversification

As of December 31, 2013, there were no customers that occupied more than 2.3% of our properties based on annualized base rent. The following table reflects our ten largest customers, based on annualized base rent as of December 31, 2013. These ten customers occupy a combined 6.3 million square feet or 10.0% of our consolidated properties.

Customer	Percentage of Annualized Base Rent
Schenker, Inc.	2.3%
Deutsche Post World Net (DHL & Excel)	1.5%
The Clorox Company	1.3%
United Stationers Supply Company	1.1%
The Glidden Company	1.1%
YRC, LLC	1.1%
Bridgestone Corporation	1.0%
Ozburn-Hessey Logistics, L.L.C	0.9%
Genco I, Inc.	0.9%
Iron Mountain	0.9%

Total	12.1%

Although base rent is supported by long-term lease contracts, customers who file bankruptcy generally have the legal right to reject any or all of their leases. In the event that a customer with a significant number of leases in our properties files bankruptcy and cancels its leases, we could experience a reduction in our revenues and an increase in allowance for doubtful accounts receivable.

We continuously monitor the financial condition of our customers. We communicate often with those customers who have been late on payments or filed bankruptcy. We are not currently aware of any significant financial difficulties of any tenants that would individually cause a material reduction in our revenues, and no customer represents more than 5% of our annual base rent.

Industry Diversification

The table below illustrates the diversification of our consolidated portfolio by the industry classification of our customers based upon their NAICS code as of December 31, 2013 (dollar amounts in thousands):

	Number of Leases	Annualized Base Rent(1)	Percentage of Total Annualized Base Rent	Occupied Square Feet	Percentage of Total Occupied Square Feet
				(in thousands)
Manufacturing	250	$71,230	30.8%	17,138	29.6%
Wholesale Trade	229	48,733	21.1%	12,741	22.0%
Transportation and Warehousing	156	45,548	19.7%	12,726	21.9%
Retail Trade	92	22,992	10.0%	6,667	11.5%
Administrative Support and Waste Management Services	43	9,268	4.0%	2,337	4.0%
Professional, Scientific and Technical Services	55	10,754	4.6%	1,955	3.3%
Media and Information	16	3,963	1.7%	567	1.0%
Rental Companies	15	3,498	1.5%	917	1.6%
Health Care and Social Assistance	11	4,168	1.8%	629	1.1%
Other	80	11,209	4.8%	2,308	4.0%

Total	947	$231,363	100.0%	57,985	100.0%

(1)	Annualized base rent is calculated as monthly contractual base rent (cash basis) per the terms of the lease in effect, as of December 31, 2013, multiplied by 12.

Indebtedness

As of December 31, 2013, 63 of our 400 consolidated properties, with a combined gross book value of $674.2 million were encumbered by mortgage indebtedness totaling $285.7 million (excluding net premiums). See “Notes to Consolidated Financial Statements, Note 5—Outstanding Indebtedness” and the accompanying Schedule III beginning on page F-45 for additional information.

DIRECTORS AND EXECUTIVE OFFICERS

This section reflects information with respect to the directors and executive officers of DCT. Because DCTOP is managed by DCT, and DCT conducts substantially all of its operations through DCTOP, DCTOP refers to DCT’s executive officers as its executive officers, and although as a partnership DCTOP does not have a board of directors, it refers to DCT’s Board of Directors as its Board of Directors.

Board of Directors

Below is information with respect to our Directors.

Thomas G. Wattles. Director since 2003

Mr. Wattles, age 62, is a cofounder of the Company and has been our Executive Chairman since 2003. Mr. Wattles also served as our Chief Investment Officer from March 2003 to September 2005. Mr. Wattles was a principal of both Dividend Capital Group LLC and Black Creek Capital, LLC, each a Denver-based real estate investment firm, from February 2003 until June 2008. From March 1997 to May 1998, Mr. Wattles served as Chairman of ProLogis, and served as Co-Chairman and Chief Investment Officer from November 1993 to March 1997. Mr. Wattles was a Managing Director of Security Capital Group Incorporated and served in various capacities including Chief Investment Officer from January 1991 to December 2002. Mr. Wattles is currently a director of (i) Regency Centers Corporation, chairing its investment committee and serving on its audit committee; and (ii) Columbia Property Trust, serving on its audit and operations committees. Mr. Wattles holds a Bachelor’s degree and an M.B.A. degree from Stanford University.

Philip L. Hawkins. Director since 2006

Mr. Hawkins, age 58, has been our Chief Executive Officer since October 2006. Mr. Hawkins was the President, Chief Operating Officer and a director of CarrAmerica Realty Corporation, where he had been employed from 1996 until July 2006. CarrAmerica was a public REIT focused on the acquisition, development, ownership and operation of office properties in select markets across the United States and was acquired by a fund managed by The Blackstone Group in July 2006. Prior to joining CarrAmerica, Mr. Hawkins spent approximately 13 years with LaSalle Partners (now Jones Lang LaSalle), a real estate services company where he was a director and held various positions involving real estate investment, development, leasing and management. Mr. Hawkins serves as a director of Corporate Office Properties Trust, a publicly traded office REIT that focuses primarily on serving the specialized requirements of U.S. government agencies and defense contractors. He is a member of the National Association of Real Estate Investment Trusts (NAREIT) and the Urban Land Institute. He is a trustee of Hamilton College and served as a director of SBA Communications Corporation, a publicly traded wireless tower owner and operator, from August 2004 to May 2009. He holds an M.B.A. from the University of Chicago Graduate School of Business and a Bachelor of Arts degree from Hamilton College.

Marilyn A. Alexander. Director since 2011

Ms. Alexander, age 62, has over thirty years of experience in a range of industries, including real estate, hospitality and management consulting. Ms. Alexander has been a consultant since 2003, currently serving as principal of Alexander & Friedman LLC, a management consulting company that she founded. She previously served in executive roles in finance, brand management, marketing and revenue management at The Walt Disney Company and Marriott Corporation. Since 2008, she has served as a director of Tutor Perini Corporation, a publicly traded leading civil and building construction company offering diversified general contracting and design/build services to private clients and public agencies in the U.S. and abroad. She is also currently a director of Torchmark Corporation. From November 2004 until its sale in February 2007, Ms. Alexander served as a trustee of Equity Office Properties Trust. Ms. Alexander also served as a director of New Century Financial

Corporation, a formerly publicly traded REIT, from May 2005 to April 2007. She also formerly was a trustee of PIMCO Variable Insurance Trust, PIMCO Commercial Securities Trust, Inc. and PIMCO Strategic Global Government Fund, Inc. from October 2006 to August 2007. Ms. Alexander earned a Bachelor’s degree at Georgetown University in Philosophy and an MBA at the Wharton Graduate School of the University of Pennsylvania; she is a licensed CPA in the Commonwealth of Virginia.

Thomas F. August. Director since 2006

Mr. August, age 65, has served as President and Chief Executive Officer of Equity Office Properties Trust since July 2010 and served from October 2009 to July 2010 as its Chairman. Equity Office Properties Trust is currently a private company controlled by The Blackstone Group and is one of the largest owners and managers of office properties in the United States. From February 2008 to August 2009 he served as the Executive Vice President and Chief Operating Officer of Behringer Harvard REIT I, Inc., and from May 2009 through August 2009 he also served as Chief Executive Officer of Behringer Harvard REIT I, Inc. He served as a trustee of Brandywine Realty Trust, a publicly traded REIT, from January 2006 through February 2008. From October 1999 to January 2006, Mr. August had served as President, Chief Executive Officer and a trustee of Prentiss Properties Trust. Prior to that time, he was President and Chief Operating Officer of Prentiss since Prentiss’ initial public offering in October 1996. From 1992 to 1996, Mr. August served as President and Chief Operating Officer of a Prentiss affiliate, Prentiss Properties Limited, Inc. From 1987 to 1992, Mr. August served as Executive Vice President and Chief Financial Officer of Prentiss’ predecessor company. From 1985 to 1987, Mr. August served in executive capacities with Cadillac Fairview Urban Development, Inc. Prior to joining Cadillac Fairview Urban Development in 1985, Mr. August was Senior Vice President of Finance for Oxford Properties, Inc., in Denver, Colorado, an affiliate of a privately-held Canadian real estate firm. Previously, he was a Vice President of Citibank, responsible for real estate lending activities in the Midwest. Mr. August has more than 40 years of experience as a senior executive in the real estate industry, including prior experience as the chief executive officer of a publicly traded REIT. Mr. August holds a Bachelor’s degree from Brandeis University and an M.B.A. degree from Boston University.

John S. Gates, Jr. Director since 2006

Mr. Gates, age 60, has served since August 2010 as the Chairman of the Board of the Regional Transportation Authority of Metropolitan Chicago which is responsible for all passenger transit operations in the metropolitan Chicago area. Mr. Gates has also served since January 1, 2005 as the Chairman and Chief Executive Officer of PortaeCo, a private investment and asset management company. In 1984, Mr. Gates co-founded CenterPoint Properties Trust and served as Co-Chairman and Chief Executive Officer for 22 years. During that period, CenterPoint became one of the largest private property owners in the Metropolitan Chicago Region and the nation’s first publicly traded industrial property REIT. In March 2006, CenterPoint was acquired by the California Public Employees Retirement System and Jones Lang LaSalle for approximately $3.5 billion. In 1979, Mr. Gates joined CB Richard Ellis, and in 1981 co-founded the Chicago office of Jones Lang Wootton (now Jones Lang LaSalle), a global commercial property investment firm. Mr. Gates is a director of The Davis Funds and numerous not-for- profit institutions. Mr. Gates has more than 30 years of experience in the industrial real estate industry. Mr. Gates graduated from Trinity College with a Bachelor’s degree in Economics.

Raymond B. Greer. Director since 2010

Mr. Greer, age 51, has over thirty years of logistics and transportation experience. Mr. Greer has served since February 2011 as the President of BNSF Logistics, LLC, which is an international third party logistics provider and a wholly-owned subsidiary of Burlington Northern Santa Fe, LLC, a Berkshire Hathaway company. From March 2005 to January 2010, Mr. Greer served as President and Chief Executive Officer of Greatwide Logistics Services, a non-asset based logistics and transportation services company. Greatwide and its senior lenders filed a Chapter 11 bankruptcy filing in October 2008 to restructure Greatwide’s debt and permit a purchase of the business. From December 2002 to March 2005, Mr. Greer served as President and Chief Executive Officer for

Newgistics, Inc., a reverse logistics company. Mr. Greer served as President of Global Network Solutions and Services for i2 Technologies, Inc., a supply chain management software and services company, from February 2002 to November 2002. Mr. Greer has also held senior management positions for Ryder and FedEx Corporation. From June 2005 to April 2007, Mr. Greer served as a director of Kitty Hawk, Inc., a publicly traded air cargo company. Mr. Greer received a Bachelor of Science in Mathematics from the University of Utah and an Executive Masters in Information Systems & Telecommunications from Christian Brothers University.

Tripp H. Hardin. Director since 2002

Mr. Hardin, age 52, is Senior Vice President of Investments with CBRE, Inc., which is the world’s largest real estate services firm. Prior to joining CBRE in 2002, Mr. Hardin was a principal of Trammell Crow Krombach Partners and was associated with them or their predecessor company since 1986. He has over 28 years of experience in the commercial real estate industry, focusing primarily on the sale and leasing of industrial and office properties. He also has extensive experience in real estate investment and build-to-suit transactions. Mr. Hardin graduated from Stanford University with a Bachelor of Science degree in Industrial Engineering.

John C. O’Keeffe. Director since 2002

Mr. O’Keeffe, age 54, has been active in the construction industry since 1983 and has been associated with Wm. Blanchard Co., a construction management firm located in Springfield, NJ, since 1987. He has served in a variety of capacities at the firm, including estimating, contract negotiation and contract management, contractor management, project management and for the past 10 years, in an executive capacity, managing a variety of large scale healthcare projects. Presently, Mr. O’Keeffe serves as Vice President, Construction Operations for Wm. Blanchard Co. Mr. O’Keeffe graduated from Denison University with a Bachelor of Arts degree.

Bruce L. Warwick. Director since 2005

Mr. Warwick, age 75, is Vice Chairman of Related Companies, a private real estate development firm. Mr. Warwick oversees the development of various real estate development projects, including the development of Hudson Yards, a 12 million square foot mixed-use project on the west side of Manhattan. He joined Related Companies in 1998 as President of Columbus Centre Developer LLC, the division of Related Companies charged with the development and construction of Time Warner Center in New York City. Prior to joining Related Companies in 1998, Mr. Warwick served as Vice Chairman of The Galbreath Company, overseeing development and management in the East Region. He has been in the development and construction business for over 45 years, developing properties in both Puerto Rico and in the Northeast United States. He received a Bachelor of Arts degree from Colgate University.

Executive Officers

Below is information with respect to our executive officers.

Jeffrey F. Phelan, age 53, has been President of our company since January 2013. Mr. Phelan previously served as National President of Development and Managing Director, West Region, from March 2010 until January 2013. Prior to joining our company, from November 2006 through March 2010, Mr. Phelan was a principal of Phelan Development Company, a privately held real estate company that Mr. Phelan founded in November 2006, headquartered in Southern California that developed and managed industrial, office and retail properties. Prior to founding Phelan Development, Mr. Phelan was a partner at Panattoni Development Company from 1994 to 2006 where he founded their operations in Southern California and developed over 20 million square feet of commercial real estate. Panattoni Development Company is a development company specializing in industrial, office and retail projects. Mr. Phelan received a Bachelor’s degree in Business Administration with a concentration in Real Estate from California State University.

Teresa L. Corral, age 50, has been our company’s Executive Vice President of Investments and Portfolio Management since May 2011. Ms. Corral oversees our company’s investment and disposition process as well as portfolio management of our balance sheet and joint venture assets. Prior to this role, Ms. Corral served as our company’s Senior Vice President of Institutional Capital Management and Dispositions since 2006. Ms. Corral brings more than 26 years of experience in acquisitions, due diligence, and underwriting institutional and privately-held real estate to our company. Prior to joining our company in 2003, Ms. Corral served in various positions with Clayton, Williams, and Sherwood Inc., a private investment firm. She also worked for various affiliates of Clayton, Williams, and Sherwood Inc., including CWS Communities Trust, a private REIT. Ms. Corral received her Bachelor’s degree in Business Administration and Economics from St. Mary’s College of California.

Neil P. Doyle, age 44 has been our company’s Managing Director, Central Region, since April 2012. He is responsible for all property operations, investments and development in the Central Region. Prior to joining our company in 2012, Mr. Doyle served in various positions at CenterPoint Properties Trust since 1997. Most recently, from February 2007 through June 2011, he served as Executive Vice President of Infrastructure and Transportation at CenterPoint Properties Trust with responsibility for the sourcing and execution of logistics-based industrial parks in key U.S. intermodal and port markets. Prior to this role, Mr. Doyle served as Senior Vice-President of Development at CenterPoint from July 2005 through January 2007. Mr. Doyle holds a Bachelor of Science degree in Civil Engineering from Marquette University.

Matthew T. Murphy, age 49, has been Chief Financial Officer of our company since September 2011. Mr. Murphy has been with our company or an affiliate since 2003, previously serving as interim Chief Financial Officer, Executive Vice President and Treasurer. Mr. Murphy has served as Treasurer of our company since October 2006 and, from May 2003 through October 2006, served as the Controller of Dividend Capital Advisors LLC, which was our external advisor at the time. From February 1998 until joining our former external advisor in May 2003, Mr. Murphy was a Vice President and Controller of Pritzker Residential, LLC, a privately-owned, fully-integrated multi-family real estate investment company. Prior to joining Pritzker, Mr. Murphy served in various positions with Security Capital Group and its affiliates, including Archstone-Smith Trust and ProLogis. Prior to joining Security Capital Group, in 1992, Mr. Murphy was a staff accountant with Coopers and Lybrand. Mr. Murphy served as a director of Versus Capital Multi-Manager Real Estate Income Fund LLC from July 2012 through August 2013. Mr. Murphy holds a Bachelor’s degree in Accounting from Colorado State University.

Charla Rios, age 52, has been our company’s Executive Vice President of Property Management since June 2011. Ms. Rios is responsible for planning, directing and managing our property management activities and leading our company’s property management teams. Ms. Rios brings over 25 years of property management experience to our company. Prior to joining our company in 2011, Ms. Rios served as First Vice President and West Regional Property Manager of Prologis, Inc. for 16 years. Before joining Prologis, Inc., Ms. Rios was a Senior Property Manager with Trammell Crow Company in Phoenix, managing a portfolio for Pension Fund Advisors and institutional owners.

Michael J. Ruen, age 47, has been a Managing Director of our company since early 2007 and prior to that a Senior Vice President of our company since 2005. From February 2004 through October 2006, Mr. Ruen was an employee of Dividend Capital Advisors LLC, which was our external advisor at the time. Since the latter part of 2008, Mr. Ruen has overseen the Eastern Region of our company, responsible for all property operations, investments and development in that region. Prior to that time, Mr. Ruen was responsible for capital deployment in the Eastern United States and development. Prior to joining our former advisor in February 2004, he was employed for nine years in various positions with ProLogis. Before leaving ProLogis, Mr. Ruen had been a First Vice President and Market Officer with responsibility over development, acquisition and portfolio operations for the state of Tennessee. Prior to that, he had similar responsibilities for Denver, Birmingham and Chattanooga after managing the leasing and marketing activities for Atlanta. Prior to joining ProLogis, Mr. Ruen was with CB Richard Ellis-Atlanta and was responsible for various institutional account activities including general brokerage. He received his Bachelor of Sciences degree from the University of Alabama and an M.B.A. from Georgia State University.

John G. Spiegleman, age 46, has been Executive Vice President and General Counsel of our company since May 2011. Mr. Spiegleman is responsible for all legal, risk management and compliance matters. Mr. Spiegleman brings more than 21 years of experience to our company. Prior to joining our company in 2011, Mr. Spiegleman served as a Senior Vice President and Assistant General Counsel of Aimco from January 2006 to April 2011. While at Aimco, Mr. Spiegleman managed the legal aspects for all its transactions. Prior to joining Aimco, Mr. Spiegleman was Senior Vice President of Miller Global Properties for seven years. While at Miller Global, a privately-held company that owns, develops, and operates office and hotel properties throughout the world, Mr. Spiegleman served in legal and business roles. Mr. Spiegleman received his Juris Doctor from the University of Colorado, School of Law and his Bachelor’s degree in Economics from Denison University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, annual cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. This Compensation Discussion and Analysis explains our compensation objectives, policies and practices with respect to our Chief Executive Officer, our Chief Financial Officer and the other three most highly-compensated executive officers as of the end of 2013 as determined in accordance with applicable SEC rules (collectively referred to as our named executive officers or, in this “Compensation Discussion and Analysis” section, our executives). Our named executive officers are as follows: Philip L. Hawkins, Chief Executive Officer; Thomas G. Wattles, Executive Chairman of the Board; Jeffrey F. Phelan, President; Matthew T. Murphy, Chief Financial Officer and Treasurer; and Michael J. Ruen, Managing Director, East Region.

Objectives of Our Executive Compensation Programs

Our compensation programs for our executives are designed to achieve the following objectives:

•	Attract and retain top contributors to ensure that we have high caliber executives;

•	Create and maintain a performance-driven organization, by providing upside compensation opportunity for outstanding performance and downside compensation risk in the event of performance below expectations;

•	Align the interests of our executives and stockholders by motivating executives to increase stockholder value along with the achievement of other key corporate goals and objectives and rewarding executives when stockholder value increases;

•	Encourage teamwork and cooperation while recognizing individual contributions by linking variable compensation to company and individual performance based on position responsibilities and ability to influence financial and organizational results;

•	Provide flexibility and allow for discretion in applying our compensation principles in order to appropriately reflect individual circumstances as well as changing business conditions and priorities;

•	Motivate our executives to manage our business to meet and appropriately balance our short- and long-term objectives, and reward them for meeting these objectives; and

•	Reinforce our entrepreneurial culture.

Peer Group Data

During 2012 and 2013, the compensation committee assessed and affirmed the independence of Frederic W. Cook & Co., Inc., or F.W. Cook, a nationally recognized consulting firm, and engaged it to be the compensation committee’s independent executive compensation consultant and to conduct a competitive review of our executive compensation program. As part of F.W. Cook’s engagement, the compensation committee directed F.W. Cook to, among other things, compare our executive compensation with competitive market compensation data for two different peer groups: an asset-based peer group consisting of seven public REITs with an industrial asset class focus; and a size-based REIT peer group consisting of 14 public REITs similar in size (as defined by equity market capitalization and enterprise value) to our company, but in varying asset classes. These two peer groups, which were developed by F.W. Cook in consultation with our management and subsequently approved by the compensation committee, were comprised of the following companies:

Asset-Based Peers	Size-Based Peers
Duke Realty Corporation	American Campus Communities, Inc.
EastGroup Properties, Inc.	Colonial Properties Trust
First Industrial Realty Trust, Inc.	Diamondrock Hospitality Company
First Potomac Realty Trust	EastGroup Properties, Inc.
Liberty Property Trust	Equity One, Inc.
PS Business Parks, Inc.	Extra Space Storage Inc.
STAG Industrial, Inc.	Healthcare Realty Trust Incorporated
LaSalle Hotel Properties
Lexington Realty Trust
Medical Properties Trust, Inc.
Post Properties, Inc.
PS Business Parks, Inc.
Sovran Self Storage, Inc.
Sunstone Hotel Investors, Inc.

The peer group data presented included information regarding base salary, actual and target bonus amounts, total annual compensation, long-term equity and cash incentives and total compensation. F.W. Cook also presented the same categories of information for all industrial REITs and all REITs with an enterprise value between $1.0 billion and $3.0 billion that were included in the 2011 NAREIT Compensation and Benefits Survey. For each of these categories of information, F.W. Cook presented information comparing our compensation to the compensation paid by the companies in these peer groups at the 25th, 50th and 75th percentiles for comparable positions.

For purposes of 2013 compensation, the compensation committee used this competitive market compensation data to gain a greater understanding of market practices in connection with establishing base salaries, target annual cash incentive bonus amounts and target values for annual grants of long-term equity incentive compensation, all of which were established in early 2013. The compensation committee did not target a single percentile or range of percentiles to be used consistently for all of our executives, but rather used this information in connection with a number of factors, including, among others, the individual experience and skills of, and expected contributions from, our executives, the difficulty that we would have in replacing each of our executives and current economic conditions.

Our Executive Compensation Programs

Our executive compensation primarily consists of base salary, annual cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. Additionally, with the exception of Mr. Wattles, we have employment agreements with each of our executives that provide for payments and other benefits in connection with a termination of employment in certain circumstances or a change-in-control. Overall, we designed our executive compensation programs to achieve the objectives described above. In particular, consistent with the emphasis we place on maintaining a performance-driven organization and aligning the interests of our executives and stockholders, long-term equity incentive compensation constitutes a significant portion of our total executive compensation. We also structured our annual cash incentive bonuses and annual grants of long-term equity incentive compensation to be based on our actual performance compared to predetermined performance goals. In determining the mix of the different elements of executive compensation, we considered the mix being offered by comparable companies. We generally structured the mix of base salary, target annual cash incentive bonuses and target long-term equity incentive compensation to approximate the average mix for our peers, except that we placed a greater emphasis on long-term equity incentive compensation.

For 2013, we generally kept the mix of the different elements of executive compensation consistent with the mix that we have had in prior years recognizing that each year, depending on actual performance during the year, the amount of cash incentive bonuses paid and long-term equity incentive compensation granted relative to base salary will fluctuate.

Each of the primary elements of our executive compensation is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation and a discussion of the amounts of compensation paid to our executives for 2013 under each of these elements. In the descriptions below, we highlight particular compensation objectives that are addressed by specific elements of our executive compensation program; however, it should be noted that we have designed our compensation programs to complement each other and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation, each element, to a greater or lesser extent, serves each of our objectives.

At our 2013 annual meeting, a non-binding, advisory resolution approving the compensation paid to our named executive officers, as disclosed in our proxy statement for the 2013 annual meeting, including the Compensation Discussion and Analysis, compensation tables and narrative discussions, was approved by our stockholders, with more than 99% of the votes cast having been voted in favor of the proposal to approve such resolution. The compensation committee has considered the results of this vote and, as a result of the high percentage of votes cast in favor of this proposal, the compensation committee viewed these results as an indication of stockholders’ overall satisfaction with the manner in which we compensated our named executive officers in 2012. Accordingly, based in part on the results of this vote, the compensation committee generally has maintained the structure of our executive compensation programs that had been described in our proxy statement for the 2013 annual meeting.

2013 Total Annual Compensation

The following table sets forth the amounts of base salary, annual cash incentive bonus and annual long-term equity incentive compensation (based on the value approved) awarded by the compensation committee for each of our executives for 2013.

Name	Base Salary	Annual Bonus	Annual Equity(1)	Total
Philip L. Hawkins	$600,000	$768,000	$1,369,000	$2,737,000
Thomas G. Wattles	260,000	162,000	364,000	786,000
Jeffrey F. Phelan	400,000	412,000	557,000	1,369,000
Matthew T. Murphy	300,000	325,000	450,000	1,075,000
Michael J. Ruen	260,000	214,000	489,000	963,000

(1)	Annual equity represents the value of the annual long-term equity incentive compensation approved by the compensation committee. All of the annual equity grants were made in the form of restricted stock or LTIP units, at the election of the executive. We valued the annual grants at $7.36 per share or unit, which was the closing stock price of our common stock on February 4, 2014, the date the awards were approved. With the exception of Mr. Wattles, each of these annual equity awards vests over four years with 25% vesting on each of the first four anniversaries of January 1, 2014, subject to continued employment with us through such date. Mr. Wattles’ equity award vests over four years with 25% vesting on each of the first four anniversaries of January 1, 2014, however, vesting is not subject to continued employment with us through such date.

The foregoing table more accurately reflects the decisions of the compensation committee with respect to our executive officers’ compensation than the Summary Compensation Table below. This primarily results from the fact that, in order to link our annual long-term equity incentive compensation to our annual performance, the compensation committee typically grants our annual long-term equity incentive compensation for a particular year in January or February of the following year. Due to the rules governing the presentation of the Summary Compensation Table, we are required to present these grants as compensation for the year in which they were granted (as opposed to the year for which they were granted). As a result, for example, the “Stock Awards” granted in February 2013 for 2012 performance are required to be reported as 2013 compensation in the Summary Compensation Table. In addition, the foregoing table does not include the equity award granted to Mr. Phelan in connection with his promotion to President effective as of January 1, 2013, as this was a one-time award in connection with his promotion.

A detailed discussion of the base salary, annual cash incentive bonus and annual long-term equity incentive compensation paid or awarded to our executives for 2013 is contained below.

Base Salary

We pay our executives a base salary, which we review and determine annually, subject to the commitments we have made to our executives in their employment agreements. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Although base salaries are established in part based on the individual experience, skills and expected contributions during the coming year of our executives and our executives’ performance during the prior year, we do not view base salaries as primarily serving our objective of paying for performance.

The following table sets forth the annual base salaries for our executives for 2013 and 2012:

Named Executive Officer	2013 Base Salary	2012 Base Salary	Percentage Change
Philip L. Hawkins	$600,000	$600,000	—
Thomas G. Wattles	$260,000	$260,000	—
Jeffrey F. Phelan	$400,000	$260,000	54%
Matthew T. Murphy	$300,000	$275,000	9%
Michael J. Ruen	$260,000	$260,000	—

During 2013, we maintained base salaries at 2012 levels for Messrs. Hawkins, Wattles and Ruen. Effective January 2013, in connection with Mr. Phelan’s promotion to President, we increased his base salary to the amount set forth in the table above. The increase in base salary for each of Messrs. Phelan and Murphy was based on a number of factors including the compensation committee’s most recent review of competitive market compensation data and the base salaries of our other executive officers. Overall, base salaries for 2013 were based on the compensation committee’s review of competitive market compensation data and its conclusion that, in most cases, the amount of the base salaries for our executives remain competitive.

In setting base salary, we also took into account the commitments that we have made to our executives in their employment agreements. Under the employment agreements that were in effect for 2013, minimum annual base salaries for these executives for 2013 were established based on the annual base salaries at the time the agreements were entered into as follows: Mr. Hawkins’ minimum base salary was $600,000 per year; Mr. Phelan’s minimum base salary was $400,000 per year; Mr. Murphy’s minimum base salary was $275,000 per year; and Mr. Ruen’s minimum base salary was $260,000 per year. Annual base salary for each of Messrs. Hawkins, Phelan and Ruen for 2013 equaled the minimum base salaries in these employment agreements. We have not entered into an employment agreement with Mr. Wattles.

Annual Cash Incentive Bonuses

Our executives are eligible to receive annual cash incentive bonuses each year primarily based upon their performance. Our annual cash incentive bonuses are intended to reward our executives with currently paid compensation based on annual performance.

2013 Target Bonuses

Similar to base salary, the employment agreements that we entered into with our executives provide for minimum target annual cash incentive bonuses. These agreements provided for the following minimum target annual cash incentive bonuses for 2013: Mr. Hawkins—100% of base salary; Mr. Phelan—$300,000; Mr. Murphy—$250,000; and Mr. Ruen—$200,000. The commitments in these employment agreements related to minimum target annual cash incentive bonuses, and we have discretion to establish the criteria that must be met for the annual cash incentive bonuses to be paid and may grant annual cash incentive bonuses in amounts above or below the target level based on our assessment of performance.

In February 2013, we established target annual cash incentive bonuses for each of our executives. Similar to base salary, except for Mr. Phelan, we maintained the levels of our executives’ target annual cash incentive bonuses for 2013 at 2012 levels. In connection with Mr. Phelan’s promotion to President, we increased his minimum target. Mr. Phelan’s increased target was based on a number of factors including the compensation committee’s most recent review of competitive market compensation data and the targets established for our other executive officers. For 2013, our decisions regarding the amount of the target annual cash incentive bonuses were also based on the compensation committee’s analysis of competitive market compensation data and its conclusion that the amount of the target annual cash incentive bonuses for our executives did not need to increase in order to remain competitive.

The following table sets forth the target annual cash incentive bonuses for each of our executives for 2013 and 2012:

Named Executive Officer	2013 Target Bonus	2012 Target Bonus	Percentage Change
Philip L. Hawkins	$600,000	$600,000	—
Thomas G. Wattles	$200,000	$200,000	—
Jeffrey F. Phelan	$300,000	$200,000	50%
Matthew T. Murphy	$250,000	$250,000	—
Michael J. Ruen	$200,000	$200,000	—

2013 Bonus Objectives

For 2013, consistent with 2012, a substantial majority of each executive’s target annual cash incentive bonus was linked in a formulaic manner to the achievement of specific, objectively measurable goals, with the remainder based on each executive’s achievement of more subjective goals, subject, in each case, to the compensation committee’s ability to exercise negative discretion to award executives annual bonuses that are less than what would have been earned based on the formulaic application of the predetermined objectives.

The table set forth below describes the objectives that we established for each of our executives and the percentage of that executive’s annual cash incentive bonus that was linked to the achievement of each objective.

Objectives	Hawkins	Wattles	Phelan	Murphy	Ruen
Total net operating income	30.0%	—	15.0%	30.0%	15.0%
Regional net operating income	—	—	15.0%	—	25.0%
Total capital deployment	25.0%	30.0%	30.0%	25.0%	20.0%
Regional/national capital deployment	—	70.0%	20.0%	—	20.0%
Asset sales/equity raises	25.0%	—	—	25.0%	—
Individual/Subjective	20.0%	—	20.0%	20.0%	20.0%

Total	100%	100%	100%	100%	100%

We selected these specific objectives because (i) net operating income is one of the most significant financial measures that we report to investors and use to evaluate our ongoing performance, (ii) the deployment of capital through the completion of acquisitions and commencement of development projects, consistent with our investment criteria, during 2013 was one of our key strategic goals for the year and (iii) our assets sales and equity raises were expected to provide an important source of funding to be used to meet our capital deployment goals.

For each of these objectives, in February 2013, we established five different levels of performance pursuant to which executives could earn from 0-200% of the target amount of the portion of the annual cash incentive bonus attributable to that objective. The table below sets forth the goals established at each of these performance levels, actual performance for 2013 and the percentage of target earned for each objective.

Objectives	Min. (0%)	Thresh. (50%)	Target (100%)	High (150%)	Max. (200%)	Actual	Earned % (4)
Total net operating income (% of budget)(1)	84%	92%	100%	108%	116%	100.6%	103.7%
Regional net operating income (% of budget)(1)
West region (Phelan)	84%	92%	100%	108%	116%	99.8%	98.7%
East region (Ruen)	84%	92%	100%	108%	116%	98.4%	90.2%
Total capital deployment(2)	$120	$220	$370	$520	$620	$535.4	157.7%
Regional/National capital deployment(2)
West Region (Phelan)	$110	$150	$190	$230	$270	$252.8	178.5%
East Region (Ruen)	$30	$40	$75	$110	$145	$61.9	82.6%
National (Wattles)	$0	$50	$100	$150	$200	$48.0	48.0%
Assets sales/equity raises(3)	$120	$220	$370	$520	$620	$470.9	133.6%

(1)	Represents net operating income, excluding new acquisitions and adjusted for dispositions. Regional net operating income for Messrs. Phelan and Ruen relates to net operating income, excluding new acquisitions and adjusted for dispositions, for properties in each executive’s region.
(2)	Capital deployment is based on the unlevered investment in acquisitions closed during 2013 plus total projected capital committed to development and value-add projects started in 2013, excluding capital deployed for two properties acquired in a portfolio that are intended to be held short-term. Regional capital deployment for Messrs. Phelan and Ruen is based on acquisitions sourced in each executive’s region, excluding deals primarily sourced by Mr. Wattles, plus total projected capital committed to development and value-add projects started in each executive’s region in 2013. National capital deployment for Mr. Wattles is based on acquisitions sourced through Mr. Wattles with support from our acquisition teams, excluding widely marketed properties.
(3)	Represent total capital raised through asset sales, excluding the sale of assets previously held through DCT Fund I, and the issuance of our equity through public offerings.
(4)	To the extent performance fell between two of the established levels of performance, the percentage earned was determined based on linear interpolation between the percentages that would have been earned for the established levels of performance.

In addition, in February 2013, the compensation committee established the following objectives for each of our executives for use, together with our actual funds from operations, which we refer to as FFO, as adjusted, for 2013 as compared to a target of $0.42 per diluted share that approximately represented the midpoint of our initial guidance for 2013 of $0.40-$0.45 per diluted share, in determining the individual/subjective component of the annual cash incentive bonuses for our executives to the extent applicable:

Named Executive Officer	Objectives
Philip L. Hawkins	Objectives relating to debt financing and dividend coverage
Jeffrey F. Phelan	Objectives relating to transitioning into the role of President and development activities
Mathew T. Murphy	Objectives relating to capital expenditures, debt financing and dividend coverage
Michael J. Ruen	Objectives relating to development activities and overseeing the East Region

With respect to the individual/subjective component of the annual cash incentive bonuses, the compensation committee determined that each of these executives had exceeded target performance. Based on an evaluation of the foregoing objectives, including that our FFO, as adjusted, of $0.45 per diluted share exceeded our target of $0.42 per diluted share, the compensation committee determined that the executives had earned the following percentages of their target amounts with respect to the individual/subjective component of the annual cash incentive bonuses: Mr. Hawkins—120%; Mr. Phelan—120%; Mr. Murphy—130%; and Mr. Ruen—105%.

2013 Bonus Amounts

The compensation committee determined 2013 annual cash incentive bonuses for each of the executives based on the percentage earned for each objective, the executive’s pre-established percentage weighting for each objective and the executive’s target amount, all as set forth above. The amounts earned with respect to the objectives relating net operating income, capital deployment, asset sales and equity raises, which represented from 80%-100% of the overall bonus opportunity, were determined in a formulaic manner based on actual performance as compared to the goals established in February 2013. The remainder, relating to the individual/subjective component, was determined based on the compensation committee’s evaluation of the performance of each of our executives against the objectives established for that executive, including FFO, as described above. The following are the target and actual annual cash incentive bonuses for each of our executives for 2013 and the percentages of the target annual cash incentive bonuses that were paid:

Named Executive Officer	2013 Target Bonus	2013 Actual Bonus	Percentage Payout
Philip L. Hawkins	$600,000	$768,000	128%
Thomas G. Wattles	$200,000	$162,000	81%
Jeffrey F. Phelan	$300,000	$412,000	137%
Matthew T. Murphy	$250,000	$325,000	130%
Michael J. Ruen	$200,000	$214,000	107%

Long-Term Equity Incentive Compensation

We grant long-term equity incentive awards to executives as part of our total compensation package. During 2013, the primary component of our long-term equity incentive awards was an annual grant program.

Annual Grant Program

Under the annual grant program, our executives are eligible to receive annual grants of long-term equity incentive compensation. Our annual grant program is intended to reward our executives with long-term compensation for annual performance. The primary objectives of this program are to incent our executives to achieve annual performance goals, further align the interests of our executives with our stockholders over the longer term and serve as a retention tool for our executives. We determine our annual grants based on a dollar value, and pay all of the annual grants in the form of restricted stock or LTIP units. Historically, we have used restricted stock or LTIP units for all or the majority of our long-term equity incentive compensation because we believe that these full value awards provide the best alignment with our stockholders by fully reflecting the total return we provide to our stockholders, including dividends or other distributions as well as potential future increases or decreases in our stock price.

Similar to annual cash incentive bonuses, the employment agreements that we entered into with our executives provide for minimum target values for our annual grants. The terms of their respective employment agreements provided for the following minimum target values for annual grants for 2013: Mr. Hawkins—$1,150,000; Mr. Phelan—$450,000; Mr. Murphy—$250,000; and Mr. Ruen—$450,000. The commitments in these employment agreements related to minimum target values; however, we have discretion to establish the criteria that must be met for the annual grants to be awarded and may grant awards with actual values above or below the target level based on our assessment of performance in order to fully motivate and reward our executives. These employment agreements also specify that the vesting of these awards must occur in equal annual installments over no more than five years.

In February 2013, we established target values for the annual grants for each of our executives. Except for Mr. Murphy, we maintained the levels of the target values for the annual grants for 2013 for our executives at 2012 levels. The increase in target value for Mr. Murphy was based on a number of factors including the compensation committee’s most recent review of competitive market compensation data and the base salaries of our other executive officers. Overall, our decisions regarding the amount of the target values was also based on the compensation committee’s analysis of competitive market compensation data and its conclusion that, generally, the amount of the target values for annual grants for our executives did not need to increase in order to remain competitive.

The following table sets forth the target values of the annual grants for each of our executives for 2013 and 2012:

Named Executive Officer	2013 Target Value	2012 Target Value	Percentage Change
Philip L. Hawkins	$1,150,000	$1,150,000	—
Thomas G. Wattles	$450,000	$450,000	—
Jeffrey F. Phelan	$450,000	$450,000	—
Mathew T. Murphy	$375,000	$250,000	50%
Michael J. Ruen	$450,000	$450,000	—

With the exception of Mr. Wattles, half of the actual values of the annual equity awards granted to each of our executives were determined using the same overall percentage payouts relative to the targets that were used to determine the annual cash incentive bonuses, except that the amounts that could be earned ranged from 50% to 150% of the target amount for each of our executives. The remaining half of the actual values of the annual equity awards granted to each of our executives, with the exception of Mr. Wattles, were based on our total stockholder return as compared to the median total stockholder return of a selected peer group, which we refer to as the “median TSR.” The peer group consisted of Duke Realty Corporation, EastGroup Properties, Inc., First Industrial Realty Trust, Inc., Liberty Property Trust, STAG Industrial, Inc. and the SNL US REIT Industrial Index. The amounts that could be earned ranged from 50% to 150% of the target and reaching the median TSR would result in a payout equal to 100% of target. For 2013, the median TSR was 12.40% as compared to our total stockholder return of 14.21%, and as a result the compensation committee awarded a payout equal to 110.0% of target. For Mr. Wattles, all of his annual equity award granted to him was determined using the same objectives and percentage weightings that were used to determine Mr. Wattles’ annual cash incentive bonus. In each case, the equity awards were subject to the compensation committee’s ability to exercise negative discretion to award our executives equity awards that were less than what would have been earned based on the formulaic application of the predetermined objectives. Accordingly, the following are the target and actual values of the annual equity awards for each of our executives for 2013 and the percentages of the target value that were awarded:

Named Executive Officer	2013 Target Value	2013 Actual Value	Percentage Payout
Philip L. Hawkins	$1,150,000	$1,369,000	119%
Thomas G. Wattles	$450,000	$364,000	81%
Jeffrey F. Phelan	$450,000	$557,000	124%
Matthew T. Murphy	$375,000	$450,000	120%
Michael J. Ruen	$450,000	$489,000	109%

For each of our executives, the annual grant was made in the form of restricted stock or LTIP units, at the election of the executive. For purposes of determining the annual grants, we valued restricted stock and LTIP units based on $7.36 per share or unit, which was the closing stock price of our common stock on February 4, 2014, the date the awards were approved. With the exception of Mr. Wattles, each of these annual equity awards vests over four years with 25% vesting on January 1, 2015 and 25% on each January 1st thereafter, subject to continued employment with us through such date. Mr. Wattles’ equity award vests over four years with 25% vesting on January 1, 2015 and 25% on each January 1st thereafter, however, vesting is not subject to continued employment with us through such date.

The following table sets forth the terms of the equity awards actually made to our executives in 2014 with respect to 2013:

Named Executive Officer	LTIP Units (# of units)
Philip L. Hawkins	186,006
Thomas G. Wattles	49,457
Jeffrey F. Phelan	75,680
Matthew T. Murphy	61,142
Michael J. Ruen	66,441

Promotional/New Hire Grants

In addition to annual grants of long-term equity incentive compensation, in 2013, the compensation committee also awarded Mr. Phelan a one-time equity award, with a value of $400,000, in connection with his promotion to President on January 1, 2013. The amount of the award was based on a number of factors including the compensation committee’s most recent review of competitive market compensation data, the amount considered appropriate by the compensation committee to reflect Mr. Phelan’s increased responsibilities and similar awards granted to other executive officers in the past in connection with their hiring or promotion. This grant was made in the form of restricted stock or LTIP units, at the election of Mr. Phelan. For purposes of determining the number of shares or units, we valued restricted stock and LTIP units based on $6.49 per share or unit, which was the closing stock price of our common stock on December 31, 2012. The equity awards vests over five years with 25% vesting on December 31, 2015, an additional 25% vesting on December 31, 2016 and the remaining 50% vesting on December 31, 2017, in each case subject to continued employment with us through such date.

LTIP Units

In 2006, we established a program under our Second Amended and Restated 2006 Long-Term Incentive Plan, or the 2006 Plan, for the grant of other equity-based awards, valued by reference to shares of our common stock, consisting of equity interests in DCTOP which we refer to as “long-term incentive units” or “LTIP units.” LTIP units are a separate class of units of limited partnership interest in DCTOP. LTIP units, which can be granted either as free-standing awards or together with other awards under the 2006 Plan are valued by reference to the value of our common stock, and may be subject to such conditions and restrictions as the compensation committee may determine, including continued employment or service, computation of financial metrics and/or achievement of pre-established performance goals and objectives. If applicable conditions and/or restrictions are not attained, participants will forfeit their LTIP units. Generally, LTIP unit awards, whether vested or unvested, entitle the holder to receive distributions from DCTOP that are equivalent to the dividends and distributions that would be made with respect to the number of shares of our common stock underlying the LTIP unit award, though receipt of such distributions may be delayed or made contingent on vesting.

LTIP units are structured as “profits interests” for U.S. federal income tax purposes, and we do not expect the grant, vesting or conversion of LTIP units into common units to produce a tax deduction for us. As profits interests, LTIP units initially will not have full parity, on a per-unit basis, with common units with respect to liquidating distributions. Upon the occurrence of specified events, LTIP units can over time achieve full parity with common units and therefore accrete to an economic value for the participant equivalent to common units. This accretion to parity is driven, in part, by partnership tax rules and is based on the book capital account associated with LTIP units for tax purposes. Generally, the book capital account associated with LTIP units when they are initially issued is zero, while the book capital account associated with common units is equal on a per unit basis to the price per share of our common stock. Economic parity is reached when the book capital account of the LTIP units has grown, through special allocations of unrealized or realized gain, to be equal to that of an equal number of common units. Events that allow such special allocations under the partnership agreement and applicable federal tax regulations include: (1) our issuance of common stock, (2) the issuance by DCTOP of common or other partnership units, (3) our repurchases of significant amounts of common stock for cash, and (4) the redemption by DCTOP of common units for cash, in each case so long as the price of our common stock at the time is higher than the price on the date on which the LTIP units were initially issued. If such parity is achieved, LTIP units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common units, which in turn are redeemable by the holder for cash or, at our election, shares of our common stock on a one-for-one basis. However, there are circumstances under which LTIP units will not achieve parity with common units, and until such parity is reached, the value that a participant in the program could realize for a given number of LTIP units will be less than the value of an equal number of shares of our common stock and may be zero. Ordinarily, we anticipate that each LTIP unit awarded will be equivalent to an award of one share of common stock reserved under our 2006 Plan, thereby reducing the number of shares of common stock available for subsequent awards of stock options, shares of restricted stock, phantom shares, dividend equivalent rights and other equity-based awards on a one-for-one basis. However, the compensation committee has the authority to determine the number of shares of common stock underlying an award of LTIP units in light of all applicable circumstances, including performance-based vesting conditions, operating partnership “capital account allocations,” to the extent set forth in the limited partnership agreement for DCTOP, the Internal Revenue Code or applicable regulations, value accretion factors or conversion ratios.

LTIP units are designed to offer executives the same long-term incentive as shares of restricted stock, while allowing them to enjoy the more favorable U.S. federal income tax treatment available for “profits interests.” More specifically, one key disadvantage of restricted stock is that executives are generally taxed on the full market value of a grant at the time of vesting, even if they choose to hold the stock. As a result, executives often need to sell a portion of their vested shares upon vesting to pay taxes on their restricted stock awards from prior years, which may limit an executive’s ability to increase his or her equity ownership over the long term. Conversely, an executive would generally be taxed only when he or she chooses to liquidate his or her LTIP units. Therefore, an executive who wishes to hold his or her equity awards for the long term can do so in a more tax-efficient manner with LTIP units. In light of the trade-offs between increased tax efficiency and incremental economic risk involved in LTIP units as compared to restricted stock, it is generally our policy to allow eligible executives a choice between restricted stock and LTIP units on a one-for-one basis for their equity-based incentive compensation awards. We believe that the use of LTIP units (1) enhances our equity-based compensation package overall, (2) advances the goal of promoting long-term equity ownership by executives, (3) has no adverse impact on dilution as compared to restricted stock, and (4) further aligns the interests of our executives with the interests of our stockholders. We also believe that these benefits outweigh the loss of the U.S. federal income tax business-expense deduction from the issuance of LTIP units, as compared to restricted stock.

Stock Ownership Guidelines

In order to complement our long-term equity incentive compensation program and further align the interests of our executives with those of our stockholders, our board of directors adopted stock ownership guidelines that apply to our executives. See “Executive and Director Compensation—Director and Officer Stock Ownership Guidelines” below for a summary of these guidelines.

Equity Award Grant Policy

Since 2007, we have maintained an equity award grant policy in order to formalize our approach regarding the timing and pricing of equity awards made to the executives and all other employees. Under our current equity award grant policy, generally, equity awards will only be made to existing employees on an annual basis or in connection with a promotion or other extraordinary event. The amount of annual awards will be determined at a pre-scheduled meeting of the compensation committee that is expected to be held in January or February of each year. Shares of restricted stock, LTIP units or other full-value awards granted as part of the annual awards will be denominated in dollars and will be priced based on the closing price of our common stock on the date of the meeting at which they were approved. Stock options, if granted as part of the annual awards, will either be denominated in shares or dollars, will have an exercise price per share equal to the closing price of our common stock on the date of the meeting at which they were approved and, if denominated in dollars, will be for the number of shares determined using the formula approved by the compensation committee at the time of the grants. Promotional or extraordinary grants will be granted and priced on the later of the date on which the promotion or other extraordinary event occurs or the date on which the grant is approved.

Tax Treatment

We generally take into account the tax treatment of the compensation of our executives, including the expected tax treatment to our executives and whether we will be able to deduct the amount of any compensation paid as a result of limitations under Section 162(m) of the Internal Revenue Code or otherwise. To the extent consistent with our other compensation objectives, we attempt to preserve the deductibility of the compensation that we pay to our executives. However, in order to appropriately compensate our executives and maintain the flexibility we desire in our bonus programs, we are prepared to exceed the $1 million limit under Section 162(m) for compensation to our executives. Additionally, we use LTIP units or offer to executives the choice of LTIP units (as described above under “—Our Executive Compensation Programs—Long-Term Equity Incentive Compensation—LTIP Units”) which may be more advantageous to executives from a tax perspective than other types of full-value awards, such as shares of restricted stock, but result in the loss of a tax deduction for us.

Employment Agreements

We have employment agreements with Messrs. Hawkins, Murphy, Phelan and Ruen. We entered into employment agreements with Messrs. Hawkins, Murphy and Ruen in October 2012, which superseded their previous employment agreements with us. In December 2012, we entered into an employment agreement with Mr. Phelan in connection with his appointment as President, which took effect on January 1, 2013. We do not have an employment agreement with Mr. Wattles.

For Messrs. Hawkins, Murphy and Ruen, their employment agreements, among other things, provide for severance payments generally equal to a multiple of salary and bonus plus acceleration of all time-based vesting on equity awards and continuation of coverage under our group health plan for a period of time in the event of a termination of employment by us without cause or by an executive for good reason. In return, each of these executives has agreed to non-compete, non-solicitation, non-interference and confidentiality provisions.

Commensurate with his new title as President, under his new employment agreement Mr. Phelan’s salary was increased from $260,000 to $400,000, his annual target cash bonus was increased from at least $200,000 to at least $300,000 and he was given a one-time equity grant of $400,000. Otherwise the terms of Mr. Phelan’s new employment agreement are substantially the same as his previous employment agreement. Both under Mr. Phelan’s new employment agreement and his employment agreement in place during 2012, in the event of a termination of employment by us without cause or by Mr. Phelan for good reason, the employment agreements, among other things, permit Mr. Phelan to offer to enter into a one-year consulting agreement with us on pre-negotiated terms, including non-compete, non-solicitation and confidentiality provisions that apply during the term. We then have the option to either enter into the agreement and, among other things, pay the pre-negotiated compensation to Mr. Phelan during the term or refuse Mr. Phelan’s offer and provide him with severance payments generally equal to a multiple of salary and bonus plus acceleration of all time-based vesting on equity awards and continuation of coverage under our group health plan for a period of time. For Mr. Phelan, in the event that the termination occurs within 12 months after a change-in-control, we have agreed to provide him with severance payments regardless of whether he has offered to enter into the consulting agreement. The new agreement also provides for acceleration of all time-based vesting on equity awards upon the occurrence of a change-in-control regardless of whether Mr. Phelan’s employment is terminated.

For each of our executives with whom we have entered into an employment agreement, we believe that because the severance level and/or terms of any continuing consulting agreement are negotiated up front, it makes it easier for us to terminate these executives without the need for protracted negotiations over severance.

We also believe that providing pre-negotiated severance benefits for all of our executives in the event they are terminated without cause or terminate their employment for good reason following a change-in-control helps to further align the interests of our executives and our stockholders in the event of a potentially attractive proposed change-in-control transaction following which one or more of our executives may be expected to be terminated. See “Executive and Director Compensation—Potential Payments Upon Termination or Change-in-Control” for a summary of the employment agreements.

Broad-Based Benefits

All full-time employees, including our executives, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance, and our 401(k) plan. We do not provide any other benefits or perquisites to our executives.

Anti-Hedging and Anti-Pledging Policy

None of our executives have engaged in any hedging transactions with respect to our stock or pledged any of his shares of our stock. In 2013, we established formal anti-hedging policies that generally prohibits all of our executive officers and directors, including our executives, from engaging in any hedging transactions. Exceptions to this anti-hedging policy can only be made with the prior approval of the audit committee. We also have an anti-pledging policy that generally prohibits all of our executive officers and directors, including our executives, from pledging any shares of our stock. Exceptions to this policy can only be made with the prior approval of our compliance officer.

Executive Compensation Process

Information regarding our processes and procedures for considering and determining the compensation of our executives, including the role of any executive officers, is described below under “Executive and Director Compensation—Executive and Director Compensation Process.”

Summary of Executive Compensation

The following table sets forth certain information with respect to compensation paid for 2013, 2012 and 2011 to each of our named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Philip L. Hawkins Chief Executive Officer	2013	$600,000	$—	$1,397,709	$—	$768,000	$—	$2,765,709
	2012	600,000	—	1,357,315	—	900,982	—	2,858,297
	2011	600,000	—	754,334	195,758	740,000	—	2,290,092

Thomas G. Wattles Executive Chairman of the Board	2013 2012	260,000 260,000	— —	571,995 375,427	— —	162,000 268,531	— —	993,995 903,958

Jeffrey F. Phelan President	2013	400,000	—	869,793	—	412,000	—	1,681,793
	2012	260,000	—	532,339	—	248,153	—	1,040,492
	2011	260,000	—	269,403	69,914	245,000	—	844,317

Matthew T. Murphy Chief Financial Officer and Treasurer	2013	300,000	—	304,742	—	325,000	—	929,742
	2012	275,000	—	300,342	—	377,284	—	952,626
	2011	228,958	—	388,458	25,969	313,000	—	956,385

Michael J. Ruen Managing Director, East Region	2013	260,000	—	477,367	—	214,000	—	951,367
	2012	260,000	—	532,339	—	235,012	—	1,027,351
	2011	260,000	—	277,103	71,911	245,000	—	854,014

(1)	Except as otherwise noted, amounts for 2011, 2012 and 2013 are based on the aggregate grant date fair value of stock awards and option awards granted in the fiscal years ended December 31, 2011, 2012 and 2013 respectively, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC Topic 718, disregarding the estimate of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in note 11 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2013.
(2)	For 2011, 2012 and 2013, the amounts set forth in the “Non-Equity Incentive Plan Compensation” column set forth the amounts earned by each of the named executive officers pursuant to our 2011, 2012 and 2013 annual cash incentive bonus program. See “—Compensation Discussion and Analysis—Annual Cash Incentive Bonuses” for a detailed description of our 2013 annual cash incentive bonus program.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2013 to our named executive officers.

2013 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Philip L. Hawkins	02/06/13	N/A	$600,000	$1,200,000	—	$—
	02/06/13	—	—	—	207,068	1,397,709
Thomas G. Wattles	02/06/13	N/A	200,000	400,000	—	—
	02/06/13	—	—	—	84,740	571,995
Jeffrey F. Phelan	02/06/13	N/A	300,000	600,000	—	—
	02/06/13	—	—	—	72,795	869,793
Matthew T. Murphy	02/06/13	N/A	250,000	500,000	—	—
	02/06/13	—	—	—	45,147	304,742
Michael J. Ruen	02/06/13	N/A	200,000	400,000	—	—
	02/06/13	—	—	—	70,721	477,367

(1)	Represents the payouts to our named executive officers that were possible pursuant to the portion of our 2013 annual cash incentive bonus program that was based on the achievement of performance goals relating to net operating income, acquisitions and commencement of development projects and asset sales and equity raises, which represented 80-100% of the total possible payouts to our named executive officers under the program. For each of the goals, five different levels of performance were established pursuant to which executives could earn from 0-200% of the target amount of the portion of the annual cash incentive bonus attributable to that objective.

Accordingly, the “Threshold ($)” subcolumn is not applicable. Up to 20% of the remaining total possible payouts to our named executive officers under our 2013 annual cash incentive bonus program was determined based on the achievement of goals based on the compensation committee’s evaluation of performance against such objectives established for the given executive. The actual amounts paid pursuant to the 2013 annual cash incentive bonus program are set forth in the Summary Compensation Table above in the “Non-Equity Incentive Plan Compensation” column. See “—Compensation Discussion and Analysis—Annual Cash Incentive Bonuses” for a detailed description of our annual cash incentive bonus program.

(2)	All awards were grants of LTIP units and were made under the 2006 Plan. The total number of LTIP units granted were based on the dollar value of the awards approved on February 6, 2013 and the closing price of our common stock on the New York Stock Exchange on February 6, 2013.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the 2013 Grants of Plan-Based Awards Table was paid or awarded, are described above under “—Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below.

In 2013, we granted equity awards to our named executive officers under the 2006 Plan, as described in the 2013 Grants of Plan-Based Awards table. Each stock option granted has a term of ten-years from its grant date. Generally, to the extent vested, each stock option is exercisable during the term of the option while the grantee maintains a service relationship with us and for a period of three months thereafter, unless such termination is upon death or disability, in which case the grantee or his or her heir(s) may continue to exercise the stock option for a period of one year thereafter. With the exception of Mr. Wattles, each of the equity awards granted in 2013 vests over four years with 25% vesting on January 1, 2014 and 25% on each January 1st thereafter based on continued employment; provided that vesting of each is also subject to acceleration in connection with a change-in-control as described below under “—Potential Payments Upon Termination or Change-in-Control.” Mr. Wattles’ equity award vests over four years with 25% vesting on January 1, 2014 and 25% on each January 1st thereafter, however, vesting is not subject to continued employment with us through such date. Generally, we pay distributions and dividends to holders of all LTIP units and shares of restricted stock, whether vested or not, at the same rate per share as the dividends per share paid to our common stockholders. The terms of the LTIP units are described above under “—Compensation Discussion and Analysis—Long-Term Equity Incentive Compensation—LTIP Units.”

The terms of employment agreements and change-in-control agreements that we have entered into with our executives are described below under “—Potential Payments Upon Termination or Change-in-Control.”

Outstanding Equity Awards

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2013, with respect to our named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2013

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Philip L. Hawkins	200,698	—		$11.46	01/11/2017
	359,375	—		8.64	02/11/2018
	75,000	—		3.41	02/10/2019
	111,691	37,230	(2)	4.56	02/11/2020
	59,036	59,036	(3)	5.55	02/03/2021
						45,395	(4)	$323,666
						70,630	(5)	503,592
						188,167	(6)	1,341,631
						207,068	(7)	1,476,395
Thomas G. Wattles	273,438	—		8.64	2/11/2018
	350,000	—		3.41	2/10/2019
						52,046	(6)	371,088
						84,740	(7)	604,196
Jeffrey F. Phelan	—	21,084	(3)	5.55	02/03/2021
						61,633	(10)	439,443
						143,403	(9)	1,022,463
						25,225	(5)	179,854
						73,799	(6)	526,187
						72,795	(7)	519,028
Matthew T. Murphy	8,726	—		11.46	01/11/2017
	31,250	—		8.64	02/11/2018
	32,000	—		3.41	02/10/2019
	12,086	4,029	(2)	4.56	02/11/2020
	7,832	7,831	(3)	5.55	02/03/2021
						4,913	(4)	35,030
						9,369	(5)	66,801
						41,637	(6)	296,872
						45,147	(7)	321,898
						61,100	(8)	435,643

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Michael J. Ruen	47,993	—		11.46	01/11/2017
	140,625	—		8.64	02/11/2018
	110,000	—		3.41	02/10/2019
	43,705	14,568	(2)	4.56	02/11/2020
	21,687	21,686	(3)	5.55	02/03/2021
						17,764	(4)	126,657
						25,946	(5)	184,995
						73,799	(6)	526,187
						70,721	(7)	504,241

(1)	Based on a price of $7.13 per share/unit, which was the closing price on the New York Stock Exchange of one share of our common stock on December 31, 2013. Assumes that the value of LTIP units on a per unit basis is equal to the per share value of our common stock.
(2)	Represents the unvested portion of stock options to purchase the following number of shares of common stock, which were granted on February 11, 2010 under the 2006 Plan: Mr. Hawkins—148,921 shares; Mr. Murphy—16,115 shares; and Mr. Ruen—58,273 shares. The total number of shares originally subject to the stock options were subject to vesting over four years with 25% vesting on January 1, 2011, and 25% on January 1 of each of the following three years based on continued employment.
(3)	Represents the unvested portion of stock options to purchase the following number of shares of common stock, which were granted on February 3, 2011 under the 2006 Plan: Mr. Hawkins—118,072 shares; Mr. Phelan—42,169 shares; Mr. Murphy—15,663 shares; and Mr. Ruen—43,373 shares. The total number of shares originally subject to the stock options were subject to vesting over four years with 25% vesting on January 1, 2012, and 25% on January 1 of each of the following three years based on continued employment.
(4)	Represents the unvested portion of the following equity awards that were granted on February 25, 2010 under the 2006 Plan: Mr. Hawkins—181,579 LTIP units; Mr. Murphy—19,649 LTIP units; and Mr. Ruen—71,053 LTIP units. The total number of LTIP units originally granted were subject to vesting over four years with 25% vesting on January 1, 2011, and 25% on January 1 of each of the following three years based on continued employment.
(5)	Represents the unvested portion of the following equity awards that were granted on February 3, 2011 under the 2006 Plan: Mr. Hawkins—141,261 LTIP units; Mr. Phelan—50,450 LTIP units; Mr. Murphy—18,739 LTIP units; and Mr. Ruen—51,892 LTIP units. The total number of LTIP units originally granted were subject to vesting over four years with 25% vesting on January 1, 2012, and 25% on January 1 of each of the following three years based on continued employment.
(6)	Represents the unvested portion of the following equity awards that were granted on February 23, 2012 under the 2006 Plan: Mr. Hawkins—250,890 LTIP units; Mr. Wattles—69,395; Mr. Phelan—98,399 LTIP units; Mr. Murphy—55,516 LTIP units; and Mr. Ruen—98,399 LTIP units. With the exception of Mr. Wattles, the total number of LTIP units originally granted were subject to vesting over four years with 25% vesting on January 1, 2013, and 25% on January 1 of each of the following three years based on continued employment. Mr. Wattles’ equity award vests over four years with 25% vesting on each of the first four anniversaries of January 1, 2013, however, vesting is not subject to continued employment with us through such date.
(7)

Represents the unvested portion of the following equity awards that were granted on February 21, 2013 under the 2006 Plan: Mr. Hawkins—207,068 LTIP units; Mr. Wattles—84,740; Mr. Phelan—72,795 LTIP units; Mr. Murphy—45,147 LTIP units; and Mr. Ruen—70,721 LTIP units. With the exception of Mr. Wattles, the total number of LTIP units originally granted were subject to vesting over four years with 25% vesting on January 1, 2014, and 25% on January 1 of each of the following three years based on continued employment. Mr. Wattles’ equity award vests over four years with 25% vesting on each of the first four anniversaries of January 1, 2014, however, vesting is not subject to continued employment with us through such date.
(8)	Represents the unvested portion of 61,100 LTIP units granted on September 30, 2011 that vest 25% on September 18, 2014, 25% on September 18, 2015, and 50% on September 18, 2016 based on continued employment.
(9)	Represents the unvested portion of 191,204 LTIP units granted on March 31, 2010 that vest 25% on March 30, 2013, 25% on March 30, 2014, and 50% on March 30, 2015 based on continued employment.
(10)	Represents 61,633 LTIP units granted on January 1, 2013 that vest 25% on December 31, 2015, 25% on December 31, 2016, and 50% on December 31, 2017 based on continued employment.

Option Exercises and Stock Vested

The following table sets forth the aggregate number of options to purchase shares of our common stock exercised by our named executive officers in 2013 and the aggregate number of shares of common stock and LTIP units that vested in 2013. The value realized on exercise is the product of (1) the closing price on the New York Stock Exchange of a share of common stock on the date of exercise minus the exercise price, multiplied by (2) the number of shares of common stock underlying exercised options. The value realized on vesting is the product of (1) the closing price on the New York Stock Exchange of a share of common stock on the vesting date (or, if there were no reported sales on such date, the most recent previous date on which there were reported sales), multiplied by (2) the number of shares/LTIP units vesting.

2013 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Philip L. Hawkins	—	$—	244,007	$1,619,819
Thomas G. Wattles	—	—	17,349	112,595
Jeffrey F. Phelan	21,085	39,429	122,736	864,198
Matthew T. Murphy	—	—	56,460	384,532
Michael J. Ruen	—	—	109,188	732,773

Potential Payments Upon Termination or Change-in-Control

The following is a description of the material terms of our employment agreements with our named executive officers.

Philip L. Hawkins

On October 9, 2012, we entered into an employment agreement with Mr. Hawkins under which he serves as our Chief Executive Officer and a director. Mr. Hawkins’ employment agreement has a three year term and provides for an annual salary of at least $600,000, annual cash bonuses with a target cash bonus of at least 100% of Mr. Hawkins’ annual salary for the applicable fiscal year and annual equity awards with a target value of at least $1,150,000; provided that the amount of the actual cash bonuses paid and the value of the actual equity awards granted will be made by us, in our sole discretion, based on such factors relating to the performance of Mr. Hawkins or DCT Industrial Trust as we deem relevant and, in each case, may be more or less than the target amount. Generally, if Mr. Hawkins is terminated for any reason, under the employment agreement he will be subject to the following continuing obligations after termination: (1) noncompetition with us for one year (unless employment is terminated (i) upon or after termination of the term of employment or (ii) by us without cause or Mr. Hawkins for good reason in connection with or within 18 months after a change-in-control, in which case the noncompetition provision will not extend beyond termination of employment); (2) nonsolicitation and non-hiring of our employees for one year; (3) non-interference with our business for one year; (4) nondisparagement of us for one year; and (5) cooperation with us in connection with future claims or investigations. The employment agreement also provides for the following payments and benefits to Mr. Hawkins in connection with the termination of his employment with us or if we experience a change-in-control:

•	Change-in-control without termination. Upon a change-in-control while Mr. Hawkins is employed by us that occurs during or after the expiration of the term of employment under the agreement, all of Mr. Hawkins’ outstanding unvested equity awards subject to time-based vesting conditions will fully vest upon a change-in-control; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms.

•	Termination without cause or for good reason. If Mr. Hawkins’ employment is terminated by us without cause or by Mr. Hawkins for good reason during the term of employment or within 18 months after a change-in-control that occurs during the term of employment or thereafter, Mr. Hawkins will receive (1) annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment, (2) a lump sum payment equal to the sum of (i) two times (or, in the event of a termination within 18 months after a change-in-control, three times) annual salary plus (ii) two times (or, in the event of a termination within 18 months after a change-in-control, three times) the greater of the target cash bonus for the year of termination or the average of actual cash bonuses for the two years preceding the year of termination and (3) a pro-rata cash bonus for the year in which Mr. Hawkins’ employment was terminated based on the target annual cash bonus. Mr. Hawkins will also continue to receive his medical and welfare benefits for two years, and all of his outstanding unvested equity awards subject to time-based vesting conditions will fully vest; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms. Mr. Hawkins’ receipt of these payments and benefits (other than the annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment) in connection with a termination without cause or for good reason is subject to his execution of a general release of claims with us.

•	Termination upon death or disability. If Mr. Hawkins’ employment is terminated by us upon Mr. Hawkins’ death or disability, Mr. Hawkins will receive (1) annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment and (2) a pro-rata cash bonus for the year in which Mr. Hawkins’ employment was terminated based on the target annual cash bonus. In addition, all of Mr. Hawkins’ outstanding unvested equity awards subject to time-based vesting conditions will fully vest; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms. Mr. Hawkins’ receipt of these payments and benefits (other than the annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment) in connection with a termination upon disability is subject to his execution of a general release of claims with us.

If any payments and benefits to be paid or provided to Mr. Hawkins, whether pursuant to the terms of the employment agreement or otherwise, would be subject to “golden parachute” excise taxes under the Internal Revenue Code, Mr. Hawkins’ payments and benefits under his employment agreement will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Hawkins.

Matthew T. Murphy

On October 9, 2012, we entered into an employment agreement with Mr. Murphy under which he serves as our Chief Financial Officer and Treasurer. Mr. Murphy’s agreement has a three year term and provides for an annual salary of at least $275,000, annual cash bonuses with a target cash bonus of $250,000, annual equity awards with a target value of at least $250,000; provided that the amount of the actual cash bonuses paid and the value of the actual annual equity awards granted will be made by us, in our sole discretion, based on such factors relating to the performance of Mr. Murphy or DCT Industrial Trust as we deem relevant and, in each case, may be more or less than the target amount. Generally, if Mr. Murphy is terminated for any reason, under the employment agreement he will be subject to the following continuing obligations after termination: (1) noncompetition with us for one year (unless employment is terminated (i) upon or after termination of the term of employment or (ii) by the Company without cause or Mr. Murphy for good reason in connection with or within 12 months after a change-in-control, in which case the noncompetition provision will not extend beyond termination of employment); (2) nonsolicitation and non-hiring of our employees for one year; (3) non-interference with our business for one year; (4) nondisparagement of us for one year; and (5) cooperation with us in connection with future claims or investigations. The employment agreement also provides for the following payments and benefits to Mr. Murphy in connection with the termination of his employment with us or if we experience a change-in-control:

•	Change-in-control without termination. Upon a change-in-control while Mr. Murphy is employed by us that occurs during or after the expiration of the term of employment under the agreement, all of Mr. Murphy’s outstanding unvested equity awards subject to time-based vesting conditions will fully vest; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms.

•	Termination without cause or for good reason. If Mr. Murphy’s employment is terminated by us without cause or by Mr. Murphy for good reason during the term of employment or within 12 months of a change-in-control that occurs during the term of employment or thereafter, Mr. Murphy will receive (1) annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment, (2) a lump sum payment equal to the sum of (i) one times (or, in the event of a termination within 12 months after a change-in-control, two times) annual salary plus (ii) one times (or, in the event of a termination within 12 months after a change-in-control, two times) the greater of the target cash bonus for the year of termination or the average of actual cash bonuses for the two years preceding the year of termination and (3) a pro-rata cash bonus for the year in which Mr. Murphy’s employment was terminated based on the target annual cash bonus. Mr. Murphy will also continue to receive his medical and welfare benefits for two years, and all of his outstanding unvested equity awards subject to time-based vesting conditions will fully vest; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms. Mr. Murphy’s receipt of these payments and benefits (other than the annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment) in connection with a termination without cause or for good reason is subject to his execution of a general release of claims with us.

•	Termination upon death or disability. If Mr. Murphy’s employment is terminated by us upon Mr. Murphy’s death or disability, Mr. Murphy will receive (1) annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment and (2) a pro-rata cash bonus for the year in which Mr. Murphy’s employment was terminated based on the target annual cash bonus. In addition, all of Mr. Murphy’s outstanding unvested equity awards subject to time-based vesting conditions will fully vest; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms. Mr. Murphy’s receipt of these payments and benefits (other than the annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment) in connection with a termination upon disability is subject to his execution of a general release of claims with us.

If any payments and benefits to be paid or provided to Mr. Murphy, whether pursuant to the terms of the employment agreement or otherwise, would be subject to “golden parachute” excise taxes under the Internal Revenue Code, Mr. Murphy’s payments and benefits under his employment agreement will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Murphy.

Jeffrey F. Phelan

On December 4, 2012, we entered into an employment agreement, effective January 1, 2013, with Mr. Phelan under which he serves as our President. Mr. Phelan’s agreement has a three year term and provides for an annual salary of at least $400,000, annual cash bonuses with a target cash bonus of at least $300,000 and annual equity awards with a target value of at least $450,000; provided that the amount of the actual cash bonuses paid and the value of the actual equity awards granted will be made by us, in our sole discretion, based on such factors relating to the performance of Mr. Phelan or DCT Industrial Trust as we deem relevant and, in each case, may be more or less than the target amount. Generally, if Mr. Phelan is terminated for any reason, under the employment agreement he will be subject to the following continuing obligations after termination: (1) nonsolicitation of our employees for one year; (2) nondisparagement of us for one year; and (3) cooperation with us in connection with future claims or investigations. The employment agreement also provides for the following payments and benefits to Mr. Phelan in connection with the termination of his employment with us or if we experience a change-in-control:

•	Change-in-control without termination. Upon a change-in-control while Mr. Phelan is employed by us that occurs during or after the expiration of the term of employment under the agreement, all of Mr. Phelan’s outstanding unvested equity awards subject to time-based vesting conditions will fully vest upon a change-in-control; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms.

•	Termination without cause or for good reason. If Mr. Phelan’s employment is terminated by us without cause or by Mr. Phelan for good reason during the term of employment or within 12 months after a change-in-control that occurs during the term of employment or thereafter (a “Qualified Termination”), Mr. Phelan will receive (1) annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment, and (2) a pro-rata cash bonus for the year in which Mr. Phelan’s employment was terminated based on the target annual cash bonus.

Additionally, upon a Qualified Termination, Mr. Phelan may offer to enter into a one-year consulting agreement with us on pre-negotiated terms (the “Consulting Agreement”). Under the Consulting Agreement, Mr. Phelan would agree to consult with us for up to 10 hours per month and would be subject to non-competition provisions during the term. In exchange, we would (1) pay Mr. Phelan an annual fee equal to 5% of his “full-time consulting rate,” which equals the sum of (i) his annual salary prior to the termination of his employment plus (ii) the greater of his target cash bonus for the year of the termination of his employment or the average of actual cash bonuses for the two years preceding the year of the termination of his employment, (2) provide Mr. Phelan with continued medical and welfare benefits for 18 months and (3) permit Mr. Phelan to continue vesting in his equity awards subject to time-based vesting. In addition, if Mr. Phelan fully performed under the Consulting Agreement, then at the end of the term, he would be entitled to (1) a bonus equal to the sum of (i) his full-time consulting rate plus (ii) an amount equal to the cost to us of providing Mr. Phelan six months of coverage under the group health plans based on the rates paid by us immediately prior to the termination of his employment and (2) full acceleration of time-based vesting on all of his outstanding unvested equity awards.

If we reject Mr. Phelan’s offer to enter into the Consulting Agreement or, regardless of whether Mr. Phelan offered to enter into the Consulting Agreement, if the Qualified Termination occurred within 12 months after a change-in-control, then Mr. Phelan will also receive (1) a lump sum payment equal to the sum of (i) one times (or, in the event of a termination within 12 months after a change-in-control, two times) annual salary plus (ii) one times (or, in the event of a termination within 12 months after a change-in-control, two times) the greater of the target cash bonus for the year of termination or the average of actual cash bonuses for the two years preceding the year of termination and (2) a cash payment equal to the cost to us of providing Mr. Phelan six months of coverage under the group health plans based on the rates paid by us immediately prior to the termination. Mr. Phelan will also continue to receive his medical and welfare benefits for 18 months, and all of his outstanding unvested equity awards subject to time-based vesting conditions will fully vest; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms. Mr. Phelan’s receipt of these payments and benefits (other than the annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment) in connection with a termination without cause or for good reason is subject to his execution of a general release of claims with us.

•	Termination upon death or disability. If Mr. Phelan’s employment is terminated by us upon Mr. Phelan’s death or disability, Mr. Phelan will receive (1) annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment and (2) a pro-rata cash bonus for the year in which Mr. Phelan’s employment was terminated based on the target annual cash bonus. In addition, all of Mr. Phelan’s outstanding unvested equity awards subject to time-based vesting conditions will fully vest; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms. Mr. Phelan’s receipt of these payments and benefits (other than the annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment) in connection with a termination upon disability is subject to his execution of a general release of claims with us.

If any payments and benefits to be paid or provided to Mr. Phelan, whether pursuant to the terms of the employment agreement or otherwise, would be subject to “golden parachute” excise taxes under the Internal Revenue Code, Mr. Phelan’s payments and benefits under his employment agreement will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Phelan.

Michael J. Ruen

On October 9, 2012, we entered into an employment agreement with Mr. Ruen under which he serves as our Managing Director, East Region. The employment agreement with Mr. Ruen was amended in October, 2011 to extend its term through October 9, 2012. Mr. Ruen’s agreement provides for an annual salary of at least $260,000, annual cash bonuses with a target cash bonus of at least $200,000 and annual equity awards with a target value of at least $450,000; provided that the amount of the actual cash bonuses paid and the value of the actual equity awards granted will be made by us, in our sole discretion, based on such factors relating to the performance of Mr. Ruen or DCT Industrial Trust as we deem relevant and, in each case, may be more or less than the target amount. Generally, if Mr. Ruen is terminated for any reason, under the employment agreement he will be subject to the following continuing obligations after termination: (1) noncompetition with us for one year, or, if employment is terminated by us without cause or Mr. Ruen for good reason, six months, (unless employment is terminated (i) upon or after termination of the term of employment or (ii) by us without cause or Mr. Ruen for good reason in connection with or within 18 months after a change-in-control, in which case the noncompetition provision will not extend beyond termination of employment); (2) nonsolicitation and non-hiring of our employees for one year; (3) non-interference with our business for one year; (4) nondisparagement of us for one year; and (5) cooperation with us in connection with future claims or investigations. The employment agreement also provides for the following payments and benefits to Mr. Ruen in connection with the termination of his employment with us or if we experience a change-in-control:

•	Change-in-control without termination. Upon a change-in-control while Mr. Ruen is employed by us that occurs during or after the expiration of the term of employment under the agreement, all of Mr. Ruen’s outstanding unvested equity awards subject to time-based vesting conditions will fully vest upon a change-in-control; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms.

•

Termination without cause or for good reason. If Mr. Ruen’s employment is terminated by us without cause or by Mr. Ruen for good reason during the term of employment or within 12 months after a change-in-control that occurs during the term of employment or thereafter, Mr. Ruen will receive (1) annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment, (2) a lump sum payment equal to the sum of (i) one times (or, in the event of a termination within 12 months after a change-in-control, two times) annual salary plus (ii) one times (or, in the event of a termination within 12 months after a change-in-control, two times) the greater of the target cash bonus for the year of termination or the average of actual cash bonuses for the two years preceding the year of termination and (3) a pro-rata cash bonus for the year in which Mr. Ruen’s employment was terminated based on the target annual cash bonus. Mr. Ruen will also continue to receive his medical and welfare benefits for two years and all of his outstanding unvested equity awards subject to time-based vesting conditions will fully vest; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms. Mr. Ruen’s receipt of these payments and benefits (other than the annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment) in connection with a termination without cause or for good reason is subject to his execution of a general release of claims with us.

•	Termination upon death or disability. If Mr. Ruen’s employment is terminated by us upon Mr. Ruen’s death or disability, Mr. Ruen will receive (1) annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment and (2) a pro-rata cash bonus for the year in which Mr. Ruen’s employment was terminated based on the target annual cash bonus. In addition, all of Mr. Ruen’s outstanding unvested equity awards subject to time-based vesting conditions will fully vest; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms. Mr. Ruen’s receipt of these payments and benefits (other than the annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment) in connection with a termination upon disability is subject to his execution of a general release of claims with us.

If any payments and benefits to be paid or provided to Mr. Ruen, whether pursuant to the terms of the employment agreement or otherwise, would be subject to “golden parachute” excise taxes under the Internal Revenue Code, Mr. Ruen’s payments and benefits under his employment agreement will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Ruen.

The terms cause, good reason and change-in-control are specifically defined in the agreements of Mr. Hawkins, Mr. Murphy, Mr. Phelan, and Mr. Ruen.

We do not have an employment, change-in-control, or severance agreement with Mr. Wattles. However, pursuant to the terms of our LTIP unit award agreements, all of the LTIP units issued pursuant to such agreements are subject to automatic and immediate vesting in the event of a change-in-control or upon death or disability. Additionally, pursuant to the terms of our stock option award agreements, all unexercisable stock options held by our continuing executives will automatically become exercisable in the event of a change-in-control prior to a termination of service of the executive.

The following tables set forth the amounts that would have been paid to our continuing named executive officers in the event of a termination by us without cause or by the executive for good reason other than in connection with a change-in-control; upon death or disability; upon a change-in-control without termination and upon a termination by us without cause or by the executive for good reason in connection with a change-in-control occurring, in each case, as of December 31, 2013:

Philip L. Hawkins

Payments Upon Termination	Without Cause/For Good Reason	Death/ Disability	Change-in- Control (No Termination)	Change-in- Control (Termination Without Cause/For Good Reason)
Bonus	$600,000	$600,000	$—	$600,000
Cash Severance	2,840,982	—	—	4,261,473
Restricted Stock & LTIP Units Vesting(1)	3,645,284	3,645,284	3,645,284	3,645,284
Stock Option Vesting(2)	188,958	188,958	188,958	188,958
Benefits Continuation(3)	24,857	—	—	24,857

Total(5)	$7,300,081	$4,434,242	$3,834,242	$8,720,572

Thomas G. Wattles

Payments Upon Termination	Without Cause/For Good Reason	Death/ Disability	Change-in- Control (No Termination)	Change-in- Control (Termination Without Cause/For Good Reason)
Bonus	$—	$—	$—	$—
Cash Severance	—	—	—	—
Restricted Stock & LTIP Units Vesting(1)	—	975,284	975,284	975,284
Stock Option Vesting(2)	—	—	—	—
Benefits Continuation(3)	—	—	—	—

Total(5)	$—	$975,284	$975,284	$975,284

Jeffrey F. Phelan

Payments Upon Termination	Without Cause/For Good Reason(4)	Death/ Disability	Change-in- Control (No Termination)	Change-in- Control (Termination Without Cause/For Good Reason)
Bonus	$300,000	$300,000	$—	$300,000
Cash Severance	700,000	—	—	1,400,000
Restricted Stock & LTIP Units Vesting(1)	2,686,975	2,686,975	2,686,975	2,686,975
Stock Option Vesting(2)	33,313	33,313	33,313	33,313
Benefits Continuation(3)	24,857	—	—	24,857

Total(5)	$3,745,145	$3,020,288	$2,720,288	$4,445,145

Matthew T. Murphy

Payments Upon Termination	Without Cause/For Good Reason	Death/ Disability	Change-in- Control (No Termination)	Change-in- Control (Termination Without Cause/For Good Reason)
Bonus	$250,000	$250,000	$—	$250,000
Cash Severance	645,142	—	—	1,290,284
Restricted Stock & LTIP Units Vesting(1)	1,156,244	1,156,244	1,156,244	1,156,244
Stock Option Vesting(2)	22,728	22,728	22,728	22,728
Benefits Continuation(3)	24,857	—	—	24,857

Total(5)	$2,098,971	$1,428,972	$1,178,972	$2,744,113

Michael J. Ruen

Payments Upon Termination	Without Cause/For Good Reason	Death/ Disability	Change-in- Control (No Termination)	Change-in- Control (Termination Without Cause/For Good Reason)
Bonus	$200,000	$200,000	$—	$200,000
Cash Severance	500,006	—	—	1,000,012
Restricted Stock & LTIP Units Vesting(1)	1,342,080	1,342,080	1,342,080	1,342,080
Stock Option Vesting(2)	71,704	71,704	71,704	71,704
Benefits Continuation(3)	24,857	—	—	24,857

Total(5)	$2,138,647	$1,613,784	$1,413,784	$2,638,653

(1)	For all executives, except Mr. Wattles, outstanding equity awards fully vest upon a change-in-control, the executive’s termination upon death or disability or termination by us without cause or by the executive for good reason (assuming, with respect to Mr. Phelan, that he offers to enter into the Consulting Agreement with us and we reject his offer). For Mr. Wattles, outstanding equity awards fully vest upon a change in control. As of December 31, 2013, Messrs. Hawkins, Wattles, Murphy, Phelan, and Ruen held unvested restricted common stock and unvested LTIP units as follows: Mr. Hawkins—511,260 LTIP units; Mr. Wattles—136,786 LTIP units; Mr. Phelan—376,855 LTIP units; Mr. Murphy—162,166 LTIP units; and Mr. Ruen—188,230 LTIP units. For purposes of the tables above, the value of the equity awards that vest are based on the value of unvested awards set forth in the “Outstanding Equity Awards at Fiscal Year-End 2013” table above.
(2)	All of the executives’ outstanding stock options fully vest upon a change-in-control, the executive’s termination upon death or disability or termination by us without cause or by the executive for good reason (assuming, with respect to Mr. Phelan, that he offers to enter into the Consulting Agreement with us and we reject his offer). Information regarding unvested stock options held by our named executive officers as of December 31, 2013 is contained in the “Outstanding Equity Awards at Fiscal Year-End 2013” table above.
(3)	Benefits continuation amounts are based on the actual expense for financial reporting purposes for the year ended December 31, 2013 for covering an employee under each of our group health plans for the entire year, assuming that the employee elected family coverage under each of these plans, less the minimum contribution required by employees participating in these plans. Mr. Phelan’s amount includes a lump sum payment equal to the cost to us of providing Mr. Phelan six months of coverage under the group health plans.
(4)	Assumes Mr. Phelan offers to enter into the Consulting Agreement with us and we reject his offer.

(5)	In the event that any payments and benefits to be paid or provided to the executive would be subject to “golden parachute” excise taxes under the Internal Revenue Code, the executive’s payments and benefits will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to the executive.

The amounts described above do not include payments and benefits to the extent they have been earned prior to the termination of employment or are provided on a non-discriminatory basis to salaried employees upon termination of employment. These include:

•	Accrued salary and vacation pay;

•	Distribution of plan balances under our 401(k) plan;

•	Life insurance proceeds in the event of death; and

•	Disability insurance payouts in the event of disability.

Compensation Risks

We reviewed our compensation policies and practices for employees to determine whether they encourage unnecessary or excessive risk-taking. Due to the greater emphasis placed on incentive compensation at higher levels of our organization, and the fact that these individuals are more likely to make decisions that impact corporate performance and could have a material adverse effect on us, the review focused primarily on our executive compensation policies and practices. Based on this review, we concluded that risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on us. Our conclusion was based primarily on the following findings:

•	vesting schedules for LTIP units and restricted stock cause management to have a significant amount of unvested awards at any given time;

•	our executive compensation program has a significant focus on long-term equity compensation;

•	the goals for our equity incentive program are aligned with long-term performance objectives/metrics, reflect a balanced mix of individual and company goals aligned with our strategic objectives, are both quantitative and qualitative and provide a comprehensive framework for assessing performance;

•	incentive compensation opportunities are capped and therefore do not incentivize employees to maximize short-term performance at the expense of long-term performance;

•	our compensation levels and opportunities are in keeping with appropriate competitive practice; and

•	our executives and directors are expected to maintain an ownership interest in the Company, which aligns their interests with those of shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

For purposes of this section titled “Transactions with Related Persons,” the terms “we” and “our” refer to DCT Industrial Trust Inc. together with its consolidated subsidiaries.

Transactions with Jeffrey F. Phelan

In December 2010, we entered into two agreements whereby we acquired from third parties ownership interests of approximately 44.8% and 52.6% in two bulk industrial buildings located in Ontario, California, totaling 0.5 million square feet. Entities indirectly owned by Mr. Phelan and his wife had existing ownership interests in these buildings of approximately 21.3% and 25.0%, respectively, and acquired from third parties additional ownership interests in these buildings of approximately 19.1% and 22.4%, respectively, pursuant to these two agreements. We purchased our interests in these buildings for approximately $11.6 million (plus the assumption of our pro rata share of approximately $9.4 million of indebtedness encumbering one of the properties). Following the transaction, we owned each of these buildings as tenants-in-common with entities indirectly owned by Mr. Phelan and his wife and are entitled to earn returns on these buildings in accordance with our respective ownership interests. We control the operation and management of these buildings. In connection with this transaction, we also provided approximately $1.0 million of secured debt financing for the second building that we acquired at an interest rate of 5.75% and a maturity date of January 1, 2012; which maturity date had been extended on a month-to-month basis. The loan obligation was split among us and the entities indirectly owned by Mr. Phelan and his wife based on respective ownership interests. The full principal balance was repaid June 6, 2013. From January 1, 2013 through the repayment date, $26,236 in interest was paid on the loan.

In January 2011, we formed a joint venture, DCT Palmiowa LLC, with Iowa Investments, LLC, a company indirectly owned by Mr. Phelan and his wife. The joint venture acquired two bulk industrial buildings, totaling approximately 0.2 million square feet, located in Riverside, California from entities indirectly owned by Mr. Phelan and his wife for approximately $11.7 million. These entities indirectly owned by Mr. Phelan and his wife had acquired the two bulk industrial buildings shortly before the sale to DCT Palmiowa LLC in order to facilitate the transaction. Pursuant to the operating agreement for the joint venture, we contributed approximately 52.6% of the initial equity capital and Iowa Investments, LLC contributed the remainder, and all distributions will be made pro rata based on the parties’ capital contributions. In connection with this transaction, we also provided DCT Palmiowa LLC with an approximately $7.6 million secured loan at an interest rate of 5.75% and a maturity date of January 1, 2012; which maturity date had been extended on a month-to-month basis. The full principal balance was repaid June 6, 2013. From January 1, 2013 through the repayment date, $190,240 in interest was paid on the loan.

Transactions with Related Person Approval Policy

Our corporate governance guidelines set forth in writing our transactions with related person approval policy. According to this policy, each related person transaction must be reviewed and approved in advance by the audit committee or, for contributions, acquisitions, and dispositions of real property, the investment committee; provided that if we enter into a transaction without recognizing that it constitutes a related person transaction, this approval requirement can be satisfied if the transaction is subsequently ratified by the audit committee or investment committee, as applicable. Our transactions with related person approval policy under our corporate governance guidelines covers all transactions with related parties required to be disclosed in the proxy statement under SEC rules and all other related person transactions in which the amount involved exceeds $60,000.

Our code of business conduct and ethics sets forth in writing the standards, policies and procedures that the Company follows in situations where there is a possibility of a conflict of interest. Each employee, officer or director is expected to avoid any situation in which his or her personal interests conflict, or have the appearance of conflicting, with those of the Company. All employees, officers and directors must promptly and fully disclose the occurrence of any situation that may amount to such conflict of interest, including the existence of a personal direct or indirect financial interest in a transaction, to our general counsel. Non-employee directors are expected to make appropriate disclosures to our board and recuse themselves from board decisions with respect to transactions involving the Company to which they are an interested party. A waiver with respect to any transaction involving a director or officer that may violate our code of business conduct and ethics may be made only by the board of directors or by the nominating and corporate governance committee and must be promptly disclosed to our stockholders in accordance with all applicable laws and regulations. Our code of business conduct and ethics may or may not cover all transactions with related parties required to be disclosed in the proxy statement under SEC rules.

DESCRIPTION OF NOTES

As used in this “Description of notes,” references to the “Partnership,” we,” “our,” or “us” refer solely to DCT Industrial Operating Partnership LP and not to any of our subsidiaries, and references to the “Company” refer solely to DCT Industrial Trust Inc. and not to any of its subsidiaries, unless the context otherwise requires. The notes will initially be guaranteed by the Partnership’s wholly owned subsidiaries that guarantee borrowings under our revolving credit facility (collectively, the “Subsidiary Guarantors”) and by the Company (together with the Subsidiary Guarantors, the “Guarantors”).

The Partnership issued the private notes and will issue the notes under an indenture among itself, the Guarantors and U.S. Bank National Association, as trustee, dated October 9, 2013. See “Notice to investors.” The indenture complies with the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

The following description is a summary of the key provisions of the notes and the indenture, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes and the indenture, which are filed as exhibits to the registration statement to which this prospectus forms a part and which are incorporated herein by reference. We will provide copies of these documents to you upon request. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes, the indenture or the registration rights agreement, as applicable.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

General

The notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under “—Book-entry, delivery and form.” The registered holder of a note will be treated as its owner for all purposes.

If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

The notes will be fully and unconditionally guaranteed by the Guarantors on a senior unsecured basis. See “—Guarantees” below.

The terms of the notes provide that we are permitted to reduce interest payments and payments upon a redemption of notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non-United States holders of the notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. We will set-off any such withholding tax that we are required to pay against payments of interest payable on the notes and payments upon a redemption of notes.

Ranking

The notes and the guarantees will be our and the Guarantors’ senior unsecured obligations and will rank equally in right of payment with all of such entities’ existing and future senior indebtedness. The notes and the guarantees, however, will be effectively subordinated to all of our and the Guarantors’ existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness). The notes and the guarantees will also be structurally subordinated to all existing and future indebtedness and other obligations, including preferred stock, of our subsidiaries that do not guarantee the notes (the “Non-Guarantor Subsidiaries”). As of December 31, 2013, we and the Guarantors had approximately $1.5 billion of indebtedness ($291.0 million of which was secured indebtedness), and our consolidated subsidiaries that will not guarantee the notes had $256.5 million of indebtedness and $25.0 million of other liabilities, all of which would have been structurally senior to the notes, and had $528.2 million of assets, representing 16.2% of the Company’s and its consolidated subsidiaries’ consolidated total assets.

Except as described under “—Certain covenants” and “—Merger, consolidation or sale,” the indenture governing the notes will not prohibit us or the Company or any of our subsidiaries from incurring secured or unsecured indebtedness in the future, nor will the indenture afford holders of the notes protection in the event of (1) a recapitalization transaction or other highly leveraged or similar transaction involving us or the Company, (2) a change of control of us or the Company or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of substantially all of our or the Company’s assets or similar transaction that may adversely affect the holders of the notes. We may, in the future, enter into certain transactions such as the sale of all or substantially all of our assets or a merger or consolidation that may increase the amount of our indebtedness or substantially change our assets, which may have an adverse effect on our ability to service our indebtedness, including the notes. See “Risk factors—Risks related to the offering—Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including our ability to pay the principal of or interest on the notes.”

Additional notes

The notes will initially be limited to an aggregate principal amount of $275.0 million. We may from time to time, without notice to or consent of existing noteholders, create and issue additional notes having the same terms and conditions as the notes offered by this prospectus in all respects, except for the issue date and, under certain circumstances, the issue price, interest accrued prior to the issue date and first payment of interest thereon. Additional notes issued in this manner will be consolidated with and will form a single series with the previously outstanding notes, provided, however, that such additional notes may not be fungible with the previously outstanding notes for U.S. federal income tax purposes, in which case the additional notes would have a different CUSIP number than the notes offered hereby.

Interest

Interest on the notes will accrue at the rate of 4.500% per year from and including October 9, 2013 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2014. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the April 1 or October 1 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment, maturity or redemption date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable from and after such interest payment, maturity or redemption date, as the case may be, to such next business day. If we redeem the notes in accordance with the terms of the indenture, we will pay accrued and unpaid interest and premium, if any, to the holder that surrenders the note for redemption. If a redemption falls after a record date and on or prior to the corresponding interest payment date, however, we will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its notes for redemption).

Maturity

The notes will mature on October 15, 2023 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless earlier redeemed by us at our option as described under “—Redemption of the notes at the option of the Partnership” below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Redemption of the notes at the option of the Partnership

We may redeem the notes at our option and in our sole discretion, at any time or from time to time prior to 90 days prior to the maturity date in whole or in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed; or

•	the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 30 basis points, plus, in each case, accrued and unpaid interest thereon to, but not including, the applicable redemption date; provided, however, that if the redemption date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any (plus additional interest, if applicable), on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its notes for redemption).

Notwithstanding the foregoing, if the notes are redeemed on or after 90 days prior to the maturity date, the redemption price will be equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date.

As used herein:

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity (computed on the third business day immediately preceding the redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the bid price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) at 4:00 P.M. on the third business day preceding such redemption date, as set forth on “Reuters Page 500” (or such other page as may replace Reuters Page 500), or (2) if such page (or any successor page) is not displayed or does not contain such bid prices at such time (a) the average of the Reference Treasury Dealer Quotations obtained by the trustee for such redemption date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations, or (b) if the trustee is unable to obtain at least four such Reference Treasury Dealers Quotations, the average of all Reference Treasury Dealer Quotations obtained by the trustee.

“Quotation Agent” means an independent investment banking institution of national standing appointed by the Partnership from time to time.

“Reference Treasury Dealer” means, as determined by us, either (1) J.P. Morgan Securities LLC and Citibank Global Markets Inc. (or an affiliate or successor of any of the foregoing that is a Primary Treasury Dealer), a Primary Treasury Dealer selected by Wells Fargo Securities LLC or its successor and one other primary U.S. government securities dealer (a “Primary Treasury Dealer”) appointed by us or (2) one Primary Treasury Dealer appointed by us and three other Primary Treasury Dealers selected by the Quotation Agent; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

If we decide to redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) on a pro rata basis or such other method it deems fair and appropriate or is required by the depository for the notes.

In the event of any redemption of notes in part, we will not be required to:

•	issue or register the transfer or exchange of any note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the notes selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

If the paying agent holds funds sufficient to pay the redemption price of the notes on the redemption date, then on and after such date:

•	such notes will cease to be outstanding;

•	interest on such notes will cease to accrue; and

•	all rights of holders of such notes will terminate except the right to receive the redemption price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

We will not redeem the notes on any date if the principal amount of the notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date.

Certain covenants

Limitation on total outstanding debt. The notes will provide that the Partnership will not, and will not permit any Subsidiary to, incur any Debt (including, without limitation, Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of its and its Subsidiaries’ outstanding Debt (determined on a consolidated basis in accordance with GAAP) is greater than 60% of the sum of the following (without duplication): (1) Total Assets of the Partnership and its Subsidiaries as of the last day of the then most recently ended fiscal quarter for which financial statements are available and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Partnership or any Subsidiary since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

Secured debt test. The notes will provide that the Partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) secured by any Lien on any of its or any of its Subsidiaries’ property or assets, whether owned on the date of the indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of its and its Subsidiaries’ outstanding Debt (determined on a consolidated basis in accordance with GAAP) which is secured by a Lien on any of the Partnership’s or any of its Subsidiaries’ property or assets is greater than 40% of the sum of the following (without duplication): (1) Total Assets of the Partnership and its Subsidiaries as of the last day of the then most recently ended fiscal quarter for which financial statements are available; and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Partnership or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

Debt service test. The notes also will provide that the Partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt (determined on a consolidated basis in accordance with GAAP), and calculated on the following assumptions: (1) such Debt and any other Debt (including, without limitation, Acquired Debt) incurred by the Partnership or any of its Subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period; (2) the repayment or retirement of any other Debt of the Partnership or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and (3) in the case of any acquisition or disposition by the Partnership or any of its Subsidiaries since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four-quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period.

For purposes of the foregoing, Debt will be deemed to be incurred by the Partnership or any of its Subsidiaries whenever the Partnership or any of its Subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof.

Maintenance of total unencumbered assets. The notes will provide that the Partnership will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all of its and its subsidiaries’ outstanding Unsecured Debt determined on a consolidated basis in accordance with GAAP.

Existence. Except as permitted under “—Merger, consolidation or sale,” the Partnership will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises, and the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. However, neither the Partnership nor the Company will be required to preserve any right or franchise if the Partnership’s or the Company’s board of directors (or any duly authorized committee of that board of directors), as the case may be, determines that the preservation of the right or franchise is no longer desirable in the conduct of the Partnership’s or the Company’s business, as the case may be.

Maintenance of properties. The notes will provide that the Partnership will cause all of its properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in our judgment may be necessary in order for the Partnership to at all times properly and advantageously conduct its business carried on in connection with such properties. The Partnership and the Company will not be prevented from (1) removing permanently any property that has been condemned or suffered a casualty loss, if it is in our best interests, (2) discontinuing maintenance or operation of any property if, in the Company’s reasonable judgment, such removal is in the best interest of the Company and is not disadvantageous in any material respect to the holders of the notes, or (3) selling or otherwise disposing for value its properties in the ordinary course of business consistent with the terms of the indenture.

Insurance. The notes will provide that the Partnership will, and will cause each of its Subsidiaries to, keep in force upon all of its and each of its Subsidiaries’ properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which the Partnership and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Payment of taxes and other claims. The notes will provide that the Partnership and the Company will each pay or discharge or cause to be paid or discharged before it becomes delinquent:

•	all material taxes, assessments and governmental charges levied or imposed on each of them or any of their respective Subsidiaries or on their respective or any such Subsidiary’s income, profits or property; and

•	all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon their respective property or the property of any of their respective Subsidiaries. However, neither the Partnership nor the Company will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith.

Provision of financial information. The notes will provide that:

•

Whether or not the Partnership is subject to Section 13 or 15(d) of the Exchange Act and for so long as any notes are outstanding, the Partnership will furnish to the trustee (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Partnership was required to file such reports and (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Partnership was required to file such reports, in each case within 15 days after the Partnership files such reports with the SEC or would be required to file such reports with the SEC pursuant to the applicable rules and regulations of the SEC, whichever is earlier. Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including its compliance with any of its covenants relating to the notes (as to which the trustee is entitled to rely exclusively on an officer’s certificate). Notwithstanding the foregoing, if permitted by the SEC, the Partnership may satisfy its obligation to furnish the reports described above by furnishing such reports filed by the Company.

•	If so required by Rule 144A, the Partnership and the Company will promptly furnish to the holders, beneficial owners and prospective purchasers of the notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) to facilitate the resale of the notes pursuant to Rule 144A.

Guarantees

The Guarantors will jointly and severally guarantee our obligations under the notes, including the due and punctual payment of principal of and premium, if any, and interest on the notes, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. The obligations of each Guarantor under its guarantee will be limited to the amount necessary to prevent such guarantee from constituting a fraudulent transfer or conveyance under applicable law. See “Risk factors—Risks related to the offering—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of notes to return payments received from guarantors.”

Each Guarantee will be a continuing guarantee and will inure to the benefit of and be enforceable by the trustee, the holders of the notes and their successors, transferees and assigns.

A Guarantor will be automatically and unconditionally released from its obligations under the indenture and the related guarantee:

(a)	in the case of a Subsidiary Guarantor, upon the sale or other disposition of the Subsidiary Guarantor;

(b)	in the case of a Subsidiary Guarantor, upon the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor;

(c)	upon the liquidation or dissolution of such Guarantor; provided no Default or Event of Default shall occur as a result thereof;

(d)	if we exercise our legal defeasance option or our covenant defeasance option as described under “—Defeasance” or if our obligations under the indenture are discharged in accordance with the terms of the indenture as described under “Satisfaction and discharge”; or

(e)	if a Guarantor ceases to guarantee the obligations of the Partnership under any indebtedness for money borrowed of the Partnership in an amount greater than $5.0 million.

provided, however, that in the case of clauses (a) and (b) above, (1) such sale or other disposition is made to a person other than the Company or any of its Subsidiaries and (2) such sale or disposition is otherwise permitted by the indenture.

If at any time after the issuance of the notes, including following any release of a Subsidiary Guarantor from its guarantee under the indenture, a Subsidiary of the Partnership (including any future Subsidiary) guarantees our indebtedness for money borrowed in an amount greater than $5.0 million, the Partnership will cause such Subsidiary to guarantee the notes by simultaneously executing and delivering a supplemental indenture in accordance with the indenture. At our request, and upon delivery to the trustee of an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to such release have been complied with, the trustee will execute any documents reasonably requested by us evidencing such release.

Merger, consolidation or sale

The indenture provides that the Partnership or the Company may consolidate with, or sell, lease or convey all or substantially all of our or its assets to, or merge with or into, any other entity, provided that the following conditions are met:

•	the Partnership or the Company, as the case may be, shall be the continuing entity, or the successor entity (if other than the Partnership or the Company, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and interest on all of the notes and the due and punctual performance and observance of all of the covenants and conditions in the indenture and in the notes or the guarantees endorsed on the notes, as the case may be;

•	immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions shall be delivered to the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which the Partnership and/or the Company are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours, and the Partnership and/or the Company shall be discharged from our respective obligations under the notes, the guarantee, the indenture and the registration rights agreement.

Events of default

The indenture provides that the following events are “Events of Default” with respect to the notes:

•	default for 30 days in the payment of any installment of interest under the notes;

•	default in the payment of the principal amount or redemption price due with respect to the notes, when the same becomes due and payable; provided, however, that a valid extension of the maturity of the notes in accordance with the terms of the indenture shall not constitute a default in the payment of principal;

•	any guarantee by a Guarantor (excluding, in the case of a Subsidiary Guarantor, a Subsidiary Guarantor that by itself or considered together with other Subsidiary Guarantors whose guarantees cease to be in full force or effect would not also be a Significant Subsidiary) ceases for any reason to be, or is asserted in writing by us or such Guarantor not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the indenture and any such guarantee;

•	the Partnership’s failure to comply with any of our other agreements in the notes or the indenture upon receipt by the Partnership of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the notes then outstanding and the Partnership’s failure to cure (or obtain a waiver of) such default within 60 days after it receives such notice;

•	failure to pay any recourse indebtedness for money borrowed by the Partnership, the Company or any Significant Subsidiary in an outstanding principal amount in excess of $50.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which recourse indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to the Partnership or the Company from the trustee (or to the Partnership and the trustee from holders of at least 25% in principal amount of the outstanding notes);

•

certain events of bankruptcy, insolvency or reorganization, court appointment of a receiver, liquidator or trustee of the Partnership, the Company or any of their respective Significant Subsidiaries or any substantial part of their respective property, or commencement of an involuntary case or other proceeding against the Partnership, the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Partnership, the Company or any Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law (which involuntary case or other proceeding remains undismissed and unstayed for 30 days).

If an Event of Default under the indenture with respect to the notes occurs and is continuing (other than an Event of Default specified in the last bullet above with respect to us, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal amount of all of the notes to be due and payable immediately by written notice thereof to us and the Company (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding notes may waive all defaults or Events of Default and rescind and annul such declaration and its consequences if all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof) or interest on the notes, have been cured or waived as provided in the indenture.

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding notes may waive any past default with respect to the notes and its consequences, except a default:

•	in the payment of the principal of or interest on the notes, unless such default has been cured and we or the Company shall have deposited with the trustee all required payments of the principal of and interest on the notes; or

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected thereby.

The trustee will be required to give notice to the holders of the notes of a default under the indenture unless the default has been cured or waived within 90 days; provided, however, that the trustee may withhold notice to the holders of the notes of any default with respect to the notes (except a default in the payment of the principal of or interest on the notes) if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The indenture provides that no holders of the notes may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 90 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding Notes, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the notes from instituting suit for the enforcement of payment of the principal of and interest on the notes at the respective due dates thereof.

Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the notes then outstanding under the indenture, unless the holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding notes (or of all notes then outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, or which may be unduly prejudicial to the holders of the notes not joining therein.

Within 120 days after the close of each fiscal year of the Partnership, the Partnership must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

Defeasance

The Partnership may, at its option and at any time, elect to have its obligations and the obligations of each Guarantor discharged with respect to the outstanding notes and guarantees (“Legal Defeasance”). Legal Defeasance means that the Partnership and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes and guarantees, and to have satisfied all other obligations under such notes, the guarantees and the indenture, except as to:

•	the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and additional interest, if any, on, such notes when such payments are due from the trust funds referred to below;

•	the Partnership’s obligations with respect to such notes concerning exchange and registration of transfer of notes, mutilated, destroyed, lost or stolen notes, issuing temporary notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trust, duties, and immunities of the trustee, and the Partnership’s and the Guarantors’ obligations in connection therewith; and

•	the Legal Defeasance provisions of the indenture.

In addition, the Partnership may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to certain covenants under the indenture, including certain covenants listed under “—Certain covenants” above, as described in the indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a default or an Event of Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Except as specified herein, however, the remainder of the indenture and such notes and guarantees will be unaffected by the occurrence of Covenant Defeasance, and the notes will continue to be deemed “outstanding” for all other purposes under the indenture other than for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with any of the defeased covenants.

In order to exercise either Legal Defeasance or Covenant Defeasance:

•	the Partnership must irrevocably deposit with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and additional interest, if any, and interest on, the outstanding notes on the stated date for payment thereof or on the redemption date of the notes, as the case may be, and the Partnership must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

•	in the case of Legal Defeasance, the Partnership must deliver to the trustee an opinion of counsel confirming that:

•	the Partnership has received from, or there has been published by the IRS a ruling, or

•	since the date of the indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

•

in the case of Covenant Defeasance, the Partnership must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S.

federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

•	no default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness being defeased, discharged or replaced), and the granting of liens to secure such borrowings);

•	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which the Partnership, the Company or any Subsidiary Guarantor is a party or by which any of them is bound;

•	the Partnership must deliver to the trustee an officer’s certificate stating that the deposit was not made by the Partnership or a Guarantor with the intent of preferring the holders of the notes over their other creditors with the intent of defeating, hindering, delaying or defrauding any of their creditors or others; and

•	the Partnership must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and discharge

The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when:

•	either:

•	all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

•	all notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or will become due and payable at their stated maturity within one year or (2) are to be called for redemption on a redemption date within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Partnership, and the Guarantors, in the case of clause (1) or (2) above, have irrevocably deposited or caused to be irrevocably deposited with the trustee or the paying agent (other than us or any of our affiliates), as applicable, as trust funds in trust cash in an amount sufficient to pay and discharge the entire indebtedness on such notes not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of notes which have become due and payable) or to the maturity date or redemption date, as the case may be; provided, however, that there shall not exist, on the date of such deposit, a default or Event of Default; provided, further, that such deposit shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which the Partnership is a party or to which any Guarantor is bound;

•	the Partnership has paid or caused to be paid all other sums payable under the indenture by the Partnership; and

•	the Partnership has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification, waiver and meetings

Modifications and amendments of, and supplements to, the indenture (other than certain modifications, supplements and amendments for administrative purposes or for the benefit of note holders, in each case as further described below) will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding notes; provided, however, that no modification or amendment may, without the consent of the holder of each note affected thereby:

•	change the stated maturity of the principal of or any installment of interest on the notes issued under such indenture, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the notes, or adversely affect any right of repayment of the holder of the notes, change the place of payment, or the coin or currency, for payment of principal of or interest on any note or impair the right to institute suit for the enforcement of any payment on or with respect to the notes;

•	reduce the above-stated percentage of outstanding notes necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or change voting requirements set forth in the indenture;

•	modify or affect in any manner adverse to the holders the terms and conditions of our obligations in respect of the payment of principal and interest;

•	modify or affect in any manner adverse to the holders of the notes the terms and conditions of the guarantees of any Guarantor in respect of the notes; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the notes.

Notwithstanding the foregoing, modifications and amendments of the indenture will be permitted to be made by the Partnership, the Guarantors and the trustee without the consent of any holder of the notes for any of the following purposes:

•	to evidence a successor to us as obligor or any of the Guarantors as guarantor under the indenture;

•	to add to our covenants or those of the Company or our or its respective Subsidiaries, including the Subsidiary Guarantors, for the benefit of the holders of the notes or to surrender any right or power conferred upon us, the Company or our or its respective Subsidiaries, including the Subsidiary Guarantors, in the indenture;

•	to add Events of Default for the benefit of the holders of the notes;

•	to amend or supplement any provisions of the indenture; provided, that no amendment or supplement shall materially adversely affect the interests of the holders of any notes then outstanding;

•	to secure the notes;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to provide for rights of holders of the notes if any consolidation, merger or sale of all or substantially all of our property or assets occurs;

•	to cure any ambiguity, defect or inconsistency in the indenture; provided, that the action shall not adversely affect the interests of holders of the notes in any material respect;

•	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the notes; provided, that the action shall not adversely affect the interests of the holders of the notes in any material respect;

•	make any amendment to the provisions of the indenture relating to the transfer and legending of notes; provided, however, that such amendment does not materially and adversely affect the rights of holders to transfer notes;

•	comply with any requirement of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to conform the text of the indenture, any guarantee or the notes to any provision of this “Description of notes,” as supplemented by the related term sheet, to the extent that such provision in this “Description of notes” was intended to be a verbatim recitation of a provision of the indenture, such guarantee or the notes; or

•	to add additional guarantors for the benefit of holders of the notes.

In addition, without the consent of any holder of the notes, the Company, or a subsidiary thereof, may directly assume the due and punctual payment of the principal of, any premium and interest on all the notes and the performance of every covenant of the indenture on our part to be performed or observed. Upon any assumption, the Company or such subsidiary shall succeed us, and be substituted for and may exercise every right and power of ours, under the indenture with the same effect as if the Company or such subsidiary had been the issuer of the notes, and the Partnership shall be released from all obligations and covenants with respect to the notes. No assumption shall be permitted unless the Company has delivered to the trustee (1) an officer’s certificate and an opinion of counsel, stating, among other things, that the guarantees and all other covenants of the Company in the indenture remain in full force and effect and (2) an opinion of counsel that the holders of the notes shall have no materially adverse U.S. federal tax consequences as a result of the assumption, and that, if any notes are then listed on the New York Stock Exchange, that the notes shall not be delisted as a result of the assumption.

In determining whether the holders of the requisite principal amount of outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of the notes, the indenture provides that notes owned by us, the Company, any Subsidiary Guarantor or any of our or their respective subsidiaries or affiliates shall be disregarded.

The indenture contains provisions for convening meetings of the holders of the notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by us, the Company or the holders of at least 10% in principal amount of the outstanding notes, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each note affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding notes. Any resolution passed or decision taken at any meeting of holders of the notes duly held in accordance with the indenture will be binding on all holders of the notes. The quorum at any meeting called to adopt a resolution, and at any adjourned meeting duly reconvened, will be holders holding or representing a majority in principal amount of the outstanding notes; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding notes, holders holding or representing the specified percentage in principal amount of the outstanding notes will constitute a quorum.

Notwithstanding the foregoing provisions, any action to be taken at a meeting of holders of the notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding notes may be taken at a meeting at which a quorum is present by the affirmative vote of holders of the specified percentage in principal amount of the outstanding notes.

Trustee

U.S. Bank National Association will initially act as the trustee, registrar, exchange agent and paying agent for the notes, subject to replacement at the Partnership’s option as provided in the indenture.

If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of its own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of the required percentage under the indenture of holders of the notes only after those holders have offered the trustee indemnity reasonably satisfactory to it.

U.S. Bank National Association is one of our creditors. As a result, it is subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with the Partnership. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

No personal liability of directors, officers, employees and shareholders

No past, present or future director, officer, employee, incorporator, shareholder or limited partner of the Partnership or any Guarantor, as such, will have any liability for any of our obligations or those of any Guarantor under the notes, the indenture, or any guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Book-entry, delivery and form

Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof (the “Global Notes”).

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of global notes for certificated notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Depository procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and is subject to change by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic bookentry changes in accounts of its

Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture governing the notes for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the notes. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Company, the trustee nor any agent of us or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Exchange of global notes for certificated notes

A Global Note is exchangeable for a Certificated Note if:

•	DTC (a) notifies us that it is unwilling or unable to continue as depository for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depository;

•	we, at our option, notify the trustee in writing that we elect to cause the issuance of Certificated Notes; or

•	upon request from DTC if there has occurred and is continuing a default of Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in a Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with its customary procedures).

Exchange of certificated notes for global notes

Certificated Notes may be exchanged for beneficial interests in any Global Notes.

Same day settlement and payment

We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Notices

Except as otherwise provided in the indenture, notices to holders of the notes will be given by mail to the addresses of holders of the notes as they appear in the note register; provided that notices given to holders holding notes in book-entry form may be given through the facilities of DTC or any successor depository.

Governing law

The indenture, the notes and the guarantees will be governed by, and construed in accordance with, the law of the State of New York.

Definitions

As used in the indenture, the following terms have the respective meanings specified below:

“Acquired Debt” means Debt of a person:

•	existing at the time such person is merged or consolidated with or into the Partnership or any of its Subsidiaries or becomes a Subsidiary of ours; or

•	assumed by the Partnership or any of its Subsidiaries in connection with the acquisition of assets from such person.

Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into us or any of our Subsidiaries or becomes a Subsidiary of ours or the date of the related acquisition, as the case may be.

“Annual Debt Service Charge” means, for any period, the interest expense of the Partnership and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including, without duplication (1) all amortization of debt discount and premium; (2) all accrued interest; (3) all capitalized interest; and (4) the interest component of capitalized lease obligations, but excluding (i) interest reserves funded from the proceeds of any loan, (ii) amortization of deferred financing costs, (iii) prepayment penalties, (iv) swap ineffectiveness charges and (v) any expense resulting from the discounting of any indebtedness in connection with the application of purchase accounting in connection with any acquisition.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income of the Partnership and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

•	interest expense on Debt;

•	provision for taxes;

•	amortization of debt discount, premium and deferred financing costs;

•	the income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP;

•	losses and gains on sales or other dispositions of properties and other investments, property valuation losses and impairment charges;

•	depreciation and amortization;

•	gains or losses on early extinguishment of debt;

•	all prepayment penalties and all costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed);

•	the effect of any non-recurring or other unusual non-cash items; and

•	amortization of deferred charges.

all determined on a consolidated basis in accordance with GAAP. Consolidated Income Available for Debt Service will be adjusted, without duplication, to give pro forma effect in the case of any assets having been placed in service or removed from service from the beginning of the period to the date of determination, to include or exclude, as the case may be, any Consolidated Income Available for Debt Service earned or eliminated as a result of the placement of the assets in service or removal of the assets from service as if the placement of the assets in service or removal of the assets from service occurred at the beginning of the period.

“Consolidated Net Income” for any period means the amount of net income (or loss) of the Partnership and its Subsidiaries for such period, excluding, without duplication:

•	extraordinary items; and

•	the portion of net income (but not losses) of the Partnership and its Subsidiaries allocable to noncontrolling interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by the Partnership or one of its subsidiaries, all determined on a consolidated basis in accordance with GAAP.

“Debt” means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of (without duplication):

(i)	indebtedness for borrowed money evidenced by bonds, notes, debentures or similar instruments;

(ii)	indebtedness secured by any Lien on any property or asset owned by such person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by us) of the property subject to such Lien;

(iii)	reimbursement obligations in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other of such person’s or such person’s Subsidiaries’ indebtedness otherwise reflected as Debt under this definition) or unconditional obligations to pay the deferred and unpaid purchase price of property, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such purchase price that constitutes an accrued expense or trade payable; or

(iv)	any lease of property by such person as lessee which is required to be reflected on such person’s balance sheet as a capitalized lease in accordance with GAAP,

in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as liabilities on such person’s balance sheet in accordance with GAAP; provided, however, that the term “Debt” will (1) include, to the extent not otherwise included, any obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business) Debt of the types referred to above of another person other than obligations to be liable for the Debt of another person solely as a result of non-recourse carveouts (it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee or otherwise become liable in respect thereof) and (2) exclude any such indebtedness (or obligation referenced in clause (1) above) that has been the subject of an “in substance” defeasance in accordance with GAAP and Intercompany Debt that is subordinate in right of payment to the notes (or an obligation to be liable for, or to pay, Intercompany Debt that is subordinate in right of payment to the notes referenced in clause (1) above).

“GAAP” means generally accepted accounting principles in the United States of America in effect as of the issue date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Intercompany Debt” means, as of any date, indebtedness and liabilities for borrowed money, secured or unsecured, to which the only parties are the Partnership, the Company or any Subsidiary of either of them as of that date.

“Lien” means a mortgage, deed of trust, deed to secure Debt, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest.

“Significant Subsidiary” means any Subsidiary or group of Subsidiaries that meets either of the following conditions: (1) the Company and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 10% of the Company’s and its Subsidiaries’ total assets consolidated (determined in accordance with GAAP) as of the end of the most recent fiscal quarter for which an annual or quarterly report has been furnished to holders of the notes or filed with the SEC; or (2) the Company and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the subsidiary exceeds 10% of the Company’s and its Subsidiaries’ total assets consolidated (determined in accordance with GAAP) as of the end of the most recent fiscal quarter for which an annual or quarterly report has been furnished to holders of the notes or filed with the SEC.

“Subsidiary” means a corporation, partnership association, joint venture, trust, limited liability company or other business entity which is required to be consolidated with the Partnership in accordance with GAAP.

“Total Assets” means the sum of, without duplication:

•	Undepreciated Real Estate Assets; and

•	all other assets (excluding accounts receivable and non-real estate intangible assets) of the Partnership and its Subsidiaries, all determined on a consolidated basis in accordance with GAAP.

“Total Unencumbered Assets” means, as of any date, the sum of, without duplication:

•	Undepreciated Real Estate Assets that are not subject to a Lien securing Debt; and

•	all other assets (excluding accounts receivable and non-real estate intangible assets) of the Partnership and its Subsidiaries that are not subject to a Lien securing Debt,

all determined on a consolidated basis in accordance with GAAP; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above in “Certain covenants—Maintenance of total unencumbered assets,” all investments by the Partnership and its Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included.

“Undepreciated Real Estate Assets” means, as of any date, the cost (original acquisition cost plus capital improvements) of real estate assets and related intangibles of the Partnership and its Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with GAAP.

“Unsecured Debt” means Debt of the Partnership or any of its Subsidiaries which is not secured by a Lien on any property or assets of the Partnership or any of its Subsidiaries.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF

DCT INDUSTRIAL OPERATING PARTNERSHIP

General

DCT has qualified, and intends to continue to qualify, as a REIT for U.S. federal income tax purposes. We are structured as an umbrella partnership REIT, or UPREIT, under which substantially all of our current and future business is, and will be, conducted through DCTOP, which was formed under Delaware law on April 24, 2002 to acquire, own and lease properties on our behalf of DCT. This UPREIT structure generally enables us to acquire real property in exchange for OP units in DCTOP from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their property or the transfer of their property to us in exchange for DCT’s common stock or cash. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the Asset and Income Tests for qualification as a REIT for U.S. federal income tax purposes (see “U.S. Federal Income Tax Consequences”), the REIT’s proportionate share of the assets and income of DCTOP will be deemed to be assets and income of the REIT.

The property owner’s goals are accomplished because the owner may contribute property to DCTOP in exchange for OP units on a tax deferred basis. Further, DCTOP is structured to make distributions with respect to OP units which are equivalent to the dividend distributions made to DCT’s stockholders. Finally, a limited partner in DCTOP may later redeem his, her or its OP units for shares of DCT’s common stock (in a taxable transaction) or cash and achieve liquidity for his, her or its investment.

We intend to hold substantially all of our assets in DCTOP or in subsidiary entities in which DCTOP owns an interest, and we intend to make future acquisitions of real properties using the UPREIT structure. DCT is the sole general partner of DCTOP. As the sole general partner of DCTOP, DCT has the exclusive power to manage and conduct the business of DCTOP. We also own a substantial majority of the OP units of DCTOP.

The following is a summary of certain provisions of the amended and restated limited partnership agreement of DCTOP. This summary is not complete and is qualified by the specific language in the partnership agreement. You should refer to the actual partnership agreement, a copy of which we have filed as an exhibit to the registration statement of which this prospectus is a part, for more detail.

Capital Contributions

In connection with this offering and future offerings of DCT’s common stock, we will transfer substantially all of the net offering proceeds to DCTOP in exchange for OP units. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds, and DCTOP will be deemed to have simultaneously paid the underwriting discounts and commissions and other costs associated with the offering.

If DCTOP requires additional funds at any time in excess of capital contributions made by us, we may borrow funds from a financial institution or other lender and lend such funds to DCTOP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause DCTOP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of DCTOP and our company.

Fiduciary Duties

DCT’s directors and officers have duties under applicable Maryland law to manage DCT in a manner consistent with the best interests of its stockholders. At the same time, DCT, as the general partner of DCTOP, has fiduciary duties under applicable Delaware law to manage DCTOP in a manner beneficial to DCTOP and its partners. DCT’s duties to DCTOP and its limited partners, therefore, may come into conflict with the duties of

DCT’s directors and officers to DCT’s stockholders. When deciding whether to cause DCTOP to take or decline to take any actions, DCT, as the general partner, will be under no obligation to give priority to the separate interest of (i) the limited partners in DCTOP (including, without limitation, the tax interests of our limited partners except as provided in a separate written agreement) or (ii) DCT’s stockholders.

Operations

The partnership agreement requires that DCTOP be operated in a manner that will enable DCT to (1) satisfy the requirements for being classified as a REIT for U.S. federal income tax purposes, unless DCT otherwise cease s to qualify as a REIT, (2) avoid any federal income or excise tax liability, and (3) ensure that DCTOP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in DCTOP being taxed as a corporation, rather than as a partnership.

Redemption Rights

The limited partners of DCTOP (other than our company) generally have the right to cause DCTOP to redeem all or a portion of their OP units for cash or, at our sole discretion, shares of DCT’s common stock, or a combination of both. If we elect to redeem OP units for shares of DCT’s common stock, we will generally deliver one share of DCT’s common stock for each OP unit redeemed. If we elect to redeem OP units for cash, we will generally deliver cash to be paid in an amount equal to, for each redeemed OP unit, the average of the daily market price for the ten consecutive trading days immediately preceding the date we receive a notice of redemption by a limited partner. In connection with the exercise of these redemption rights, a limited partner must make certain representations, including that the delivery of shares of DCT’s common stock upon redemption would not result in such limited partner owning shares in excess of DCT’s ownership limits in its charter.

Subject to the foregoing, limited partners may exercise their redemption rights at any time after one year following the date of issuance of their OP units; provided, however, that a limited partner may not deliver more than two redemption notices each calendar year and may not exercise a redemption right for less than 1,000 OP units, unless the limited partner holds less than 1,000 OP units, in which case it must exercise its redemption right for all of its OP units.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of DCTOP, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in DCTOP (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to DCTOP in return for an interest in DCTOP and agrees to assume all obligations of the general partner of DCTOP. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of DCTOP. With certain exceptions, the limited partners may not transfer their interests in DCTOP, in whole or in part, without our written consent as general partner.

The partnership agreement generally provides that DCTOP will distribute cash flows from operations and net sales proceeds from disposition of assets to the partners of DCTOP in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by us as general partner.

Similarly, the partnership agreement of DCTOP provides that income of DCTOP from operations and income of DCTOP from disposition of assets normally will be allocated to the partners of DCTOP in accordance with their relative percentage interests such that a holder of one OP unit will be allocated income for each taxable year in an amount equal to the amount of taxable income allocated to us in respect of a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in DCTOP. Upon the liquidation of DCTOP, after payment of debts and obligations, any remaining assets of DCTOP will be distributed in accordance with the distribution provisions of the partnership agreement to the extent of each partner’s positive capital account balance.

In addition to the administrative and operating costs and expenses incurred by DCTOP in acquiring and operating real properties, DCTOP will pay all administrative costs and expenses of our company, and such expenses will be treated as expenses of DCTOP. Such expenses will include, without limitation:

•	All expenses relating to maintaining our corporate existence;

•	All expenses relating to the public offering and registration of our securities;

•	All expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	All expenses associated with our compliance with applicable laws, rules and regulations; and

•	All our other operating or administrative costs incurred in the ordinary course of its business on behalf of DCTOP.

LTIP Units

In connection with the Internalization, we established a new class of limited partnership interest in DCTOP, which we refer to as LTIP units. The LTIP units are structured as “profits interests” for U.S. federal income tax purposes, and we intend them to be a form of equity compensation that we can use. LTIP units are designed to offer their recipients the same long-term incentive as shares of restricted stock, while allowing them to enjoy the more favorable U.S. federal income tax treatment available for “profits interests.” See “Executive Compensation—Compensation Discussion and Analysis—Long-term Equity Incentive Compensation—LTIP Units” for a more complete description of the LTIP units.

Tax-Matters Partner

DCT is the tax-matters partner of DCTOP, and, as such, DCT has authority to make tax elections under the Code on behalf of DCTOP.

Term

DCTOP will continue in full force and effect until December 31, 2032, or until sooner dissolved in accordance with its terms or as otherwise provided by law.

Amendment

The partnership agreement may not be amended without our consent as general partner. As general partner, we may, without the consent of the limited partners, amend the partnership agreement in any respect or merge or consolidate DCTOP with or into any other partnership or business entity in certain transactions pursuant to the partnership agreement; provided, however, that the following amendments and any other merger or consolidation of DCTOP shall require the consent of limited partners holding more than 50% of the ownership interests of all limited partners:

(a)	certain amendments affecting the operation of the redemption rights for OP units, or the mechanism for converting OP units into shares of our common stock, in a manner adverse to the limited partners;

(b)	any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them under the partnership agreement, other than with respect to the issuance of additional OP units pursuant to certain provisions of the partnership agreement;

(c)	any amendment that would alter DCTOP’s allocations of profit and loss to the limited partners, other than with respect to the issuance of additional OP units pursuant to certain provisions of the partnership agreement; or

(d)	any amendment that would impose on the limited partners any obligation to make additional capital contributions to DCTOP.

U.S. FEDERAL INCOME TAX CONSEQUENCES

Pursuant to U.S. Internal Revenue Service Circular 230, we hereby inform you that the discussion set forth herein with respect to U.S. federal tax issues was not intended or written to be used, and such discussion cannot be used, by any taxpayer for the purpose of avoiding any penalties that may be imposed on the taxpayer under the U.S. Internal Revenue Code. The following discussion was written to support the transactions or matters addressed in this prospectus. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

General

The following is a summary of certain United States federal income tax considerations relating to the exchange of private notes for exchange notes pursuant to this prospectus and the holding and disposition of exchange notes. The statements made in this section of the offering memorandum are based upon current provisions of the Internal Revenue Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the statements made herein. This summary does not address all possible tax considerations that may be material to a holder of private notes or exchange notes and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a potential holder of exchange notes, in light of your personal circumstances, nor does it deal with particular types of holders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions or broker dealers, a regulated investment company, foreign corporations or persons who are not citizens or residents of the United States except as provided below, or others who are subject to special treatment under the Internal Revenue Code. This summary assumes that the private notes and the exchange notes are held as capital assets, which generally means as property held for investment. It applies only if the private notes were acquired in the initial offering at the offering price. If the private notes were purchased at a price other than the offering price, the amortizable bond premium or market discount rules may apply which are not described in this prospectus. Holders should consult their own tax advisors regarding these possibilities.

The term “U.S. Holder” means any beneficial owner of the private notes or exchange notes, other than an entity treated as a partnership for U.S. federal income tax purposes, that for United States federal income tax purposes, is

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•	any trust if (1) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

The term “Non-U.S. Holder” shall refer to a beneficial owner of the private notes or exchange notes, other than an entity treated as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a private note or exchange note, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of a private note or exchange note that is a partnership, and partners in such partnership, should consult their tax advisors about the U.S. federal income tax consequences of exchanging, holding and disposing of the private notes and exchange notes.

This discussion is not intended to be, and should not be construed as, tax advice. We urge you, as a holder of private notes or exchange notes, to consult your tax advisor regarding the specific tax consequences to you of an exchange of private notes for exchange notes, and of your ownership and sale of exchange notes, including the federal, state, local, foreign and other tax consequences of such exchange, ownership, and sale and of potential changes in applicable tax laws.

Exchange offer

The exchange of private notes for exchange notes in the exchange offer pursuant to this prospectus will not be a taxable event for U.S. federal income tax purposes and you will have the same tax basis and holding period in the exchange notes as you had in the private notes. Furthermore, any market discount or bond premium associated with your private notes will be treated as market discount or bond premium, as applicable, with respect to your exchange notes for which you exchange the applicable private notes.

Taxation of U.S. holders.

Interest

Stated interest on the exchange notes generally will be included in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with the U.S. Holder’s regular method of tax accounting.

Disposition of the exchange notes

Upon the sale, exchange, redemption, repurchase, retirement or other disposition of a note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income if not previously included in such holder’s income) and (ii) such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in an exchange note generally will equal the cost of the private note transferred to DCTOP in exchange for such exchange note and decreased by the amount of any payments other than qualified stated interest payments.

Capital gain or loss recognized upon the disposition of an exchange note will be a long-term capital gain or loss if the exchange note was held for more than one year (including the period during which the private notes were held). Long-term capital gains to individual U.S. Holders are generally subject to preferential tax rates. The deductibility of capital losses is subject to limitations.

Medicare tax

A U.S. Holder that is an individual will be subject to a 3.8% tax on the lesser of (1) such U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of such U.S. Holder’s modified gross income for the taxable year over a certain threshold. U.S. Holders that are estates or certain trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the 3.8% tax on the lesser of (A) their undistributed net investment income or (B) the excess of their adjusted gross income for the taxable year over a certain threshold. Net investment income generally would include interest on the notes and net gain from the disposition of the notes. If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your ownership of the notes.

Information reporting and backup withholding

We will report to U.S. Holders and to the IRS the amount of stated interest payments and payments of the proceeds from the sale, exchange, redemption, repurchase, retirement or other disposition of an exchange note made to a U.S. Holder, and the amount we withhold, if any. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding at a current rate of up to 28% with respect to distributions unless the holder:

•	is a corporation or comes within certain exempt categories and, when required, demonstrates that fact, or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability if the required information is furnished to the IRS in a timely manner. For a discussion of the backup withholding rules as applied to non-U.S. Holders, see “Taxation of Non-U.S. holders.”

Taxation of non-U.S. holders

The rules governing the U.S. federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to their ownership of the exchange notes.

Interest

A Non-U.S. Holder will be exempt from U.S. federal income and withholding taxes on payments of interest on the exchange notes so long as such payments are not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder (and, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment), unless such Non-U.S. Holder is (i) a direct or indirect 10% or greater partner (as defined in section 871(h)(3) of the Internal Revenue Code) in DCTOP, (ii) a controlled foreign corporation related to DCTOP, or (iii) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business.

In order for a Non-U.S. Holder that is an individual or corporation (or entity treated as such for U.S. federal income tax purposes) to qualify for the exemption from taxation on interest, the “withholding agent” (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement (generally made on IRS Form W-8BEN) from the individual or corporation that: (i) is signed under penalties of perjury by the beneficial owner of the exchange note, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the beneficial owner’s name and address. A Non-U.S. Holder that is not an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding an exchange note on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.

If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the Non-U.S. Holder provides us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the exchange notes is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.

If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the exchange notes is effectively connected with the conduct of that trade or business, the Non-U.S. Holder will be subject to U.S. federal income tax on that interest on a net income basis in the same general manner as if the Non-U.S. Holder were a U.S. Holder unless an applicable income tax treaty provides otherwise.

In addition, if a Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its earnings and profits, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Disposition of the exchange notes

Any gain realized on the sale, redemption, exchange, retirement, repurchase or other taxable disposition of the exchange notes by a Non-U.S. Holder (except to the extent such amount is attributable to accrued but unpaid stated interest, which would be taxable as described above) will be exempt from U.S. federal income and withholding taxes unless: (i) the gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, or (ii) if the Non-U.S. Holder is and an individual, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year and certain other requirements are met.

If a Non-U.S. Holder is described in (i) above, it will be subject to tax on the net gain derived from the sale, exchange, retirement, redemption or other taxable disposition in the same general manner as if the Non-U.S. Holder were a U.S. Holder, unless an applicable income tax treaty provides otherwise. In addition, if a Non-U.S. Holder is a foreign corporation that falls under (i) above, it may be subject to the branch profits tax equal to 30% (or lesser rate as may be specified under an applicable income tax treaty) on its earnings and profits, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States. If a Non-U.S. Holder is an individual described in (ii) above, such holder will be subject to a flat 30% tax (subject to reductions under an applicable income tax treaty) on the gain derived from the sale, exchange, retirement, redemption or other taxable disposition, which may be offset by U.S. source capital losses, even though such holder is not considered a resident of the United States.

Information reporting and backup withholding

Information reporting requirements and backup withholding generally will not apply to payments on the exchange notes to a Non-U.S. Holder if the statement described in “Taxation of Non-U.S. Holders—Interest” is duly provided by such holder, provided that the withholding agent does not have actual knowledge that the holder is a U.S. person. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of an exchange note effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury Regulations), unless such broker (i) is a U.S. person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation within the meaning of the Internal Revenue Code or (iv) is a U.S. branch of a foreign bank or a foreign insurance company. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the U.S. office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the exchange note provides the statement described in “Taxation of Non-U.S. Holders—Interest” or otherwise establishes an exemption. Any amount withheld from a payment to a holder of an exchange note under the backup withholding rules is allowable as a credit against such holder’s U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Broker-dealers may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of exchange notes received in exchange for private notes where the broker-dealer acquired the private notes as a result of market-making activities or other trading activities. We have agreed that for a period of up to one year after the date that this registration statement is declared effective by the SEC, we will make this prospectus, as amended or supplemented, available to any broker-dealer that requests it for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Broker-dealers may sell exchange notes received by broker-dealers for their own account pursuant to the exchange offer from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Broker-dealers may resell exchange notes directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of the exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify the holders of the notes (including any broker-dealers) against liabilities under the Securities Act.

By its acceptance of the exchange offer, any broker-dealer that receives exchange notes pursuant to the exchange offer agrees to notify us before using the prospectus in connection with the sale or transfer of exchange notes. The broker-dealer further acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in the prospectus untrue in any material respect or which requires the making of any changes in the prospectus to make the statements in the prospectus not misleading or which may impose upon us disclosure obligations that may have a material adverse effect on us, which notice we agree to deliver promptly to the broker-dealer, the broker-dealer will suspend use of the prospectus until we have notified the broker-dealer that delivery of the prospectus may resume and have furnished copies of any amendment or supplement to the prospectus to the broker-dealer.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements and schedule of DCT Industrial Operating Partnership LP at December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of DCT Industrial Trust Inc. appearing in its Annual Report (Form 10-K) for the year ended December 31, 2013 (including the schedule appearing therein), and the effectiveness of its internal control over financial reporting as of December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-4 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement. For further information about us and the notes, you should refer to the Registration Statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have filed these documents as exhibits to our Registration Statement.

DCT files and DCTOP will file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document DCT files or DCTOP will file with the SEC at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). You can inspect reports and other information DCT files or DCTOP will file at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. In addition, DCT maintains a website that contains information about DCT and DCTOP at http://www.dctindustrial.com. Information on or accessible through our website is not a part of and is not incorporated by reference into this prospectus.

You should rely only upon the information incorporated by reference or provided in this prospectus. If information in incorporated documents conflicts with information in this prospectus, you should rely on the most recent information. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows DCT to “incorporate by reference” into this prospectus the information DCT files with the Commission, which means that DCT can disclose important information to you by referring you to those documents. Information incorporated by reference is an important part of this prospectus. Later information filed with the Securities and Exchange Commission will update and supersede this information. DCT incorporates by reference the documents listed below and any future filings DCT makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

•	DCT’s Annual Report on Form 10-K for the year ended December 31, 2013.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

You may request a copy of these filings, at no cost, by contacting Investor Relations, DCT Industrial Trust Inc., 518 17th Street, Suite 800, Denver, Colorado 80202, by telephone at 303-597-2400, by facsimile at 303-228-2201, or by e-mail at investorrelations@dctindustrial.com, or by visiting our website at www.dctindustrial.com. The information contained on our website is not part of this prospectus. Our reference to our website is intended to be an inactive textual reference only.

INDEX TO FINANCIAL STATEMENTS

DCT INDUSTRIAL OPERATING PARTNERSHIP LP

Report of Independent Registered Public Accounting Firm

The Partners of

DCT Industrial Operating Partnership LP and subsidiaries:

We have audited the accompanying consolidated balance sheets of DCT Industrial Operating Partnership LP and subsidiaries (the “Partnership”) as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income (loss), changes in capital, and cash flows for each of the three years in the period ended December 31, 2013. Our audits also included the financial statement schedule listed in the accompanying Index to Financial Statements. These consolidated financial statements and schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of DCT Industrial Operating Partnership LP and subsidiaries at December 31, 2013 and 2012, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Denver, Colorado

April 10, 2014

DCT INDUSTRIAL OPERATING PARTNERSHIP LP AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except unit information)

	December 31, 2013	December 31, 2012
ASSETS
Land	$883,804	$780,235
Buildings and improvements	2,615,879	2,481,206
Intangible lease assets	82,758	78,467
Construction in progress	88,610	45,619

Total investment in properties	3,671,051	3,385,527
Less accumulated depreciation and amortization	(654,097)	(605,888)

Net investment in properties	3,016,954	2,779,639
Investments in and advances to unconsolidated joint ventures	124,923	130,974

Net investment in real estate	3,141,877	2,910,613
Cash and cash equivalents	32,226	12,696
Restricted cash	12,621	10,076
Deferred loan costs, net	10,251	6,838
Straight-line rent and other receivables, net of allowance for doubtful accounts of $2,178 and $1,251, respectively	46,247	51,179
Other assets, net	14,545	12,945
Assets held for sale	8,196	52,852

Total assets	$3,265,963	$3,057,199

LIABILITIES AND CAPITAL
Liabilities:
Accounts payable and accrued expenses	$63,281	$57,501
Distributions payable	23,792	21,129
Tenant prepaids and security deposits	28,542	24,395
Other liabilities	10,122	7,213
Intangible lease liability, net	20,389	20,148
Line of credit	39,000	110,000
Senior unsecured notes	1,122,407	1,025,000
Mortgage notes	290,960	317,314
Liabilities related to assets held for sale	278	940

Total liabilities	1,598,771	1,583,640

Partners’ Capital:
General Partner:
OP Units, 3,379,271 and 3,002,870 issued and outstanding as of December 31, 2013 and December 31, 2012, respectively	16,872	14,996
Limited Partners:
OP Units, 334,547,822 and 297,284,179 issued and outstanding as of December 31, 2013 and December 31, 2012, respectively	1,670,362	1,484,637
Accumulated other comprehensive loss	(32,077)	(37,242)

Total partners’ capital	1,655,157	1,462,391
Noncontrolling interests	12,035	11,168

Total capital	1,667,192	1,473,559

Total liabilities and capital	$3,265,963	$3,057,199

The accompanying notes are an integral part of these Consolidated Financial Statements.

DCT INDUSTRIAL OPERATING PARTNERSHIP LP AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per unit data)

	For the Year Ended December 31,
	2013	2012	2011
REVENUES:
Rental revenues	$286,218	$236,839	$211,536
Institutional capital management and other fees	2,787	4,059	4,291

Total revenues	289,005	240,898	215,827

OPERATING EXPENSES:
Rental expenses	35,977	30,298	28,931
Real estate taxes	44,048	36,092	32,436
Real estate related depreciation and amortization	130,002	109,993	103,333
General and administrative	28,010	25,763	25,251
Casualty and involuntary conversion gain	(296)	(1,174)	—

Total operating expenses	237,741	200,972	189,951

Operating income	51,264	39,926	25,876

OTHER INCOME (EXPENSE):
Development profit	268	307	—
Equity in earnings (loss) of unconsolidated joint ventures, net	2,405	1,087	(2,556)
Impairment losses on investments in unconsolidated joint ventures	—	—	(1,953)
Interest expense	(63,394)	(69,274)	(63,645)
Interest and other income (expense)	274	85	(93)
Income tax expense and other taxes	(68)	(671)	(132)

Loss from continuing operations	(9,251)	(28,540)	(42,503)
Income from discontinued operations	26,723	11,800	13,660

Consolidated net income (loss) of DCT Industrial Operating Partnership LP	17,472	(16,740)	(28,843)
Net (income) loss attributable to noncontrolling interests	(589)	272	958

Net income (loss) attributable to OP Unitholders	16,883	(16,468)	(27,885)

Distributed and undistributed earnings allocated to participating securities	(692)	(524)	(443)

Adjusted net income (loss) attributable to OP Unitholders	$16,191	$(16,992)	$(28,328)

EARNINGS PER OP UNIT – BASIC AND DILUTED:
Loss from continuing operations	$(0.03)	$(0.10)	$(0.16)
Income from discontinued operations	0.08	0.04	0.05

Net income (loss) attributable to OP Unitholders	$0.05	$(0.06)	$(0.11)

WEIGHTED AVERAGE OP UNITS OUTSTANDING:
Basic and diluted	317,848	278,189	267,901

The accompanying notes are an integral part of these Consolidated Financial Statements.

DCT INDUSTRIAL OPERATING PARTNERSHIP LP AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Loss)

(in thousands)

	Year Ended December 31,
	2013	2012	2011
Consolidated net income (loss) of DCT Industrial Operating Partnership LP	$17,472	$(16,740)	$(28,843)
Other comprehensive income (loss):
Net derivative gain (loss) on cash flow hedging instruments	675	(6,776)	(16,508)
Net reclassification adjustment on cash flow hedging instruments	4,490	2,098	970

Other comprehensive income (loss)	5,165	(4,678)	(15,538)

Comprehensive income (loss)	22,637	(21,418)	(44,381)
Comprehensive (income) loss attributable to noncontrolling interests	(589)	272	958

Comprehensive income (loss) attributable to OP Unitholders	$22,048	$(21,146)	$(43,423)

The accompanying notes are an integral part of these Consolidated Financial Statements.

DCT INDUSTRIAL OPERATING PARTNERSHIP LP AND SUBSIDIARIES

Consolidated Statements of Capital

(in thousands)

		General Partner		Limited Partners		Accumulated Other Comprehensive Loss	Non- controlling Interests
		OP Units		OP Units
	Total Capital	Units	Amount	Units	Amount
Balance at December 31, 2010	$1,400,838	2,483	$14,085	245,801	$1,394,416	$(17,026)	$9,363
Net loss	(28,843)	—	(279)	—	(27,606)	—	(958)
Other comprehensive loss	(15,538)	—	—	—	—	(15,538)
Issuance of OP Units, net of selling costs	111,588	—	—	21,850	111,588	—	—
Issuance of OP Units, share-based compensation plans	(88)	—	—	868	(88)	—	—
Amortization of share-based compensation	4,552	—	—	—	4,552	—	—
Distributions to OP Unitholders and noncontrolling interests	(76,848)	—	(763)	—	(75,490)	—	(595)
Capital contributions	4,918	—	—	1,002	4,918	—	—
Capital contributions from noncontrolling interests	4,632	—	—	—	—	—	4,632
Purchase of noncontrolling interests, net	(725)	—	—	—	(191)	—	(534)
Conversion and redemption of limited partner OP Units	(371)	—	—	(76)	(371)	—	—
Conversion of limited partner OP Units to OP Units of general partner	—	236	1,205	(236)	(1,205)	—	—

Balance at December 31, 2011	$1,404,115	2,719	$14,248	269,209	$1,410,523	$(32,564)	$11,908

Net loss	(16,740)	—	(165)	—	(16,303)	—	(272)
Other comprehensive loss	(4,678)	—	—	—	—	(4,678)	—
Issuance of OP Units, net of selling costs	171,328	—	—	28,447	171,328	—	—
Issuance of OP Units, share-based compensation plans	(288)	—	—	485	(288)	—	—
Amortization of share-based compensation	4,311	—	—	—	4,311	—	—
Distributions to OP Unitholders and noncontrolling interests	(80,231)	—	(800)	—	(79,216)	—	(215)
Capital contributions from noncontrolling interests	30	—	—	—	—	—	30
Purchase of noncontrolling interests, net	(995)	—	—	—	(712)	—	(283)
Conversion and redemption of limited partner OP Units	(3,293)	—	—	(573)	(3,293)	—	—
Conversion of limited partner OP Units to OP Units of general partner	—	284	1,713	(284)	(1,713)	—

Balance at December 31, 2012	$1,473,559	3,003	$14,996	297,284	$1,484,637	$(37,242)	$11,168

Net income	17,472	—	169	—	16,714	—	589
Other comprehensive income	5,165	—	—	—	—	5,165	—
Issuance of OP Units, net of selling costs	258,575	—	—	36,817	258,575	—	—
Issuance of OP Units, share-based compensation plans	(65)	—	—	1,032	(65)	—	—
Amortization of share-based compensation	5,108	—	—	—	5,108	—	—
Distributions to OP Unitholders and noncontrolling interests	(92,070)	—	(910)	—	(90,133)	—	(1,027)
Capital contributions from noncontrolling interests	1,073	—	—	—	—	—	1,073
Purchase and other allocations of noncontrolling interests	(125)	—	—	—	(357)	—	232
Conversion and redemption of limited partner OP Units	(1,500)	—	—	(209)	(1,500)	—	—
Conversion of limited partner OP Units to OP Units of general partner	—	376	2,617	(376)	(2,617)	—	—

Balance at December 31, 2013	$1,667,192	3,379	$16,872	334,548	$1,670,362	$(32,077)	$12,035

The accompanying notes are an integral part of these Consolidated Financial Statements.

DCT INDUSTRIAL OPERATING PARTNERSHIP LP AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended
	December 31,
	2013	2012	2011
OPERATING ACTIVITIES:
Consolidated net income (loss) of DCT Industrial Operating Partnership LP	$17,472	$(16,740)	$(28,843)
Adjustments to reconcile consolidated net income (loss) of DCT Industrial Operating Partnership LP to net cash provided by operating activities:
Real estate related depreciation and amortization	137,120	126,687	128,989
Gain on dispositions of real estate interests	(33,619)	(13,383)	(12,030)
Distributions of earnings from unconsolidated joint ventures	8,801	4,808	3,267
Equity in (earnings) loss of unconsolidated joint ventures, net	(2,405)	(1,087)	2,556
Casualty and involuntary conversion gain	(296)	(1,624)	(1,298)
Impairment losses	13,279	11,422	10,160
Share-based compensation	4,004	3,584	4,068
Straight-line rent	(5,525)	(5,962)	(9,526)
Other	6,294	6,213	3,731
Changes in operating assets and liabilities:
Other receivables and other assets	417	1,767	(1,197)
Accounts payable, accrued expenses and other liabilities	7,351	3,271	6,605

Net cash provided by operating activities	152,893	118,956	106,482

INVESTING ACTIVITIES:
Real estate acquisitions	(402,723)	(360,002)	(200,909)
Capital expenditures and development activities	(152,922)	(96,095)	(75,551)
Proceeds from dispositions of real estate investments	258,224	153,747	106,455
Investments in unconsolidated joint ventures	(2,756)	(19,417)	(21,991)
Proceeds from casualties and involuntary conversion	8,268	681	3,813
Distributions of investments in unconsolidated joint ventures	2,175	22,877	12,941
Other investing activities	(11,324)	(929)	(2,581)

Net cash used in investing activities	(301,058)	(299,138)	(177,823)

FINANCING ACTIVITIES:
Proceeds from senior unsecured revolving line of credit	426,000	450,000	260,500
Repayments of senior unsecured revolving line of credit	(497,000)	(340,000)	(311,500)
Proceeds from senior unsecured notes	497,355	90,000	400,000
Repayments of senior unsecured notes	(400,000)	—	(200,000)
Proceeds from mortgage notes	16,498	—	20,000
Principal payments on mortgage notes	(40,744)	(72,672)	(133,898)
Settlement of cash flow hedge	—	(33,550)	—
Proceeds from the issuance of OP Units in exchange for contributions from the REIT, net	258,575	171,267	111,583
OP Unit redemptions	(1,500)	(3,293)	(371)
Distributions paid on OP Units	(88,380)	(77,946)	(74,654)
Distributions paid to noncontrolling interests	(1,027)	(31)	(18)
Contributions from noncontrolling interests	723	30	231
Other financing activity	(2,805)	(3,761)	(5,028)

Net cash provided by financing activities	167,695	180,044	66,845

NET CHANGE IN CASH AND CASH EQUIVALENTS	19,530	(138)	(4,496)
CASH AND CASH EQUIVALENTS, beginning of period	12,696	12,834	17,330

CASH AND CASH EQUIVALENTS, end of period	$32,226	$12,696	$12,834

Supplemental Disclosures of Cash Flow Information
Cash paid for interest, net of capitalized interest	$57,177	$64,795	$58,461
Supplemental Disclosures of Non-Cash Activities
Retirement of fully depreciated and amortized assets	$29,899	$51,817	$42,149
Assumption of mortgage notes in connection with real estate acquired	$—	$73,253	$7,653
Contributions of real estate from noncontrolling interests	$350	$—	$4,401
Issuance of OP Units in connection with real estate acquisition	$—	$—	$4,918

The accompanying notes are an integral part of these Consolidated Financial Statements.

DCT INDUSTRIAL OPERATING PARTNERSHIP LP AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 1—Organization

DCT Industrial Operating Partnership LP and subsidiaries (collectively, the “Operating Partnership,” “we,” “our” or “us”) is engaged in the business of owning, operating, acquiring and developing high-quality bulk distribution and light industrial properties in high volume distribution markets in the United States (“U.S.”). The Operating Partnership was formed on April 24, 2002 and is managed by DCT Industrial Trust Inc. (“DCT Industrial Trust” or “DCT”), our sole general partner who conducts all of its operations through the Operating Partnership.

The general partner has elected to be treated as a Real Estate Investment Trust (REIT) for U.S. federal income tax purposes. The general partner and the Operating Partnership (collectively, the “Company”) are an internally managed REIT with an “UPREIT” structure whereby the general partner does not hold any independent assets or conduct any business operations apart from its investment in the Operating Partnership.

As of December 31, 2013, DCT owned approximately 94.8% of the outstanding common partnership interests (referred to as “OP Units”) in the Operating Partnership.

As of December 31, 2013, we owned interests in approximately 75.5 million square feet of properties leased to approximately 900 customers, including:

•	61.9 million square feet comprising 395 consolidated properties owned in our operating portfolio which were 93.3% occupied;

•	12.3 million square feet comprising 38 unconsolidated properties which were 94.1% occupied and operated on behalf of four institutional capital management partners;

•	0.2 million square feet comprising two consolidated properties under redevelopment;

•	0.9 million square feet comprising two consolidated buildings in development; and

•	0.2 million square feet comprising one building held for sale.

We also have seven consolidated buildings under construction, several projects in predevelopment and one build-to-suit project under contract for sale. See Note 3—Investment in Properties for further detail.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying Consolidated Financial Statements include the financial position, results of operations and cash flows of the Operating Partnership, its wholly-owned qualified REIT subsidiaries and taxable REIT subsidiaries and its consolidated joint ventures, in which it has a controlling interest. Third-party equity interests in consolidated joint ventures are reflected as noncontrolling interests in the Consolidated Financial Statements. We also have noncontrolling partnership interests in unconsolidated institutional capital management and other joint ventures, which are accounted for under the equity method. All significant intercompany transactions and balances have been eliminated in consolidation.

All square feet, acres, occupancy, number of properties, number of customers and total projected investment disclosed in the notes to the Consolidated Financial Statements are unaudited.

We hold interests in both consolidated and unconsolidated joint ventures. All joint ventures over which we have financial and operating control, and variable interest entities (“VIEs”) in which we have determined that we are the primary beneficiary, are included in the Consolidated Financial Statements. We use the equity method of accounting for joint ventures over which we do not have a controlling interest or where we do not exercise significant control over major operating and management decisions but where we exercise significant influence and include our share of earnings or losses of these joint ventures in our consolidated results of operations.

We analyze our joint ventures in accordance with accounting principles generally accepted in the United States of America (“GAAP”) to determine whether they are VIEs and, if so, whether we are the primary beneficiary. Our judgment with respect to our level of influence or control over an entity and whether we are the primary beneficiary of a VIE involves consideration of various factors including the form of our ownership interest, our representation on the entity’s board of directors, the size of our investment (including loans) and our ability to participate in major decisions. Our ability to correctly assess our influence or control over an entity affects the presentation of these investments in the Consolidated Financial Statements and, consequently, our financial position and results of operations.

Use of Estimates

The preparation of the Consolidated Financial Statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Capitalization of Costs

We capitalize costs directly related to the development, pre-development, redevelopment or improvement of our investment in real estate, referred to as capital projects and other activities included within this paragraph. Costs associated with our capital projects are capitalized as incurred. If the project is abandoned, these costs are expensed during the period in which the project is abandoned. Costs considered for capitalization include, but are not limited to, construction costs, interest, real estate taxes and insurance, if appropriate. We capitalize indirect costs such as personnel, office and administrative expenses that are directly related to our development projects based on an estimate of the time spent on the construction and development activities. These costs are capitalized only during the period in which activities necessary to ready an asset for its intended use are in progress and such costs are incremental and identifiable to a specific activity to get the asset ready for its intended use. We determine when the capitalization period begins and ends through communication with project and other managers responsible for the tracking and oversight of individual projects. In the event that the activities to ready the asset for its intended use are suspended, the capitalization period will cease until such activities are resumed. In addition, we capitalize initial direct costs incurred for successful origination of new leases. Costs incurred for maintaining and repairing our properties, which do not extend their useful lives, are expensed as incurred.

Interest is capitalized based on actual capital expenditures from the period when development or redevelopment commences until the asset is ready for its intended use, at the weighted average borrowing rate during the period. We also capitalize interest on our qualifying investments in unconsolidated joint ventures based on the average capital invested in a venture during the period when the venture has activities in progress necessary to commence its planned principal operations, at our weighted average borrowing rate during the period. A “qualifying investment” is an investment in an unconsolidated joint venture provided that our investee’s activities include the use of funds to acquire qualifying assets, such as development or predevelopment activities, and planned principal operations have not commenced.

Discontinued Operations

We classify certain properties and related assets and liabilities as held for sale when certain criteria are met. At such time, the respective assets and liabilities are presented separately on our Consolidated Balance Sheets. We include liabilities related to assets held for sale that will be transferred in the transaction in “Liabilities related to assets held for sale.” Assets held for sale are reported at the lower of carrying value or estimated fair value less estimated costs to sell. The operating results of such properties are presented in “Income from discontinued operations” in current periods and all comparable periods presented. Depreciation is not recorded on properties held for sale; however, depreciation expense recorded prior to classification as held for sale is included in “Income from discontinued operations.” Gains on sales of real estate assets are recognized if the specific transaction terms and any continuing involvement in the form of management or financial assistance meet the various sale recognition criteria as defined by GAAP. If the criteria are not met, we defer the gain until such time that the criteria for sale recognition have been met. Net gains on sales and any impairment losses associated with assets held for sale are presented in “Income from discontinued operations” when recognized.

Fair Value

GAAP establishes a framework for measuring fair value and requires disclosures about fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants. The guidance establishes a hierarchy for inputs used in measuring fair value based on observable and unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are based on market data obtained from independent sources. Unobservable inputs are inputs that reflect our assumptions of pricing the asset or liability based on the best information available in the circumstances. The hierarchy is broken down into three levels as follows:

Level 1: Inputs that reflect unadjusted quoted prices for identical assets or liabilities in active markets;

Level 2: Inputs include quoted prices for similar assets and liabilities in active or inactive markets or that are observable either directly or indirectly for the asset or liability; and

Level 3: Unobservable inputs are typically based on management’s own assumptions, as there is little, if any, related observable market activity.

Assets and liabilities that are measured at fair value are classified in their entirety based on the lowest level of input that is significant to their fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Investment in Properties

We record the assets, liabilities and noncontrolling interests associated with property acquisitions which qualify as business combinations at their respective acquisition date fair values which are derived using a market, income or replacement cost approach, or combination thereof. Acquisition related costs associated with business combinations are expensed as incurred. As defined by GAAP, a business is an integrated set of activities and assets that is capable of being conducted and managed for the purpose of providing a return in the form of dividends, lower costs or other economic benefits directly to investors or other owners, members or participants. We do not consider acquisitions of land or unoccupied buildings to be business combinations. Rather, these transactions are treated as asset acquisitions and recorded at cost.

The fair value of identifiable tangible assets such as land, building, building and land improvements and tenant improvements is determined on an “as-if-vacant” basis. Management considers Level 3 inputs such as the replacement cost of such assets, appraisals, property condition reports, market data and other related information in determining the fair value of the tangible assets. The difference between the fair value and the face value of debt assumed in connection with an acquisition is recorded as a premium or discount and amortized to “Interest expense” over the life of the debt assumed. The valuation of assumed liabilities is based on the current market rate for similar liabilities. The recorded fair value of intangible lease assets includes Level 3 inputs and represents the value associated with in-place leases which include leasing commissions, legal and other costs, as well as an intangible asset or liability resulting from in-place leases being above or below the market rental rates over the lease term on the date of the acquisition. Intangible lease assets or liabilities are amortized over the reasonably assured lease term of the remaining in-place leases as an adjustment to “Rental revenues” or “Real estate related depreciation and amortization” depending on the nature of the intangible.

We have certain properties which we have acquired or removed from service with the intention to redevelop the property. Buildings under redevelopment require significant construction activities prior to being placed back into service. We generally do not depreciate properties classified as redevelopment until the date that the redevelopment properties are ready for their intended use.

Real estate, including land, building, building and land improvements, tenant improvements, leasing costs and intangible lease assets and liabilities are stated at historical cost less accumulated depreciation and amortization, unless circumstances indicate that the cost cannot be recovered, in which case, the carrying value of the property is reduced to its estimated fair value.

Depreciation and Useful Lives of Real Estate Assets

Depreciation and amortization are computed on a straight-line basis over the estimated useful lives of the related assets or liabilities. Our ability to assess the useful lives of our real estate assets accurately is critical to the determination of the appropriate amount of depreciation and amortization expense recorded and the carrying values of the underlying assets. Any change to the estimated depreciable lives of these assets would have an impact on the depreciation and amortization expense we recognize.

The following table reflects the standard depreciable lives generally used to compute depreciation and amortization. However, such depreciable lives may be different based on the estimated useful life of such assets or liabilities. The carrying value of assets sold or retired and the related accumulated depreciation and/or amortization is derecognized and the resulting gain or loss, if any, is recorded during the period in which such sale or retirement occurs.

Description	Expected Useful Life
Land	Not depreciated
Building	20 – 40 years
Building and land improvements	5 – 20 years
Tenant improvements	Shorter of lease term or useful life
Leasing costs	Lease term
Other intangible lease assets	Average term of leases for property
Above/below market rent assets/liabilities	Reasonably assured lease term

Depreciation is not recorded on real estate assets currently held for sale, in pre-development, or being developed or redeveloped until the building is substantially completed and ready for its intended use, not later than one year from cessation of major construction activity.

Impairment of Properties

Investments in properties classified as held for use are carried at cost and evaluated for impairment at least annually and whenever events or changes in circumstances indicate that the carrying amounts of these assets may not be recoverable. Examples of such changes in circumstances include the point at which we deem a building to be held for sale, our intended hold period changes, or when a building remains vacant significantly longer than expected. For investments in properties that we intend to hold long-term, the recoverability is based on estimated future undiscounted cash flows. If the asset carrying value is not supported on an undiscounted cash flow basis, the amount of impairment is measured as the difference between the carrying value and the fair value of the asset and is reflected in “Impairment losses” on the Consolidated Statements of Operations. The determination of fair value of real estate assets to be held for use is derived using the discounted cash flow method and involves a number of management assumptions relating to future economic events that could materially affect the determination of the ultimate value, and therefore, the carrying amounts of our real estate. Such assumptions are Level 3 inputs and include, but are not limited to, projected vacancy rates, rental rates, property operating expenses and capital expenditures. The capitalization rate is also a significant driving factor in determining the property valuation and requires management’s judgment of factors such as market knowledge, historical experience, lease terms, customer financial strength, economy, demographics, environment, property location, visibility, age, physical condition and expected return requirements, among other things. The aforementioned factors are taken as a whole by management in determining the valuation of investment property. The valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole. Should the actual results differ from management’s estimates, the valuation could be negatively affected and may result in additional impairments recorded in the Consolidated Financial Statements.

Investments in properties classified as held for sale are measured at the lower of their carrying amount or fair value (typically estimated based on the contractual sales price, a Level 2 input) less costs to sell. Impairment of assets held for sale is a component of “Income from discontinued operations” in the Consolidated Statements of Operations and is further detailed in Note 15 – Discontinued Operations and Assets Held for Sale.

Investments in and Advances to Unconsolidated Joint Ventures

We account for our investments in and advances to unconsolidated joint ventures under the equity method because we exercise significant influence over, but do not control, these entities. Under the equity method, these investments (including advances to joint ventures) are initially recorded at cost and are subsequently adjusted to reflect our proportionate share of net earnings or losses of each of the joint ventures, distributions received, contributions made and certain other adjustments, as appropriate. Such investments are included in “Investments in and advances to unconsolidated joint ventures” in our Consolidated Balance Sheets. Distributions from these investments that are related to earnings from operations are included as operating activities and distributions that are related to capital transactions are included as investing activities in our Consolidated Statements of Cash Flows.

Investment properties that are contributed to unconsolidated joint ventures are not considered discontinued operations due to our continuing involvement through maintaining an ownership interest in these investment properties and continuing to act as manager of the assets. We recognize any gains from the contribution of investment properties into an unconsolidated joint venture if the recognition criteria have been met and the cash received is not required to be reinvested. Such gains are recognized to the extent of the outside ownership interest in the joint venture in our Consolidated Statements of Operations under the heading of “Gain on dispositions of real estate interests.” Any gain related to the remaining proceeds reduces our basis in the investment in the unconsolidated joint venture, and is recognized into earnings over the weighted average life of the related property’s real estate assets. We recognize our proportionate share of the ongoing earnings or losses of each unconsolidated joint venture in “Equity in earnings (loss) of unconsolidated joint ventures, net” in our Consolidated Statements of Operations.

Impairment of Investments in and Advances to Unconsolidated Joint Ventures

We evaluate our investments in unconsolidated entities for impairment whenever events or changes in circumstances indicate that there may be an other-than-temporary decline in value. To do so, we calculate the estimated fair value of the investment using a market, income or replacement cost approach, or combination thereof. The amount of impairment recognized, if any, would be the excess of the investment’s carrying amount over its estimated fair value. We consider various factors to determine if a decline in the value of the investment is other-than-temporary. These factors are Level 2 and 3 inputs and include but are not limited to, age of the venture, our intent and ability to retain our investment in the entity, the financial condition and long-term prospects of the entity, expected term of the investment and the relationships with the other joint venture partners and its lenders. If we believe that the decline in the fair value is temporary, no impairment is recorded. The aforementioned factors are taken as a whole by management in determining the valuation of our investment. Should the actual results differ from management’s estimates, the valuation could be negatively affected and may result in a negative impact on the Consolidated Financial Statements. See Note 4—Investments in and Advances to Unconsolidated Joint Ventures for additional information.

Cash and Cash Equivalents

Cash and cash equivalents include cash held in financial institutions and other highly liquid short-term investments with original maturities of three months or less. We have not realized any losses in our cash and cash equivalents and believe that these short-term instruments are not exposed to any significant credit risk.

Restricted Cash

Restricted cash consists of escrow deposits held by lenders for real estate taxes, insurance and capital replacement reserves, security deposits and amounts held by intermediary agents to be used for tax-deferred, like-kind exchange transactions. As of December 31, 2013, approximately $8.8 million of restricted cash was included in “Investing Activities” in our Consolidated Statements of Cash Flows related to tax deferred, like-kind exchange transactions.

Deferred Loan Costs

Deferred loan costs include fees and costs incurred to obtain long-term financing. These fees and costs are amortized to “Interest expense” over the terms of the related loans. Accumulated amortization of deferred loan costs was approximately $6.3 million and $4.5 million as of December 31, 2013 and 2012, respectively. Unamortized deferred loan costs are fully amortized when debt is retired before the maturity. Our interest expense for the years ended December 31, 2013, 2012 and 2011 includes approximately $2.7 million, $2.1 million and $2.1 million for the amortization of loan costs, respectively, including amounts related to discontinued operations.

Straight-line Rent and Other Receivables

Straight-line rent and other receivables include all straight-line rent and current accounts receivable, net of allowances. We maintain an allowance for estimated losses that may result from the inability of our customers to make required payments. If a customer fails to make contractual payments beyond any allowance, we may recognize additional bad debt expense in future periods equal to the net outstanding balances. As of December 31, 2013 and 2012, our allowance for doubtful accounts was approximately $2.2 million and $1.3 million, respectively.

Debt

Debt consists of fixed and variable rate secured mortgage notes, senior unsecured notes and a senior unsecured revolving credit facility. Discounts and premiums to the principal amounts are included in the carrying value of debt and amortized to “Interest expense” over the remaining life of the underlying debt. The aggregate premium balance, net of accumulated amortization, was approximately $2.6 million and $7.3 million as of December 31, 2013 and 2012, respectively.

Derivative Instruments and Hedging Activities

We may use interest rate swaps to manage certain interest rate risk. We record derivatives at fair value which are presented on a gross basis in “Other assets, net” or “Other liabilities” in our Consolidated Balance Sheets. The valuation of these instruments is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves. The fair values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash payments and the discounted expected variable cash receipts. The variable cash receipts are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. We incorporate credit valuation adjustments to appropriately reflect both our own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of our derivative contracts for the effect of nonperformance risk, we have considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts and guarantees.

Although we have determined that the majority of the inputs used to value our derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with our derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by us and our counterparties.

For derivatives designated as “cash flow” hedges, the effective portion of the changes in the fair value of the derivative is initially reported in “Accumulated other comprehensive loss” in our Consolidated Balance Sheets (i.e., not included in earnings) and subsequently reclassified into earnings when the hedged transaction affects earnings or the hedging relationship is no longer effective at which time the ineffective portion of the derivative’s change in fair value is recognized directly into earnings. We assess the effectiveness of each hedging relationship whenever financial statements are issued or earnings are reported and at least every three months. We do not use derivatives for trading or speculative purposes.

Comprehensive Income (Loss)

We report comprehensive income or loss in our Consolidated Statements of Comprehensive Income (Loss). Amounts reported in “Accumulated other comprehensive loss” related to settled hedging transactions will be amortized to “Interest expense” as the hedged forecasted transactions occur. Any ineffectiveness related to our hedging transactions is reported in our Consolidated Statements of Operations. See Note 6 – Financial Instruments and Hedging Activities for additional information.

Revenue Recognition

We record rental revenues on a straight-line basis under which contractual rent increases are recognized evenly over the lease term. Certain properties have leases that provide for tenant occupancy during periods where no rent is due or where minimum rent payments change during the term of the lease. Accordingly, we record receivables from tenants that we expect to collect over the remaining lease term rather than currently, which are recorded as a straight-line rent receivable. When we acquire a property, the terms of existing leases are considered to commence as of the acquisition date for the purposes of this calculation. The total increase to “Rental revenues” due to straight-line rent adjustments was approximately $5.3 million, $6.3 million and $8.3 million, respectively, for the years ended December 31, 2013, 2012 and 2011.

Tenant recovery income includes payments and amounts due from tenants pursuant to their leases for real estate taxes, insurance and other recoverable property operating expenses and is recognized as “Rental revenues” during the same period the related expenses are incurred. Tenant recovery income recognized as “Rental revenues” was approximately $63.8 million, $51.7 million and $43.6 million, respectively, for the years ended December 31, 2013, 2012 and 2011.

In connection with property acquisitions qualifying as business combinations, we may acquire leases with rental rates above or below the market rental rates. Such differences are recorded as an intangible lease asset or liability and amortized to “Rental revenues” over the reasonably assured term of the related leases. The unamortized balances of these assets and liabilities associated with the early termination of leases are fully amortized to their respective revenue line items in our Consolidated Statements of Operations on a straight-line basis over the estimated remaining contractual lease term. The total net impact to “Rental revenues” due to the amortization of above and below market rents was an increase of approximately $1.6 million, an increase of approximately $0.8 million and an increase of approximately $0.4 million for the years ended December 31, 2013, 2012 and 2011, respectively.

Future minimum base rental payment, i.e., cash received for monthly contractual rent, due to us from our customers under the terms of non-cancelable operating leases in effect as of December 31, 2013 were as follows (in thousands):

Year Ended December 31,	Amount
2014	$226,868
2015	199,725
2016	159,027
2017	124,002
2018	91,148
Thereafter	285,230

Total	$1,086,000

The schedule does not reflect future rental revenues from the potential renewal or replacement of existing and future leases and excludes tenant recovery income. Additionally, leases where the tenant can terminate the lease with short-term notice are not included.

Early lease termination fees are recorded in “Rental revenues” on a straight-line basis over the estimated remaining contractual lease term or upon collection if collectability is not assured. During the years ended December 31, 2013, 2012 and 2011, early lease termination fees were $1.3 million, $0.6 million and $0.6 million, respectively.

We earn revenues from asset management fees, acquisition fees, property management fees and fees for other services pursuant to joint venture and other agreements. These are included in our Consolidated Statements of Operations in “Institutional capital management and other fees.” We recognize revenues from asset management fees, acquisition fees, property management fees and fees for other services when the related fees are earned and are realized or realizable.

We develop certain properties for specific buyers, called build-to-suit projects. We make certain judgments based on the specific terms of each project as to the amount and timing of recognition of profits from the project. Projects are generally accounted for using the percentage of completion method or full accrual method. Profits under the percentage of completion method are based on our estimates of the percentage of completion of individual contracts, commencing when the work performed under the contracts reaches a point where the final costs can be estimated with reasonable accuracy. The percentage of completion estimates are based on a comparison of the contract expenditures incurred to the estimated final costs. Changes in job performance, job conditions and estimated profitability may result in revisions to the costs and income and are recognized in the period in which the revisions are determined. If the sale recognition criteria for using the percentage of completion or full accrual methods are not met, we apply another recognition method provided by GAAP, such as the installment or cost recovery methods. The profit recognized from these projects is reported net of estimated taxes, when applicable, and is included in “Development profit” in our Consolidated Statements of Operations.

Share-Based Compensation

Share-based compensation awards are measured at fair value on the grant date and amortized to compensation expense on a straight-line basis over the service period during which the awards fully vest. Such expense is included in “General and administrative” expense in our Consolidated Statements of Operations. Options are valued using the Black-Scholes option pricing model, which relies on assumptions we make related to the expected term of the options, volatility, dividend yield and risk-free interest rate.

Income and Other Taxes

The Operating Partnership is not required to pay federal and state income tax. Instead, our taxable income is allocated to our partners, who include such amounts on their federal and state income tax returns.

Our general partner has elected to be taxed as a REIT, as defined under the Internal Revenue Code of 1986, as amended (the “Code”). Certain of our operations (property management, asset ownership or management, sales of certain assets, etc.) may be conducted through taxable REIT subsidiaries, which are subsidiaries of the operating partnership and each of which we refer to as a TRS. A TRS is a C-corporation for which a REIT and its subsidiary C-corporation have jointly elected for the C-corporation to be a taxable REIT subsidiary of the REIT and therefore is subject to U.S. federal corporate income tax.

Generally, a REIT will not be subject to U.S. federal income taxes on net income that is distributed to the Company’s stockholders if the Company distributes at least 90% of the REIT’s taxable income. REITs are also subject to a number of other organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, its taxable income will be subject to U.S. federal income tax at regular corporate rates (including any applicable alternative minimum tax). Even if the Company qualifies as a REIT, it may be subject to certain U.S. federal, state and local and non-U.S. income taxes. The Company will also be required to pay a 100% tax on non-arm’s length transactions between it and its taxable REIT subsidiary and on any net income from gain on property that was held for sale to customers in the ordinary course of business.

For our taxable REIT subsidiaries, deferred income taxes result from temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for U.S federal income tax purposes, as well as interest and loss carryforwards, and are measured using current enacted tax rates and laws that are expected to be in effect when the differences reverse. We reduce deferred tax assets by recording a valuation allowance when we determine based on available evidence it is more likely than not that the assets will not be realized.

We recognize penalties and interest accrued related to unrecognized tax benefits, if any, as income tax expense. To the extent interest and penalties are not assessed with respect to uncertain tax positions, amounts accrued will be reduced and reflected as a reduction of the overall income tax expense. We had no interest expense or penalties related to unrecognized tax benefits for the years ended December 31, 2013, 2012 or 2011.

We recognize tax benefits of uncertain tax positions only if it is more likely than not that the tax position will be sustained, based solely on its technical merits, with the taxing authority having full knowledge of all relevant information. The measurement of a tax benefit for an uncertain tax position that meets the “more likely than not” threshold is based on a cumulative probability model under which the largest amount of tax benefit recognized is the amount with a greater than 50% likelihood of being realized upon ultimate settlement with the taxing authority having full knowledge of all the relevant information. As of December 31, 2013 and 2012, there were no unrecognized tax benefits. We do not anticipate a significant change to the total amount of unrecognized tax benefits within the next 12 months. Our federal income tax returns and income tax returns for various state and local jurisdictions are subject to examination by the Internal Revenue Service for the year ended December 31, 2009 and subsequent years.

New Accounting Standards

During the second quarter of 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS, which generally aligns the principles for fair value measurements and the related disclosure requirements under US GAAP and International Financial Reporting Standards (“IFRS”). This standard requires new disclosures, with a particular focus on Level 3 measurements, including quantitative information about the significant unobservable inputs used for all Level 3 measurements, qualitative discussion about the sensitivity of recurring Level 3 measurements to changes in the unobservable inputs disclosed, including the interrelationship between inputs, and a description of the company’s valuation processes. This standard also requires disclosure of any transfers between Levels 1 and 2 of the fair value hierarchy, information about when the current use of a non-financial asset measured at fair value differs from its highest and best use, and the hierarchy classification for items whose fair value is not recorded on the balance sheet but is disclosed in the notes. This standard was effective for interim and annual periods beginning after December 15, 2011. In conjunction with the adoption of this standard, we made an accounting policy election to measure the credit risk of our derivative financial instruments that are subject to master netting agreements on a net basis by counterparty portfolio. We adopted this standard effective January 1, 2012.

Also during the second quarter of 2011, the FASB issued an accounting standards update that eliminates the option to present components of other comprehensive income (“OCI”) in the statement of changes in equity, and requires the presentation of components of net income and OCI either in a single continuous statement or in two separate but consecutive statements. This standard requires retrospective application and was effective for interim and annual periods beginning after December 15, 2011. We adopted this standard on January 1, 2012 and have presented the components of net income and other comprehensive income in two separate but consecutive statements.

In February 2013, the FASB issued an accounting standard update that requires disclosure of the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount is required under GAAP to be reclassified in its entirety to net income. Additionally, the update requires disclosure of changes in each component of OCI. The disclosure requirements were retroactively effective for us on January 1, 2013. As this guidance only requires expanded disclosure, the adoption did not have any impact on our Consolidated Financial Statements.

Note 3—Investment in Properties

Our consolidated investment in properties consist of operating properties, redevelopment properties, properties under development, properties in pre-development and land held for future development or other purposes. The historical cost of our investment in properties was (in thousands):

	December 31,	December 31,
	2013	2012
Operating properties	$3,442,442	$3,209,024
Properties under redevelopment	12,194	14,699
Properties under development	142,903	80,008
Properties in pre-development including land held	73,512	81,796

Total Investment in Properties	3,671,051	3,385,527
Less accumulated depreciation and amortization	(654,097)	(605,888)

Net Investment in Properties	$3,016,954	$2,779,639

Acquisition Activity

2013 Acquisition Activity

During the year ended December 31, 2013, we acquired 38 buildings totaling 7.1 million square feet for a total purchase price of $359.5 million, excluding our existing ownership of 3.6% in the seven properties previously held by TRT-DCT Venture I (see Note 4 – Investments in and Advances to Unconsolidated Joint Ventures for further detail). The table below represents a summary of our acquisitions during 2013:

	Market	Number of Buildings	Square Feet
East Operating Segment:	Atlanta	4	684,000
	Pennsylvania	5	1,275,000
	Charlotte	1	472,000
	Miami	1	211,000
	New Jersey	2	308,000
Central Operating Segment:	Chicago	9	2,209,000
	Dallas	4	506,000
	Houston	1	88,000
West Operating Segment:	Northern California	2	439,000
	Phoenix	3	308,000
	Seattle	1	39,000
	Southern California	5	583,000

	Total	38	7,122,000

2012 Acquisition Activity

During the year ended December 31, 2012, we acquired 32 buildings totaling 6.2 million square feet for a total purchase price of approximately $338.4 million, excluding our existing ownership of 20% in the six properties previously held by DCT Fund I (see Note 4 – Investments in and Advances to Unconsolidated Joint Ventures for further detail related to the buyout of our joint venture partner’s interest). The table below represents a summary of our acquisitions during 2012:

	Market	Number of Buildings	Square Feet
East Operating Segment:	Atlanta	2	735,000
	Pennsylvania	1	100,000
	Memphis	1	1,039,000
	Miami	1	50,000
	New Jersey	2	194,000
Central Operating Segment:	Chicago	6	1,034,000
	Dallas	2	1,090,000
	Houston	5	522,000
West Operating Segment:	Northern California	1	337,000
	Phoenix	1	76,000
	Seattle	2	136,000
	Southern California	8	862,000

	Total	32	6,175,000

Development Activity

2013 Development Activity

During 2013, we continued to expand our development activities. The table below represents a summary of our consolidated development activity as of December 31, 2013:

Project	Market	Acres	Number of Buildings	Square Feet	Percent Owned	Cumulative Costs at 12/31/2013	Projected Investment	Completion Date(1)	Percent Leased
				(in thousands)		(in thousands)	(in thousands)
Development Activities
Projects in Lease Up
DCT Airtex Industrial Center	Houston	13	1	267	100%	$12,161	$14,983	Q4-2013	100%
DCT 55	Chicago	33	1	604	100%	26,218	28,318	Q4-2012	66%

Total		46	2	871	100%	$38,379	$43,301		77%

Under Construction
DCT Beltway Tanner Business Center	Houston	11	1	133	100%	$10,201	$15,153	Q1-2014	0%
8th & Vineyard B	So. California	4	1	99	91%	5,243	6,197	Q1-2014	0%
DCT Summer South Distribution Center	Seattle	9	1	188	100%	9,194	13,060	Q1-2014	0%
DCT White River Corporate Center Phase I	Seattle	30	1	649	100%	23,051	42,433	Q2-2014	0%
Slover Logistics Center II	So. California	28	1	610	100%	24,241	37,496	Q1-2014	100%
DCT Auburn 44	Seattle	3	1	49	100%	3,341	4,547	Q1-2014	100%
DCT Rialto Logistics Center	So. California	42	1	928	100%	21,480	59,523	Q3-2014	0%

Total		127	7	2,656	100%	$96,751	$178,409		25%

Build-to-Suit for Sale
8th & Vineyard A	So. California	6	1	130	91%	$7,773	$8,703	Q1-2014	N/A

Total		6	1	130	91%	$7,773	$8,703

Total Development Activities		179	10	3,657	99%	$142,903	$230,413		38%

(1)	The completion date represents the date of building shell completion or estimated date of shell completion.

2013 Development Profits

Construction was completed during the second quarter of 2013 on the Dulles Summit build-to-suit project. We recognized development profits, net of tax of approximately $0.3 million and $0.3 million, respectively, for the years ended December 31, 2013 and 2012 related to the development of the Dulles Summit build-to-suit project. As of December 31, 2013, we had one build-to-suit for sale project, 8th and Vineyard A, under contract. Due to the terms of the contract, timing of payments and the sale recognition criteria of GAAP, no profit was recognized in 2013. The construction and sale were completed in January 2014, at which time the development profit was recognized.

2013 Development Acquisitions

During the year ended December 31, 2013, we acquired five land parcels for future development which total approximately 128.6 acres located in the Southern California, Seattle, Miami and Houston markets. The land parcels were acquired for a total purchase price of $40.5 million.

2012 Development Acquisitions

During the year ended December 31, 2012, we acquired seven land parcels for future development which totaled approximately 216.4 acres located in the Chicago, Southern California, Seattle, Atlanta and Houston markets and one shell-complete building totaling approximately 0.3 million square feet in Houston. The land parcels and shell-complete building were acquired from unrelated third-parties for a total purchase price of $72.1 million.

Disposition Activity

2013 Disposition Activity

During the year ended December 31, 2013, we sold 51 operating properties, totaling 6.8 million square feet, to third-parties for gross proceeds of approximately $265.8 million. We recognized gains of approximately $33.6 million on the disposition of 36 operating properties and recognized an impairment loss of approximately $13.3 million on the disposition of a portfolio of 15 properties in Dallas. All gains and impairment associated with these sales are reflected in “Income from discontinued operations” in the Consolidated Financial Statements. The table below represents a summary of our dispositions during 2013:

	Market	Number of Buildings	Square Feet
East Operating Segment:	Atlanta	1	578,000
	Memphis	2	1,439,000
Central Operating Segment:	Mexico	15	1,653,000
	Cincinnati	1	710,000
	Dallas	17	640,000
	San Antonio	13	1,177,000
	Louisville	1	221,000
West Operating Segment:	Northern California	1	396,000

	Total	51	6,814,000

2012 Disposition Activity

During the year ended December 31, 2012, we sold 36 operating properties, totaling 4.1 million square feet, to third-parties for combined gross proceeds of approximately $155.0 million. We recognized gains of approximately $13.4 million on the disposition of 23 operating properties and recognized an impairment loss of approximately $11.4 million on the disposition of a portfolio of 13 properties in Atlanta. All gains and impairment associated with these sales are reflected in “Income from discontinued operations” in the Consolidated Financial Statements. The table below represents a summary of our dispositions during 2012:

	Market	Number of Buildings	Square Feet
East Operating Segment:	Atlanta	16	840,000
	Charlotte	1	80,000
	Memphis	2	1,106,000
	New Jersey	1	138,000
Central Operating Segment:	Columbus	2	821,000
	Dallas	1	85,000
	Houston	13	1,005,000

	Total	36	4,075,000

Intangible Lease Assets and Liabilities

Aggregate amortization expense for intangible lease assets recognized in connection with property acquisitions (excluding assets and liabilities related to above and below market rents; see Note 2 - Summary of Significant Accounting Policies for additional information) was approximately $11.8 million, $9.6 million and $10.1 million for the years ended December 31, 2013, 2012 and 2011, respectively.

Our intangible lease assets and liabilities included the following as of December 31, 2013 and 2012 (in thousands):

	December 31, 2013				December 31, 2012
	Gross	Accumulated Amortization	Net	Weighted Average Remaining Life (in Years)	Gross	Accumulated Amortization	Net
Other intangible lease assets	$77,383	$(27,668)	$49,715	4	$71,846	$(26,181)	$45,665
Above market rent	$5,375	$(1,761)	$3,614	2	$6,621	$(4,348)	$2,273
Below market rent	$(26,562)	$6,173	$(20,389)	9	$(27,590)	$7,442	$(20,148)

The following table describes the estimated net amortization of such intangible assets and liabilities and the net impact to rental revenues due to the amortization of above and below market rents for the next five years and thereafter (in thousands):

For the Period Ended December 31,	Estimated Net Amortization of Lease Intangible Assets	Estimated Net Increase to Rental Revenues Related to Above and Below Market Rents
2014	$12,284	$1,686
2015	9,671	1,507
2016	7,290	1,065
2017	5,451	840
2018	3,544	480
Thereafter	11,475	11,197

Total	$49,715	$16,775

Casualty and Involuntary Conversion Events

During 2013, we recognized a gain of approximately $0.3 million as a result of a settlement pursuant to eminent domain proceedings.

During 2012 and 2011, a series of storms caused damage to some of our properties which were covered by insurance for all losses, subject to our deductibles. The recoveries received for damages were in excess of the sum of our incurred losses for cleanup costs and the net book value written off for the damaged property. After all contingencies relating to the casualties were resolved, we recorded casualty gains of approximately $1.6 million and $1.3 million, during the years ended December 31, 2012 and 2011, respectively, including amounts related to discontinued operations.

Note 4—Investments in and Advances to Unconsolidated Joint Ventures

We enter into joint ventures primarily for purposes of operating and developing industrial real estate. The following describes our unconsolidated joint ventures as of December 31, 2013 and 2012:

	As of December 31, 2013		Investments in and Advances to as of
Unconsolidated Joint Ventures	Ownership Percentage	Number of Buildings	December 31, 2013	December 31, 2012
Institutional Joint Ventures:
DCT/SPF Industrial Operating LLC(2)	20.0%	13	$41,253	$42,571
TRT-DCT Venture I(1) (3) (5)	3.6%	7	823	558
TRT-DCT Venture II(5)	11.4%	5	1,847	1,990
TRT-DCT Venture III(2)	10.0%	4	1,197	1,225

Total Institutional Joint Ventures		29	45,120	46,344
Other:
Stirling Capital Investments (SCLA)(4)	50.0%	6	47,978	53,840
IDI/DCT, LLC	50.0%	3	27,735	27,736
IDI/DCT Buford, LLC (land only)	75.0%	—	4,090	3,054

Total Other		9	79,803	84,630

Total		38	$124,923	$130,974

(1)	As of December 31, 2012 the venture owned 14 properties. During May 2013, we purchased the remaining 96.4% interest in seven properties from TRT-DCT Venture I for additional consideration of $82.8 million. Additionally, we sold one of the properties during 2013 and the remaining six properties were consolidated as of December 31, 2013.
(2)	During 2012, our unconsolidated joint venture completed dispositions of two properties in the Cincinnati and Louisville markets where our share of gross proceeds was approximately $3.7 million. We recognized gains of $1.0 million, inclusive of a previously deferred gain of approximately $0.3 million, in “Equity in earnings (loss) in unconsolidated joint ventures” in our Consolidated Statement of Operations during the year ended December 31, 2012.
(3)	During the first quarter of 2012, our joint venture partner contributed one property into the TRT-DCT Venture I. As a result of this activity, we made a capital contribution totaling $0.2 million, which resulted in an equity ownership of 3.6%.
(4)	Although we contributed 100% of the initial cash equity capital required by the venture, our partners retain certain participation rights in the venture’s available cash flows.
(5)	In January 2014, the TRT-DCT Ventures I and II disposed of all their properties, generating net proceeds of approximately $6.6 million to the Operating Partnership.

Institutional Capital Management Joint Ventures

DCT/SPF Industrial Operating LLC

During 2007, we entered into a joint venture agreement with Industrial Acquisition LLC (“JP Morgan”), an entity advised by JPMorgan Asset Management, to form DCT/SPF Industrial Operating LLC (“JP Morgan Venture”) that owns and operates industrial properties located in the U.S. Our actual ownership percentage may vary depending on amounts of capital contributed and the timing of contributions and distributions. As of December 31, 2013 our ownership interest was 20.0%. As a result of our contribution of properties into the JP Morgan Venture in 2007, we have deferred gains of $2.6 million as of December 31, 2013, which will be recognized through earnings over the weighted average life of the related properties, or upon disposition of the properties to a third-party.

TRT-DCT Industrial Joint Ventures I, II and III

We entered into a joint venture with Dividend Capital Diversified Property Fund (“DCDPF”), formerly known as Dividend Capital Total Realty Trust Inc., to form TRT-DCT Venture I on September 1, 2006. Our ownership percentage may vary depending on amounts of capital contributed and the timing of contributions and distributions. As of December 31, 2013 our ownership interest was 3.6%. As noted above, subsequent to December 31, 2013 the venture disposed of its seven properties.

We formed a joint venture with DCDPF, TRT-DCT Industrial Joint Venture II G.P. (“TRT-DCT Venture II”), on March 27, 2007. Our ownership percentage may vary depending on amounts of capital contributed and the timing of contributions and distributions. As of December 31, 2013 our ownership interest was 11.4%. As a result of our contribution of properties into TRT-DCT Venture II in 2007, we have deferred gains of $0.6 million as of December 31, 2013. As noted above, subsequent to December 31, 2013 the venture disposed of its five properties, resulting in the recognition of the $0.6 million deferred gain.

We formed a joint venture with DCDPF, TRT-DCT Industrial Joint Venture III, G.P. (“TRT-DCT Venture III”), on September 9, 2008. Our ownership percentage may vary depending on amounts of capital contributed and the timing of contributions and distributions. As of December 31, 2013 our ownership interest was 10.0%.

Development Projects in Unconsolidated Joint Ventures

SCLA

During 2006, we entered into a joint venture agreement with Stirling Airports International, LLC, (“Stirling”), an unrelated third-party, to be the master developer of up to 4,350 acres in Victorville, California, part of the Inland Empire submarket in Southern California. The development project is located at the former George Air Force Base which closed in 1992 and is now known as Southern California Logistics Airport (“SCLA”). We refer to this joint venture as the SCLA joint venture. Stirling entered into two master development agreements which gave it certain rights to be the exclusive developer of the SCLA development project through 2019 (including certain extensions) and assigned these rights to the SCLA joint venture upon the closing of the venture. While our exact share of the equity interests in the SCLA joint venture will depend on the amount of capital we contribute and the timing of contributions and distributions, the SCLA joint venture contemplates an equal sharing between us and Stirling of residual profits and cash flows after all priority distributions. As of December 31, 2013, the SCLA joint venture owned six operating buildings comprised of 2.2 million square feet which were 99.6% occupied and an additional 181.4 acres of land available for development.

IDI/DCT, LLC

During 2007, we entered into a joint venture agreement with Industrial Developments International, Inc. (“IDI”), an unrelated third-party developer, to acquire approximately 113 acres of land to develop four distribution buildings comprising approximately 1.9 million square feet in the Savannah, GA, Nashville, TN, Chicago, IL, and Stockton, CA markets. The Operating Partnership has the right of first offer to buy each of the projects and the buildings are operating.

In 2011, the joint venture sold one of its buildings located in Stoughton, CA to a third-party. As a result of the contractual sales price less costs to sell being lower than the carrying amount of the related real estate assets, the joint venture recognized an impairment loss. Our portion of the impairment loss was approximately $2.0 million, which is included in “Impairment losses on investments in unconsolidated joint ventures” in our Consolidated Statement of Operations for the year ended December 31, 2011.

IDI/DCT Buford, LLC

During 2008, we entered into a joint venture agreement with IDI to form IDI/DCT Buford, LLC. This joint venture was funded for the purpose of developing distribution buildings on approximately 47 acres that were contributed to the joint venture by the Operating Partnership.

Summarized Financial Information

The following table provides unaudited selected combined financial information for unconsolidated joint ventures as of and for the years ended December 31, 2013, 2012 and 2011 (in thousands):

	2013	2012	2011
Real estate, net of accumulated depreciation	$528,130	$630,478	$739,373
Total assets	$548,833	$651,971	$765,427
Notes payable	$191,100	$272,948	$290,983
Total liabilities	$202,620	$287,046	$368,018
Partners’ capital	$346,213	$364,925	$397,409
Rental revenues	$54,363	$66,052	$62,971
Operating expenses	$13,677	$16,343	$16,270
Depreciation expense	$25,300	$33,734	$33,769
Interest expense	$(11,686)	$22,117	$20,754
Net loss	$(1,090)	$(3,688)	$(12,767)

Our aggregate investment in these partnerships at December 31, 2013 and 2012 of approximately $124.9 million and $131.0 million, respectively, exceeds our share of the underlying equity in the net assets of our joint ventures by approximately $19.0 million and $18.4 million, respectively, primarily due to capitalized interest and other costs incurred in connection with the ventures.

Guarantees

There are no lines of credit or side agreements related to, or between, our unconsolidated joint ventures and us, and there are no derivative financial instruments between our unconsolidated joint ventures and us. In addition, we believe we have no material exposure to financial guarantees.

Note 5—Outstanding Indebtedness

As of December 31, 2013, our outstanding indebtedness of approximately $1.5 billion consisted of mortgage notes, senior unsecured notes and a senior unsecured revolving credit facility, excluding approximately $44.4 million representing our proportionate share of debt associated with unconsolidated joint ventures. As of December 31, 2012, our outstanding indebtedness of $1.5 billion consisted of mortgage notes, senior unsecured notes and a senior unsecured revolving credit facility, excluding approximately $45.0 million representing our proportionate share of debt associated with unconsolidated joint ventures.

As of December 31, 2013, the gross book value of our consolidated properties was approximately $3.7 billion and the gross book value of all properties securing our mortgage debt was approximately $0.7 billion. As of December 31, 2012, the total gross book value of our consolidated properties was approximately $3.4 billion and the gross book value of all properties securing our mortgage debt was approximately $0.7 billion. Our debt has various covenants with which we were in compliance as of December 31, 2013 and 2012.

Our outstanding indebtedness as of December 31, 2013 and 2012 is summarized below (in thousands):

	Interest Rate(1)		As of December 31,
		Maturity	2013	2012
Senior Unsecured Notes:
8 year, fixed rate(2)	5.68%	Jan-14	$—	$50,000
9 year, fixed rate	5.43%	Apr-20	50,000	50,000
10 year, fixed rate(2)	5.77%	Apr-16	50,000	50,000
5 year, fixed rate(2)	6.11%	Jun-13	—	175,000
2 year, variable rate	1.52%	Feb-18	225,000	175,000
Private Placement 5 year, fixed rate	5.63%	Jun-15	40,000	40,000
Private Placement 7 year, fixed rate	6.31%	Jun-17	51,000	51,000
Private Placement 8 year, fixed rate	6.52%	Jun-18	41,500	41,500
Private Placement 11 year, fixed rate	6.95%	Jun-21	77,500	77,500
2011 Private Placement 5 year, fixed rate	4.02%	Aug-16	49,000	49,000
2011 Private Placement 7 year, fixed rate	4.69%	Aug-18	40,000	40,000
2011 Private Placement 8 year, fixed rate	4.97%	Aug-19	46,000	46,000
2011 Private Placement 10 year, fixed rate	5.42%	Aug-21	15,000	15,000
2011 Private Placement 11 year, fixed rate	5.50%	Aug-22	40,000	40,000
2011 Private Placement 12 year, fixed rate	5.57%	Aug-23	35,000	35,000
2012 Private Placement 10yr, fixed rate(2)	4.21%	Sept-22	90,000	90,000
2013 Private Placement 10yr, fixed rate	4.50%	Oct-23	275,000	—
Mortgage Notes:
111 Lake Drive	5.79%	Apr-13	—	4,885
Binney & Smith Distribution Center	6.97%	Jun-13	—	6,154
8 year, fixed rate	4.97%	Oct-13	—	16,283
Shelby 5	5.69%	Dec-13	—	5,651
1700 Desoto	6.00%	Apr-14	3,264	3,338
10 year, fixed rate(2)	5.31%	Jan-15	44,566	36,873
Cargo Ventures	5.77%	Feb-16	52,971	54,040
116 Lehigh Drive	6.08%	Aug-16	4,453	4,453
State Highway 225	6.25%	Aug-17	5,893	6,023
Shelby 4	7.40%	Dec-17	609	739
Miami Commerce Center	6.91%	Oct-18	2,948	3,455
Cabot	6.17%	Feb-19	50,357	51,108
Cabot	6.11%	Feb-20	66,387	67,393
7425 Pinemont	6.25%	Jul-20	2,488	2,523
Rollins Road	4.25%	Dec-21	19,021	19,502
Haven A	7.29%	Oct-22	7,676	8,282
Shelby 19	6.72%	Nov-22	8,171	8,829
740 Palmyrita	4.72%	Jun-23	6,155	—
Haven G	4.72%	Jun-23	965	—
6th & Rochester	4.96%	Aug-23	3,147	3,394
Mohawk	5.75%	Aug-25	6,650	7,043

Weighted Avg./Totals(3)	4.71%		1,410,721	1,334,968
Premiums/Discounts, Net of Amortization	N/A		2,646	7,346

Total Senior Unsecured Notes and Mortgage Notes	N/A		1,413,367	1,342,314
Senior Unsecured Revolving Credit Facility	1.34%	Feb-17	39,000	110,000

Total Carrying Value of Debt	N/A		$1,452,367	$1,452,314

Fixed Rate Debt(3)	5.32%		$1,185,721	$1,159,968
Premiums/Discounts, Net of Amortization	N/A		2,646	7,346
Variable Rate Debt(3)	1.49%		264,000	285,000

Total Carrying Value of Debt	N/A		$1,452,367	$1,452,314

(footnotes on following page)

(1)	Interest rates for fixed rate debt are stated rates. Interest rates for variable rate debt are the interest rate charged as of the last payment in 2013.
(2)	We settled certain derivative instruments related to these notes and the settlement amount of these derivative instruments are amortized to interest expense over the life of the assigned notes.
(3)	Weighted average interest rates are based upon outstanding balances as of December 31, 2013.

Debt Payoffs, Refinancing and Issuance

During February 2013, we entered into an amendment with our syndicated bank group whereby we extended and increased our existing $175.0 million senior unsecured term loan to $225.0 million for a period of five years, extended our existing $300.0 million senior unsecured line of credit for a period of four years and received a commitment for an additional $175.0 million senior unsecured term loan with a term of two years. We closed on the additional $175.0 million in March 2013, which was used to refinance a scheduled June 2013 maturity of $175.0 million of other senior unsecured debt.

During March and April 2013, we retired $11.0 million mortgage notes previously scheduled to mature in April and June of 2013, using proceeds from our senior unsecured revolving credit facility and our equity offerings.

During June 2013, we issued two secured mortgage notes with principal balances of $1.0 million and $6.2 million which mature in June 2023. The notes bear interest at a variable rate; however we have fixed the rate at 4.72% using two interest rate swaps (See Note 6 – Financial Instruments and Hedging Activities for further detail). The notes require monthly payments of principal and interest.

During October 2013, we issued $275.0 million aggregate principal amount of 4.50% senior notes due 2023 at 99.038% of face value in a private placement for net proceeds of approximately $269.6 million after offering costs. We primarily used the net proceeds to repay a $15.9 million mortgage note that was scheduled to mature in October 2013, a $50.0 million senior unsecured note that was scheduled to mature in January of 2014 and our $175.0 million senior unsecured term loan that was scheduled to mature in February 2015.

During the year ended December 31, 2012, we retired mortgage notes totaling approximately $64.7 million previously scheduled to mature in September 2012, October 2012, November 2012, January 2013 and January 2015, using proceeds from the our senior unsecured revolving credit facility and with proceeds from our equity offerings.

In September 2012, we issued $90.0 million of fixed rate, senior unsecured notes through a private placement offering. These senior unsecured notes mature in September 2022 and have a fixed interest rate of 4.21%. The notes require semi-annual interest payments. The proceeds from these notes were used to repay outstanding indebtedness and for general corporate purposes.

Debt Assumptions

During the year ended December 31, 2012, we assumed four mortgage notes with outstanding balances totaling $67.5 million in connection with property acquisitions. The assumed notes bear interest at rates ranging from 5.77% to 6.25% and require monthly payments of principal and interest. The notes mature at various dates from February 2016 to July 2020. We recorded approximately $5.8 million of premiums in connection with the assumption of these notes.

For the years ended December 31, 2013, 2012 and 2011, the amortization of all premiums/discounts resulted in a reduction of interest expense of approximately $2.1 million, $1.0 million and $1.1 million, respectively, including amounts from discontinued operations.

Line of Credit

As of December 31, 2013, we had $39.0 million outstanding and $261.0 million available under our senior unsecured revolving credit facility. As of December 31, 2012, we had $110.0 million outstanding and $190.0 million available under our senior unsecured revolving credit facility.

Interest Expense and Capitalized Interest

During the years ended December 31, 2013, 2012 and 2011, we incurred interest expense of approximately $71.7 million, $73.7 million and $66.9 million, respectively, including amounts included in discontinued operations. We capitalized approximately $8.3 million, $4.3 million and $2.7 million of interest in 2013, 2012 and 2011, respectively, associated with certain development and redevelopment, and other construction activities.

Debt Maturities

The following table sets forth the scheduled maturities of our debt and regularly scheduled principal amortization, excluding unamortized premiums, as of December 31, 2013 (in thousands):

Year	Senior Unsecured Notes	Mortgage Notes	Senior Unsecured Revolving Credit Facility	Total
2014	$—	$10,927	$—	$10,927
2015	40,000	49,982	—	89,982
2016	99,000	61,184	—	160,184
2017	51,000	11,768	39,000	101,768
2018	306,500	6,412	—	312,912
Thereafter	628,500	145,448	—	773,948

Total	$1,125,000	$285,721	$39,000	$1,449,721

Guarantee of Debt

DCT has guaranteed the Operating Partnership’s obligations with respect to the senior unsecured notes and the senior unsecured revolving credit facility.

Note 6—Financial Instruments and Hedging Activities

Fair Value of Financial Instruments

As of December 31, 2013 and 2012, the fair values of cash and cash equivalents, restricted cash, accounts receivable and accounts payable approximated their carrying values due to the short-term nature of settlement of these instruments. The fair values of other financial instruments subject to fair value disclosures were determined based on available market information and valuation methodologies we believe to be appropriate estimates for these purposes. Considerable judgment and a high degree of subjectivity are involved in developing these estimates. Our estimates may differ from the actual amounts that we could realize upon disposition. The following table summarizes these financial instruments (in thousands):

	Balances as of December 31, 2013		Balances as of December 31, 2012
	Carrying Amounts	Estimated Fair Value	Carrying Amounts	Estimated Fair Value
Borrowings(1):
Senior unsecured revolving credit facility	$39,000	$39,000	$110,000	$110,000
Fixed rate debt(2)	$1,188,367	$1,263,722	$1,167,314	$1,306,761
Variable rate debt	$225,000	$226,153	$175,000	$176,922
Interest rate contracts:
Interest rate swap(3)	$212	$212	$—	$—

(1)	The fair values of our borrowings were estimated using a discounted cash flow methodology. Credit spreads and market interest rates used to determine the fair value of these instruments are based on unobservable Level 3 inputs which management has determined to be its best estimate of current market values.
(2)	The carrying amount of our fixed rate debt includes premiums and discounts.
(3)	The fair value of our interest rate swap is determined using the market standard methodology of netting the discounted future fixed cash flows and the discounted expected variable cash flows based on an expectation of future interest rates derived from Level 2 observable market interest rate curves. We also incorporate a credit valuation adjustment, which is derived using unobservable Level 3 inputs, to appropriately reflect both our nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurement.

The following table displays a reconciliation of assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the years ended December 31, 2013 and 2012 (in thousands). The table also displays gains and losses due to changes in fair value, including both realized and unrealized, recognized in the Consolidated Statements of Operations for Level 3 liabilities. When assets and liabilities are transferred between levels, we recognize the transfer at the beginning of the period. There were no transfers between levels during the years ended December 31, 2013 and 2012.

	During the Year Ended December 31,
	2013	2012
Level 3 Assets (Liabilities):
Interest Rate Swaps:
Beginning balance at January 1	$—	$(26,746)
Net unrealized income (loss) included in accumulated other comprehensive loss	123	(6,127)
Realized loss recognized in interest expense	89	(677)
Cash paid for settlement of hedge	—	33,550

Ending balance at December 31	$212	$—

Hedging Activities

During June 2013, certain of our consolidated ventures entered into two pay- fixed, receive-floating interest rate swaps to hedge the variability of future cash flows attributable to changes in the 1 month LIBOR rates. The first pay-fixed, receive-floating swap has a notional amount of $6.2 million, an effective date of June 2013 and a maturity date of June 2023. The second pay-fixed, receive-floating swap has a notional amount of $1.0 million, an effective date of June 2013 and a maturity date of June 2023. These interest rates swaps effectively fix the interest rate on the related debt instruments at 4.72%. During July 2012, we settled our forward-starting swap for $33.6 million, which was in place to hedge the variability of cash flows associated with forecasted issuances of debt, contemporaneously with locking rate for $90.0 million of debt which was funded in September 2012.

On a recurring basis, we measure our derivatives at fair value, which was a gross asset of approximately $0.2 million as of December 31, 2013. This amount was included in “Other assets, net” in our Consolidated Balance Sheet. The fair value of our derivatives was determined using Level 2 and 3 inputs. We utilized a third-party derivative valuation expert to assist in the determination of the fair value for each reporting period. The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in “Accumulated other comprehensive loss” and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings and is recorded as “Interest expense” in our Consolidated Statements of Operations.

The following table presents the effect of our derivative financial instruments on our accompanying consolidated financial statements for the years ended December 31, 2013 and 2012 (in thousands):

	For the Year Ended
	2013	2012	2011
Derivatives in Cash Flow Hedging Relationships
Interest Rate Swaps:
Amount of gain (loss) recognized in OCI for effective portion of derivatives	$675	$(6,776)	$(16,508)

Amount of loss reclassified from accumulated OCI for effective portion of derivatives into interest expense and equity earnings of unconsolidated joint ventures	$(4,490)	$(2,098)	$(970)

Amount of loss recognized in interest expense due to missed forecast (ineffective portion and amount excluded from effectiveness testing)	$—	$677	$—

Amounts reported in “Accumulated other comprehensive loss” related to derivatives will be amortized to “Interest expense” as interest payments are made on our current debt and anticipated debt issuances. During the next 12 months, we estimate that approximately $4.3 million will be reclassified from “Accumulated other comprehensive loss” to “Interest expense” resulting in an increase in interest expense.

Note 7—Commitments and Contingencies

Legal Matters

We are a party to various legal actions and administrative proceedings arising in the ordinary course of business, some of which may be covered by liability insurance, and none of which we expect to have a material adverse effect on our consolidated financial condition or results of operations.

Operating Leases

We are obligated under non-cancelable office space, ground and equipment operating leases. Approximate minimum annual rentals under operating leases are as follows (in thousands):

Year Ended December 31:	Operating Leases	Ground Leases
2014	$941	$509
2015	882	564
2016	726	559
2017	141	551
2018	23	551
Thereafter	—	10,234

Total	$2,713	$12,968

Substantially all of the office space and equipment subject to the operating leases described above are for the use at our corporate and regional offices. Rent expense recognized was approximately $0.9 million, $0.7 million and $1.1 million during the years ended December 31, 2013, 2012 and 2011, respectively.

Note 8—Noncontrolling Interests

Noncontrolling interests are the portion of equity, or net assets, in a subsidiary not attributable, directly or indirectly, to a parent. Our noncontrolling interests primarily represent equity interests held by third-party partners in our consolidated real estate joint ventures. Our noncontrolling interests held by third-party partners in our consolidated joint ventures totaled $12.0 million and $11.2 million as of December 31, 2013 and 2012, respectively.

The following table illustrates the noncontrolling interests’ share of our consolidated net income (loss) during the years ended December 31, 2013, 2012 and 2011 (in thousands):

	Year Ended December 31,
	2013	2012	2011
Noncontrolling interests’ share of (income) loss from continuing operations	$(589)	$272	$958
Noncontrolling interests’ share of (income) loss from discontinued operations	—	—	—

Net (income) loss attributable to noncontrolling interests	$(589)	$272	$958

Note 9—Partners’ Capital

OP Units

As of December 31, 2013 and 2012, DCT owned approximately 94.8% and 93.3%, respectively, of our outstanding OP Units.

DCT holds its interests through both general and limited partner units. The Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Partnership Agreement”) stipulates that the general partner shall at all times own a minimum of 1.0% of all outstanding OP Units. As a result, each reporting period certain of DCT’s limited partner units are converted to general partner units to satisfy this requirement as illustrated in the Consolidated Statements of Capital. The remaining 5.2% of the common partnership interests in the Operating Partnership were owned by executives of the Company and non-affiliated limited partners.

Limited partners have the right to require the Company to redeem all or a portion of the OP Units held by the limited partner at a redemption price equal to and in the form of the Cash Amount (as defined in the Partnership Agreement), provided that such OP Units have been outstanding for at least one year. The Company may, in its sole discretion, purchase the OP Units by paying to the limited partner either the Cash Amount or the REIT Shares Amount (generally one share of DCT’s common stock for each OP Unit), as defined in the Partnership Agreement. DCT’s common stock is publicly traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “DCT”.

During the year ended December 31, 2013 and 2012, 3.1 million and 6.2 million OP Units were redeemed for approximately $1.5 million and $3.3 million in cash and approximately 2.9 million and 5.7 million shares of DCT common stock, respectively. As of December 31, 2013 and 2012 the aggregate redemption value of the then-outstanding OP Units held by executives of the Company and non-affiliated limited partners was approximately $125.9 million and $129.6 million, respectively, based on the $7.13 and $6.49 per share closing price of DCT’s common stock on December 31, 2013 and 2012, respectively.

On May 29, 2013, the Company registered a third continuous equity offering program, to replace its continuous equity offering program previously registered on November 20, 2012. Pursuant to this offering, DCT may sell up to 20 million shares of common stock from time-to-time through May 29, 2016 in “at-the-market” offerings or certain other transactions. During the year ended December 31, 2013, approximately 13.8 million shares were issued through the second and third continuous equity offering programs at an average price of $7.37 per share for proceeds of $100.4 million, net of offering expenses. During the year ended December 31, 2012, approximately 9.5 million shares were issued through the second continuous equity offering program, at an average price of $6.33 per share for proceeds of $59.2 million, net of offering expenses. The proceeds from the sale of shares were contributed to the Operating Partnership in exchange for an equal number of OP Units in the Operating Partnership and were used for general corporate purposes, including funding acquisitions and repaying debt. As of December 31, 2013, 16.6 million shares remain available to be issued under the current offering.

On August 13, 2013, the Company issued 23.0 million shares of common stock in a public offering at a price of $7.20 per share for proceeds of $158.2 million, net of offering expenses, used for acquisitions, development activities, repayment of amounts under our senior unsecured revolving credit facility and other general purposes. The proceeds from the sale of shares were contributed to the Operating Partnership in exchange for an equal number of OP Units in the Operating Partnership.

On September 12, 2012, Company issued approximately 19.0 million shares of common stock in a public offering at a price of $6.20 per share for proceeds of $112.1 million, net of offering expenses, used for acquisitions and other general corporate purposes. The proceeds from the sale of shares were contributed to the Operating Partnership in exchange for an equal number of OP Units in the Operating Partnership.

Allocations of Net Income and Net Losses to Partners

The Operating Partnership’s net income and loss will generally be allocated to the general partner and the Operating Partnership’s limited partners in accordance with the respective percentage interests in the OP Units issued by the Operating Partnership.

Distributions

The Partnership Agreement provides that the general partner will determine in its discretion and distribute cash on a quarterly basis, pro rata in accordance with the units outstanding on the distribution record date. The general partner declared the following distributions on the Operating Partnership’s OP Units:

Amount Declared During Quarter Ended in 2013:	Per Unit	Date Paid
December 31,	$0.07	January 9, 2014
September 30,	0.07	October 16, 2013
June 30,	0.07	July 17, 2013
March 31,	0.07	April 17, 2013

Total 2013	$0.28

Amount Declared During Quarter Ended in 2012:	Per Unit	Date Paid
December 31,	$0.07	January 10, 2013
September 30,	0.07	October 17, 2012
June 30,	0.07	July 18, 2012
March 31,	0.07	April 18, 2012

Total 2012	$0.28

Amount Declared During Quarter Ended in 2011:	Per Unit	Date Paid
December 31,	$0.07	January 12, 2012
September 30,	0.07	October 18, 2011
June 30,	0.07	July 19, 2011
March 31,	0.07	April 19, 2011

Total 2011	$0.28

Note 10—Earnings per Unit

We use the two-class method of computing earnings per unit which is an earnings allocation formula that determines earnings per unit for OP Units and any participating securities according to distributions declared (whether paid or unpaid) and participation rights in undistributed earnings. Under the two-class method, earnings per unit are computed by dividing the sum of distributed earnings to OP Unitholders and undistributed earnings allocated to OP Unitholders by the weighted average number of units outstanding for the period.

A participating security is defined by GAAP as an unvested share-based payment award containing non-forfeitable rights to distributions and must be included in the computation of earnings per unit pursuant to the two-class method. The Company’s nonvested restricted stock and LTIP Units, as defined in Note 11 – Equity Based Compensation, are considered participating securities as these share-based awards contain non-forfeitable rights to dividends irrespective of whether the awards ultimately vest or expire.

The following table sets forth the computation of our basic and diluted earnings per unit (in thousands except per unit information):

	For the Year Ended December 31,
	2013	2012	2011
Earnings per OP Unit – Basic and Diluted
Numerator
Loss from continuing operations	$(9,251)	$(28,540)	$(42,503)
(Income) loss from continuing operations attributable to noncontrolling interests	(589)	272	958

Loss from continuing operations attributable to OP Unitholders	(9,840)	(28,268)	(41,545)
Less: Distributed and undistributed earnings allocated to participating securities	(692)	(524)	(443)

Numerator for adjusted loss from continuing operations attributable to OP Unitholders	(10,532)	(28,792)	(41,988)

Income from discontinued operations	26,723	11,800	13,660
Noncontrolling interests’ share of income from discontinued operations	—	—	—

Numerator for income from discontinued operations attributable to OP Unitholders	26,723	11,800	13,660

Adjusted net income (loss) attributable to OP Unitholders	$16,191	$(16,992)	$(28,328)

Denominator
Weighted average OP Units outstanding – basic and dilutive	317,848	278,189	267,901

Earnings per OP Unit – Basic and Diluted
Loss from continuing operations	$(0.03)	$(0.10)	$(0.16)
Income from discontinued operations	0.08	0.04	0.05

Net income (loss) attributable to OP Unitholders	$0.05	$(0.06)	$(0.11)

Potentially Dilutive Units

We have excluded from diluted earnings per unit the weighted average common unit equivalents related to approximately 5.8 million, 5.5 million and 5.7 million DCT stock options and phantom shares for the years ended December 31, 2013, 2012, and 2011 respectively, because their effect would be anti-dilutive.

Note 11—Equity Based Compensation

For each share of common stock issued by DCT pursuant its equity compensation plan, the Operating Partnership issues a corresponding OP Unit.

Long-Term Incentive Plan

On October 10, 2006, the Company adopted, and the general partner’s stockholders approved, the Long-Term Incentive Plan, as amended. The Company may grant restricted stock, stock options and other equity awards to personnel and directors, as defined in the plan. Subject to adjustment upon certain corporate transactions or events, the total number of shares of DCT’s common stock subject to such awards may not exceed 23.0 million shares and in no event may any optionee receive options for more than 2.0 million shares on an annual basis.

Phantom Shares

Pursuant to the Long-Term Incentive Plan, as amended, the Company may grant phantom shares to non-employee directors. Phantom shares generally vest upon the first anniversary of the grant date, depending on the grant. Once vested and at the discretion of the grantee, the phantom stock can be converted into either cash or common stock at the option of the Company. Phantom shares are recorded at their fair value on the date of grant and amortized to compensation expense on a straight-line basis over the service period during which term the shares vest.

Restricted Stock

Restricted stock is recorded at fair value on the date of grant and amortized to compensation expense on a straight-line basis over the service period during which term the stock fully vests. Restricted stock generally vests ratably over a period of four to five years, depending on the grant.

LTIP Units

Pursuant to the Long-Term Incentive Plan, as amended, the Company may grant limited partnership interests in the Operating Partnership called LTIP Units. Vested LTIP Units may be redeemed by the Company in cash or DCT common stock, at the discretion of the Company, on a one-for-one basis with common shares, subject to certain restrictions of the Partnership Agreement. LTIP Units receive distributions equally along with common shares. LTIP Units are valued by reference to the value of DCT’s common stock and generally vest ratably over a period of four to five years, depending on the grant. LTIP Unit equity compensation is amortized into expense over the service period during which the units vest.

During the year ended December 31, 2013, 0.7 million LTIP Units were granted to certain senior executives, which vest over a four year period with a total fair value of $4.6 million at the date of grant as determined by a lattice-binomial option-pricing model based on a Monte Carlo simulation using a volatility factor of 52% and a risk-free interest rate of 0.84%.

During the year ended December 31, 2012, 0.7 million LTIP Units were granted to senior executives, which vest over a four or five year period with a total fair value of $3.9 million at the date of grant as determined by a lattice-binomial option-pricing model based on a Monte Carlo simulation using a volatility factor of 72% and risk-free interest rates ranging from 0.82% to 1.04%.

During the year ended December 31, 2011, 0.6 million LTIP Units were granted to senior executives, which vest over a period of four to five years with a total fair value $3.0 million at the date of grant as determined by a lattice-binomial option-pricing model based on a Monte Carlo simulation using volatility factors ranging from 67% to 71% and risk-free interest rates ranging from 0.85% to 2.18%.

Multi-Year Outperformance Program

On January 11, 2011, the Company adopted a multi-year outperformance program, which is a long-term incentive compensation program, and granted awards under the program to certain officers and senior executives.

The awards entitle participants to receive shares of DCT’s common stock with a maximum value of $10 million based on the absolute and relative total return to stockholders during the three-year performance period beginning on December 31, 2009. Half of the awards are based on DCT’s absolute total return to stockholders during the performance period and the other half are based on DCT’s relative total return to stockholders during the performance period compared to the performance of the MSCI US REIT Index during the same period.

Each participant’s award is designated as a specified percentage of the aggregate award value earned during the performance period, and participants are also entitled to a share of any unallocated portion of the aggregate award value. At the end of the performance period, each participant will be issued shares of DCT’s common stock with a value equal to that participant’s share of the aggregate award value. Half of the shares of common stock issued will be fully vested upon issuance at the end of the performance period and the remaining half will vest on the first anniversary of that date based on continued employment. The Company may also permit participants to elect to receive their awards in the form of LTIP Units or other equivalent forms of equity in lieu of shares of DCT’s common stock.

During the year ended December 31, 2013, 0.4 million LTIP Units were granted with a grant date fair value of approximately $2.4 million. There were no awards granted under the program during 2012 or 2011.

The following table summarizes the number of awards redeemed and converted to DCT’s common stock on a one for one basis, the fair value at grant date for the awards vested during the period and the number of awards outstanding at period end related to phantom shares, restricted stock and LTIP Units:

	Phantom	Restricted
	Shares	Stock	LTIP Units
During the year ended December 31, 2013:
Common stock issued for vested awards (in thousands)	20	187	—
Fair value of awards vested (in millions)	$0.4	$1.2	$2.1
Awards outstanding at end of period (in millions)	0.2	0.6	3.0
During the year ended December 31, 2012:
Common stock issued for vested awards (in thousands)	14	130	687
Fair value of awards vested (in millions)	$0.3	$0.7	$1.2
Awards outstanding at end of period (in millions)	0.2	0.5	1.9
During the year ended December 31, 2011:
Common stock issued for vested awards (in thousands)	46	120	82
Fair value of awards vested (in millions)	$0.3	$0.6	$4.6
Awards outstanding at end of period (in millions)	0.1	0.4	1.9

The following table summarizes additional information concerning unvested phantom shares, restricted stock and LTIP Units (shares in thousands):

	Phantom Shares		Restricted Stock		LTIP Units
				Weighted		Weighted
		Weighted		Average		Average
		Average		Grant		Grant
		Grant Date		Date Fair		Date Fair
	Shares	Fair Value	Shares	Value	Shares	Value
Unvested at December 31, 2010	54	$5.17	386	$4.82	1,329	$5.91
Granted	55	5.71	159	5.54	553	5.41
Vested	(54)	5.17	(123)	5.01	(653)	7.03
Forfeited	—	—	(74)	5.35	(219)	5.54

Unvested at December 31, 2011	55	$5.71	348	$4.97	1,010	$5.04
Granted	71	5.88	285	5.62	723	5.64
Vested	(55)	5.71	(130)	5.06	(237)	5.07
Forfeited	—	—	(6)	5.33	—	—

Unvested at December 31, 2012	71	$5.88	497	$5.32	1,496	$5.14
Granted	55	7.67	285	7.13	1,065	6.87
Vested	(71)	5.88	(187)	5.02	(791)	5.73
Forfeited	—	—	(42)	6.02	—	—

Unvested at December 31, 2013	55	$7.67	553	$6.30	1,770	$6.04

Stock Options

The Company may grant stock options to certain employees pursuant to our Long-Term Incentive Plan, as amended. The term of such options is 10 years from the date of grant unless forfeited earlier and the period during which the right to exercise such options fully vests ranges from four to five years from the date of grant. During the year ended December 31, 2013, 33,000 shares of common stock were issued upon the exercise of options to purchase DCT’s common stock by certain employees. There were no options granted during the years ended December 31, 2013 and 2012.

During the year ended December 31, 2011, options issued under the Long-Term Incentive Plan, as amended, were valued using the Black-Scholes option pricing model. The table below sets forth the assumptions used in valuing such options:

2011
Expected term(1)	5.50 – 6.25 years
Expected volatility	48.18% – 64.51%
Weighted average volatility	48.04%
Expected dividend yield	5.05% – 5.77%
Weighted average dividend yield	5.02%
Risk-free interest rate	0.97% – 2.55%

(1)	The Company uses the simplified method to determine the estimated life of option awards as sufficient historical exercise data is unavailable. Under the simplified method the expected term is calculated as the midpoint between the vesting and the end of the contractual term of the option.

Employee Option Plan

Prior to October 6, 2006, the Company issued stock options under the Employee Option Plan, which was designed to enable the Company, our former advisor and its affiliates to obtain or retain the services of employees (not to include directors) of the Company’s former advisor and its affiliates considered essential to our long-term success and the success of the Company’s former advisor and its affiliates by offering such employees an opportunity to participate in our growth through ownership of our shares. No employee options were granted under this plan subsequent to 2006.

Independent Director Option Plan

Prior to October 6, 2006, the Company granted stock options under the Independent Director Option Plan, which the Company used in an effort to attract and retain qualified independent directors. No options were issued under this plan subsequent to 2006.

Options Summary Table

Options granted under the Long-Term Incentive Plan, as amended, the Employee Option Plan and the Independent Director Option Plan are amortized on a straight-line basis over the service period during which the right to exercise such options fully vests.

The following table describes the total options outstanding, granted, exercised, expired and forfeited as of and during the years ended December 31, 2013, 2012 and 2011, as well as the total options exercisable as of December 31, 2013 (number of options and intrinsic value in thousands):

	Independent Director Option Plan	Employee Option Plan	Long- Term Incentive Plan	Weighted Average Option Price Per Share	Weighted Average Fair Value of Options Granted During the Year	Weighted Average Remaining Contractual Life (Years)	Intrinsic Value

Issued and Outstanding as of December 31, 2010	80	74	3,598	$6.65
Granted	—	—	441	5.54	$1.66
Exercised	—	—	(243)	3.64			$338
Forfeited and/or expired	(15)	(74)	(757)	7.57

Issued and Outstanding as of December 31, 2011	65	—	3,039	$6.48
Granted	—	—	—	—	$—
Exercised	—	—	(321)	3.49			$846
Forfeited and/or expired	—	—	(11)	8.27

Issued and Outstanding as of December 31, 2012	65	—	2,707	$6.82
Granted	—	—	—	—	$—
Exercised	—	—	(100)	4.37			$309
Forfeited and/or expired	(20)	—	(21)	9.37

Issued and Outstanding as of December 31, 2013	45	—	2,586	$6.87		4.60	$3,729

Exercisable as of December 31, 2013	45	—	2,339	$6.87		4.80	$3,261

Equity Compensation Expense

The following table summarizes the amount recorded in “General and administrative” expense in our Consolidated Statement of Operations for the amortization of phantom shares, restricted stock, LTIP Units and stock options (in millions):

	For the Year Ended December 31,
	2013	2012	2011
Phantom Shares	$0.4	$0.4	$0.3
Restricted Stock	1.2	1.0	0.7
LTIP Units	3.3	2.5	3.0
Stock Options	0.2	0.4	0.6

Total Equity Compensation Expense	5.1	4.3	4.6
Less Amounts Capitalized	(1.1)	(0.7)	(0.5)

Net Equity Compensation Expense	$4.0	$3.6	$4.1

The following table summarizes the remaining unrecognized expense and remaining period over which we expect to amortize the expense as of December 31, 2013 related to phantom shares, restricted stock, LTIP Units and stock options (dollars in millions):

	Unrecognized Expense as of	Remaining Period to
	December 31, 2013	Recognize Expense
Phantom Shares	$0.1	4 months
Restricted Stock	$2.6	2.5 years
LTIP Units	$6.5	2.6 years
Stock Options	$0.2	1.0 years

Note 12—Related Party Transactions

8th and Vineyard Consolidated Joint Venture

In May 2010 we entered into the 8th and Vineyard joint venture with Iowa Investments, LLC, an entity owned by one of the Company’s executives, to purchase 19.3 acres of land held for development in Southern California. Pursuant to the joint venture agreement, we will first receive a return of all capital along with a preferred return. Thereafter, Iowa Investments, LLC will receive a return of all capital along with a promoted interest. The land parcel acquired by 8th and Vineyard was purchased from an entity in which the same executive had a minority ownership. The total acquisition price of $4.7 million was determined to be at fair value.

Southern California Consolidated Ventures

We entered into four agreements, two in December 2010 and two in January 2011, whereby we acquired a weighted average ownership interest, based on square feet, of approximately 48.4% in five bulk industrial buildings located in the Southern California market. Entities controlled by one of the Company’s executives have a weighted average ownership in these properties of approximately 43.7%, based on square feet, and the remaining 7.9% is held by a third-party. Each venture partner will earn returns in accordance with their ownership interests. We have controlling rights including management of the operations of the properties and have consolidated the properties in accordance with GAAP. The total acquisition price of $46.3 million was determined to be at fair value.

General Partner

All expenses of the general partner relate to the business and operations of the Operating Partnership and are therefore paid directly or reimbursed by the Operating Partnership. The only transactions between the general partner and the Operating Partnership consist of (i) contributions by the general partner of consideration received from issuances of its capital stock in consideration of the issuance by the Operating Partnership of OP Units to the general partner, (ii) distributions by the Operating Partnership to the general partner with respect to outstanding OP Units held by the general partner and (iii) reimbursements of administrative expenses incurred by the general partner, including legal, accounting and other professional expenses.

Note 13—Income and Other Taxes

DCT Industrial Trust Inc.

The Company operates and expects to continue to operate in a manner to meet all the requirements to qualify for REIT status. The Company made its REIT election under Section 856 of the Code for the taxable year ended December 31, 2003 and has not revoked such election. In order for a former C corporation to elect to be a REIT, it must distribute 100% of its C corporation earnings and profits and agree to be subject to federal tax at the corporate level to the extent of any subsequently recognized built-in gains within a 10 year period. The Company did not have any built-in gains at the time of its conversion to REIT status. As a REIT, the Company generally will not be subject to federal income taxation at the corporate level to the extent the Company annually distributes 100% of its REIT taxable income, as defined under the Code, to the Company’s stockholders and satisfies other requirements. To continue to qualify as a REIT for federal tax purposes, the Company must distribute at least 90% of our REIT taxable income annually.

Summary of Current and Deferred Income Taxes

Components of the provision (benefit) for income taxes were as follows (in thousands):

	For the Year Ended December 31,
	2013	2012	2011
Income tax expense (benefit)
Current:
Federal	$51	$26	$64
State	813	825	783
Foreign	(11)	62	22

Total current tax expense (benefit)	$853	$913	$869

Deferred:
Federal	$(755)	$(188)	$(638)
State	(41)	(9)	(88)

Total deferred tax expense (benefit)	$(796)	$(197)	$(726)

Total income tax expense (benefit)	$57	$716	$143

Consolidated Statements of Operations classification Continuing operations expense	$68	$671	$132
Discontinued operations expense (benefit)	$(11)	$45	$11

Foreign income taxes are accrued for foreign countries in which the Company operates in accordance with the applicable local laws and regulations, taking into account provisions of applicable double tax treaties. During the years ended December 31, 2013, 2012, and 2011, the Company incurred $(11,000), $62,000 and $22,000 of foreign income tax (benefit) expenses, respectively, resulting from operations in Mexico. As of December 31, 2012, the Company had a $0.6 million value added tax and other tax receivable outstanding.

Deferred Income Taxes

Deferred income taxes represent the tax effect of temporary differences between the book and tax basis of assets and liabilities. As of December 31, 2013, the Company had recorded a $2.3 million deferred tax asset, net of valuation allowance of $2.3 million, included in the Consolidated Balance Sheets in “Other assets, net”, and a $0.8 million deferred tax liability, included in the Consolidated Balance Sheets in “Other liabilities”, for federal and state income taxes on our taxable REIT subsidiaries. As of December 31, 2012, the Company had recorded a $1.8 million deferred tax asset, net of valuation allowance of $2.5 million, and a $1.2 million deferred tax liability for federal and state income taxes on our taxable REIT subsidiaries. Deferred tax assets (liabilities) were as follows (in thousands):

	December 31, 2013
	2013	2012
Deferred tax assets:
Depreciation and amortization	$1,673	$1,399
Section 163(j) interest limitations	1,835	1,729
Unearned income	560	249
Net operating loss carryforwards	511	878
Other	(5)	70

Total deferred tax assets	$4,574	$4,325

Valuation allowance	(2,274)	(2,507)

Deferred tax assets, net	$2,300	$1,818

Deferred tax liabilities:
Basis difference—investment in properties	$(509)	$(513)
Basis difference—straight-line rent	(340)	(665)

Total deferred tax liabilities	$(849)	$(1,178)

Net deferred tax assets	$1,451	$640

DCT Industrial Operating Partnership LP

As a partnership, the allocated share of income of the Operating Partnership is included in the income tax returns of the general and limited partners. Accordingly, no accounting for income taxes is generally required for such income of the Operating Partnership. However, the Operating Partnership owns taxable REIT subsidiaries, which are subject to federal, state and local income taxes at regular corporate rates. See discussion above under DCT Industrial Trust, Inc. for more details of income taxes associated with our taxable REIT subsidiaries.

Note 14—Segment Information

Our segments are based on our internal reporting of operating results used to assess performance based on our properties’ geographical markets. Our markets are aggregated into three reportable regions or segments, East, Central and West, which are based on the geographical locations of our properties. Management considers rental revenues and property net operating income aggregated by segment to be the appropriate way to analyze performance. Certain reclassifications have been made to prior year results to conform to the current presentation, related to discontinued operations. The following segment disclosures exclude the results from discontinued operations (see Note 15—Discontinued Operations and Assets Held for Sale for additional information).

The following table reflects our total assets, net of accumulated depreciation and amortization, by segment, as of December 31, 2013 and 2012 (in thousands):

	December 31,	December 31,
	2013	2012
Segments:
East assets	$1,026,416	$875,845
Central assets	1,034,814	1,107,561
West assets	1,018,246	863,003

Total segment net assets	3,079,476	2,846,409
Non-segment assets:
Non-segment cash and cash equivalents	25,671	8,653
Other non-segment assets (1)	152,620	149,285
Assets held for sale	8,196	52,852

Total assets	$3,265,963	$3,057,199

(1)	Other non-segment assets primarily consists of investments in and advances to unconsolidated joint ventures, deferred loan costs, other receivables and other assets.

The following table sets forth the rental revenues of our segments in continuing operations and a reconciliation of our segment rental revenues to our reported consolidated total revenues for the years ended December 31, 2013, 2012 and 2011 (in thousands):

	Year Ended December 31,
	2013	2012	2011
East	$95,682	$82,909	$79,920
Central	111,017	90,037	76,376
West	79,519	63,893	55,240

Rental revenues	286,218	236,839	211,536
Institutional capital management and other fees	2,787	4,059	4,291

Total revenues	$289,005	$240,898	$215,827

The following table sets forth property net operating income of our segments in continuing operations and a reconciliation of our property NOI to our reported “Loss from continuing operations” for the years ended December 31, 2013, 2012 and 2011 (in thousands):

	Year Ended December 31,
	2013	2012	2011
East	$69,853	$60,666	$58,212
Central	76,327	61,800	50,660
West	60,013	47,983	41,297

Property NOI (1)	206,193	170,449	150,169
Institutional capital management and other fees	2,787	4,059	4,291
Real estate related depreciation and amortization	(130,002)	(109,993)	(103,333)
Casualty and involuntary conversion gain	296	1,174	—
Development profit	268	307	—
General and administrative	(28,010)	(25,763)	(25,251)
Equity in earnings (loss) of unconsolidated joint ventures, net	2,405	1,087	(2,556)
Impairment losses on investments in unconsolidated joint ventures	—	—	(1,953)
Interest expense	(63,394)	(69,274)	(63,645)
Interest and other income (expense)	274	85	(93)
Income tax expense and other taxes	(68)	(671)	(132)

Loss from continuing operations	$(9,251)	$(28,540)	$(42,503)

(1)	Property net operating income (“property NOI”) is defined as rental revenues, including reimbursements, less rental expenses and real estate taxes, which excludes depreciation, amortization, impairment, general and administrative expenses and interest expense. We consider property NOI to be an appropriate supplemental performance measure because property NOI reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, amortization, impairment, general and administrative expenses, and interest expense. However, property NOI should not be viewed as an alternative measure of our financial performance since it excludes expenses which could materially impact our results of operations. Further, our property NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating property NOI. Therefore, we believe net income (loss) attributable to OP Unitholders, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

Included in the Central operating segment were assets as of December 31, 2012 of approximately $74.2 attributable to the Mexico operations. During October 2013, we sold our entire portfolio of assets located in Mexico consisting of 15 properties totaling 1.7 million square feet for gross proceeds of $82.7 million.

Note 15—Discontinued Operations and Assets Held for Sale

We report results of operations from real estate assets that meet the definition of a component of an entity and have been sold, or meet the criteria to be classified as held for sale, as discontinued operations. During the year ended December 31, 2013, we sold 51 operating properties to unrelated third-parties. Three of these properties were in the East operating segment, 47 were in the Central operating segment and one was in the West operating segment, together totaling approximately 6.8 million square feet. These sales resulted in gains of approximately $33.6 million and impairment losses totaling approximately $13.3 million. The impairment charge was recorded on a portfolio of 15 properties in Dallas sold in a single transaction as the assets’ carrying value exceeded their estimated fair value less costs to sell. The estimated fair value of these properties was based upon the contractual sales price, a Level 2 fair value measurement. We also classified one property in our Central operating segment as held for sale as of December 31, 2013.

During the year ended December 31, 2012, we sold 36 operating properties to unrelated third-parties. Sixteen of these properties were in the Central operating segment and 20 were in the East operating segment, together totaling approximately 4.1 million square feet. These sales resulted in gains of approximately $13.4 million and impairment losses totaling approximately $11.4 million. The impairment charge was recorded on a portfolio of 13 properties in Atlanta as the assets’ carrying value exceeded their estimated fair value less costs to sell. The estimated fair value of these properties was based upon the contractual sales price, a Level 2 fair value measurement.

During the year ended December 31, 2011, we sold 16 operating properties to unrelated third-parties. Six of the properties sold were in the Central operating segment and ten were in the East operating segment, together totaling approximately 2.7 million square feet. These sales resulted in gains of approximately $12.0 million and impairment losses totaling approximately $8.2 million. The impairment charge was recorded on a portfolio of nine properties in Charlotte as the assets’ carrying value exceeded their estimated fair value less costs to sell. The estimated fair value of these properties was based upon the contractual sales price, a Level 2 fair value measurement.

For the years ended December 31, 2013, 2012 and 2011 income from discontinued operations includes the results of operations of these properties prior to the date of sale. We included all results of these discontinued operations in a separate component of income in our Consolidated Statements of Operations under the heading “Income from discontinued operations.” This treatment resulted in certain reclassifications of financial statement amounts for the years ended December 31, 2013, 2012 and 2011. For further details of our policy on discontinued operations, impairment of assets held for sale and related fair value measurements, see Note 2 – Summary of Significant Accounting Policies.

The following is a summary of the components of income from discontinued operations for the years ended December 31, 2013, 2012 and 2011 (in thousands):

	2013	2012	2011
Rental revenues	$17,234	$34,061	$46,743
Rental expenses and real estate taxes	(3,538)	(7,735)	(11,095)
Real estate related depreciation and amortization	(7,118)	(16,694)	(25,656)
General and administrative	(157)	(301)	(676)

Operating income	6,421	9,331	9,316
Casualty gain	—	450	1,298
Interest expense	—	(129)	(609)
Interest and other income (expense)	(49)	232	(157)
Income tax benefit (expense) and other taxes	11	(45)	(11)

Operating income and other income	6,383	9,839	9,837
Gain on dispositions of real estate interests	33,619	13,383	12,030
Impairment losses	(13,279)	(11,422)	(8,207)

Income from discontinued operations	$26,723	$11,800	$13,660

Note 16—Quarterly Results (Unaudited)

The following tables present selected unaudited quarterly financial data for each quarter during the years ended December 31, 2013 and 2012 (in thousands except per unit information). The following disclosures exclude the results from discontinued operations (see Note 15 – Discontinued Operations and Assets Held for Sale for additional information):

	For the Quarter Ended				For the Year Ended December 31, 2013
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013
Total revenues	$68,121	$70,031	$73,730	$77,123	$289,005
Total operating expenses	$55,406	$59,566	$58,480	$64,289	$237,741
Operating income	$12,715	$10,465	$15,250	$12,834	$51,264
Income (loss) from continuing operations	$(3,430)	$(4,551)	$1,010	$(2,280)	$(9,251)
Income (loss) from discontinued operations	$5,066	$16,218	$(11,793)	$17,232	$26,723
Net income (loss) attributable to OP Unitholders	$1,372	$11,559	$(10,870)	$14,822	$16,883
Earnings per OP Unit—basic:
Income (loss) from continuing operations	$(0.01)	$(0.01)	$0.00	$(0.01)	$(0.03)
Income (loss) from discontinued operations	0.01	0.05	(0.03)	0.05	0.08

Net income (loss) attributable to OP Unitholders	$0.00	$0.04	$(0.03)	$0.04	$0.05

Earnings per OP Unit—diluted:
Income (loss) from continuing operations	$(0.01)	$(0.01)	$0.00	$(0.01)	$(0.03)
Income (loss) from discontinued operations	0.01	0.05	(0.03)	0.05	0.08

Net income (loss) attributable to OP Unitholders	$0.00	$0.04	$(0.03)	$0.04	$0.05

Basic OP Units outstanding	301,346	310,623	323,388	335,596	317,848
Diluted OP Units outstanding	301,346	310,623	324,293	335,596	317,848

	For the Quarter Ended				For the Year Ended December 31, 2012
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
Total revenues	$57,681	$57,856	$61,080	$64,281	$240,898
Total operating expenses	$48,841	$49,265	$51,738	$51,128	$200,972
Operating income	$8,840	$8,591	$9,342	$13,153	$39,926
Income (loss) from continuing operations	$(9,138)	$(8,721)	$(6,704)	$(3,977)	$(28,540)
Income (loss) from discontinued operations	$2,308	$(8,820)	$14,964	$3,348	$11,800
Net income (loss) attributable to OP Unitholders	$(6,629)	$(17,345)	$8,364	$(858)	$(16,468)
Earnings per OP Unit—basic and diluted:
Income (loss) from continuing operations	$(0.03)	$(0.03)	$(0.02)	$(0.02)	$(0.10)
Income (loss) from discontinued operations	0.01	(0.03)	0.05	0.01	0.04

Net income (loss) attributable to OP Unitholders	$(0.02)	$(0.06)	$0.03	$(0.01)	$(0.06)

Basic and diluted OP Units outstanding	272,098	272,033	275,991	292,503	278,189

Note 17—Condensed Consolidating Financial Information

During October 2013, we issued $275.0 million aggregate principal amount of 4.50% senior notes at 99.038% of face value in a private placement. The senior notes are jointly and severally, fully and unconditionally guaranteed by DCT and certain of the Company’s wholly owned subsidiaries.

The following tables present the condensed consolidating financial information for (a) DCT Industrial Trust, Inc. (“Parent” and a guarantor), (b) DCT Industrial Operating Partnership LP (“Subsidiary Issuer”), (c) on a combined basis, the guarantor subsidiaries (“Subsidiary Guarantors”), and (d) on a combined basis, the non-guarantor subsidiaries (“Non-Guarantor Subsidiaries”). Additional columns present consolidating adjustments and consolidated totals as of December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011. The subsidiary guarantors’ condensed consolidating information as of December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011 is presented based on the guarantors as of December 31, 2013. Separate financial statements of the Subsidiary Guarantors are not presented because the guarantee by each 100% owned Subsidiary Guarantor is full and unconditional, joint and several. Furthermore, there are no significant legal restrictions on the Parent’s ability to obtain funds from its subsidiaries by dividend or loan.

Investments in consolidated subsidiaries are accounted for using the equity method for purposes of the combined presentation. The consolidating adjustments principally relate to the elimination of investments in consolidated subsidiaries and intercompany balances and transactions.

Condensed Consolidated Balance Sheets

December 31, 2013

(in thousands)

	Parent	Subsidiary Issuer	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total Consolidated
ASSETS
Land	$—	$—	$728,556	$155,248	$—	$883,804
Buildings and improvements	—	—	2,192,623	423,256	—	2,615,879
Intangible lease assets	—	—	56,429	26,329	—	82,758
Construction in progress	—	—	75,235	13,375	—	88,610

Total investment in properties	—	—	3,052,843	618,208	—	3,671,051
Less accumulated depreciation and amortization	—	—	(543,781)	(110,316)	—	(654,097)

Net investment in properties	—	—	2,509,062	507,892	—	3,016,954
Investments in and advances to unconsolidated joint ventures	—	124,285	638	—	—	124,923

Net investment in real estate	—	124,285	2,509,700	507,892	—	3,141,877
Cash and cash equivalents	—	28,098	—	4,128	—	32,226
Restricted cash	—	8,841	340	3,440	—	12,621
Deferred loan costs, net	—	9,737	—	514	—	10,251
Straight-line rent and other receivables, net	—	82	37,800	8,365	—	46,247
Other assets, net	—	3,313	7,343	3,889	—	14,545
Intercompany receivables, net	22,472	114,528	—	—	(137,000)	—
Investment in subsidiaries	1,543,806	2,540,233	11,965	—	(4,096,004)	—
Assets held for sale	—	—	8,196	—	—	8,196

Total assets	$1,566,278	$2,829,117	$2,575,344	$528,228	$(4,233,004)	$3,265,963

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$—	$11,140	$36,985	$15,156	$—	$63,281
Intercompany payables, net	—	—	44,448	92,552	(137,000)	—
Distributions payable	22,472	1,320	—	—	—	23,792
Tenant prepaids and security deposits	—	—	24,289	4,253	—	28,542
Other liabilities	—	93	7,177	2,852	—	10,122
Intangible lease liability, net	—	—	17,646	2,743	—	20,389
Line of credit	—	39,000	—	—	—	39,000
Senior unsecured notes	—	1,122,407	—	—	—	1,122,407
Mortgage notes	—	—	34,480	256,480	—	290,960
Liabilities related to assets held for sale	—	—	278	—	—	278

Total liabilities	22,472	1,173,960	165,303	374,036	(137,000)	1,598,771

Equity:
Stockholders’ equity	1,543,806	1,655,157	2,410,041	154,192	(4,219,390)	1,543,806
Noncontrolling interests	—	—	—	—	123,386	123,386

Total equity	1,543,806	1,655,157	2,410,041	154,192	(4,096,004)	1,667,192

Total liabilities and equity	$1,566,278	$2,829,117	$2,575,344	$528,228	$(4,233,004)	$3,265,963

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

For the Year Ended December 31, 2013

(in thousands)

	Parent	Subsidiary Issuer	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total Consolidated
REVENUES:
Rental revenues	$—	$—	$233,250	$52,968	$—	$286,218
Institutional capital management and other fees	—	974	—	2,149	(336)	2,787

Total revenues	—	974	233,250	55,117	(336)	289,005

OPERATING EXPENSES:
Rental expenses	—	—	30,760	5,217	—	35,977
Real estate taxes	—	—	35,096	8,952	—	44,048
Real estate related depreciation and amortization	—	—	104,840	25,162	—	130,002
General and administrative	—	26,533	416	1,061	—	28,010
Casualty and involuntary conversion gain	—	—	(353)	57	—	(296)

Total operating expenses	—	26,533	170,759	40,449	—	237,741

Operating income (loss)	—	(25,559)	62,491	14,668	(336)	51,264
OTHER INCOME (EXPENSE):
Development profit	—	—	—	268	—	268
Equity in earnings of unconsolidated joint ventures, net	—	2,050	20	—	335	2,405
Interest expense	—	(47,590)	(5,154)	(13,318)	2,668	(63,394)
Interest and other income (expense)	—	2,679	12	5,762	(8,179)	274
Income tax (benefit) expense and other taxes	—	(675)	853	(246)	—	(68)

Income (loss) from continuing operations	—	(69,095)	58,222	7,134	(5,512)	(9,251)

Income from discontinued operations	—	—	867	20,344	5,512	26,723
Equity in earnings of consolidated subsidiaries	15,870	85,978	193	—	(102,041)	—

Consolidated net income (loss)	15,870	16,883	59,282	27,478	(102,041)	17,472
Net income attributable to noncontrolling interests	—	—	—	—	(1,602)	(1,602)

Net income (loss) attributable to common stockholders	15,870	16,883	59,282	27,478	(103,643)	15,870

Distributed and undistributed earnings allocated to participating securities	—	(692)	—	—	—	(692)

Adjusted net income (loss) attributable to common stockholders	$15,870	$16,191	$59,282	$27,478	$(103,643)	$15,178

Net income (loss)	$15,870	$16,883	$59,282	$27,478	$(102,041)	$17,472
Other comprehensive income (loss):
Net derivative gain on cash flow hedging instruments	—	552	—	123	—	675
Net reclassification adjustment on cash flow hedging instruments	—	4,490	—	—	—	4,490

Other comprehensive income	—	5,042	—	123	—	5,165

Comprehensive income (loss)	15,870	21,925	59,282	27,601	(102,041)	22,637
Comprehensive income attributable to noncontrolling interests	—	—	—	—	(2,403)	(2,403)

Comprehensive income (loss) attributable to common stockholders	$15,870	$21,925	$59,282	$27,601	$(104,444)	$20,234

Condensed Consolidated Statements of Cash Flows

For the Year Ended December 31, 2013

(in thousands)

	Parent	Subsidiary Issuer	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total Consolidated
OPERATING ACTIVITIES:
Net cash (used in) provided by operating activities	$—	$(48,411)	$168,058	$33,246	$—	$152,893

INVESTING ACTIVITIES:
Real estate acquisitions	—	—	(382,379)	(20,344)	—	(402,723)
Capital expenditures and development activities	—	—	(137,622)	(15,300)	—	(152,922)
Proceeds from dispositions of real estate investments	—	—	—	258,224	—	258,224
Investments in unconsolidated joint ventures	—	(2,756)	—	—	—	(2,756)
Proceeds from casualties and involuntary conversion	—	—	6,370	1,898	—	8,268
Distributions of investments in unconsolidated joint ventures	—	2,175	—	—	—	2,175
Other investing activities	—	(10,995)	7	(336)	—	(11,324)

Net cash provided by (used in) investing activities	—	(11,576)	(513,624)	224,142	—	(301,058)

FINANCING ACTIVITIES:
Proceeds from senior unsecured revolving line of credit	—	426,000	—	—	—	426,000
Repayments of senior unsecured revolving line of credit	—	(497,000)	—	—	—	(497,000)
Proceeds from senior unsecured notes	—	497,355	—	—	—	497,355
Repayments of senior unsecured notes	—	(400,000)	—	—	—	(400,000)
Proceeds from mortgage notes	—	—	9,303	7,195	—	16,498
Principal payments on mortgage notes	—	—	(32,440)	(8,304)	—	(40,744)
Proceeds from issuance of common stock and OP Units	267,453	267,453	—	—	(267,453)	267,453
Offering costs for issuance of common stock and OP Units	(8,878)	(8,878)	—	—	8,878	(8,878)
Net payments relating to intercompany financing	(176,144)	(113,751)	368,606	(254,855)	176,144	—
Redemption of noncontrolling interests	—	(1,500)	—	—	—	(1,500)
Dividends to common stockholders	(82,431)	(82,431)	—	—	82,431	(82,431)
Distributions to noncontrolling interests	—	(5,949)	—	(1,027)	—	(6,976)
Contributions from noncontrolling interests	—	—	—	723	—	723
Other financing activity	—	(4,376)	—	1,571	—	(2,805)

Net cash provided by (used in) financing activities	—	76,923	345,469	(254,697)	—	167,695

Net change in cash and cash equivalents	—	16,936	(97)	2,691	—	19,530
Cash and cash equivalents, beginning of period	—	11,162	97	1,437	—	12,696

Cash and cash equivalents, end of period	$—	$28,098	$—	$4,128	$—	$32,226

Condensed Consolidated Balance Sheets

December 31, 2012

(in thousands)

	Parent	Subsidiary Issuer	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total Consolidated
ASSETS
Land	$—	$—	$592,668	$187,567	$—	$780,235
Buildings and improvements	—	—	1,880,658	600,996	(448)	2,481,206
Intangible lease assets	—	—	49,193	29,274	—	78,467
Construction in progress	—	—	38,968	7,155	(504)	45,619

Total investment in properties	—	—	2,561,487	824,992	(952)	3,385,527
Less accumulated depreciation and amortization	—	—	(468,023)	(137,865)	—	(605,888)

Net investment in properties	—	—	2,093,464	687,127	(952)	2,779,639
Investments in and advances to unconsolidated joint ventures	—	130,356	618	—	—	130,974

Net investment in real estate	—	130,356	2,094,082	687,127	(952)	2,910,613
Cash and cash equivalents	—	11,162	97	1,437	—	12,696
Restricted cash	—	1,674	4,000	4,402	—	10,076
Deferred loan costs, net	—	6,344	13	481	—	6,838
Straight-line rent and other receivables, net	—	167	37,279	13,733	—	51,179
Other assets, net	—	1,519	5,853	5,573	—	12,945
Intercompany receivables, net	19,669	108,697	1,148	2,121	(131,635)	—
Investment in subsidiaries	1,330,016	2,349,512	4,620	—	(3,684,148)	—
Assets held for sale	—	—	—	52,852	—	52,852

Total assets	$1,349,685	$2,609,431	$2,147,092	$767,726	$(3,816,735)	$3,057,199

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$—	$9,436	$31,540	$16,525	$—	$57,501
Intercompany payables, net	—	—	51,829	79,806	(131,635)	—
Distributions payable	19,669	1,460	—	—	—	21,129
Tenant prepaids and security deposits	—	—	17,715	6,680	—	24,395
Other liabilities	—	192	3,725	3,296	—	7,213
Intangible lease liability, net	—	—	16,506	3,642	—	20,148
Line of credit	—	110,000	—	—	—	110,000
Senior unsecured notes	—	1,025,000	—	—	—	1,025,000
Mortgage notes	—	—	57,711	259,603	—	317,314
Liabilities related to assets held for sale	—	—	—	940	—	940

Total liabilities	19,669	1,146,088	179,026	370,492	(131,635)	1,583,640

Equity:
Stockholders’ equity	1,330,016	1,463,343	1,968,066	397,234	(3,829,595)	1,329,064
Noncontrolling interests	—	—	—	—	144,495	144,495

Total equity	1,330,016	1,463,343	1,968,066	397,234	(3,685,100)	1,473,559

Total liabilities and equity	$1,349,685	$2,609,431	$2,147,092	$767,726	$(3,816,735)	$3,057,199

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

For the Year Ended December 31, 2012

(in thousands)

	Parent	Subsidiary Issuer	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total Consolidated
REVENUES:
Rental revenues	$—	$—	$195,726	$41,113	$—	$236,839
Institutional capital management and other fees	—	2,147	—	2,405	(493)	4,059

Total revenues	—	2,147	195,726	43,518	(493)	240,898

OPERATING EXPENSES:
Rental expenses	—	—	25,689	4,609	—	30,298
Real estate taxes	—	—	29,134	6,958	—	36,092
Real estate related depreciation and amortization	—	—	89,286	20,707	—	109,993
General and administrative	—	23,893	247	1,623	—	25,763
Casualty and involuntary conversion gain	—	—	(1,123)	(51)	—	(1,174)

Total operating expenses	—	23,893	143,233	33,846	—	200,972

Operating income (loss)	—	(21,746)	52,493	9,672	(493)	39,926
OTHER INCOME (EXPENSE):
Development profit	—	—	—	307	—	307
Equity in earnings (loss) of unconsolidated joint ventures, net	—	622	(28)	—	493	1,087
Interest expense	—	(52,699)	(7,441)	(12,777)	3,643	(69,274)
Interest and other income (expense)	—	4,186	11	6,776	(10,888)	85
Income tax (benefit) expense and other taxes	—	(736)	161	(96)	—	(671)

Income (loss) from continuing operations	—	(70,373)	45,196	3,882	(7,245)	(28,540)

Income from discontinued operations	—	—	654	4,416	6,730	11,800
Equity in earnings (loss) of consolidated subsidiaries	(14,571)	54,420	52	—	(39,901)	—

Consolidated net income (loss)	(14,571)	(15,953)	45,902	8,298	(40,416)	(16,740)
Net loss attributable to noncontrolling interests	—	—	—	—	1,654	1,654

Net income (loss) attributable to common stockholders	(14,571)	(15,953)	45,902	8,298	(38,762)	(15,086)

Distributed and undistributed earnings allocated to participating securities	—	(524)	—	—	—	(524)

Adjusted net income (loss) attributable to common stockholders	$(14,571)	$(16,477)	$45,902	$8,298	$(38,762)	$(15,610)

Net income (loss)	$(14,571)	$(15,953)	$45,902	$8,298	$(40,416)	$(16,740)
Other comprehensive income (loss):
Net derivative loss on cash flow hedging instruments	—	(6,776)	—	—	—	(6,776)
Net reclassification adjustment on cash flow hedging instruments	—	2,098	—	—	—	2,098

Other comprehensive loss	—	(4,678)	—	—	—	(4,678)

Comprehensive income (loss)	(14,571)	(20,631)	45,902	8,298	(40,416)	(21,418)
Comprehensive loss attributable to noncontrolling interests	—	—	—	—	902	902

Comprehensive income (loss) attributable to common stockholders	$(14,571)	$(20,631)	$45,902	$8,298	$(39,514)	$(20,516)

Condensed Consolidated Statements of Cash Flows

For the Year Ended December 31, 2012

(in thousands)

	Parent	Subsidiary Issuer	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total Consolidated
OPERATING ACTIVITIES:
Net cash provided by (used in) operating activities	$—	$(56,246)	$130,298	$45,419	$(515)	$118,956

INVESTING ACTIVITIES:
Real estate acquisitions	—	601	(239,248)	(121,355)	—	(360,002)
Capital expenditures and development activities	—	—	(77,342)	(18,753)	—	(96,095)
Proceeds from dispositions of real estate investments	—	—	25	153,722	—	153,747
Investments in unconsolidated joint ventures	—	(19,403)	(14)	—	—	(19,417)
Proceeds from casualties and involuntary conversion	—	—	1,093	(412)	—	681
Distributions of investments in unconsolidated joint ventures	—	22,877	—	—	—	22,877
Other investing activities	—	—	(673)	(256)	—	(929)

Net cash provided by (used in) investing activities	—	4,075	(316,159)	12,946	—	(299,138)

FINANCING ACTIVITIES:
Proceeds from senior unsecured revolving line of credit	—	450,000	—	—	—	450,000
Repayments of senior unsecured revolving line of credit	—	(340,000)	—	—	—	(340,000)
Proceeds from senior unsecured notes	—	90,000	—	—	—	90,000
Principal payments on mortgage notes	—	—	(45,449)	(27,223)	—	(72,672)
Settlement of cash flow hedge	—	(33,550)	—	—	—	(33,550)
Proceeds from issuance of common stock and OP Units	177,628	177,628	—	—	(177,628)	177,628
Offering costs for issuance of common stock and OP Units	(6,361)	(6,361)	—	—	6,361	(6,361)
Net payments relating to intercompany financing	(100,346)	(204,615)	231,167	(27,067)	100,861	—
Redemption of noncontrolling interests	—	(3,293)	—	—	—	(3,293)
Dividends to common stockholders	(70,921)	(70,921)	—	—	70,921	(70,921)
Distributions to noncontrolling interests	—	(7,025)	—	(31)	—	(7,056)
Contributions from noncontrolling interests	—	—	—	30	—	30
Other financing activity	—	(2,089)	—	(1,672)	—	(3,761)

Net cash provided by (used in) financing activities	—	49,774	185,718	(55,963)	515	180,044

Net change in cash and cash equivalents	—	(2,397)	(143)	2,402	—	(138)
Cash and cash equivalents, beginning of period	—	13,559	240	(965)	—	12,834

Cash and cash equivalents, end of period	$—	$11,162	$97	$1,437	$—	$12,696

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

For the Year Ended December 31, 2011

(in thousands)

	Parent	Subsidiary Issuer	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total Consolidated
REVENUES:
Rental revenues	$—	$—	$178,167	$33,369	$—	$211,536
Institutional capital management and other fees	—	2,508	—	2,253	(470)	4,291

Total revenues	—	2,508	178,167	35,622	(470)	215,827

OPERATING EXPENSES:
Rental expenses	—	—	24,510	4,421	—	28,931
Real estate taxes	—	—	26,878	5,558	—	32,436
Real estate related depreciation and amortization	—	—	85,109	18,224	—	103,333
General and administrative	—	22,074	225	2,952	—	25,251

Total operating expenses	—	22,074	136,722	31,155	—	189,951

Operating income (loss)	—	(19,566)	41,445	4,467	(470)	25,876
OTHER INCOME (EXPENSE):
Equity in earnings (loss) of unconsolidated joint ventures, net	—	(2,803)	(223)	—	470	(2,556)
Impairment losses on investments in unconsolidated joint ventures	—	(1,953)	—	—	—	(1,953)
Interest expense	—	(44,786)	(8,149)	(14,724)	4,014	(63,645)
Interest and other income (expense)	—	4,241	43	6,414	(10,791)	(93)
Income tax (benefit) expense and other taxes	—	(834)	727	(25)	—	(132)

Income (loss) from continuing operations	—	(65,701)	33,843	(3,868)	(6,777)	(42,503)

Income from discontinued operations	—	—	653	6,558	6,449	13,660
Equity in earnings (loss) of consolidated subsidiaries	(24,922)	38,144	(392)	—	(12,830)	—

Consolidated net income (loss)	(24,922)	(27,557)	34,104	2,690	(13,158)	(28,843)
Net loss attributable to noncontrolling interests	—	—	—	—	3,593	3,593

Net income (loss) attributable to common stockholders	(24,922)	(27,577)	34,104	2,690	(9,565)	(25,250)

Distributed and undistributed earnings allocated to participating securities	—	(443)	—	—	—	(443)

Adjusted net income (loss) attributable to common stockholders	$(24,922)	$(28,000)	$34,104	$2,690	$(9,565)	$(25,693)

Net income (loss)	$(24,922)	$(27,557)	$34,104	$2,690	$(13,158)	$(28,843)
Other comprehensive income (loss):
Net derivative loss on cash flow hedging instruments	—	(16,508)	—	—	—	(16,508)
Net reclassification adjustment on cash flow hedging instruments	—	970	—	—	—	970

Other comprehensive loss	—	(15,538)	—	—	—	(15,538)

Comprehensive income (loss)	(24,922)	(43,095)	34,104	2,690	(13,158)	(44,381)
Comprehensive loss attributable to noncontrolling interests	—	—	—	—	5,084	5,084

Comprehensive income (loss) attributable to common stockholders	$(24,922)	$(43,095)	$34,104	$2,690	$(8,074)	$(39,297)

Condensed Consolidated Statements of Cash Flows

For the Year Ended December 31, 2011

(in thousands)

	Parent	Subsidiary Issuer	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total Consolidated
OPERATING ACTIVITIES:
Net cash provided by (used in) operating activities	$—	$(44,768)	$116,354	$35,223	$(327)	$106,482

INVESTING ACTIVITIES:
Real estate acquisitions	—	—	(158,155)	(42,754)	—	(200,909)
Capital expenditures and development activities	—	—	(44,409)	(31,142)	—	(75,551)
Proceeds from dispositions of real estate investments	—	—	—	106,455	—	106,455
Investments in unconsolidated joint ventures	—	(21,937)	(54)	—	—	(21,991)
Proceeds from casualties and involuntary conversion	—	—	—	3,813	—	3,813
Distributions of investments in unconsolidated joint ventures	—	12,941	—	—	—	12,941
Other investing activities	—	(1,559)	(154)	(868)	—	(2,581)

Net cash provided by (used in) investing activities	—	(10,555)	(202,772)	35,504	—	(177,823)

FINANCING ACTIVITIES:
Proceeds from senior unsecured revolving line of credit	—	260,500	—	—	—	260,500
Repayments of senior unsecured revolving line of credit	—	(311,500)	—	—	—	(311,500)
Proceeds from senior unsecured notes	—	400,000	—	—	—	400,000
Repayments of senior unsecured notes	—	(200,000)	—	—	—	(200,000)
Proceeds from mortgage notes	—	—	—	20,000	—	20,000
Principal payments on mortgage notes	—	—	(106,081)	(27,817)	—	(133,898)
Proceeds from issuance of common stock and OP Units	116,898	116,898	—	—	(116,898)	116,898
Offering costs for issuance of common stock and OP Units	(5,315)	(5,315)	—	—	5,315	(5,315)
Net payments relating to intercompany financing	(46,219)	(131,140)	192,177	(59,478)	44,660	—
Redemption of noncontrolling interests	—	(371)	—	—	—	(371)
Dividends to common stockholders	(67,250)	(67,250)	—	—	67,250	(67,250)
Distributions to noncontrolling interests	—	(7,404)	—	(18)	—	(7,422)
Contributions from noncontrolling interests	—	—	—	231	—	231
Other financing activity	—	(4,733)	(62)	(233)	—	(5,028)

Net cash provided by (used in) financing activities	(1,886)	49,685	86,034	(67,315)	327	66,845

Net change in cash and cash equivalents	(1,886)	(5,638)	(384)	3,412	—	(4,496)
Cash and cash equivalents, beginning of period	1,886	19,197	624	(4,377)	—	17,330

Cash and cash equivalents, end of period	$—	$13,559	$240	$(965)	$—	$12,834

Note 18—Subsequent Events

GAAP requires an entity to disclose events that occur after the balance sheet date but before financial statements are issued or are available to be issued (“subsequent events”) as well as the date through which an entity has evaluated subsequent events. There are two types of subsequent events. The first type consists of events or transactions that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, (“recognized subsequent events”). The second type consists of events that provide evidence about conditions that did not exist at the date of the balance sheet but arose subsequent to that date (“nonrecognized subsequent events”). No significant recognized or nonrecognized subsequent events were noted other than those mentioned in Note 4 – Investments in and Advances to Unconsolidated Joint Ventures.

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2013

			Initial Cost to Company(4)					Gross Amount Carried at 12/31/2013
Property	Number of Buildings	Encum- brances (5)	Land	Building & Improvements (1)	Total Costs	Costs Capitalized Subsequent to Acquisition		Land	Building & Improvements (1)	Total Costs (3)(6)	Accumulated Depreciation (6)	Acquisition Date	Year Built
		(in thousands)	(in thousands)	(in thousands)	(in thousands)	(in thousands)		(in thousands)	(in thousands)	(in thousands)	(in thousands)
Newpoint I	1	$—	$2,143	$12,908	$15,051	$(780	)(2)	$2,088	$12,183	$14,271	$(3,720)	03/31/04	1997
Eagles Landing	1	—	2,595	13,475	16,070	(603	)(2)	2,595	12,872	15,467	(4,725)	06/08/04	2003
Southcreek	4	—	7,843	45,385	53,228	6,701		8,342	51,587	59,929	(16,636)	6/8/2004- 2/13/2009	1999-2006
Breckinridge Industrial	2	—	1,950	10,159	12,109	(952	)(2)	1,950	9,207	11,157	(2,603)	10/01/04	2000
Westgate Industrial	1	3,350	2,140	4,801	6,941	1,501		2,140	6,302	8,442	(1,859)	10/01/04	1988
Westpark Industrial	2	—	2,176	6,719	8,895	995		2,176	7,714	9,890	(2,708)	10/01/04	1981
Cobb Industrial	2	—	1,120	5,249	6,369	(291	)(2)	1,120	4,958	6,078	(1,423)	10/01/04	1996
Cabot Parkway Industrial	1	—	1,103	6,616	7,719	(542	)(2)	1,103	6,074	7,177	(1,623)	10/01/04	2000
Atlanta NE Portfolio	1	3,795	1,197	9,647	10,844	(282	)(2)	1,197	9,365	10,562	(2,644)	11/05/04	1987
Northmont Parkway	5	3,894	4,556	22,726	27,282	1,643		4,556	24,369	28,925	(7,444)	12/03/04	2003
Fulton Industrial Boulevard	3	—	1,850	13,480	15,330	1,642		1,850	15,122	16,972	(6,143)	07/21/05	1973-1996
Penney Road	1	—	401	4,145	4,546	325		401	4,470	4,871	(1,319)	07/21/05	2001
Southfield Parkway	1	1,661	523	3,808	4,331	(14	)(2)	523	3,794	4,317	(1,122)	07/21/05	1994
Livingston Court	2	—	919	6,878	7,797	(266	)(2)	919	6,612	7,531	(2,708)	07/21/05	1985
Peterson Place	3	—	466	6,015	6,481	21		466	6,036	6,502	(2,281)	07/21/05	1984
McGinnis Ferry	1	—	700	6,855	7,555	1,558		691	8,422	9,113	(1,849)	07/21/05	1993
South Royal Atlanta Drive	1	—	174	1,896	2,070	189		174	2,085	2,259	(722)	07/21/05	1986
Buford Development	1	2,738	1,370	7,151	8,521	1,879		1,370	9,030	10,400	(2,335)	03/31/06	2006
Evergreen Boulevard	2	8,829	3,123	14,265	17,388	(360	)(2)	3,123	13,905	17,028	(3,909)	06/09/06	1999
Pleasantdale	1	—	790	1,503	2,293	312		819	1,786	2,605	(305)	07/11/11	1995
Evergreen Drive	1	4,497	1,580	7,359	8,939	582		1,580	7,941	9,521	(659)	04/10/12	2001
Johnson Road	2	—	1,372	4,707	6,079	222		1,372	4,929	6,301	(317)	03/28/13	2007
Southfield	1	—	954	3,153	4,107	42		954	3,195	4,149	(285)	05/10/13	1997
Battle Drive	1	—	4,950	13,990	18,940	172		4,950	14,162	19,112	(201)	10/03/13	1999

TOTAL ATLANTA MARKET	41	28,764	45,995	232,890	278,885	13,694		46,459	246,120	292,579	(69,540)
Delta Portfolio	7	—	8,762	36,806	45,568	2,344		8,699	39,213	47,912	(11,018)	04/12/05	1986-1993
Charwood Road	1	4,656	1,960	10,261	12,221	438		1,960	10,699	12,659	(3,314)	07/21/05	1986
Greenwood Place	2	4,713	2,566	12,918	15,484	1,095		2,566	14,013	16,579	(3,950)	07/21/05	1978-1984
Guilford Road	1	—	1,879	6,650	8,529	1,876		1,879	8,526	10,405	(2,894)	06/09/06	1989
Bollman Place	1	—	1,654	6,202	7,856	448		1,654	6,650	8,304	(1,713)	06/09/06	1986

			Initial Cost to Company(4)					Gross Amount Carried at 12/31/2013
Property	Number of Buildings	Encum- brances (5)	Land	Building & Improvements (1)	Total Costs	Costs Capitalized Subsequent to Acquisition		Land	Building & Improvements (1)	Total Costs (3)(6)	Accumulated Depreciation (6)	Acquisition Date	Year Built
		(in thousands)	(in thousands)	(in thousands)	(in thousands)	(in thousands)		(in thousands)	(in thousands)	(in thousands)	(in thousands)
Dulles	6	—	11,125	34,066	45,191	2,034		11,125	36,100	47,225	(5,652)	08/04/06	2007-2012
Beckley	1	—	3,002	10,700	13,702	572		3,002	11,272	14,274	(2,928)	09/10/10	1992

TOTAL BALTIMORE/WASHINGTON MARKET	19	9,369	30,948	117,603	148,551	8,807		30,885	126,473	157,358	(31,469)
Marine Drive	1	—	2,764	17,419	20,183	—		2,765	17,418	20,183	(531)	05/10/13	1994

TOTAL CHARLOTTE MARKET	1	—	2,764	17,419	20,183	—		2,765	17,418	20,183	(531)
Route 22	1	—	5,183	20,100	25,283	(3,599	)(2)	5,183	16,501	21,684	(4,661)	07/20/05	2003
High Street Portfolio	3	—	4,853	10,334	15,187	1,115		4,853	11,449	16,302	(3,900)	10/26/05	1975-1988
Independence Avenue	1	—	3,133	17,542	20,675	483		3,133	18,025	21,158	(4,144)	12/26/06	1999
Bobali Drive	3	—	4,107	9,288	13,395	540		4,107	9,828	13,935	(2,625)	02/09/07	1998-1999
Snowdrift	1	—	972	3,770	4,742	786		972	4,556	5,528	(326)	12/27/12	1989
Silver Springs	1	—	940	3,120	4,060	143		940	3,263	4,203	(243)	05/10/13	2001
Commerce Circle	1	—	6,449	20,873	27,322	1,573		6,449	22,446	28,895	(790)	05/10/13	2006
Bethlehem Crossing	3	—	10,855	35,912	46,767	248		10,855	36,160	47,015	(1,287)	06/28/13	2004

TOTAL PENNSYLVANIA MARKET	14	—	36,492	120,939	157,431	1,289		36,492	122,228	158,720	(17,976)
Gary Ave	1	—	3,191	18,505	21,696	1,668		3,191	20,173	23,364	(4,409)	01/05/05	2001
Blackhawk Portfolio	5	—	6,671	40,877	47,548	2,358		6,667	43,239	49,906	(15,978)	06/13/05	1974-1987
East Fabyan Parkway	1	—	1,790	10,929	12,719	880		1,790	11,809	13,599	(5,480)	07/21/05	1975
Frontenac Road	1	—	1,647	5,849	7,496	269		1,647	6,118	7,765	(2,510)	07/21/05	1995
South Wolf Road	1	8,252	4,836	18,794	23,630	2,136		4,836	20,930	25,766	(8,414)	07/21/05	1982
Laramie Avenue	1	3,578	1,442	7,985	9,427	856		1,412	8,871	10,283	(3,417)	07/21/05	1972
West 123rd Place	1	684	644	5,935	6,579	1,804		644	7,739	8,383	(3,360)	07/21/05	1975
Stern Avenue	1	—	505	4,947	5,452	(1,867	)(2)	505	3,080	3,585	(1,566)	07/21/05	1979
Mitchell Court	1	6,746	5,036	8,578	13,614	751		5,036	9,329	14,365	(3,398)	05/01/07	1985
Veterans Parkway	1	—	2,108	—	2,108	7,336		2,108	7,336	9,444	(2,375)	10/20/05	2005
Lunt Avenue	1	—	1,620	1,988	3,608	222		1,620	2,210	3,830	(842)	03/17/06	2005
Mission Street	1	—	1,765	2,377	4,142	249		1,765	2,626	4,391	(1,592)	09/08/08	1991
Wolf Rd	1	—	1,908	2,392	4,300	70		1,930	2,440	4,370	(582)	11/22/10	1971
S Lombard Rd	1	—	1,216	2,136	3,352	2,065		1,216	4,201	5,417	(746)	04/15/11	2012
Arthur Avenue	1	—	3,231	1,469	4,700	468		3,203	1,965	5,168	(301)	12/30/11	1959
Center Avenue	1	—	4,128	9,896	14,024	3,513		4,128	13,409	17,537	(1,274)	04/19/12	2000

			Initial Cost to Company(4)					Gross Amount Carried at 12/31/2013
Property	Number of Buildings	Encum- brances (5)	Land	Building & Improvements (1)	Total Costs	Costs Capitalized Subsequent to Acquisition		Land	Building & Improvements (1)	Total Costs (3)(6)	Accumulated Depreciation (6)	Acquisition Date	Year Built
		(in thousands)	(in thousands)	(in thousands)	(in thousands)	(in thousands)		(in thousands)	(in thousands)	(in thousands)	(in thousands)
Greenleaf	1	—	625	952	1,577	3,683		698	4,562	5,260	(49)	10/19/12	1962
Supreme Drive	1	4,677	1,973	5,828	7,801	541		1,973	6,369	8,342	(749)	11/15/12	1994
White Oak	1	—	3,114	5,136	8,250	23		3,114	5,159	8,273	(469)	12/10/12	1998
Della Court	1	—	1,278	3,613	4,891	25		1,278	3,638	4,916	(322)	12/27/12	2003
Joliet Road	1	—	5,382	12,902	18,284	1,853		5,382	14,755	20,137	(863)	12/27/12	2004
Veterans	1	—	2,009	7,933	9,942	20		2,009	7,953	9,962	(386)	05/10/13	2005
Central Ave	1	—	11,975	2,625	14,600	352		11,975	2,977	14,952	(740)	05/10/13	1960
Fox River Business Center	6	—	11,828	41,346	53,174	2,010		11,828	43,356	55,184	(856)	10/09/13	2007
Morse Avenue	1	—	2,400	1,119	3,519	14		2,400	1,133	3,533	(59)	10/31/13	1969

TOTAL CHICAGO MARKET	34	23,937	82,322	224,111	306,433	31,299		82,355	255,377	337,732	(60,737)
Park West	5	—	5,893	39,878	45,771	(2,396	)(2)	5,771	37,604	43,375	(11,096)	06/08/04	1997-2003
Northwest Business Center	1	—	299	4,486	4,785	(1,959	)(2)	299	2,527	2,826	(990)	05/03/04	1995
New Buffington Road	2	5,124	1,618	8,500	10,118	3,953		1,618	12,453	14,071	(5,096)	07/21/05	1981
Olympic Boulevard	3	(1)	2,096	11,788	13,884	1,895		2,096	13,683	15,779	(4,784)	07/21/05	1989
Mineola Pike	1	—	625	4,642	5,267	54		625	4,696	5,321	(1,572)	07/21/05	1983
Industrial Road	2	—	629	3,344	3,973	1,256		628	4,601	5,229	(1,647)	07/21/05	1987
Dolwick Drive	1	(1)	579	4,670	5,249	256		579	4,926	5,505	(1,728)	07/21/05	1979
Best Place	1	—	1,131	5,516	6,647	2,299		1,131	7,815	8,946	(2,819)	07/21/05	1996
Distribution Circle	1	—	688	6,838	7,526	1,579		688	8,417	9,105	(2,842)	07/21/05	1981
Creek Road	1	—	377	4,925	5,302	248		377	5,173	5,550	(2,046)	06/09/06	1983
Power Line Drive	1	—	70	261	331	(3	)(2)	70	258	328	(60)	06/09/06	1984
Foundation Drive	4	—	706	3,471	4,177	404		706	3,875	4,581	(1,221)	06/09/06	1984-1987
Jamilke Drive	6	—	1,206	8,887	10,093	1,182		1,206	10,069	11,275	(3,100)	06/09/06	1984-1987
Port Union	2	—	7,649-	22,780-	30,429-	3,420		7,649	26,200	33,849	(3,091)	11/09/07	2007

TOTAL CINCINNATI MARKET	31	5,122	23,566	129,986	153,552	12,188		23,443	142,297	165,740	(42,092)
Commodity Boulevard	2	—	3,891	36,799	40,690	(728	)(2)	3,891	36,071	39,962	(11,064)	07/21/05	2000-2005
Industrial Drive	1	2,848	683	7,136	7,819	(313	)(2)	683	6,823	7,506	(1,954)	07/21/05	1995
Zane Trace Drive	1	—	288	3,091	3,379	182		288	3,273	3,561	(1,427)	03/14/06	1980
Rickenbacker	1	—	1,781	17,014	18,795	158		1,781	17,172	18,953	(4,583)	05/19/06	2000
Creekside	3	—	3,617	37,470	41,087	119		3,617	37,589	41,206	(12,239)	05/19/06	1999-2002
SouthPark	3	—	1,628	13,504	15,132	533		1,628	14,037	15,665	(4,320)	05/19/06	1990-1999
Lasalle Drive	1	6,650	1,839	12,391	14,230	614		2,304	12,540	14,844	(3,952)	08/08/07	2004

TOTAL COLUMBUS MARKET	12	9,498	13,727	127,405	141,132	565		14,192	127,505	141,697	(39,539)

			Initial Cost to Company(4)					Gross Amount Carried at 12/31/2013
Property	Number of Buildings	Encum- brances (5)	Land	Building & Improvements (1)	Total Costs	Costs Capitalized Subsequent to Acquisition		Land	Building & Improvements (1)	Total Costs (3)(6)	Accumulated Depreciation (6)	Acquisition Date	Year Built
		(in thousands)	(in thousands)	(in thousands)	(in thousands)	(in thousands)		(in thousands)	(in thousands)	(in thousands)	(in thousands)
Freeport Parkway	1	—	981	10,392	11,373	(1,181	)(2)	981	9,211	10,192	(2,757)	12/15/03	1999
Pinnacle	1	—	521	9,683	10,204	(653	)(2)	521	9,030	9,551	(2,829)	12/15/03	2001
Market Industrial	5	—	1,481	15,507	16,988	(487	)(2)	1,481	15,020	16,501	(4,228)	10/01/04	1981-1985
Shiloh Industrial	1	—	459	4,173	4,632	60		459	4,233	4,692	(1,203)	10/01/04	1984
Avenue R Industrial I	1	—	189	2,231	2,420	145		189	2,376	2,565	(729)	10/01/04	1980
Avenue R Industrial II	1	—	271	1,139	1,410	168		271	1,307	1,578	(460)	10/01/04	1980
Westfork Center Industrial	3	—	503	5,977	6,480	499		503	6,476	6,979	(1,909)	10/01/04	1980
Grand River Rd	1	—	1,380	14,504	15,884	(1,540	)(2)	1,380	12,964	14,344	(4,786)	12/03/04	2004
Diplomat Drive	1	—	532	3,136	3,668	1,980		532	5,116	5,648	(1,996)	05/26/05	1986
North 28th Street	1	—	—	6,145	6,145	(844	)(2)	—	5,301	5,301	(2,234)	07/21/05	2000
Esters Boulevard	1	—	—	22,072	22,072	(1,160	)(2)	—	20,912	20,912	(6,958)	07/21/05	1984-1999
West Story Drive	1	—	777	4,646	5,423	478		777	5,124	5,901	(2,185)	07/21/05	1997
Meridian Drive	1	1,222	410	4,135	4,545	327		410	4,462	4,872	(1,879)	07/21/05	1975
Gateway Drive	1	—	463	2,152	2,615	667		463	2,819	3,282	(1,069)	07/21/05	1988
Valwood Parkway	1	—	1,252	6,779	8,031	169		1,252	6,948	8,200	(1,991)	07/21/05	1984-1996
108th Street	1	—	83	899	982	(60	)(2)	83	839	922	(360)	07/21/05	1972
Champion Drive	1	1,401	672	2,598	3,270	1,072		672	3,670	4,342	(1,129)	07/21/05	1984
Sanden Drive	1	—	207	2,258	2,465	412		207	2,670	2,877	(741)	07/21/05	1994
North Great Southwest Parkway	2	2,317	1,384	3,727	5,111	1,867		1,904	5,074	6,978	(1,591)	07/21/05	1963-1964
Royal Lane	1	—	—	3,200	3,200	238		—	3,438	3,438	(1,453)	07/21/05	1986
GSW Gateway Three	1	—	1,669	11,622	13,291	61		1,669	11,683	13,352	(4,717)	01/13/06	2001
Pinnacle Point Drive	1	7,820	3,915	18,537	22,452	3,582		3,915	22,119	26,034	(1,656)	06/29/12	2006
Ashmore Lane	1	—	3,856	16,352	20,208	1,727		3,856	18,079	21,935	(985)	12/27/12	2004
La Reunion	1	—	1,469	6,778	8,247	283		1,469	7,061	8,530	(454)	04/09/13	1983
Statesman Drive	1	—	574	1,978	2,552	—		574	1,978	2,552	(70)	08/14/13	1987
Diplomacy	1	—	878	3,057	3,935	—		878	3,057	3,935	—	12/20/13	1985
Eisenhower	1	—	1,105	5,545	6,650	5		1,105	5,550	6,655	—	12/30/13	2006

TOTAL DALLAS MARKET	34	12,760	25,031	189,222	214,253	7,815		25,551	196,517	222,068	(50,369)
Interpark 70	1	4,343	1,383	7,566	8,949	(859	)(2)	1,383	6,707	8,090	(2,162)	09/30/04	1998
Pecos Street	1	—	1,860	4,821	6,681	91		1,860	4,912	6,772	(789)	08/08/11	2003

TOTAL DENVER MARKET	2	4,343	3,243	12,387	15,630	(768)		3,243	11,619	14,862	(2,951)

			Initial Cost to Company(4)					Gross Amount Carried at 12/31/2013
Property	Number of Buildings	Encum- brances (5)	Land	Building & Improvements (1)	Total Costs	Costs Capitalized Subsequent to Acquisition		Land	Building & Improvements (1)	Total Costs (3)(6)	Accumulated Depreciation (6)	Acquisition Date	Year Built
		(in thousands)	(in thousands)	(in thousands)	(in thousands)	(in thousands)		(in thousands)	(in thousands)	(in thousands)	(in thousands)
West By Northwest	1	—	1,033	7,564	8,597	(227	)(2)	1,033	7,337	8,370	(2,345)	10/30/03	1997
Bondesen Business Park	7	—	1,007	23,370	24,377	(223	)(2)	988	23,166	24,154	(6,957)	06/03/04	2001-2002
Beltway 8 Business Park	7	8,206	1,679	25,565	27,244	(1,294	)(2)	1,679	24,271	25,950	(8,397)	6/3/2004- 7/1/2005	2001-2003
Greens Crossing	3	—	1,225	10,202	11,427	1,595		1,225	11,797	13,022	(3,677)	07/01/05	1998-2000
Gateway at Central Green	2	—	1,079	9,929	11,008	631		1,079	10,560	11,639	(3,404)	09/20/05	2001
Fairbanks Center	1	—	707	5,205	5,912	537		707	5,742	6,449	(1,735)	03/27/06	1999
Bondesen North	4	—	3,345	11,030	14,375	(317	)(2)	2,975	11,083	14,058	(2,586)	06/08/07	2006
Northwest Place	1	—	1,821	11,406	13,227	1,511		1,821	12,917	14,738	(3,255)	06/14/07	1997
Warehouse Center Drive	1	2,910	1,296	6,782	8,078	12		1,296	6,794	8,090	(2,165)	12/03/07	2006
Air Center Drive	1	—	763	1,876	2,639	305		711	2,233	2,944	(497)	11/09/10	1997
Beltway Antoine	7	—	7,058	31,875	38,933	1,018		7,058	32,893	39,951	(6,775)	08/11/11	2007-2008
Proterra	1	—	2,573	8,289	10,862	2,383		2,573	10,672	13,245	(535)	08/31/12	2013
Greens Parkway	1	—	704	4,093	4,797	148		704	4,241	4,945	(550)	12/07/11	2007
Claymoore Business Center	2	—	1,491	4,967	6,458	1,193		1,491	6,160	7,651	(879)	05/09/12	2001
Pinemont	1	2,488	1,448	6,969	8,417	212		1,448	7,181	8,629	(1,484)	06/29/12	2000
State Highway 225	2	5,893	4,062	10,657	14,719	1,196		4,062	11,853	15,915	(983)	12/13/12	1981-1983
Aeropark	1	—	1,723	7,065	8,788	(98	)(2)	1,723	6,967	8,690	(37)	12/06/13	1999

TOTAL HOUSTON MARKET	43	19,497	33,014	186,844	219,858	8,582		32,573	195,867	228,440	(46,261)
Plainfield	2	—	3,095	31,369	34,464	(595	)(2)	3,095	30,774	33,869	(7,955)	4/13/2003- 4/13/2006	1997-2000
Guion Road	1	—	2,200	11,239	13,439	261		2,200	11,500	13,700	(3,261)	12/15/05	1995
Franklin Road	3	—	2,292	11,949	14,241	5,185		2,292	17,134	19,426	(6,851)	02/27/06	1973
Perry Road	1	—	1,106	7,268	8,374	(182	)(2)	1,106	7,086	8,192	(1,785)	10/10/07	1995

TOTAL INDIANAPOLIS MARKET	7	—	8,693	61,825	70,518	4,669		8,693	66,494	75,187	(19,852)
Riverport	1	—	1,279	8,812	10,091	(1,009	)(2)	1,279	7,803	9,082	(2,623)	05/03/04	1996
Freeport	1	—	2,523	18,693	21,216	(455	)(2)	2,523	18,238	20,761	(4,872)	03/14/07	1999
Louisville Logistics Center	1	—	2,177	11,932	14,109	(987	)(2)	2,177	10,945	13,122	(2,523)	10/12/07	2002

TOTAL LOUISVILLE MARKET	3	—	5,979	39,437	45,416	(2,451)		5,979	36,986	42,965	(10,018)

			Initial Cost to Company(4)					Gross Amount Carried at 12/31/2013
Property	Number of Buildings	Encum- brances (5)	Land	Building & Improvements (1)	Total Costs	Costs Capitalized Subsequent to Acquisition		Land	Building & Improvements (1)	Total Costs (3)(6)	Accumulated Depreciation (6)	Acquisition Date	Year Built
		(in thousands)	(in thousands)	(in thousands)	(in thousands)	(in thousands)		(in thousands)	(in thousands)	(in thousands)	(in thousands)
Chickasaw	2	—	1,141	13,837	14,978	(1,149	)(2)	1,141	12,688	13,829	(4,060)	07/22/03	2000-2002
Memphis Portfolio	5	8,780	12,524	73,700	86,224	2,513		12,574	76,163	88,737	(24,861)	2/16/2005- 4/6/2005	1997-2000
Deltapoint	1	—	2,299	24,436	26,735	5,527		2,299	29,963	32,262	(6,337)	06/29/07	2006

TOTAL MEMPHIS MARKET	8	8,780	15,964	111,973	127,937	6,891		16,014	118,814	134,828	(35,258)
Miami Service Center	1	—	1,110	3,811	4,921	607		1,110	4,418	5,528	(1,625)	04/07/05	1987
Miami Commerce Center	1	2,948	3,050	10,769	13,819	4,474		3,050	15,243	18,293	(4,389)	04/13/05	1991
Northwest 70th Avenue	2	—	10,025	16,936	26,961	5,743		10,025	22,679	32,704	(9,763)	06/09/06	1972-1976
North Andrews Avenue	1	—	6,552	6,101	12,653	715		6,552	6,816	13,368	(2,179)	06/09/06	1999
Northwest 30th Terrace	1	—	3,273	4,196	7,469	1,364		3,273	5,560	8,833	(873)	02/18/11	1994
Pan America	2	—	6,386	19,497	25,883	403		6,396	19,890	26,286	(790)	07/19/11	2013
Northwest 34th Street	1	—	946	3,239	4,185	240		946	3,479	4,425	(419)	06/25/12	2000
Miami Gardens	1	—	4,480	7,562	12,042	(38	)(2)	4,480	7,524	12,004	(209)	10/22/13	1969

TOTAL MIAMI MARKET	10	2,948	35,822	72,111	107,933	13,508		35,832	85,609	121,441	(20,247)
Eastgate	1	—	1,445	13,352	14,797	(627	)(2)	1,445	12,725	14,170	(3,468)	03/19/04	2002
Mid South Logistics Center	1	—	1,772	18,288	20,060	1,781		1,850	19,991	21,841	(6,705)	06/29/04	2001
Rockdale Distribution Center	1	—	2,940	12,188	15,128	6,845		2,940	19,033	21,973	(3,225)	12/28/05	2013
Logistics Way	1	—	621	17,763	18,384	(1,151	)(2)	621	16,612	17,233	(3,622)	09/28/09	2007

TOTAL NASHVILLE MARKET	4	—	6,778	61,591	68,369	6,848		6,856	68,361	75,217	(17,020)
Brunswick Avenue	1	—	3,665	16,380	20,045	2,508		3,665	18,888	22,553	(4,807)	07/21/05	1986
Campus Drive	1	—	1,366	4,841	6,207	1,136		1,366	5,977	7,343	(2,276)	07/21/05	1975
Hanover Ave	1	—	4,940	8,026	12,966	(232	)(2)	4,940	7,794	12,734	(1,732)	12/28/05	1988
Rockaway	3	—	5,881	12,521	18,402	2,870		5,881	15,391	21,272	(6,312)	12/29/05	1974
Lake Drive	1	—	1,699	6,898	8,597	675		1,699	7,573	9,272	(1,985)	05/25/06	1988
Market Street	2	—	2,298	7,311	9,609	(334	)(2)	2,298	6,977	9,275	(2,175)	06/06/06	1990
Kennedy Drive	1	—	3,044	6,583	9,627	400		3,044	6,983	10,027	(1,351)	04/14/10	2001
Railroad Avenue	1	—	6,494	10,996	17,490	312		6,494	11,308	17,802	(3,133)	01/28/11	1964
Pierce Street	1	—	2,472	4,255	6,727	1,432		2,472	5,687	8,159	(306)	12/27/12	2003
Pencader	1	—	1,738	2,558	4,296	64		1,738	2,622	4,360	(206)	05/10/13	1989
Seaview	1	—	5,910	10,423	16,333	—		5,910	10,423	16,333	—	12/20/13	1980

TOTAL NEW JERSEY MARKET	14	—	39,507	90,792	130,299	8,831		39,507	99,623	139,130	(24,283)

			Initial Cost to Company(4)					Gross Amount Carried at 12/31/2013
Property	Number of Buildings	Encum- brances (5)	Land	Building & Improvements (1)	Total Costs	Costs Capitalized Subsequent to Acquisition		Land	Building & Improvements (1)	Total Costs (3)(6)	Accumulated Depreciation (6)	Acquisition Date	Year Built
		(in thousands)	(in thousands)	(in thousands)	(in thousands)	(in thousands)		(in thousands)	(in thousands)	(in thousands)	(in thousands)
Eden Rock Industrial	1	—	998	2,566	3,564	146		998	2,712	3,710	(1,216)	10/01/04	1973
Bayside Distribution Center	2	9,530	6,875	15,254	22,129	(1,077	)(2)	6,875	14,177	21,052	(3,790)	11/03/04	1998-2000
Fite Court	1	—	5,316	15,499	20,815	1,161		5,316	16,660	21,976	(4,452)	12/28/06	2003
California Logistics Centre	1	—	5,672	20,499	26,171	(2,987	)(2)	5,672	17,512	23,184	(4,544)	04/21/06	2001
Cherry Street	3	—	12,584	24,582	37,166	2,202		12,584	26,784	39,368	(8,557)	06/09/06	1960-1990
Pike Lane	3	—	2,880	8,328	11,208	(41	)(2)	2,880	8,287	11,167	(2,401)	06/09/06	1982
South Vasco Road	1	—	2,572	14,809	17,381	(485	)(2)	2,572	14,324	16,896	(3,882)	06/09/06	1999
McLaughlin Avenue	1	—	3,424	5,507	8,931	75		3,424	5,582	9,006	(2,075)	06/09/06	1975
Park Lane	5	—	10,977	17,216	28,193	(182	)(2)	10,977	17,034	28,011	(6,398)	06/09/06	1960-1966
Valley Drive	4	—	11,238	14,244	25,482	1,883		11,238	16,127	27,365	(5,506)	06/09/06	1960-1971
Old Country Road	1	—	1,557	1,503	3,060	182		1,557	1,685	3,242	(675)	06/09/06	1969
Cypress Lane	1	—	2,211	2,196	4,407	454		2,211	2,650	4,861	(1,326)	06/09/06	1970
Rollins Road	1	19,021	17,800	17,621	35,421	338		17,659	18,100	35,759	(2,957)	11/04/11	1997
Coliseum Way	1	—	10,229	18,255	28,484	2,032		10,229	20,287	30,516	(1,391)	12/11/12	1967
Alpine Way	1	—	2,321	2,502	4,823	—		2,321	2,502	4,823	(85)	06/25/13	1986

TOTAL NORTHERN CALIFORNIA MARKET	27	28,551	96,654	180,581	277,235	3,701		96,513	184,423	280,936	(49,255)
Cypress Park East	2	8,617	2,627	13,055	15,682	1,448		2,627	14,503	17,130	(3,768)	10/22/04	2000
East Landstreet Road	3	—	2,251	11,979	14,230	321		2,251	12,300	14,551	(3,421)	06/09/06	1997-2000
Boggy Creek Road	8	—	8,098	30,984	39,082	1,830		8,098	32,814	40,912	(8,389)	06/09/06	1993-2007
ADC North Phase I	2	—	2,475-	11,941	14,416-	1,676		2,475	13,617	16,092	(2,321)	12/19/2006- 12/20/2006	2008-2009
American Way	1	—	3,603	8,667	12,270	(399	)(2)	3,603	8,268	11,871	(1,648)	08/16/07	1997
Director’s Row	1	—	524	2,519	3,043	33		524	2,552	3,076	(616)	03/01/11	1994
GE Portfolio	3	—	4,715	12,513	17,228	937		4,715	13,450	18,165	(2,218)	09/01/11	1975-1999

TOTAL ORLANDO MARKET	20	8,617	24,293	91,658	115,951	5,846		24,293	97,504	121,797	(22,381)
North Industrial	2	4,689	4,566	15,899	20,465	1,613		4,566	17,512	22,078	(5,654)	10/01/04	1995-1999
South Industrial I	2	3,912	2,876	14,120	16,996	1,440		2,829	15,607	18,436	(5,427)	10/01/04	1987
South Industrial II	1	—	1,235	4,902	6,137	(1,189	)(2)	1,235	3,713	4,948	(944)	10/01/04	1990
West Southern Industrial	1	—	555	3,376	3,931	(335	)(2)	555	3,041	3,596	(831)	10/01/04	1984
West Geneva Industrial	3	—	413	2,667	3,080	326		413	2,993	3,406	(970)	10/01/04	1981
West 24th Industrial	2	—	870	4,575	5,445	871		870	5,446	6,316	(2,574)	10/01/04	1979-1980
Sky Harbor Transit Center	1	—	2,534	7,597	10,131	(843	)(2)	2,534	6,754	9,288	(1,890)	11/24/04	2002

			Initial Cost to Company(4)					Gross Amount Carried at 12/31/2013
Property	Number of Buildings	Encum- brances (5)	Land	Building & Improvements (1)	Total Costs	Costs Capitalized Subsequent to Acquisition		Land	Building & Improvements (1)	Total Costs (3)(6)	Accumulated Depreciation (6)	Acquisition Date	Year Built
		(in thousands)	(in thousands)	(in thousands)	(in thousands)	(in thousands)		(in thousands)	(in thousands)	(in thousands)	(in thousands)
Roosevelt Distribution Center	1	—	1,154	6,441	7,595	(211	)(2)	1,154	6,230	7,384	(1,429)	05/19/06	1988
North 45th Street	1	—	3,149	5,051	8,200	14		3,149	5,065	8,214	(940)	06/30/11	2001
Broadway Industrial Portfolio	3	—	4,725	17,708	22,433	79		4,725	17,787	22,512	(501)	08/22/13	1981

TOTAL PHOENIX MARKET	17	8,601	22,077	82,336	104,413	1,765		22,030	84,148	106,178	(21,160)
Industry Drive North	2	8,493	5,753	16,039	21,792	1,297		5,753	17,336	23,089	(5,536)	07/21/05	1996
South 228th Street	1	8,978	3,025	13,694	16,719	1,586		3,025	15,280	18,305	(3,801)	07/21/05	1996
64th Avenue South	1	5,570	3,345	9,335	12,680	642		3,345	9,977	13,322	(2,647)	07/21/05	1996
South 192nd Street	1	—	1,286	3,433	4,719	136		1,286	3,569	4,855	(1,054)	07/21/05	1986
South 212th Street	1	—	3,095	10,253	13,348	556		3,095	10,809	13,904	(2,823)	08/01/05	1996
Southwest 27th Street	1	6,805	4,583	8,353	12,936	48		4,583	8,401	12,984	(4,371)	07/21/05	1995
13610 52nd St	1	—	4,018	9,571	13,589	1		4,018	9,572	13,590	(1,349)	12/01/10	2006
Southwest 27th Street-Alpak	1	—	4,313	4,687	9,000	130		4,313	4,817	9,130	(644)	10/14/11	2003
Milwaukee Avenue	1	—	2,287	7,213	9,500	12		2,278	7,234	9,512	(663)	08/31/12	1987
Sumner II	1	—	672	1,178	1,850	326		672	1,504	2,176	(22)	10/15/12	2007
East Park Bldg 5	1	—	980	2,061	3,041	6		980	2,067	3,047	(114)	08/30/13	1997

TOTAL SEATTLE MARKET	12	29,846	33,357	85,817	119,174	4,740		33,348	90,566	123,914	(23,024)
Rancho Technology Park	1	—	2,790	7,048	9,838	(400	)(2)	2,790	6,648	9,438	(1,873)	10/16/03	2002
Foothill Business Center	3	—	13,315	9,112	22,427	(605	)(2)	13,315	8,507	21,822	(2,865)	12/09/04	2000
East Slauson Avenue	3	9,162	5,499	14,775	20,274	3,083		5,499	17,858	23,357	(8,046)	07/21/05	1962-1976
Airport Circle	1	—	3,098	8,368	11,466	1,213		3,098	9,581	12,679	(2,746)	07/21/05	1992
Cota Street	1	—	2,802	7,624	10,426	48		2,802	7,672	10,474	(2,344)	07/21/05	1987
Twin Oaks Valley Road	2	—	1,815	7,855	9,670	152		1,815	8,007	9,822	(2,050)	07/21/05	1978-1988
Meyer Canyon	1	—	5,314	9,929	15,243	1,488		5,608	11,123	16,731	(2,592)	06/30/06	2001
Mira Loma	1	—	7,919	6,668	14,587	203		7,919	6,871	14,790	(1,189)	12/23/08	1997
Sycamore Canyon	2	—	6,356	36,088	42,444	1,346		6,356	37,434	43,790	(7,636)	09/09/09	2007
Colombard Ct	1	1,972	1,264	3,237	4,501	(1	)(2)	1,264	3,236	4,500	(1,098)	07/29/10	1990
E Airport Drive	1	—	905	2,744	3,649	—		905	2,744	3,649	(783)	12/23/10	1990
Truck Courts	3	—	26,392	17,267	43,659	5		26,392	17,272	43,664	(2,537)	12/29/10	1971-1988
Haven A	1	7,676	5,783	19,578	25,361	(2,107	)(2)	5,783	17,471	23,254	(1,892)	12/31/10	2001
Haven G	1	965	479	1,131	1,610	(190	)(2)	479	941	1,420	(100)	12/31/10	2003
6th and Rochester	1	3,147	3,111	6,428	9,539	(324	)(2)	3,088	6,127	9,215	(1,358)	01/04/11	2001
Palmyrita	2	6,155	3,355	8,665	12,020	(995	)(2)	3,355	7,670	11,025	(1,052)	01/11/11	2006
Central Avenue	1	—	3,898	4,642	8,540	1,666		3,898	6,308	10,206	(899)	01/27/11	2011
Byron Road	1	—	2,042	2,715	4,757	326		2,042	3,041	5,083	(444)	04/15/11	1972
Desoto Place	1	3,264	2,255	4,339	6,594	570		2,255	4,909	7,164	(995)	07/01/11	1982

			Initial Cost to Company(4)				Gross Amount Carried at 12/31/2013
Property	Number of Buildings	Encum- brances (5)	Land	Building & Improvements (1)	Total Costs	Costs Capitalized Subsequent to Acquisition	Land	Building & Improvements (1)	Total Costs (3)(6)	Accumulated Depreciation (6)	Acquisition Date	Year Built
		(in thousands)	(in thousands)	(in thousands)	(in thousands)	(in thousands)	(in thousands)	(in thousands)	(in thousands)	(in thousands)
Slover	1	—	13,786	23,017	36,803	—	13,786	23,017	36,803	(160)	07/28/11	2013
White Birch	1	—	5,081	6,177	11,258	344	5,081	6,521	11,602	(825)	07/03/12	1984
Pomona Blvd	4	—	6,524	9,630	16,154	1,697	6,524	11,327	17,851	(1,036)	10/31/12	1987-1988
Air Freight Portfolio	3	48,294	29,978	48,469	78,447	4,336	29,928	52,855	82,783	(3,800)	11/15/12	1993-2004
Sampson	1	—	4,848	6,277	11,125	—	4,848	6,277	11,125	(365)	03/20/13	2000
Painter	2	—	8,529	10,413	18,942	35	8,529	10,448	18,977	(684)	03/20/13	1966
4th Street	1	—	3,349	6,789	10,138	1	3,349	6,790	10,139	(128)	10/15/13	1988
Arthur	1	—	4,044	6,063	10,107	—	4,043	6,064	10,107	(45)	11/27/13	1979

TOTAL SOUTHERN CALIFORNIA MARKET	42	80,635	174,531	295,048	469,579	11,891	174,751	306,719	481,470	(49,542)

SUB TOTAL CONSOLIDATED OPERATING PROPERTIES	395	281,268	760,757	2,531,975	3,292,732	149,710	761,774	2,680,668	3,442,442	(653,505)
Mallard Lake	1	—	2,561	8,809	11,370	13	2,561	8,822	11,383	(3,474)	10/29/2003	2000

Assets held for sale	1	—	2,561	8,809	11,370	13	2,561	8,822	11,383	(3,474)
116 Lehigh Dr	1	4,453	2,193	5,168	7,361	2,006	2,193	7,174	9,367	—	6/29/2012	1986
4802 Van Buren	1	—	839	961	1,800	1,027	839	1,988	2,827	(32)	1/11/2012	1984

Properties under redevelopment	2	4,453	3,032	6,129	9,161	3,033	3,032	9,162	12,194	(32)
DCT 55	1	—	6,832	—	6,832	19,386	6,832	19,386	26,218	—
DCT Airtex Industrial Center	1	—	2,595	—	2,595	9,566	2,597	9,564	12,161	—
DCT Beltway Tanner Business Park	0	—	3,353	—	3,353	6,848	3,360	6,841	10,201	—
DCT Sumner South Distribution Center	0	—	2,855	—	2,855	6,339	2,881	6,313	9,194	—
DCT Auburn 44	0	—	1,016	—	1,016	2,325	1,054	2,287	3,341	—
DCT White River Corporate Center Phase I	0	—	7,867	—	7,867	15,184	8,534	14,517	23,051	—
Slover Logistics Center II	0	—	14,189	—	14,189	10,052	14,239	10,002	24,241	—
DCT Rialto Logistics Center	0	—	19,219	—	19,219	2,261	19,230	2,250	21,480	—
8th & Vineyard A	0	—	1,467	—	1,467	6,306	1,467	6,306	7,773	—
8th & Vineyard B	0	—	960	—	960	4,283	960	4,283	5,243	—

Properties under development	2	—	60,353	—	60,353	82,550	61,154	81,749	142,903	—
8th & Vineyard C	0	—	670	—	670	461	676	455	1,131	—
8th & Vineyard E	0	—	520	—	520	310	520	310	830	—

			Initial Cost to Company(4)				Gross Amount Carried at 12/31/2013
Property	Number of Buildings	Encum- brances (5)	Land	Building & Improvements (1)	Total Costs	Costs Capitalized Subsequent to Acquisition	Land	Building & Improvements (1)	Total Costs (3)(6)	Accumulated Depreciation (6)	Acquisition Date	Year Built
		(in thousands)	(in thousands)	(in thousands)	(in thousands)	(in thousands)	(in thousands)	(in thousands)	(in thousands)	(in thousands)
8th & Vineyard D	0	—	910	—	910	539	910	539	1,449	—
DCT White River Corporate Center Phase II	0	—	4,626	—	4,626	2,476	4,626	2,476	7,102	—
DCT River West	0	—	2,848	—	2,848	3,779	2,857	3,770	6,627	—
DCT Airtex Industrial Center II	0	—	1,124	—	1,124	331	1,152	303	1,455	—
DCT Northwest Crossroads Phase I	0	—	3,024	—	3,024	374	3,059	339	3,398	—
DCT Northwest Crossroads Phase II	0	—	2,918	—	2,918	130	2,950	98	3,048	—
ADC North Phase II Building C	0	—	662	—	662	693	662	693	1,355	—
Seneca Commerce Center Phase I	0	—	1,262	—	1,262	8	1,262	8	1,270	—
Seneca Commerce Center Phase II	0	—	1,267	—	1,267	8	1,267	8	1,275	—
Seneca Commerce Center Phase III	0	—	1,267	—	1,267	8	1,267	8	1,275	—
DCT Port Union Building 1	0	—	1,965	—	1,965	1,535	1,965	1,535	3,500	—
DCT Port Union Building 3	0	—	1,310	—	1,310	2,071	1,310	2,071	3,381	—
ADC North Phase II Building D	0	—	611	—	611	561	611	561	1,172	—
Stonefield Industrial Park Land	0	—	4,959	—	4,959	6	4,959	6	4,965	—
Boone Industrial Park Land	0	—	854	—	854	27	861	20	881	—
DCT Jurupa Ranch Land	0	—	2,733	—	2,733	—	2,733	—	2,733	—
8th & Vineyard Additional Land	0	—	186	—	186	110	186	110	296	—
DCT Jurupa Ranch	0	—	23,925	2,242	26,167	202	24,011	2,358	26,369	(560)

Properties in pre-development including land held	—	—	57,641	2,242	59,883	13,629	57,844	15,668	73,512	(560)

GRAND TOTAL CONSOLIDATED	400	$285,721	$884,344	$2,549,155	$3,433,499	$248,935	$886,365	$2,796,069	$3,682,434	$(657,571)

(1)	Included in Building & Improvements are intangible lease assets.
(2)	Generally these reductions in basis include one or more of the following: i) payments received under master lease agreements and pursuant to GAAP, rental and expense recovery payments under master lease agreements are reflected as a reduction of the basis of the underlying property rather than revenues; ii) write-offs of fixed asset balances due to early lease terminations by contracted customers; iii) write-offs of fully amortized lease related intangible assets and improvements; iv) write-offs of fully amortized tenant leasing costs; and v) other miscellaneous basis adjustments.
(3)	As of December 31, 2013, the aggregate cost for federal income tax purposes of investments in real estate was approximately $3.3 billion.
(4)	For properties developed by the Operating Partnership, included in Initial Cost to Company are development costs capitalized prior to substantial completion of the properties.

(5)	Reconciliation of total debt to consolidated balance sheet caption as of December 31, 2013:

Total per Schedule III	$285,721
Unencumbered mortgage notes	—
Premiums, net of amortization	5,239

Total mortgage notes	$290,960

(6)	A summary of activity for real estate and accumulated depreciation for the year ended December 31, 2013 is as follows:

Investments in properties:
Balance at beginning of year	$3,385,527
Assets held for sale	55,801

Balance at beginning of year, including held for sale	3,441,328
Acquisition of properties	411,041
Improvements, including development properties	165,744
Divestiture of properties	(288,305)
Improvements, intangibles, tenant leasing cost write-offs	(29,608)
Impairments	(13,279)
Other adjustments	(4,487)

Balance at end of year, including held for sale	$3,682,434
Held for sale	(11,383)

Balance at end of year, excluding held for sale	$3,671,051

Accumulated depreciation and amortization:
Balance at beginning of year	$(605,888)
Assets held for sale	(3,912)

Balance at beginning of year, including held for sale	(609,800)
Depreciation and amortization expense, including discontinued operations	(137,703)
Divestiture of properties	60,032
Improvements, intangibles, tenant leasing cost write-offs	29,608
Other adjustments	292

Balance at end of year, including held for sale	$(657,571)

Held for sale	3,474

Balance at end of year, excluding held for sale	$(654,097)

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter also authorizes our company, to the maximum extent permitted by Maryland law, to obligate our company to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in any such capacity.

Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served, as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise, and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in any such capacity, and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and our bylaws also permit our company to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We entered into indemnification agreements with each of our executive officers and directors providing for indemnification and advancement of expenses to the fullest extent permitted by applicable law. We also maintain liability insurance for our officers and directors.

ITEM 21. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit Number	Description

2.1	Contribution Agreement by and among Dividend Capital Trust Inc., Dividend Capital Operating Partnership LP and Dividend Capital Advisors Group LLC, dated as of July 21, 2006 (incorporated by reference to Exhibit 2.1 to Form 8-K filed on July 27, 2006)

3.1	DCT Industrial Trust Inc. Third Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to Form 8-K filed on December 19, 2006)

3.2	DCT Industrial Trust Inc. Articles of Amendment (incorporated by reference to Exhibit 3.1 to Form 8-K filed on November 5, 2012)

3.3	DCT Industrial Trust Inc. Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Form 8-K filed on December 19, 2006)

3.4	First Amendment to DCT Industrial Trust Inc. Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Form 8-K filed on February 9, 2011)

3.5	Second Amendment to DCT Industrial Trust Inc. Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Form 8-K filed on October 27, 2011)

3.6	Third Amendment to Bylaws (incorporated by reference to Exhibit 3.1 to Form 8-K filed on May 1, 2013)

+3.7	Certificate of Formation of DCT MISSION STREET, LLC

+3.8	Certificate of Formation of DCT – AZ 2004 RN PORTFOLIO L LLC

+3.9	Certificate of Formation of DCT – AZ 2004 RN PORTFOLIO U LLC

+3.10	Certificate of Formation of DCT – GA 2004 RN PORTFOLIO L LLC

+3.11	Certificate of Formation of DCT – GA 2004 RN PORTFOLIO U LLC

+3.12	Certificate of Formation of DCT 30TH TERRACE LLC

+3.13	Certificate of Formation of DCT 101 RRNJ LLC

+3.14	Certificate of Formation of DCT 1045 Greens Parkway LLC

+3.15	Certificate of Formation of DCT 11180 RANCH LLC

+3.16	Certificate of Formation of DCT 11400 NW LLC

+3.17	Certificate of Formation of DCT 1201 PERRY LLC

+3.18	Certificate of Formation of DCT 5800 Coliseum LLC

+3.19	Certificate of Formation of DCT 700 Milwaukee LLC

+3.20	Certificate of Formation of DCT 230 JOHNSON ROAD LLC

+3.21	Certificate of Formation of DCT 309 JOHNSON ROAD LLC

+3.22	Certificate of Formation of DCT 4800 Central LLC

+3.23	Certificate of Formation of DCT AIR CENTER LLC

+3.24	Certificate of Formation of DCT AIRPORT DRIVE LLC

Exhibit Number	Description

+3.25	Certificate of Formation of DCT Airtex LLC

+3.26	Certificate of Formation of DCT Airtex II LLC

+3.27	Certificate of Formation of DCT Alpine Way LLC

+3.28	Certificate of Formation of DCT Antoine Beltway LLC

+3.29	Certificate of Formation of DCT Arthur Avenue LLC

+3.30	Certificate of Formation of DCT BLACKHAWK CENTER LLC

+3.31	Certificate of Formation of DCT BECKLEY LLC

+3.32	Certificate of Formation of DCT BOBALI DRIVE LLC

+3.33	Certificate of Formation of DCT Boldt Park LLC

+3.34	Certificate of Formation of DCT BOLLMAN MD LLC

+3.35	Certificate of Formation of DCT BYRON ROAD LLC

+3.36	Certificate of Formation of DCT Center Avenue LLC

+3.37	Certificate of Formation of DCT CHINO LLC

+3.38	Certificate of Formation of DCT Claymoore LLC

+3.39	Certificate of Formation of DCT CREEK ROAD OH LLC

+3.40	Certificate of Formation of DCT CREEKSIDE I LLC

+3.41	Certificate of Formation of DCT CREEKSIDE II LLC

+3.42	Certificate of Formation of DCT CREEKSIDE IV LLC

+3.43	Certificate of Formation of DCT Della Court LLC

+3.44	Certificate of Formation of DCT DIRECTORS ROW LLC

+3.45	Certificate of Formation of DCT Dulles Phase I LLC

+3.46	Certificate of Formation of DCT Dulles Phase II LLC

+3.47	Certificate of Formation of DCT ECKHOFF STREET LLC

+3.48	Certificate of Formation of DCT FONTANA LLC

+3.49	Certificate of Formation of DCT FRANKLIN ROAD LLC

+3.50	Certificate of Formation of DCT FREEPORT DRIVE LLC

+3.51	Certificate of Formation of DCT Greenleaf LLC

+3.52	Certificate of Formation of DCT GUION ROAD LLC

+3.53	Certificate of Formation of DCT HANOVER LLC

+3.54	Certificate of Formation of DCT HARLAN ROAD LLC

+3.55	Certificate of Formation of DCT HIGH STREET LLC

+3.56	Certificate of Formation of DCT—IL S GARY LLC

+3.57	Certificate of Formation of DCT INDEPENDENCE LLC

+3.58	Certificate of Formation of DCT JAMIKE KY LLC

Exhibit Number	Description

+3.59	Certificate of Formation of DCT KENNEDY LLC

+3.60	Certificate of Formation of DCT La Reunion LLC

+3.61	Certificate of Formation of DCT LOMBARD ROAD LLC

+3.62	Certificate of Formation of DCT Louisville Logistics LLC

+3.63	Certificate of Formation of DCT LUNT AVENUE LLC

+3.64	Certificate of Formation of DCT MALLARD LLC

+3.65	Certificate of Formation of DCT MARKET STREET LLC

+3.66	Certificate of Formation of DCT NEWPOINT LLC

+3.67	Certificate of Formation of DCT NORTHMONT LLC

+3.68	Certificate of Formation of DCT NORTH 45TH AVENUE, LLC

+3.69	Certificate of Formation of DCT Northwest Crossroads LLC

+3.70	Certificate of Formation of DCT NORTHWEST OH LLC

+3.71	Certificate of Formation of DCT OAKLEY LLC

+3.72	Certificate of Formation of DCT Okanella LLC

+3.73	Certificate of Formation of DCT Ota Farms LLC

+3.74	Certificate of Formation of DCT PAINTER LLC

+3.75	Certificate of Formation of DCT PAN AMERICAN LLC

+3.76	Certificate of Formation of DCT PARK WEST LLC

+3.77	Certificate of Formation of DCT PARK WEST II, LLC

+3.78	Certificate of Formation of DCT Pecos LLC

+3.79	Certificate of Formation of DCT PEORIA STREET LLC

+3.80	Certificate of Formation of DCT PERRY ROAD LLC

+3.81	Certificate of Formation of DCT Phoenix LLC

+3.82	Certificate of Formation of DCT Pleasantdale Road LLC

+3.83	Certificate of Formation of DCT PLAINFIELD LLC

+3.84	Certificate of Formation of DCT PORT UNION LLC

+3.85	Certificate of Formation of DCT Presidents Drive LLC

+3.86	Certificate of Formation of DCT PSA Pomona LLC

+3.87	Certificate of Formation of DCT REGENTVIEW AVENUE LLC

+3.88	Certificate of Formation of DCT Renaissance Rialto LLC

+3.89	Certificate of Formation of DCT Renton LLC

+3.90	Certificate of Formation of DCT RICKENBACKER V LLC

+3.91	Certificate of Formation of DCT River West LLC

+3.92	Certificate of Formation of DCT RIVERPORT LLC

Exhibit Number	Description

+3.93	Certificate of Formation of DCT ROCKAWAY LLC

+3.94	Certificate of Formation of DCT Roosevelt LLC

+3.95	Certificate of Formation of DCT SAMPSON LLC

+3.96	Certificate of Formation of DCT SKYHARBOR LLC

+3.97	Certificate of Formation of DCT Slover II LLC

+3.98	Certificate of Formation of DCT SLOVERLAND LLC

+3.99	Certificate of Formation of DCT SOUTHCREEK-EAGLES LANDING, LLC

+3.100	Certificate of Formation of DCT SOUTHPARK FLEX A LLC

+3.101	Certificate of Formation of DCT SOUTHPARK FLEX F LLC

+3.102	Certificate of Formation of DCT SOUTHPARK XII LLC

+3.103	Certificate of Formation of DCT STONEFIELD LLC

+3.104	Certificate of Formation of DCT SUMNER LLC

+3.105	Certificate of Formation of DCT Sumner II LLC

+3.106	Certificate of Formation of DCT SUMMIT RIDGE GA LLC

+3.107	Certificate of Formation of DCT SYCAMORE CANYON LLC

+3.108	Certificate of Formation of DCT Valley Distribution Center LLC

+3.109	Certificate of Formation of DCT WHITE BIRCH LLC

+3.110	Certificate of Formation of DCT White Oak Circle LLC

+3.111	Certificate of Formation of DCT WHITESTOWN LLC

+3.112	Certificate of Formation of DCT WOLF ROAD LLC

+3.113	Certificate of Formation of DCT ZANE TRACE LLC

+3.114	Certificate of Formation of CIVF I—CA1M04, LLC

+3.115	Certificate of Formation of CIVF I—CA1M01 & CA1W01, LLC

+3.116	Certificate of Formation of CIVF I—CA1M05, LLC

+3.117	Certificate of Formation of CIVF I—GA1M04 & GA1M05, LLC

+3.118	Certificate of Formation of CIVF I—GA1M01, LLC

+3.119	Certificate of Formation of CIVF I—GA1W01, LLC

+3.120	Certificate of Formation of CIVF I—GA1W02-GA1W07, LLC

+3.121	Certificate of Formation of CIVF I—GA1W13, GA1W12, & GA1W11, LLC

+3.122	Certificate of Formation of CIVF I—GA1W24, LLC

+3.123	Certificate of Formation of CIVF I—GA1W14, LLC, as amended

+3.124	Certificate of Formation of CIVF I—IL1B01 & IL1M01, LLC

+3.125	Certificate of Formation of CIVF I—IL1W02, LLC, as amended

+3.126	Certificate of Formation of CIVF I-KY1M01-KY1M06 & KY1W01, LLC, as amended

Exhibit Number	Description

+3.127	Certificate of Formation of CIVF I—NJ1B02, LLC

+3.128	Certificate of Formation of CIVF I—NJ1W01, LLC

+3.129	Certificate of Formation of CIVF I—OH1B01, LLC

+3.130	Certificate of Formation of CIVF I—OH1B02, LLC

+3.131	Certificate of Formation of CIVF I—OH2B01 & OH2M01, LLC

+3.132	Certificate of Limited Partnership of CIVF I—TX1M01, L.P.

+3.133	Certificate of Limited Partnership of CIVF I—TX1W02, L.P., as amended

+3.134	Certificate of Formation of CIVF I—WA1M05 & M06, LLC

+3.135	Certificate of Formation of CIVF I—WA1M07, LLC

+3.136	Certificate of Limited Partnership of DCT—CA 2004 RN PORTFOLIO L LP

+3.137	Certificate of Limited Partnership of DCT—EASTPARK II LP

+3.138	Certificate of Limited Partnership of DCT—TX 2004 RN PORTFOLIO L LP

+3.139	Certificate of Limited Partnership of DCT AMERICAN WAY LP, as amended

+3.140	Certificate of Limited Partnership of DCT BELTWAY 8 II LP

+3.141	Certificate of Limited Partnership of DCT BOGGY CREEK FL LP

+3.142	Certificate of Limited Partnership of DCT BONDESEN NORTH LP

+3.143	Certificate of Limited Partnership of DCT BONDESEN—BELTWAY 8—RITTIMAN LP

+3.144	Certificate of Limited Partnership of DCT CENTRAL GREEN LP

+3.145	Certificate of Limited Partnership of DCT CHERRY STREET CA LP

+3.146	Certificate of Limited Partnership of DCT CHICKASAW H LP

+3.147	Certificate of Limited Partnership of DCT CHICKASAW A LP, as amended

+3.148	Certificate of Limited Partnership of DCT FAIRBANKS LP

+3.149	Certificate of Limited Partnership of DCT FITE COURT LP

+3.150	Certificate of Limited Partnership of DCT FOOTHILL LP

+3.151	Certificate of Limited Partnership of DCT GRAND RIVER LP

+3.152	Certificate of Limited Partnership of DCT MIAMI SERVICE LP

+3.153	Certificate of Limited Partnership of DCT NW PLACE TX LP

+3.154	Certificate of Limited Partnership of DCT RANCHO I LP

+3.155	Certificate of Limited Partnership of DCT ROCKDALE LP

+3.156	Certificate of Limited Partnership of DCT VALLEY DRIVE CA LP

+3.157	Certificate of Limited Partnership of DCT WEST BY NORTHWEST LP

+3.158	Certificate of Limited Partnership of DCT EASTGATE LP

+3.159	Certificate of Limited Partnership of DCT 1615 DIPLOMAT LP

+3.160	Certificate of Formation of VETERANS CORPORATE CENTER LLC

Exhibit Number	Description

+3.161	Certificate of Formation of LOGISTICS WAY DCT/LWI LLC

+3.162	Certificate of Formation of SOUTHCREEK IV—ATLANTA LLC

+3.163	Certificate of Limited Partnership of DCT HOLMESCREST LANE LP, as amended

+3.164	Certificate of Formation of ADC NORTH-DCT/SIP, LLC

+3.165	Certificate of Limited Partnership of DCT DFW LP

+3.166	Certificate of Limited Partnership of DCT PINNACLE LP

+3.167	Certificate of Limited Partnership of DCT GSW GATEWAY 3 LP

+3.168	Certificate of Limited Partnership of CIVF I—TX1B01 & B02, M02-M05, W04, W07-W10, L.P.

+3.169	Certificate of Limited Partnership of DCT Orlando ADC LP

+3.170	Amended and Restated Articles of Organization of Run Deep, L.L.C.

+3.171	Amended and Restated Certificate of Formation of Delta-Greenwood, LLC

+3.172	Amended and Restated Certificate of Formation of Delta-Junction Drive, LLC

+3.173	Amended and Restated Articles of Organization of Riverside Investors, L.L.C.

+3.174	Amended and Restated Articles of Organization of Western Avenue Associates, L.L.C.

+3.175	Certificate of Limited Partnership of ROUTE ONE HUNDRED LIMITED PARTNERSHIP

+3.176	Certificate of Limited Partnership of DCT Greens Crossing LP

+3.177	Certificate of Limited Partnership of DCT Mid South Logistics V LP

+3.178	Certificate of Formation of DCT Fredericksburg LLC

+3.179	Certificate of Formation of FR Franklin, LLC

+3.180	Certificate of Formation of DCT McCook Industrial LLC

+3.181	Certificate of Formation of DCT Snowdrift PA LLC

+3.182	Certificate of Limited Partnership of DCT Northlake LP

+3.183	Certificate of Formation of DCT Marine Drive SC LLC

+3.184	Certificate of Formation of DCT Silver Springs LLC

+3.185	Certificate of Formation of DCT Southfield LLC

+3.186	Certificate of Formation of TRT-DCT Commerce Circle LLC

+3.187	Certificate of Formation of TRT-DCT Pencader LLC

+3.188	Certificate of Formation of TRT-DCT Veterans Corporate Center LLC

+3.189	Certificate of Formation of DCT Bethlehem Crossing LLC

+3.190	Certificate of Formation of DCT LAKE PARK DRIVE LLC

+3.191	Certificate of Formation of DCT TANNER BELTWAY 8 LLC

+3.192	Certificate of Formation of DCT 12250 4th Street LLC

+3.193	Certificate of Formation of DCT 16218 ARTHUR LLC

+3.194	Certificate of Formation of DCT 200-220 CORPORATE DRIVE LLC

Exhibit Number	Description

+3.195	Certificate of Formation of DCT 300-330 CORPORATE DRIVE LLC

+3.196	Certificate of Formation of DCT 305-325 CORPORATE DRIVE LLC

+3.197	Certificate of Formation of DCT 350-370 RIVER RIDGE ROAD LLC

+3.198	Certificate of Formation of DCT 4200 DIPLOMACY LLC

+3.199	Certificate of Formation of DCT AEROPARK LLC

+3.200	Certificate of Formation of DCT BATTLE DRIVE LLC

+3.201	Certificate of Formation of DCT EISENHOWER LLC

+3.202	Certificate of Formation of DCT NW 159 MIAMI GARDENS LLC

+3.203	Certificate of Formation of DCT MORSE AVENUE LLC

+3.204	Certificate of Formation of DCT SEAVIEW LLC

+3.205	Certificate of Limited Partnership of DCT—EASTPARK I LP

+3.206	Certificate of Limited Partnership of DCT—SHELBY 5 LP

+3.207	Certificate of Formation of DCT 195 CORPORATE DRIVE LLC

+3.208	Certificate of Formation of DCT 1575-1595 HIGH POINT DRIVE LLC

+3.209	Certificate of Formation of DCT Auburn 44 LLC

+3.210	Certificate of Formation of DCT East Park 5 LLC

+3.211	Certificate of Formation of DCT Jurupa Ranch LLC

+3.212	Certificate of Formation of DCT South Hardy LLC

+3.213	Certificate of Formation of DCT South Roosevelt LLC

+3.214	Certificate of Formation of DCT Statesman LLC

+3.215	Certificate of Formation of DCT West Alameda LLC

+3.216	Certificate of Incorporation of DCT Industrial TRS Inc., as amended

*3.217	Limited Liability Company Agreement of DCT MISSION STREET, LLC

*3.218	Limited Liability Company Agreement of DCT—AZ 2004 RN PORTFOLIO L LLC

*3.219	Limited Liability Company Agreement of DCT—AZ 2004 RN PORTFOLIO U LLC

*3.220	Limited Liability Company Agreement of DCT—GA 2004 RN PORTFOLIO L LLC

*3.221	Limited Liability Company Agreement of DCT—GA 2004 RN PORTFOLIO U LLC

*3.222	Limited Liability Company Agreement of DCT 30TH TERRACE LLC

*3.223	Limited Liability Company Agreement of DCT 101 RRNJ LLC

*3.224	Limited Liability Company Agreement of DCT 1045 Greens Parkway LLC

*3.225	Limited Liability Company Agreement of DCT 11180 RANCH LLC

*3.226	Limited Liability Company Agreement of DCT 11400 NW LLC

*3.227	Limited Liability Company Agreement of DCT 1201 PERRY LLC

*3.228	Limited Liability Company Agreement of DCT 5800 Coliseum LLC

Exhibit Number	Description

*3.229	Limited Liability Company Agreement of DCT 700 Milwaukee LLC

*3.230	Limited Liability Company Agreement of DCT 230 JOHNSON ROAD LLC

*3.231	Limited Liability Company Agreement of DCT 309 JOHNSON ROAD LLC

*3.232	Limited Liability Company Agreement of DCT 4800 Central LLC

*3.233	Limited Liability Company Agreement of DCT AIR CENTER LLC

*3.234	Limited Liability Company Agreement of DCT AIRPORT DRIVE LLC

*3.235	Limited Liability Company Agreement of DCT Airtex LLC

*3.236	Limited Liability Company Agreement of DCT Airtex II LLC

*3.237	Limited Liability Company Agreement of DCT Alpine Way LLC

*3.238	Limited Liability Company Agreement of DCT Antoine Beltway LLC

*3.239	Limited Liability Company Agreement of DCT Arthur Avenue LLC

*3.240	Limited Liability Company Agreement of DCT BLACKHAWK CENTER LLC

*3.241	Limited Liability Company Agreement of DCT BECKLEY LLC

*3.242	Limited Liability Company Agreement of DCT BOBALI DRIVE LLC

*3.243	Limited Liability Company Agreement of DCT Boldt Park LLC

*3.244	Limited Liability Company Agreement of DCT BOLLMAN MD LLC

*3.245	Limited Liability Company Agreement of DCT BYRON ROAD LLC

*3.246	Limited Liability Company Agreement of DCT Center Avenue LLC

*3.247	Limited Liability Company Agreement of DCT CHINO LLC

*3.248	Limited Liability Company Agreement of DCT Claymoore LLC

*3.249	Limited Liability Company Agreement of DCT CREEK ROAD OH LLC

*3.250	Limited Liability Company Agreement of DCT CREEKSIDE I LLC

*3.251	Limited Liability Company Agreement of DCT CREEKSIDE II LLC

*3.252	Limited Liability Company Agreement of DCT CREEKSIDE IV LLC

*3.253	Limited Liability Company Agreement of DCT Della Court LLC

*3.254	Limited Liability Company Agreement of DCT DIRECTORS ROW LLC

*3.255	Limited Liability Company Agreement of DCT Dulles Phase I LLC

*3.256	Limited Liability Company Agreement of DCT Dulles Phase II LLC

*3.257	Limited Liability Company Agreement of DCT ECKHOFF STREET LLC

*3.258	Limited Liability Company Agreement of DCT FONTANA LLC

*3.259	Limited Liability Company Agreement of DCT FRANKLIN ROAD LLC

*3.260	Limited Liability Company Agreement of DCT FREEPORT DRIVE LLC

*3.261	Limited Liability Company Agreement of DCT Greenleaf LLC

*3.262	Limited Liability Company Agreement of DCT GUION ROAD LLC

Exhibit Number	Description

*3.263	Limited Liability Company Agreement of DCT HANOVER LLC

*3.264	Limited Liability Company Agreement of DCT HARLAN ROAD LLC

*3.265	Limited Liability Company Agreement of DCT HIGH STREET LLC

*3.266	Limited Liability Company Agreement of DCT—IL S GARY LLC

*3.267	Limited Liability Company Agreement of DCT INDEPENDENCE LLC

*3.268	Limited Liability Company Agreement of DCT JAMIKE KY LLC

*3.269	Limited Liability Company Agreement of DCT KENNEDY LLC

*3.270	Limited Liability Company Agreement of DCT La Reunion LLC

*3.271	Limited Liability Company Agreement of DCT LOMBARD ROAD LLC

*3.272	Limited Liability Company Agreement of DCT Louisville Logistics LLC

*3.273	Limited Liability Company Agreement of DCT LUNT AVENUE LLC

*3.274	Limited Liability Company Agreement of DCT MALLARD LLC

*3.275	Limited Liability Company Agreement of DCT MARKET STREET LLC

*3.276	Limited Liability Company Agreement of DCT NEWPOINT LLC

*3.277	Limited Liability Company Agreement of DCT NORTHMONT LLC

*3.278	Limited Liability Company Agreement of DCT NORTH 45TH AVENUE, LLC

*3.279	Limited Liability Company Agreement of DCT Northwest Crossroads LLC

*3.280	Limited Liability Company Agreement of DCT NORTHWEST OH LLC

*3.281	Limited Liability Company Agreement of DCT OAKLEY LLC

*3.282	Limited Liability Company Agreement of DCT Okanella LLC

*3.283	Limited Liability Company Agreement of DCT Ota Farms LLC

*3.284	Limited Liability Company Agreement of DCT PAINTER LLC

*3.285	Limited Liability Company Agreement of DCT PAN AMERICAN LLC

*3.286	Limited Liability Company Agreement of DCT PARK WEST LLC

*3.287	Limited Liability Company Agreement of DCT PARK WEST II, LLC

*3.288	Limited Liability Company Agreement of DCT Pecos LLC

*3.289	Limited Liability Company Agreement of DCT PEORIA STREET LLC

*3.290	Limited Liability Company Agreement of DCT PERRY ROAD LLC

*3.291	Limited Liability Company Agreement of DCT Phoenix LLC

*3.292	Limited Liability Company Agreement of DCT Pleasantdale Road LLC

*3.293	Limited Liability Company Agreement of DCT PLAINFIELD LLC

*3.294	Limited Liability Company Agreement of DCT PORT UNION LLC

*3.295	Limited Liability Company Agreement of DCT Presidents Drive LLC

*3.296	Limited Liability Company Agreement of DCT PSA Pomona LLC

Exhibit Number	Description

*3.297	Limited Liability Company Agreement of DCT REGENTVIEW AVENUE LLC

*3.298	Limited Liability Company Agreement of DCT Renaissance Rialto LLC

*3.299	Limited Liability Company Agreement of DCT Renton LLC

*3.300	Limited Liability Company Agreement of DCT RICKENBACKER V LLC

*3.301	Limited Liability Company Agreement of DCT River West LLC

*3.302	Limited Liability Company Agreement of DCT RIVERPORT LLC

*3.303	Limited Liability Company Agreement of DCT ROCKAWAY LLC

*3.304	Limited Liability Company Agreement of DCT Roosevelt LLC

*3.305	Limited Liability Company Agreement of DCT SAMPSON LLC

*3.306	Limited Liability Company Agreement of DCT SKYHARBOR LLC

*3.307	Limited Liability Company Agreement of DCT Slover II LLC

*3.308	Limited Liability Company Agreement of DCT SLOVERLAND LLC

*3.309	Limited Liability Company Agreement of DCT SOUTHCREEK-EAGLES LANDING, LLC

*3.310	Limited Liability Company Agreement of DCT SOUTHPARK FLEX A LLC

*3.311	Limited Liability Company Agreement of DCT SOUTHPARK FLEX F LLC

*3.312	Limited Liability Company Agreement of DCT SOUTHPARK XII LLC

*3.313	Limited Liability Company Agreement of DCT STONEFIELD LLC

*3.314	Limited Liability Company Agreement of DCT SUMNER LLC

*3.315	Limited Liability Company Agreement of DCT Sumner II LLC

*3.316	Limited Liability Company Agreement of DCT SUMMIT RIDGE GA LLC

*3.317	Limited Liability Company Agreement of DCT SYCAMORE CANYON LLC

*3.318	Limited Liability Company Agreement of DCT Valley Distribution Center LLC

*3.319	Limited Liability Company Agreement of DCT WHITE BIRCH LLC

*3.320	Limited Liability Company Agreement of DCT White Oak Circle LLC

*3.321	Limited Liability Company Agreement of DCT WHITESTOWN LLC

*3.322	Limited Liability Company Agreement of DCT WOLF ROAD LLC

*3.323	Limited Liability Company Agreement of DCT ZANE TRACE LLC

*3.324	Limited Liability Company Agreement of CIVF I—CA1M04, LLC

*3.325	Limited Liability Company Agreement of CIVF I—CA1M01 & CA1W01, LLC

*3.326	Limited Liability Company Agreement of CIVF I—CA1M05, LLC

*3.327	Limited Liability Company Agreement of CIVF I—GA1M04 & GA1M05, LLC

*3.328	Limited Liability Company Agreement of CIVF I—GA1M01, LLC

*3.329	Limited Liability Company Agreement of CIVF I—GA1W01, LLC

*3.330	Limited Liability Company Agreement of CIVF I—GA1W02-GA1W07, LLC

Exhibit Number	Description

*3.331	Limited Liability Company Agreement of CIVF I—GA1W13, GA1W12, & GA1W11, LLC

*3.332	Limited Liability Company Agreement of CIVF I—GA1W24, LLC

*3.333	Limited Liability Company Agreement of CIVF I—GA1W14, LLC

*3.334	Limited Liability Company Agreement of CIVF I—IL1B01 & IL1M01, LLC

*3.335	Limited Liability Company Agreement of CIVF I—IL1W02, LLC

*3.336	Limited Liability Company Agreement of CIVF I-KY1M01-KY1M06 & KY1W01, LLC, as amended

*3.337	Limited Liability Company Agreement of CIVF I—NJ1B02, LLC

*3.338	Limited Liability Company Agreement of CIVF I—NJ1W01, LLC

*3.339	Limited Liability Company Agreement of CIVF I—OH1B01, LLC

*3.340	Limited Liability Company Agreement of CIVF I—OH1B02, LLC

*3.341	Limited Liability Company Agreement of CIVF I—OH2B01 & OH2M01, LLC

*3.342	Limited Partnership Agreement for CIVF I—TX1M01, L.P.

*3.343	Limited Partnership Agreement for CIVF I—TX1W02, L.P.

*3.344	Limited Liability Company Agreement of CIVF I—WA1M05 & M06, LLC

*3.345	Limited Liability Company Agreement of CIVF I—WA1M07, LLC

*3.346	Agreement of Limited Partnership of DCT—CA 2004 RN PORTFOLIO L LP

*3.347	Agreement of Limited Partnership of DCT—EASTPARK II LP

*3.348	Agreement of Limited Partnership of DCT—TX 2004 RN PORTFOLIO L LP

*3.349	Agreement of Limited Partnership of DCT AMERICAN WAY LP

*3.350	Agreement of Limited Partnership of DCT BELTWAY 8 II LP

*3.351	Agreement of Limited Partnership of DCT BOGGY CREEK FL LP

*3.352	Agreement of Limited Partnership of DCT BONDESEN NORTH LP

*3.353	Agreement of Limited Partnership of DCT BONDESEN—BELTWAY 8—RITTIMAN LP

*3.354	Agreement of Limited Partnership of DCT CENTRAL GREEN LP

*3.355	Agreement of Limited Partnership of DCT CHERRY STREET CA LP

*3.356	Agreement of Limited Partnership of DCT CHICKASAW H LP

*3.357	Agreement of Limited Partnership of DCT CHICKASAW A LP

*3.358	Agreement of Limited Partnership of DCT FAIRBANKS LP

*3.359	Agreement of Limited Partnership of DCT FITE COURT LP

*3.360	Agreement of Limited Partnership of DCT FOOTHILL LP

*3.361	Agreement of Limited Partnership of DCT GRAND RIVER LP

*3.362	Agreement of Limited Partnership of DCT MIAMI SERVICE LP

*3.363	Agreement of Limited Partnership of DCT NW PLACE TX LP

*3.364	Agreement of Limited Partnership of DCT RANCHO I LP

Exhibit Number	Description

*3.365	Agreement of Limited Partnership of DCT ROCKDALE LP

*3.366	Agreement of Limited Partnership of DCT VALLEY DRIVE CA LP

*3.367	Agreement of Limited Partnership of DCT WEST BY NORTHWEST LP

*3.368	Agreement of Limited Partnership of DCT EASTGATE LP

*3.369	Agreement of Limited Partnership of DCT 1615 DIPLOMAT LP

*3.370	Limited Liability Company Agreement of VETERANS CORPORATE CENTER LLC

*3.371	Limited Liability Company Agreement of LOGISTICS WAY DCT/LWI LLC

*3.372	Limited Liability Company Agreement of SOUTHCREEK IV—ATLANTA LLC

*3.373	Agreement of Limited Partnership of DCT HOLMESCREST LANE LP

*3.374	Limited Liability Company Agreement of ADC NORTH-DCT/SIP, LLC

*3.375	Agreement of Limited Partnership of DCT DFW LP

*3.376	Agreement of Limited Partnership of DCT PINNACLE LP

*3.377	Agreement of Limited Partnership of DCT GSW GATEWAY 3 LP

*3.378	Limited Partnership Agreement for CIVF I—TX1B01 & B02, M02-M05, W04, W07-W10, L.P.

*3.379	Agreement of Limited Partnership of DCT Orlando ADC LP

*3.380	Amended and Restated Operating Agreement of Run Deep, L.L.C.

*3.381	Amended and Restated Operating Agreement of Delta-Greenwood, LLC

*3.382	Amended and Restated Operating Agreement of Delta-Junction Drive, LLC

*3.383	Amended and Restated Operating Agreement of Riverside Investors, L.L.C.

*3.384	Amended and Restated Operating Agreement of Western Avenue Associates, L.L.C.

*3.385	Amended and Restated Agreement of Limited Partnership of ROUTE ONE HUNDRED LIMITED PARTNERSHIP

*3.386	Amended and Restated Agreement of Limited Partnership DCT Greens Crossing LP

*3.387	Agreement of Limited Partnership of DCT Mid South Logistics V LP

*3.388	Limited Liability Company Agreement of DCT Fredericksburg LLC

*3.389	Amended and Restated Limited Liability Company Agreement FR Franklin, LLC

*3.390	Limited Liability Company Agreement of DCT McCook Industrial LLC

*3.391	Limited Liability Company Agreement of DCT Snowdrift PA LLC

*3.392	Agreement of Limited Partnership of DCT Northlake LP

*3.393	Amended and Restated Operating Agreement of DCT Marine Drive SC LLC

*3.394	Amended and Restated Operating Agreement of DCT Silver Springs LLC

*3.395	Amended and Restated Operating Agreement of DCT Southfield LLC

*3.396	Operating Agreement of TRT-DCT Commerce Circle LLC

*3.397	Amended and Restated Operating Agreement of TRT-DCT Pencader LLC

*3.398	Operating Agreement of TRT-DCT Veterans Corporate Center LLC

Exhibit Number	Description

*3.399	Limited Liability Company Agreement of DCT Bethlehem Crossing LLC

*3.400	Limited Liability Company Agreement of DCT LAKE PARK DRIVE LLC

*3.401	Limited Liability Company Agreement of DCT TANNER BELTWAY 8 LLC

*3.402	Limited Liability Company Agreement of DCT 12250 4th Street LLC

*3.403	Limited Liability Company Agreement of DCT 16218 ARTHUR LLC

*3.404	Limited Liability Company Agreement of DCT 200-220 CORPORATE DRIVE LLC

*3.405	Limited Liability Company Agreement of DCT 300-330 CORPORATE DRIVE LLC

*3.406	Limited Liability Company Agreement of DCT 305-325 CORPORATE DRIVE LLC

*3.407	Limited Liability Company Agreement of DCT 350-370 RIVER RIDGE ROAD LLC

*3.408	Limited Liability Company Agreement of DCT 4200 DIPLOMACY LLC

*3.409	Limited Liability Company Agreement of DCT AEROPARK LLC

*3.410	Limited Liability Company Agreement of DCT BATTLE DRIVE LLC

*3.411	Limited Liability Company Agreement of DCT EISENHOWER LLC

*3.412	Limited Liability Company Agreement of DCT NW 159 MIAMI GARDENS LLC

*3.413	Limited Liability Company Agreement of DCT MORSE AVENUE LLC

*3.414	Limited Liability Company Agreement of DCT SEAVIEW LLC

*3.415	Agreement of Limited Partnership of DCT—EASTPARK I LP

*3.416	Agreement of Limited Partnership of DCT—SHELBY 5 LP

*3.417	Limited Liability Company Agreement of DCT 195 CORPORATE DRIVE LLC

*3.418	Limited Liability Company Agreement of DCT 1575-1595 HIGH POINT DRIVE LLC

*3.419	Limited Liability Company Agreement of DCT Auburn 44 LLC

*3.420	Limited Liability Company Agreement of DCT East Park 5 LLC

*3.421	Limited Liability Company Agreement of DCT Jurupa Ranch LLC

*3.422	Limited Liability Company Agreement of DCT South Hardy LLC

*3.423	Limited Liability Company Agreement of DCT South Roosevelt LLC

*3.424	Limited Liability Company Agreement of DCT Statesman LLC

*3.425	Limited Liability Company Agreement of DCT West Alameda LLC

*3.426	By-laws of DCT Industrial TRS Inc.

4.1	Indenture, dated as of October 9, 2013, among DCT Industrial Trust Inc., DCT Industrial Operating Partnership LP, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Form 8-K filed on October 15, 2013)

4.2	Form of 4.500% Senior Notes due 2023 (incorporated by reference to Exhibit 4.2 to Form 8-K filed on October 15, 2013)

Exhibit Number	Description

4.3	Registration Rights Agreement, dated as of October 9, 2013, among DCT Industrial Trust Inc., DCT Operation Partnership LP, the Subsidiary Guarantors, and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers (incorporated by reference to Exhibit 4.3 to Form 8-K filed on October 15, 2013)

+5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to Form 10-Q filed on May 9, 2007)

10.2	Amended and Restated Limited Partnership Agreement of DCT Industrial Operating Partnership LP, dated October 10, 2006 (incorporated by reference to Exhibit 10.5 to Form 8-K filed on October 13, 2006)

10.3	Third Amendment to the Amended and Restated Limited Partnership Agreement of DCT Industrial Operating Partnership LP, dated May 3, 2007 (incorporated by reference to Exhibit 99.2 to Form S-3ASR Registration Statement, Commission File No. 333-145253)

10.4	Fourth Amendment to the Amended and Restated Limited Partnership Agreement of DCT Industrial Operating Partnership LP, dated December 1, 2008 (incorporated by reference to Exhibit 10.4 to Form 10-K filed on March 2, 2009)

10.5	Fifth Amendment to the Amended and Restated Limited Partnership Agreement of DCT Industrial Operating Partnership LP, dated May 6, 2010 (incorporated by reference to Exhibit 10.2 to Form 10-Q filed on August 5, 2010)

10.6	Second Amended and Restated DCT Industrial Trust Inc. 2006 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 to Form S-8 filed on May 10, 2010)

10.7	DCT Industrial Trust Inc. 2006 Incentive Compensation Plan (incorporated by reference to Exhibit 10.2 to Form 8-K filed on October 13, 2006)

10.8	Amended and Restated Credit and Term Loan Agreement, dated as of February 20, 2013, among DCT Industrial Operating Partnership LP and the lenders identified therein and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Wells Fargo Bank, National Association and PNC Bank, National Association, as Syndication Agents, Citibank, N.A., JPMorgan Chase Bank, N.A., Regions Bank and U.S. Bank National Association, as Documentation Agents and Capital One, N.A. and Union Bank, N.A., as Managing Agents. (incorporated by reference to Exhibit 10.1 to Form 10-Q filed on May 3, 2013)

10.9	Employment Agreement, dated as of October 9, 2012, between DCT Industrial Trust Inc. and Philip L. Hawkins (incorporated by reference to Exhibit 10.1 to Form 8-K filed on October 10, 2012)

10.10	Employment Agreement, dated as of October 9, 2012, by and between the Company and Matthew T. Murphy (incorporated by reference to Exhibit 10.2 to Form 8-K filed on October 10, 2012)

10.11	Employment Agreement, dated as of October 9, 2012, between DCT Industrial Trust Inc. and Michael J. Ruen (incorporated by reference to Exhibit 10.3 to Form 8-K filed on October 10, 2012)

10.12	Employment Agreement, dated as of December 4, 2012, by and between DCT Industrial Trust Inc. and Jeff Phelan (incorporated by reference to Exhibit 10.1 to Form 8-K filed on December 5, 2012)

10.13	Employment Agreement, dated as of January 30, 2012, by and between DCT Industrial Trust Inc. and Neil P. Doyle (incorporated by reference to Exhibit 10.1 to Form 10-Q filed on May 3, 2012)

Exhibit Number	Description

10.14	First Amendment to Employment Agreement, dated as of March 8, 2012, by and between DCT Industrial Trust Inc. and Neil P. Doyle (incorporated by reference to Exhibit 10.2 to Form 10-Q filed on May 3, 2012)

10.15	Change of Control Agreement, dated as of October 9, 2009, between DCT Industrial Trust Inc. and Teresa Corral (incorporated by reference to Exhibit 10.2 to Form 10-Q filed on August 5, 2011)

10.16	First Amendment to Change in Control Agreement, dated as of October 9, 2012, by and between the Company and Teresa L. Corral (incorporated by reference to Exhibit 10.4 to Form 8-K filed on October 10, 2012)

10.17	Change of Control Agreement, dated as of May 9, 2011, between DCT Industrial Trust Inc. and John G. Spiegleman (incorporated by reference to Exhibit 10.3 to Form 10-Q filed on August 5, 2011)

10.18	Letter Agreement, dated as of May 9, 2011, between DCT Industrial Trust Inc. and John G. Spiegleman (incorporated by reference to Exhibit 10.4 to Form 10-Q filed on August 5, 2011)

10.19	First Amendment to Change in Control Agreement, dated as of October 9, 2012, by and between the Company and John G. Spiegleman (incorporated by reference to Exhibit 10.20 to Form 10-K filed on February 21, 2013)

10.20	Change of Control Agreement, dated as of June 20, 2011, between DCT Industrial Trust Inc. and Charla Rios (incorporated by reference to Exhibit 10.5 to Form 10-Q filed on August 5, 2011)

10.21	Letter Agreement, dated as of June 20, 2011, between DCT Industrial Trust Inc. and Charla Rios (incorporated by reference to Exhibit 10.6 to Form 10-Q filed on August 5, 2011)

10.22	First Amendment to Change in Control Agreement, dated as of October 9, 2012, by and between the Company and Charla Rios (incorporated by reference to Exhibit 10.23 to Form 10-K filed on February 21, 2013)

10.23	DCT Industrial Trust Inc. Multi-Year Outperformance Program (incorporated by reference to Exhibit 10.1 to Form 8-K filed on January 12, 2010)

+12.1	Statement re: computation of ratio of earnings to fixed charges

+21.1	Subsidiaries of DCT Industrial Operating Partnership LP

+23.1	Consent of Ernst & Young

+23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto)

+24.1	Power of Attorney (contained in the company’s signature page)

+25.1	Statement of Eligibility on Form T-1

+99.1	Form of Letter of Transmittal

+99.2	Form of Notice

+99.3	Form of Letter to Brokers

+99.4	Form of Letter to Clients

+	Filed herewith

*	To be filed by amendment

(b)	Financial Statements and Financial Statement Schedules

See Index to Financial Statements on page F-1

ITEM 22. Undertakings.

(a)	The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(e) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT INDUSTRIAL OPERATING PARTNERSHIP LP

By:	DCT Industrial Trust Inc., its general partner

By:	/S/ PHILIP L. HAWKINS

Philip L. Hawkins Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Philip L. Hawkins and Matthew T. Murphy as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT INDUSTRIAL TRUST INC.

By:	/S/ PHILIP L. HAWKINS
Philip L. Hawkins Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT—AZ 2004 RN PORTFOLIO L LLC,

DCT—AZ 2004 RN PORTFOLIO U LLC,

DCT—GA 2004 RN PORTFOLIO L LLC,

DCT—GA 2004 RN PORTFOLIO U LLC,

DCT 30TH TERRACE LLC,

DCT 101 RRNJ LLC,

DCT 1045 GREENS PARKWAY LLC,

DCT 11180 RANCH LLC,

DCT 11400 NW LLC,

DCT 1201 PERRY LLC,

DCT 5800 COLISEUM LLC,

DCT 700 MILWAUKEE LLC,

DCT AIR CENTER LLC,

DCT AIRPORT DRIVE LLC,

DCT AIRTEX LLC,

DCT ANTOINE BELTWAY LLC,

DCT ARTHUR AVENUE LLC,

DCT BLACKHAWK CENTER LLC,

DCT BECKLEY LLC,

DCT BOBALI DRIVE LLC,

DCT BOLDT PARK LLC,

DCT BOLLMAN MD LLC,

DCT BYRON ROAD LLC,

DCT CENTER AVENUE LLC,

DCT CHINO LLC,

DCT CLAYMOORE LLC,

DCT CREEK ROAD OH LLC,

DCT CREEKSIDE I LLC,

DCT CREEKSIDE II LLC,

each a Delaware limited liability company

By:	DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership, its sole member

	By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

		By:	/s/ Matthew Murphy
Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT CREEKSIDE IV LLC,

DCT DELLA COURT LLC,

DCT DIRECTORS ROW LLC,

DCT DULLES PHASE I LLC,

DCT DULLES PHASE II LLC,

DCT ECKHOFF STREET LLC,

DCT FONTANA LLC,

DCT FRANKLIN ROAD LLC,

DCT FREEPORT DRIVE LLC,

DCT GREENLEAF LLC,

DCT GUION ROAD LLC,

DCT HANOVER LLC,

DCT HARLAN ROAD LLC,

DCT HIGH STREET LLC,

DCT—IL S GARY LLC,

DCT INDEPENDENCE LLC,

DCT JAMIKE KY LLC,

DCT KENNEDY LLC,

DCT LOMBARD ROAD LLC,

DCT LOUISVILLE LOGISTICS LLC,

DCT LUNT AVENUE LLC,

DCT MALLARD LLC,

DCT MARKET STREET LLC,

DCT MISSION STREET, LLC,

DCT NEWPOINT LLC,

DCT NORTHMONT LLC,

DCT NORTH 45TH AVENUE, LLC

DCT NORTHWEST OH LLC,

DCT OAKLEY LLC,

DCT OKANELLA LLC,

each a Delaware limited liability company

By:	DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership, its sole member

	By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

		By:	/s/ Matthew Murphy
Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT OTA FARMS LLC,

DCT PAN AMERICAN LLC,

DCT PARK WEST LLC,

DCT PARK WEST II, LLC,

DCT PECOS LLC,

DCT PEORIA STREET LLC,

DCT PERRY ROAD LLC,

DCT PHOENIX LLC,

DCT PLEASANTDALE ROAD LLC,

DCT PLAINFIELD LLC,

DCT PORT UNION LLC,

DCT PRESIDENTS DRIVE LLC,

DCT PSA POMONA LLC,

DCT REGENTVIEW AVENUE LLC,

DCT RENAISSANCE RIALTO LLC,

DCT RENTON LLC,

DCT RICKENBACKER V LLC,

DCT RIVER WEST LLC,

DCT RIVERPORT LLC,

DCT ROCKAWAY LLC,

DCT ROOSEVELT LLC,

DCT SKYHARBOR LLC,

DCT SLOVER II LLC,

DCT SLOVERLAND LLC

DCT SOUTHCREEK-EAGLES LANDING, LLC,

DCT SOUTHPARK FLEX A LLC,

DCT SOUTHPARK FLEX F LLC,

DCT SOUTHPARK XII LLC,

DCT STONEFIELD LLC,

each a Delaware limited liability company

By:	DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership, its sole member

	By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

		By:	/s/ Matthew Murphy
Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT SUMNER LLC,

DCT SUMNER II LLC,

DCT SUMMIT RIDGE GA LLC,

DCT SYCAMORE CANYON LLC,

DCT VALLEY DISTRIBUTION CENTER LLC,

DCT WHITE BIRCH LLC,

DCT WHITE OAK CIRCLE LLC,

DCT WHITESTOWN LLC,

DCT WOLF ROAD LLC,

DCT ZANE TRACE LLC,

DCT 12250 4th Street LLC,

DCT 16218 ARTHUR LLC,

DCT 200-220 CORPORATE DRIVE LLC,

DCT 300-330 CORPORATE DRIVE LLC,

DCT 305-325 CORPORATE DRIVE LLC,

DCT 350-370 RIVER RIDGE ROAD LLC,

DCT 4200 DIPLOMACY LLC,

DCT AEROPARK LLC,

DCT BATTLE DRIVE LLC,

DCT EISENHOWER LLC,

DCT NW 159 MIAMI GARDENS LLC,

DCT MORSE AVENUE LLC,

DCT SEAVIEW LLC,

DCT Auburn 44 LLC,

DCT East Park 5 LLC,

DCT Jurupa Ranch LLC,

DCT South Hardy LLC,

DCT South Roosevelt LLC,

DCT Statesman LLC,

DCT West Alameda LLC,

each a Delaware limited liability company

By:	DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership, its sole member

	By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

		By:	/s/ Matthew Murphy

Matthew Murphy
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT LAKE PARK DRIVE LLC,

DCT TANNER BELTWAY 8 LLC,

DCT SAMPSON LLC,

DCT PAINTER LLC,

DCT 230 JOHNSON ROAD LLC,

DCT 309 JOHNSON ROAD LLC,

DCT FREDERICKSBURG LLC,

DCT 4800 Central LLC,

DCT Airtex II LLC,

DCT Alpine Way LLC,

DCT Northwest Crossroads LLC,

DCT La Reunion LLC,

each a Delaware limited liability company

By:	DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership, its sole member

	By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

		By:	/s/ Matthew Murphy

Matthew Murphy
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

CIVF I—CA1M04, LLC,

CIVF I—CA1M01 & CA1WO1, LLC,

CIVF I—CA1M05, LLC,

CIVF I—GA1M04 & GA1M05, LLC,

CIVF I—GA1M01, LLC,

CIVF I—GA1W01, LLC,

CIVF I—GA1W02-GA1W07, LLC, CIVF I—GA1W13, GA1W12, & GA1W11, LLC, CIVF I—GA1W24, LLC,

CIVF I—GA1W14, LLC,

CIVF I—IL1B01 & IL1M01, LLC,

CIVF I—IL1W02, LLC,

CIVF I—KY1M01-KY1M06 & KY1W01, LLC, CIVF I—NJ1B02, LLC,

CIVF I—NJ1W01, LLC,

CIVF I—OH1B01, LLC,

CIVF I—OH1B02, LLC,

CIVF I—OH2B01 & OH2M01, LLC,

CIVF I—WA1M05 & M06, LLC,

CIVF I—WA1M07, LLC,

each a Delaware limited liability company

By:	DCT Industrial Value Fund I, L.P., a Delaware limited partnership, its sole member

	By:	DCT Industrial Value Fund I Inc., a Maryland corporation, its general partner

		By:	/s/ Matthew Murphy

Matthew Murphy
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Philip L. Hawkins and Matthew T. Murphy as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ JOHN G. SPIEGLEMAN John G. Spiegleman	Director, Executive Vice President, General Counsel and Secretary	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT—CA 2004 RN PORTFOLIO L LP, a Delaware limited partnership

By:	DCT—CA 2004 RN PORTFOLIO GP LLC, a Delaware limited liability company, its general partner

By:	DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership, its sole member

	By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

		By:	/s/ Matthew Murphy

Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT – EASTPARK II LP, a Delaware limited partnership

By:	DCT-Eastpark II GP LLC, a Delaware limited liability company, its general partner

	By:	DCT Industrial Operating Partnership LP, a Delaware limited partnership, its sole member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy

Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT—TX 2004 RN PORTFOLIO L LP, a Delaware limited partnership

By:	DCT—TX 2004 RN Portfolio GP LLC, a Delaware limited liability company, its general partner

	By:	DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership, its sole member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy

Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT AMERICAN WAY LP, a Delaware limited partnership

By:	DCT AMERICAN WAY GP LLC, a Delaware limited liability company, its general partner

	By:	DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership, its sole member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy

Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/s/ Tripp H. Hardin Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT BELTWAY 8 II LP, a Delaware limited partnership

By:	DCT Beltway 8 II GP LLC, a Delaware limited liability company, its general partner

	By:	DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership, its sole member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy

Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT BOGGY CREEK FL LP, a Delaware limited partnership

By:	DCT Boggy Creek FL GP LLC, a Delaware limited liability company, its general partner

	By:	DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership, its sole member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy
Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT BONDESEN NORTH LP, a Delaware limited partnership

By:	DCT Bondesen North GP LLC, a Delaware limited liability company, its General Partner

	By:	DCT Industrial Operating Partnership LP, a Delaware limited partnership, its Sole Member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy
Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT BONDESEN—BELTWAY 8—RITTIMAN LP, a Delaware limited partnership

By:	DCT BONDESEN—BELTWAY 8—RITTIMAN GP LLC, a Delaware limited liability company, its general partner

	By:	DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership, its Sole Member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy
Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10 , 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT CENTRAL GREEN LP, a Delaware limited partnership

By:	DCT Central Green GP LLC, a Delaware limited liability company, its General Partner

	By:	DCT Industrial Operating Partnership LP, a Delaware limited partnership, its Sole Member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy
Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10 , 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT CHERRY STREET CA LP, a Delaware limited partnership

By:	DCT Cherry Street CA GP LLC, a Delaware limited liability company, its general partner

	By:	DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership, its Sole Member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy
Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT CHICKASAW H LP, a Delaware limited partnership

By:	DCT Chickasaw GP H LLC, a Delaware limited liability company, its general partner

	By:	DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership, its Sole Member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy

Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10 2014.

DCT CHICKASAW A LP, a Delaware limited partnership

By:	DCT Chickasaw GP A LLC, a Delaware limited liability company, its general partner

	By:	DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership, its Sole Member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy

Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT FAIRBANKS LP, a Delaware limited partnership

By:	DCT Fairbanks GP LLC, a Delaware limited liability company, its general partner

	By:	DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership, its Sole Member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy

Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT FITE COURT LP, a Delaware limited partnership

By:	DCT Fite Court GP LLC, a Delaware limited liability company, its general partner

	By:	CIVF I - MA1MO1, LLC, a Delaware limited liability company,

		By:	DCT Industrial Value Fund I, L.P., a Delaware limited partnership, its sole member

		By:	DCT Industrial Value Fund I, Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy

Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ JOHN G. SPIEGLEMAN John G. Spiegleman	Director, Executive Vice President, General Counsel and Secretary	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT FOOTHILL LP, a Delaware limited partnership

By:	DCT FOOTHILL GP LLC, a Delaware limited liability company, its general partner

	By:	DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership, its Sole Member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy

Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT GRAND RIVER LP, a Delaware limited partnership

By:	DCT GRAND RIVER GP LLC, a Delaware limited liability company, its general partner

	By:	DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership, its sole member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy

Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT MIAMI SERVICE LP, a Delaware limited partnership

By:	DCT MIAMI SERVICE GP LLC, a Delaware limited liability company, its general partner

	By:	DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership, its sole member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy
Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT NW PLACE TX LP, a Delaware limited partnership

By:	DCT NW Place TX GP LLC, a Delaware limited liability company, its general partner

	By:	DCT Industrial Operating Partnership LP, a Delaware limited partnership, its Sole Member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy
Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT RANCHO I LP, a Delaware limited partnership

By:	DCT Rancho I GP LLC, a Delaware limited liability company, its general partner

	By:	DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership, its sole member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy
Matthew Murphy, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT ROCKDALE LP, a Delaware limited partnership

By:	DCT Rockdale GP LLC, a Delaware limited liability company, its general partner

	By:	DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership, its sole member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy
Matthew Murphy, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT VALLEY DRIVE CA LP, a Delaware limited partnership

By:	DCT Valley Drive CA GP LLC, a Delaware limited liability company, its general partner

	By:	DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership, its sole member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy
Matthew Murphy, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT WEST BY NORTHWEST LP, a Delaware limited partnership

By:	DCT West by Northwest GP LLC, a Delaware limited liability company, its general partner

	By:	DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership, its sole member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy
Matthew Murphy, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT EASTGATE LP, a Delaware limited partnership

By:	DCT Eastgate GP LLC, a Delaware limited liability company, its general partner

	By:	DCT Industrial Operating Partnership LP, a Delaware limited partnership, its sole member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy

Matthew Murphy, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT 1615 DIPLOMAT LP, a Delaware limited partnership

By:	DCT 1615 Diplomat GP LLC, a Delaware limited liability company, its general partner

	By:	DCT Industrial Operating Partnership LP, a Delaware limited partnership, its sole member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy

Matthew Murphy, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

VETERANS CORPORATE CENTER LLC, a Delaware limited liability company

By:	DCT Veterans Corporate Center LLC, a Delaware limited liability company, its general partner

	By:	DCT Industrial Operating Partnership LP, a Delaware limited partnership, its Sole Member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy

Matthew Murphy, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

LOGISTICS WAY DCT/LWI LLC, a Delaware limited liability company

By:	DCT Logistics Way LLC, a Delaware limited liability company, its Sole Member

	By:	DCT Industrial TRS, Inc., a Delaware corporation, its Sole Member

		By:	/s/ Matthew Murphy

Matthew Murphy, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Philip L. Hawkins and Matthew T. Murphy as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ JOHN G. SPIEGLEMAN John G. Spiegleman	Director, Executive Vice President, General Counsel and Secretary	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

SOUTHCREEK IV—ATLANTA LLC, a Delaware limited liability company

By:	DCT Southcreek LLC, a Delaware limited liability company, its Sole Member

	By:	DCT Industrial TRS, Inc., a Delaware corporation, its Sole Member

		By:	/s/ Matthew Murphy
Matthew Murphy, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ JOHN G. SPIEGLEMAN John G. Spiegleman	Director, Executive Vice President, General Counsel and Secretary	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

SOUTHCREEK IV—ATLANTA LLC, a Delaware limited liability company

By:	DCT Southcreek LLC, a Delaware limited liability company, its Sole Member

	By:	DCT Industrial TRS, Inc., a Delaware corporation, its Sole Member

		By:	/s/ Matthew Murphy
Matthew Murphy,
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ JOHN G. SPIEGLEMAN John G. Spiegleman	Director, Executive Vice President, General Counsel and Secretary	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT HOLMESCREST LANE LP, a Delaware limited partnership

By:	DCT Holmescrest Lane GP LLC, a Delaware limited liability company, its general partner

	By:	DCT Industrial TRS, Inc., a Delaware corporation, its Sole Member

		By:	/s/ Matthew Murphy

Matthew Murphy,
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ JOHN G. SPIEGLEMAN John G. Spiegleman	Director, Executive Vice President, General Counsel and Secretary	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

ADC NORTH-DCT/SIP, LLC, a Delaware limited liability company

By:	DCT ADC North LLC, a Delaware limited liability company, its Sole Member

	By:	DCT Industrial Operating Partnership LP, a Delaware limited partnership, its Sole Member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy
Matthew Murphy,
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT DFW LP, a Delaware limited partnership

By:	DCT DFW GP LLC, a Delaware limited liability company, its General Partner

	By:	DCT Industrial Operating Partnership LP, a Delaware limited partnership, its Sole Member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy
Matthew Murphy,
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT PINNACLE LP, a Delaware limited partnership

By:	DCT Pinnacle GP LLC, a Delaware limited liability company, its General Partner

	By:	DCT Industrial Operating Partnership LP, a Delaware limited partnership, its Sole Member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy
Matthew Murphy
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT GSW GATEWAY 3 LP, a Delaware limited partnership

By:	DCT GSW Gateway 3 GP LLC, a Delaware limited liability company, its general partner

	By:	DCT Industrial Operating Partnership LP, a Delaware limited partnership, its Sole Member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy
Matthew Murphy
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

CIVF I – TX1B01 & B02, M02-M05, W04, W07 – W10, L.P., a Delaware limited partnership

By:	CIVF I – TX GP, LLC, a Delaware limited liability company, its General Partner

	By:	DCT Industrial Value Fund I, L.P., a Delaware limited partnership, its Sole Member

		By:	DCT Industrial Value Fund I, Inc., a Maryland corporation, its General Partner

			By:	/s/ Matthew Murphy
Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ JOHN G. SPIEGLEMAN John G. Spiegleman	Director, Executive Vice President, General Counsel and Secretary	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT ORLANDO ADC LP, a Delaware limited partnership

By:	DCT Orlando ADC GP LLC, a Delaware limited liability company, its General Partner

	By:	DCT Industrial Operating Partnership LP, a Delaware limited partnership, its Sole Member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy
Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

RUN DEEP, L.L.C., a Maryland limited liability company

By:	Delta – MDI, LLC, a Delaware limited liability company, its Managing Member

	By:	DCT Maryland LLC, a Delaware limited partnership, its Sole Member

		By:	DCT Industrial Operating Partnership LP, a Delaware limited partnership, its Sole Member

			By:	DCT Industrial Trust Inc., a Maryland corporation, its General Partner

				By:	/s/ Matthew Murphy
Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DELTA-GREENWOOD, LLC, DELTA-JUNCTION DRIVE, LLC RIVERSIDE INVESTORS, L.L.C., WESTERN AVENUE ASSOCIATES, L.L.C., a Delaware limited liability company

By:	Delta – MDI, LLC, a Delaware limited liability company, its Managing Member

	By:	DCT Maryland LLC, a Delaware limited partnership, its Sole Member

		By:	DCT Industrial Operating Partnership LP, a Delaware limited partnership, its Sole Member

			By:	DCT Industrial Trust Inc., a Maryland corporation, its General Partner

				By:	/s/ Matthew Murphy
Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

ROUTE ONE HUNDRED LIMITED PARTNERSHIP, a Maryland limited liability company

By:	Delta – MD2, LLC, a Delaware limited liability company, its Managing Member

	By:	Delta – MD1, LLC, a Delaware limited partnership, its Sole Member

		By:	DCT Maryland LLC, a Delaware limited partnership, its Sole Member

			By:	DCT Industrial Operating Partnership LP, a Delaware limited partnership, its Sole Member

				By:	DCT Industrial Trust Inc., a Maryland

				By:	/s/ Matthew Murphy
Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT GREENS CROSSING LP, a Delaware limited partnership

By:	DCT Greens Crosing GP LLC, a Delaware limited liability company, its General Partner

	By:	DCT Industrial Operating Partnership LP, a Delaware limited partnership, its Sole Member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy
Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10 , 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT MID SOUTH LOGISTICS V LP, a Delaware limited partnership

By:	DCT Mid South Logistics V GP LLC, a Delaware limited liability company, its general partner

	By:	DCT Industrial Operating Partnership LP, a Delaware limited partnership, its Sole Member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy
Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

FR FRANKLIN, LLC DCT MCCOOK INDUSTRIAL LLC, DCT SNOWDRIFT PA LLC, a Delaware limited partnership

By:	Industrial Property Funding LLC, a Delaware limited liability company, its Sole Member

	By:	DCT Industrial Operating Partnership LP, a Delaware limited partnership, its Sole Member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its General Partner

			By:	/s/ Matthew Murphy
Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT NORTHLAKE LP, a Delaware limited partnership

By:	DCT Northlake GP LLC, a Delaware limited liability company, its General Partner

	By:	Industrial Property Funding LLC, a Delaware limited liability company, its Sole Member

		By:	DCT Industrial Operating Partnership LP, a Delaware limited partnership, its Sole Member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy
Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT Marine Drive SC LLC, DCT Silver Springs LLC, DCT Southfield LLC, TRT-DCT Commerce Circle LLC, TRT-DCT Pencader LLC, TRT-DCT Veterans Corporate Center LLC, a Delaware limited liability company

By:	DCT Column I LLC, a Delaware limited partnership, its Sole Member

	By:	DCT Industrial Operating Partnership LP, a Delaware limited partnership, its Sole Member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its General Partner

			By:	/s/ Matthew Murphy
Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

CIVF I—TX1M01, L.P., a Delaware limited partnership

By:	CIVF I - TX GP, LLC, a Delaware limited liability company, its General Partner

	By:	DCT Industrial Value Fund I, L.P., a Delaware limited partnership, its Sole Member

		By:	DCT Industrial Value Fund I, Inc., a Maryland corporation, its General Partner

		By:	/s/ Matthew Murphy
Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ JOHN G. SPIEGLEMAN John G. Spiegleman	Director, Executive Vice President, General Counsel and Secretary	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

CIVF I—TX1W02, L.P., a Delaware limited partnership

By:	CIVF I - TX GP, LLC, a Delaware limited liability company, its General Partner

	By:	DCT Industrial Value Fund I, L.P., a Delaware limited partnership, its Sole Member

		By:	DCT Industrial Value Fund I, Inc., a Maryland corporation, its General Partner

		By:	/s/ Matthew Murphy
Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ JOHN G. SPIEGLEMAN John G. Spiegleman	Director, Executive Vice President, General Counsel and Secretary	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT Bethlehem Crossing LLC, a Delaware limited liability company

By:	DCT Bethlehem Crossing Holdings LLC, a Delaware limited liability company, its Sole Member

	By:	DCT Industrial Operating Partnership LP, A Delaware limited partnership, its Sole Member

		By:	DCT Industrial Trust Inc., A Maryland corporation, Its General Partner

			By:	/s/ Matthew Murphy
Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT – EASTPARK I LP, a Delaware limited partnership

By:	DCT-Eastpark I GP LLC, a Delaware limited liability company, its general partner

	By:	DCT Industrial Operating Partnership LP, a Delaware limited partnership, its sole member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy
Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT – SHELBY 5 LP, a Delaware limited partnership

By:	DCT-SHELBY 5 GP LLC, a Delaware limited liability company, its general partner

	By:	DCT Industrial Operating Partnership LP, a Delaware limited partnership, its sole member

		By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Matthew Murphy
Matthew Murphy Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	April 10, 2014

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	April 10, 2014

/S/ THOMAS F. AUGUST Thomas F. August	Director	April 10, 2014

/S/ JOHN S. GATES, JR. John S. Gates, Jr.	Director	April 10, 2014

/S/ RAYMOND B. GREER Raymond B. Greer	Director	April 10, 2014

/S/ TRIPP H. HARDIN Tripp H. Hardin	Director	April 10, 2014

/S/ JOHN C. O’KEEFFE John C. O’Keeffe	Director	April 10, 2014

/S/ BRUCE L. WARWICK Bruce L. Warwick	Director	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT 195 CORPORATE DRIVE LLC, DCT 1575-1595 HIGH POINT DRIVE LLC, each a Delaware limited liability company

By:	DCT Industrial TRS, Inc., a Delaware corporation, its Sole Member

	By:	/s/ Matthew Murphy
Matthew Murphy, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ JOHN G. SPIEGLEMAN John G. Spiegleman	Director, Executive Vice President, General Counsel and Secretary	April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 10, 2014.

DCT INDUSTRIAL TRS INC., a Delaware corporation

By:	/s/ Matthew Murphy

Matthew Murphy, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer (Principal Executive Officer)	April 10, 2014

/S/ MATTHEW T. MURPHY Matthew T. Murphy	Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	April 10, 2014

/S/ MARK SKOMAL Mark Skomal	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2014

/S/ JOHN G. SPIEGLEMAN John G. Spiegleman	Director, Executive Vice President, General Counsel and Secretary	April 10, 2014